STRUCTURED ASSET SECURITIES CORPORATION,

as Depositor,

AURORA LOAN SERVICES LLC,

as Master Servicer,

CLAYTON FIXED INCOME SERVICES INC., as Credit Risk Manager

and

CITIBANK, N.A.,

as Trustee

___________________________

TRUST AGREEMENT

Dated as of May 1, 2006

___________________________

STRUCTURED ASSET SECURITIES CORPORATION

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2006-S2

Page

ARTICLE I DEFINITIONS

16

Section 1.01

Definitions.

16

Section 1.02

Calculations Respecting Mortgage Loans.

54

Section 1.03

Calculations Respecting Accrued Interest.

54

ARTICLE II DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

55

Section 2.01

Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

55

Section 2.02

Acceptance of Trust Fund by Trustee: Review of Documentation

for Trust Fund.

59

Section 2.03

Representations and Warranties of the Depositor.

61

Section 2.04

Discovery of Breach.

62

Section 2.05

Repurchase, Purchase or Substitution of Mortgage Loans.

63

Section 2.06

Grant Clause.

64

ARTICLE III THE CERTIFICATES

66

Section 3.01

The Certificates.

66

Section 3.02

Registration.

67

Section 3.03

Transfer and Exchange of Certificates.

67

Section 3.04

Cancellation of Certificates.

73

Section 3.05

Replacement of Certificates.

74

Section 3.06

Persons Deemed Owners.

74

Section 3.07

Temporary Certificates.

74

Section 3.08

Appointment of Paying Agent.

75

Section 3.09

Book-Entry Certificates.

75

ARTICLE IV ADMINISTRATION OF THE TRUST FUND

77

Section 4.01

Collection Account.

77

Section 4.02

Application of Funds in the Collection Account.

79

Section 4.03

Reports to Certificateholders.

81

Section 4.04

Certificate Account.

84

ARTICLE V DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

86

Section 5.01

Distributions Generally.

86

Section 5.02

Distributions from the Certificate Account.

86

Section 5.03

Allocation of Losses.

95

Section 5.04

Advances by Master Servicer, Servicer and Trustee.

96

Section 5.05

Compensating Interest Payments.

97

Section 5.06

Basis Risk Reserve Fund.

97

Section 5.07

Supplemental Interest Trust.

98

Section 5.08

Rights of Swap Counterparty.

99

Section 5.09

Swap Termination Receipts.

99

ARTICLE VI CONCERNING THE TRUSTEE EVENTS OF DEFAULT

100

Section 6.01

Duties of Trustee.

100

Section 6.02

Certain Matters Affecting the Trustee .

104

Section 6.03

Trustee Not Liable for Certificates.

105

Section 6.04

Trustee May Own Certificates.

106

Section 6.05

Eligibility Requirements for Trustee.

106

Section 6.06

Resignation and Removal of Trustee.

106

Section 6.07

Successor Trustee.

107

Section 6.08

Merger or Consolidation of Trustee.

108

Section 6.09

Appointment of Co-Trustee, Separate Trustee or Custodian.

108

Section 6.10

Authenticating Agents.

110

Section 6.11

Indemnification of Trustee.

111

Section 6.12

Fees and Expenses of Trustee and Custodians.

111

Section 6.13

Collection of Monies.

112

Section 6.14

Events of Default; Trustee To Act; Appointment of Successor.

112

Section 6.15

Additional Remedies of Trustee Upon Event of Default.

116

Section 6.16

Waiver of Defaults.

117

Section 6.17

Notification to Holders.

117

Section 6.18

Directions by Certificateholders and Duties of Trustee During Event of Default.

117

Section 6.19

Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

118

Section 6.20

Preparation of Tax Returns and Other Reports.

118

Section 6.21

Compliance with Regulation AB.

125

ARTICLE VII PURCHASE OF MORTGAGE LOANS AND TERMINATION

OF THE TRUST FUND

126

Section 7.01

Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase

or Liquidation of All Mortgage Loans; Purchase of Lower Tier REMIC 1

Uncertificated Regular Interests.

126

Section 7.02

Procedure Upon Termination of Trust Fund or Purchase of Lower

Tier REMIC 1 Uncertificated Regular Interests.

127

Section 7.03

Additional Trust Fund Termination Event or Purchase of the Lower

Tier REMIC 1 Uncertificated Regular Interests.

129

Section 7.04

Charged-off Loans and Released Mortgage Loans.

130

ARTICLE VIII RIGHTS OF CERTIFICATEHOLDERS

131

Section 8.01

Limitation on Rights of Holders.

131

Section 8.02

Access to List of Holders.

131

Section 8.03

Acts of Holders of Certificates.

132

ARTICLE IX ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY

THE MASTER SERVICER; CREDIT RISK MANAGER

133

Section 9.01

Duties of the Master Servicer.

133

Section 9.02

Master Servicer Fidelity Bond and Master Servicer Errors and

Omissions Insurance Policy.

133

Section 9.03

Master Servicer’s Financial Statements and Related Information.

134

Section 9.04

Power to Act; Procedures.

134

Section 9.05

Enforcement of Servicer’s and Master Servicer’s Obligations.

137

Section 9.06

Collection of Taxes, Assessments and Similar Items.

137

Section 9.07

Termination of Servicing Agreements; Successor Servicers.

138

Section 9.08

Master Servicer Liable for Enforcement.

139

Section 9.09

No Contractual Relationship Between Any Servicer and Trustee or Depositor.

139

Section 9.10

Assumption of Servicing Agreement by Trustee.

140

Section 9.11

Due-on-Sale Clauses; Assumption Agreements.

140

Section 9.12

Release of Mortgage Files.

140

Section 9.13

Documents, Records and Funds in Possession of Master Servicer to be

Held for Trustee.

141

Section 9.14

Representations and Warranties of the Master Servicer.

142

Section 9.15

Opinion.

145

Section 9.16

Standard Hazard and Flood Insurance Policies.

145

Section 9.17

Presentment of Claims and Collection of Proceeds.

146

Section 9.18

[Reserved]

146

Section 9.19

[Reserved]

146

Section 9.20

[Reserved]

146

Section 9.21

Compensation to the Master Servicer.

146

Section 9.22

REO Property.

146

Section 9.23

Notice to the Sponsor, the Depositor and the Trustee.

147

Section 9.24

Reports to the Trustee.

148

Section 9.25

Assessment of Compliance and Attestation Reports.

148

Section 9.26

Annual Statement of Compliance with Applicable Servicing Criteria.

150

Section 9.27

Merger or Consolidation.

150

Section 9.28

Resignation of Master Servicer.

150

Section 9.29

Assignment or Delegation of Duties by the Master Servicer.

151

Section 9.30

Limitation on Liability of the Master Servicer and Others.

151

Section 9.31

Indemnification; Third-Party Claims.

152

Section 9.32

Special Servicing of Delinquent Mortgage Loans.

153

Section 9.33

[Reserved]

153

Section 9.34

Duties of the Credit Risk Manager.

153

Section 9.35

Limitation Upon Liability of the Credit Risk Manager.

155

Section 9.36

Indemnification by the Credit Risk Manager.

155

Section 9.37

Removal of Credit Risk Manager.

156

ARTICLE X REMIC ADMINISTRATION

156

Section 10.01

REMIC Administration.

156

Section 10.02

Prohibited Transactions and Activities.

159

Section 10.03

Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

159

Section 10.04

REO Property.

160

ARTICLE XI MISCELLANEOUS PROVISIONS

160

Section 11.01

Binding Nature of Agreement; Assignment.

160

Section 11.02

Entire Agreement.

161

Section 11.03

Amendment.

161

Section 11.04

Voting Rights.

163

Section 11.05

Provision of Information.

163

Section 11.06

Governing Law.

163

Section 11.07

Notices.

164

Section 11.08

Severability of Provisions.

164

Section 11.09

Indulgences; No Waivers.

164

Section 11.10

Headings Not To Affect Interpretation.

164

Section 11.11

[Reserved].

165

Section 11.12

Special Notices to the Rating Agencies.

165

Section 11.13

Conflicts.

166

Section 11.14

Counterparts.

166

Section 11.15

Transfer of Servicing.

166

ATTACHMENTS

Exhibit A

Forms of Certificates

Exhibit B-1

Form of Initial Certification

Exhibit B-2

Form of Interim Certification

Exhibit B-3

Form of Final Certification

Exhibit B-4

Form of Endorsement

Exhibit C

Request for Release of Documents and Receipt

Exhibit D-l

Form of Residual Certificate Transfer Affidavit (Transferee)

Exhibit D-2

Form of Residual Certificate Transfer Affidavit (Transferor)

Exhibit E-1

List of Servicing Agreements

Exhibit E-2

Form of Servicing Agreement with Ocwen Loan Servicing, LLC

Exhibit F

Form of Rule 144A Transfer Certificate

Exhibit G

Form of Purchaser’s Letter for Institutional Accredited Investors

Exhibit H

Form of ERISA Transfer Affidavit

Exhibit I

[Reserved]

Exhibit J

[Reserved]

Exhibit K

List of Custodial Agreements

Exhibit L

List of Credit Risk Management Agreements

Exhibit M

Form of Back-up Certification to be Provided by the Trustee to the Depositor and/or the Master Servicer

Exhibit N-1

Form of Transfer Certificate for Transfer from Restricted Global Security to Regulation S Global Security

Exhibit N-2

Form of Transfer Certificate for Transfer from Regulation S Global Security to Restricted Global Security

Exhibit O

[Reserved]

Exhibit P

Swap Agreement

Exhibit Q

[Reserved]

Exhibit R

[Reserved]

Exhibit S-1

Form of Watchlist Report

Exhibit S-2

Form of Loss Severity Report

Exhibit S-3

Form of Prepayment Premiums Report

Exhibit S-4

Form of Analytics Report

Exhibit T

Servicing Criteria to be Addressed in Report on Assessment of Compliance

Exhibit U

Form of Certification to be Provided by the Credit Risk Manager

Exhibit V

Transaction Parties

Schedule A

Mortgage Loan Schedule

Schedule B

[Reserved]

This TRUST AGREEMENT (“Trust Agreement”) dated as of May 1, 2006 (the “Agreement”), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), AURORA LOAN SERVICES LLC, as master servicer (the “Master Servicer”), CITIBANK, N.A., a national banking association, as trustee (the “Trustee”), and CLAYTON FIXED INCOME SERVICES INC., a Colorado corporation, as credit risk manager (the “Credit Risk Manager”).

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from the Seller, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Trust Fund.  On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund.  The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund.  All covenants and agreements made by the Seller in the Mortgage Loan Sale Agreement and by the Depositor, the Master Servicer and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, the Swap Counterparty.  The Depositor, the Trustee, the Master Servicer and the Credit Risk Manager are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, an election shall be made that the Trust Fund (exclusive of (i) the Swap Agreement, (ii) the Supplemental Interest Trust Account, (iii) the right to receive and the obligation to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, (iv) the Basis Risk Reserve Fund, (v), the Supplemental Interest Trust and (vi) the obligation to pay Class I Shortfalls (collectively, the “Excluded Trust Assets”)) be treated for federal income tax purposes as comprising five real estate mortgage investment conduits under Section 860D of the Code (each a “REMIC” or, in the alternative “REMIC 1,” “REMIC 2,” “REMIC 3,” “REMIC 4” and “REMIC 5.”  Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.

Each Certificate, other than the Class R, Class LT-R, and Class X Certificates, represents ownership of a regular interest in REMIC 5 for purposes of the REMIC Provisions.  In addition, each Certificate, other than the Class R, Class LT-R, Class X and Class P Certificates, represents (i) the right to receive payments with respect to any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls and (ii) the obligation to pay Class I Shortfalls.  The Class LT-R Certificate represents ownership of the sole Class of residual interest in REMIC 1.  The Class R Certificate represents ownership of the sole Class of residual interest in each of REMIC 2, REMIC 3, REMIC 4 and REMIC 5.

REMIC 5 shall hold as assets the uncertificated Lower Tier Interests in REMIC 4, other than the Class LT4-R interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 4.  REMIC 4 shall hold as its assets the uncertificated Lower Tier Interests in REMIC 3, other than the Class LT3-R interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 3.  REMIC 3 shall hold as its assets the uncertificated Lower Tier Interests in REMIC 2, other than the Class LT2-R interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 2.  REMIC 2 shall hold as its assets the uncertificated Lower Tier Interests in REMIC 1 and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 1.  REMIC 1 shall hold as its assets the property of the Trust Fund other than the Lower Tier Interests in REMIC 1, REMIC 2, REMIC 3, REMIC 4 and REMIC 5 and the Excluded Trust Assets.

The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Latest Possible Maturity Date.

REMIC 1:

REMIC 1 shall issue one uncertificated interest in respect of each Mortgage Loan held by the Trust Fund on the Closing Date, each of which is hereby designated as a regular interest in REMIC 1 (the “REMIC 1 Regular Interests”).  REMIC 1 shall also issue the Class LT-R Certificate, which shall represent the sole class of residual interest in REMIC 1.  Each REMIC 1 Regular Interest shall have an initial principal balance equal to the Scheduled Principal Balance of the Mortgage Loan to which it relates and shall bear interest at a per annum rate equal to the Net Mortgage Rate of such Mortgage Loan.  In the event a Qualified Substitute Mortgage Loan is substituted for such Mortgage Loan (the “Original Mortgage Loan”), no amount of interest payable on such Qualified Substitute Mortgage Loan shall be distributed on such REMIC 1 Regular Interest at a rate in excess of the Net Mortgage Rate of the Original Mortgage Loan.

On each Distribution Date, the Trustee shall first pay or charge as an expense of  REMIC 1 all expenses of the Trust Fund for such Distribution Date, other than any expenses in respect of the Swap Agreement.

On each Distribution Date the Trustee shall distribute the aggregate Interest Remittance Amount (net of expenses described in the preceding paragraph) with respect to each of the Lower Tier Interests in REMIC 1 based on the above-described interest rates.

On each Distribution Date, the Trustee shall distribute the aggregate Principal Remittance Amount among the Lower Tier Interests in REMIC 1 in accordance with the amount of the Principal Remittance Amount attributable to the Mortgage Loan corresponding to each such Lower Tier Interest in REMIC 1.  All losses on the Mortgage Loans shall be allocated among the Lower Tier Interests in REMIC 1 in the same manner that principal distributions are allocated.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums collected during the preceding Prepayment Period, in the case of Principal Prepayments in full, or during the related Collection Period, in the case of Principal Prepayments in part, to the Lower Tier Interest in REMIC 1 corresponding to the Mortgage Loan with respect to which such amounts were received.

REMIC 2:

The following table sets forth the designations, principal balances and interest rates for each interest in REMIC 2, each of which (other than the Class LT2-R Lower Tier Interest) is hereby designated as a regular interest in REMIC 2 (the “REMIC 2 Regular Interests”):

Class Designation	Initial Class Principal Amount	Interest Rate
LT2-A	$ 158,548,417.26	(1)
LT2-F1	$ 11,269,000.00	(2)
LT2-V1	$ 11,269,000.00	(3)
LT2-F2	$ 10,869,500.00	(2)
LT2-V2	$ 10,869,500.00	(3)
LT2-F3	$ 10,482,500.00	(2)
LT2-V3	$ 10,482,500.00	(3)
LT2-F4	$ 10,110,000.00	(2)
LT2-V4	$ 10,110,000.00	(3)
LT2-F5	$ 9,751,000.00	(2)
LT2-V5	$ 9,751,000.00	(3)
LT2-F6	$ 9,405,000.00	(2)
LT2-V6	$ 9,405,000.00	(3)
LT2-F7	$ 9,071,000.00	(2)
LT2-V7	$ 9,071,000.00	(3)
LT2-F8	$ 8,747,500.00	(2)
LT2-V8	$ 8,747,500.00	(3)
LT2-F9	$ 9,955,000.00	(2)
LT2-V9	$ 9,955,000.00	(3)
LT2-F10	$ 9,537,000.00	(2)
LT2-V10	$ 9,537,000.00	(3)
LT2-F11	$ 9,972,000.00	(2)
LT2-V11	$ 9,972,000.00	(3)
LT2-F12	$ 11,712,500.00	(2)
LT2-V12	$ 11,712,500.00	(3)
LT2-F13	$ 11,050,500.00	(2)
LT2-V13	$ 11,050,500.00	(3)
LT2-F14	$ 4,032,000.00	(2)
LT2-V14	$ 4,032,000.00	(3)
LT2-F15	$ 1,120,000.00	(2)
LT2-V15	$ 1,120,000.00	(3)
LT2-F16	$ 7,357,500.00	(2)
LT2-V16	$ 7,357,500.00	(3)
LT2-F17	$ 16,055,000.00	(2)
LT2-V17	$ 16,055,000.00	(3)
LT2-F18	$ 13,133,500.00	(2)
LT2-V18	$ 13,133,500.00	(3)
LT2-F19	$ 9,882,000.00	(2)
LT2-V19	$ 9,882,000.00	(3)
LT2-F20	$ 7,513,000.00	(2)
LT2-V20	$ 7,513,000.00	(3)
LT2-F21	$ 5,856,500.00	(2)
LT2-V21	$ 5,856,500.00	(3)
LT2-F22	$ 4,651,000.00	(2)
LT2-V22	$ 4,651,000.00	(3)
LT2-F23	$ 3,740,500.00	(2)
LT2-V23	$ 3,740,500.00	(3)
LT2-F24	$ 3,036,000.00	(2)
LT2-V24	$ 3,036,000.00	(3)
LT2-F25	$ 2,840,000.00	(2)
LT2-V25	$ 2,840,000.00	(3)
LT2-F26	$ 2,655,500.00	(2)
LT2-V26	$ 2,655,500.00	(3)
LT2-F27	$ 2,483,500.00	(2)
LT2-V27	$ 2,483,500.00	(3)
LT2-F28	$ 2,323,000.00	(2)
LT2-V28	$ 2,323,000.00	(3)
LT2-F29	$ 2,172,500.00	(2)
LT2-V29	$ 2,172,500.00	(3)
LT2-F30	$ 2,032,500.00	(2)
LT2-V30	$ 2,032,500.00	(3)
LT2-F31	$ 1,899,500.00	(2)
LT2-V31	$ 1,899,500.00	(3)
LT2-F32	$ 1,777,500.00	(2)
LT2-V32	$ 1,777,500.00	(3)
LT2-F33	$ 1,661,500.00	(2)
LT2-V33	$ 1,661,500.00	(3)
LT2-F34	$ 1,554,500.00	(2)
LT2-V34	$ 1,554,500.00	(3)
LT2-F35	$ 1,453,500.00	(2)
LT2-V35	$ 1,453,500.00	(3)
LT2-F36	$ 1,359,000.00	(2)
LT2-V36	$ 1,359,000.00	(3)
LT2-F37	$ 1,271,500.00	(2)
LT2-V37	$ 1,271,500.00	(3)
LT2-F38	$ 1,188,500.00	(2)
LT2-V38	$ 1,188,500.00	(3)
LT2-F39	$ 1,111,500.00	(2)
LT2-V39	$ 1,111,500.00	(3)
LT2-F40	$ 1,040,500.00	(2)
LT2-V40	$ 1,040,500.00	(3)
LT2-F41	$ 972,500.00	(2)
LT2-V41	$ 972,500.00	(3)
LT2-F42	$ 908,500.00	(2)
LT2-V42	$ 908,500.00	(3)
LT2-F43	$ 850,500.00	(2)
LT2-V43	$ 850,500.00	(3)
LT2-F44	$ 795,500.00	(2)
LT2-V44	$ 795,500.00	(3)
LT2-F45	$ 743,500.00	(2)
LT2-V45	$ 743,500.00	(3)
LT2-F46	$ 695,500.00	(2)
LT2-V46	$ 695,500.00	(3)
LT2-F47	$ 650,000.00	(2)
LT2-V47	$ 650,000.00	(3)
LT2-F48	$ 608,500.00	(2)
LT2-V48	$ 608,500.00	(3)
LT2-F49	$ 568,500.00	(2)
LT2-V49	$ 568,500.00	(3)
LT2-F50	$ 532,500.00	(2)
LT2-V50	$ 532,500.00	(3)
LT2-F51	$ 497,000.00	(2)
LT2-V51	$ 497,000.00	(3)
LT2-F52	$ 464,500.00	(2)
LT2-V52	$ 464,500.00	(3)
LT2-F53	$ 435,000.00	(2)
LT2-V53	$ 435,000.00	(3)
LT2-F54	$ 407,000.00	(2)
LT2-V54	$ 407,000.00	(3)
LT2-F55	$ 2,570,500.00	(2)
LT2-V55	$ 2,570,500.00	(3)
LT2-R	(4)	(4)

(1)

For any Distribution Date (and the related Accrual Period) the interest rate for the Class LT2-A Interest shall be the Net WAC Rate.

(2)

For any Distribution Date (and the related Accrual Period) the interest rate for each of these REMIC 2 Regular Interests shall be the lesser of (i) the REMIC Swap Rate for such Distribution Date, and (ii) the product of (a) the Net WAC Rate and (b) 2.

(3)

For any Distribution Date (and the related Accrual Period) the interest rate for each of these REMIC 2 Regular Interests shall be the excess, if any, of (i) the product of (a) the Net WAC Rate and (b) 2, over (ii) the REMIC Swap Rate for such Distribution Date.

(4)

The Class LT2-R interest shall not have a principal amount and shall not bear interest.  The Class LT2-R interest is hereby designated as the sole class of residual interest in REMIC 2.

On each Distribution Date, the Trustee shall distribute the aggregate Interest Remittance Amount with respect to each of the REMIC 2 Regular Interests based on the above-described interest rates.

On each Distribution Date, the Trustee shall distribute the Principal Remittance Amount with respect to the REMIC 2 Regular Interests, first to the Class LT2-A Interest until its Class Principal Amount is reduced to zero, and then sequentially, to the other REMIC 2 Regular Interests in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the Class Principal Amount of each such class is reduced to zero.  All losses on the Mortgage Loans shall be allocated among the REMIC 2 Regular Interests in the same manner that principal distributions are allocated.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums collected during the preceding calendar month, to the Class LT2-F55 and Class LT2-V55 Interests, respectively.

REMIC 3:

The following table sets forth the designations, principal balances and interest rates for each interest in REMIC 3, each of which (other than the Class LT3-R interest) is hereby designated as a regular interest in REMIC 3 (the “REMIC 3 Regular Interests”):

Class Designation	Initial Class Principal Amount	Interest Rate
LT3-A	$ 262,485,417.26	(1)
LT3-F1	$ 32,811,000.00	(2)
LT3-V1	$ 32,811,000.00	(3)
LT3-F2	$ 32,811,000.00	(2)
LT3-V2	$ 32,811,000.00	(3)
LT3-F3	$ 32,811,000.00	(2)
LT3-V3	$ 32,811,000.00	(3)
LT3-F4	$ 32,810,000.00	(2)
LT3-V4	$ 32,810,000.00	(3)
LT3-F5	$ 65,622,000.00	(2)
LT3-V5	$ 65,622,000.00	(3)
LT3-SIO	(4)	(4)
LT3-R	(5)	(5)

(1)

For any Distribution Date (and the related Accrual Period) the interest rate for the LT3-A Interest is a per annum rate equal to the weighted average of the interest rates on the Lower Tier Interests in REMIC 2 for such Distribution Date, provided, however, that for any Distribution Date on which the Class LT3-SIO Interest is entitled to a portion of the interest accruals on a Lower Tier Interest in REMIC 2 having an “F” in its class designation, as described in footnote four below, such weighted average shall be computed by first subjecting the rate on such Lower Tier Interest in REMIC 2 to a cap equal to Swap LIBOR for such Distribution Date.

(2)  For any Distribution Date (and the related Accrual Period) the interest rate for each of these REMIC 3 Regular Interests shall be a per annum rate equal to the lesser of (i) 9.00% and (ii) the product of (a) 2 multiplied by (b) the weighted average of the interest rates on the REMIC 2 Regular Interests for such Distribution Date, provided, however, that for any Distribution Date on which the Class LT3-SIO Interest is entitled to a portion of the interest accruals on a REMIC 2 Regular Interest having an “F” in its class designation, as described in footnote four below, such weighted average shall be computed by first subjecting the rate on such REMIC 2 Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(3)  For any Distribution Date (and the related Accrual Period) the interest rate for each of these REMIC 2 Regular Interests shall be a per annum rate equal to the excess, if any, of (i) the product of (a) 2 multiplied by (b) the weighted average of the interest rates on the REMIC 2 Regular Interests for such Distribution Date, provided, however, that for any Distribution Date on which the Class LT3-SIO Interest is entitled to a portion of the interest accruals on a REMIC 2 Regular Interest having an “F” in its class designation, as described in footnote four below, such weighted average shall be computed by first subjecting the rate on such REMIC 2 Regular Interest to a cap equal to Swap LIBOR for such Distribution Date, over (ii) 9.00%.

(4)

The Class LT3-SIO is an interest only class that does not have a principal balance.  For only those Distribution Dates listed in the first column in the table below, the Class LT3-IO shall be entitled to interest accrued on the Lower Tier Interest in REMIC 2 listed in the second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for such Lower Tier Interest in REMIC 2 for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution Dates	REMIC 2 Class Designation
2	Class LT2-F1
2-3	Class LT2-F2
2-4	Class LT2-F3
2-5	Class LT2-F4
2-6	Class LT2-F5
2-7	Class LT2-F6
2-8	Class LT2-F7
2-9	Class LT2-F8
2-10	Class LT2-F9
2-11	Class LT2-F10
2-12	Class LT2-F11
2-13	Class LT2-F12
2-14	Class LT2-F13
2-15	Class LT2-F14
2-20	Class LT2-F15
2-21	Class LT2-F16
2-22	Class LT2-F17
2-23	Class LT2-F18
2-24	Class LT2-F19
2-25	Class LT2-F20
2-26	Class LT2-F21
2-27	Class LT2-F22
2-28	Class LT2-F23
2-29	Class LT2-F24
2-30	Class LT2-F25
2-31	Class LT2-F26
2-32	Class LT2-F27
2-33	Class LT2-F28
2-34	Class LT2-F29
2-35	Class LT2-F30
2-36	Class LT2-F31
2-37	Class LT2-F32
2-38	Class LT2-F33
2-39	Class LT2-F34
2-40	Class LT2-F35
2-41	Class LT2-F36
2-42	Class LT2-F37
2-43	Class LT2-F38
2-44	Class LT2-F39
2-45	Class LT2-F40
2-46	Class LT2-F41
2-47	Class LT2-F42
2-48	Class LT2-F43
2-49	Class LT2-F44
2-50	Class LT2-F45
2-51	Class LT2-F46
2-52	Class LT2-F47
2-53	Class LT2-F48
2-54	Class LT2-F49
2-55	Class LT2-F50
2-56	Class LT2-F51
2-57	Class LT2-F52
2-58	Class LT2-F53
2-59	Class LT2-F54
2-60	Class LT2-F55

(5)  The Class LT3-R interest is the sole class of residual interests in REMIC 3.  It does not have                     an interest rate or a principal balance.

On each Distribution Date, interest distributable in respect of the Lower Tier Interests in REMIC 2 for such Distribution Date shall be distributed to the Lower Tier Interests in REMIC 3 at the rates shown above.

On each Distribution Date, all Realized Losses and all payments of principal in respect of the REMIC 2 Regular Interests shall be allocated first to the LT3-A Interest until the Class Principal Amount of such Interest is reduced to zero, and then sequentially to the other REMIC 3 Regular Interest in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the Class Principal Amount of each such class is reduced to zero.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums collected during the preceding Prepayment Period to the LT3-F5 Interest.

REMIC 4

The following table sets forth the designations, principal balances and interest rates for each interest in REMIC 4, each of which (other than the Class LT4-R interest) is hereby designated as a regular interest in REMIC 4 (the “REMIC 4 Regular Interests”):

REMIC 4 Lower Tier Class Designation	REMIC 4 Lower Tier Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s)
Class LT4-A1	(1)	$ 147,648,500.00	A1
Class LT4-A2	(1)	$ 49,216,000.00	A2
Class LT4-M1	(1)	$ 53,317,500.00	M1
Class LT4-M2	(1)	$ 17,389,500.00	M2
Class LT4-M3	(1)	$ 6,890,500.00	M3
Class LT4-M4	(1)	$ 8,695,000.00	M4
Class LT4-M5	(1)	$ 7,382,500.00	M5
Class LT4-M6	(1)	$ 4,593,500.00	M6
Class LT4-M7	(1)	$ 4,429,500.00	M7
Class LT4-M8	(1)	$ 3,281,000.00	M8
Class LT4-M9	(1)	$ 3,281,000.00	M9
Class LT4-B1	(1)	$ 2,625,000.00	B1
Class LT4-B2	(1)	$ 3,445,000.00	B2
Class LT4-B3	(1)	$ 5,249,500.00	B3
Class LT4-B4	(1)	$ 5,742,000.00	B4
Class LT4-Q	(1)	$ 333,029,417.26	N/A
Class LT4-AIO	(2)	(2)	N/A
Class LT4-SIO	(3)	(3)
Class LT4-R	(4)	(4)	R

(1)   This interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC 3 Regular Interests is a per annum rate equal to the greater of (i) 0.00% and (ii) the weighted average of the interest rates on each REMIC 2 Interest having an “A-IO” in its designation and the LT2-Pool Interest, computed after reducing the rate payable on each such REMIC 2 Interest having an “A-IO” in its Class designation by 1.50% for any Distribution Date on which interest is payable on its Corresponding REMIC 3 A-IO Interest (as described in footnote (3) below).

(2)

This interest shall have an initial principal balance equal to the excess of (a) the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date over (b) the sum of the initial principal balances of the interests in REMIC 3 (other than any interest-only classes).

(3)

The Class LT4-AIO is an interest only class that does not have a principal balance.  For only   those Distribution Dates listed in the first column in the table below, the Class LT4-AIO shall be entitled to 100% of the  interest accrued on the Lower Tier Interest in REMIC 3 listed in the second column in the table below.

Distribution Dates	Corresponding REMIC 3 Regular Interest
1-3	LT3-F1
1-6	LT3-F2
1-9	LT3-F3
1-12	LT3-F4
1-15	LT3-F5

(4)

The LT4-SIO Interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the Class LT3-SIO Interest in REMIC 3.

(5)

The LT4-R interest shall not have a principal amount and shall not bear interest.  The LT4-R interest is hereby designated as the sole class of residual interest in REMIC 4.

On each Distribution Date, interest distributable in respect of the REMIC 3 Regular Interests shall be distributed with respect to each of the REMIC 4 Regular Interests based on the above-described interest rates, provided, however, that interest that accrues on the LT4-Q Interest shall be deferred to the extent necessary to make the principal distributions described in priority (i) below for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the LT4-Q Interest.

On each Distribution Date, the principal distributed on the REMIC 3 Regular Interests (together with an amount equal to the interest deferred on the Class LT4-Q Interest for such Distribution Date) shall be distributed, and Realized Losses shall be allocated, among the REMIC 3 Regular Interests in the following order of priority:

(i)

first, to each REMIC 4 Regular Interest having a Corresponding Class in REMIC 5 (other than the LT4-AIO and LT4-SIO Interests) until the Class Principal Amount of each such REMIC 4 Regular Interest equals one-half of the Class Principal Amount of the Corresponding Class of Certificates immediately after such Distribution Date;

(ii)

second, to the Class LT4-Q Interest, any remaining amounts.

On each Distribution Date, the Trustee shall distribute the Prepayment Premiums collected during the preceding Prepayment Period to the LT4-Q Interest.

The Certificates – REMIC 5

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount (or Class Notional Amount) and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.  Each Certificate, other than the Class R and Class LT-R Certificates represents ownership of regular interests in REMIC 5.

Class Designation	Certificate Interest Rate	Initial Class Principal Amount or Class Notional Amount ($)	Minimum Denomination or Percentage Interest
Class A1	(1)	$ 295,297,000.00	$ 25,000.00
Class A2	(2)	$ 98,432,000.00	$ 25,000.00
Class A-IO	(3)	(4)	$100,000.00
Class M1	(5)	$ 106,635,000.00	$100,000.00
Class M2	(6)	$ 34,779,000.00	$100,000.00
Class M3	(7)	$ 13,781,000.00	$100,000.00
Class M4	(8)	$ 17,390,000.00	$100,000.00
Class M5	(9)	$ 14,765,000.00	$100,000.00
Class M6	(10)	$ 9,187,000.00	$100,000.00
Class M7	(11)	$ 8,859,000.00	$100,000.00
Class M8	(12)	$ 6,562,000.00	$100,000.00
Class M9	(13)	$ 6,562,000.00	$100,000.00
Class B1	(14)	$ 5,250,000.00	$100,000.00
Class B2	(15)	$ 6,890,000.00	$100,000.00
Class B3	(16)	$ 10,499,000.00	$100,000.00
Class B4	(17)	$ 11,484,000.00	$100,000.00
Class P	(18)	(18)	(21)
Class X	(19)	(19)	(21)
Class R	(20)	(20)	(21)
Class LT-R	(22)	(22)	(22)

(1)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.070% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A1 Certificates will be LIBOR plus 0.140%.  For purposes of the REMIC Provisions, the reference to “Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 4 Net Funds Cap.  For any Distribution Date on which the Certificate Interest Rate for this Certificate is based on the Net Funds Cap, the amount of interest that would have payable on such Certificates if the REMIC 4 Net Funds Cap were substituted for the Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class A1 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(2)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A2 Certificates is the per annum rate equal to the lesser of (i) 5.500% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A2 Certificates will be 6.000%.  For purposes of the REMIC Provisions, the reference to “Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 4 Net Funds Cap.  For any Distribution Date on which the Certificate Interest Rate for this Certificate is based on the Net Funds Cap, the amount of interest that would have payable on such Certificates if the REMIC 4 Net Funds Cap were substituted for the Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class A2 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(3)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A-IO Certificates is a per annum rate equal to the lesser of (i) 9.000% and (ii) the Class A-IO Net Funds Cap.  For purposes of the REMIC Provisions, the reference to the Class A-IO Net Funds Cap in clause (ii) of the preceding sentence shall be deemed a reference to the       REMIC 4 A-IO Net Funds Cap; therefore, on any Distribution Date on which the Certificate Interest Rate on the Class A-IO Certificates is based on the Class A-IO Net Funds Cap, the amount of interest that would have accrued on the Class A-IO Certificates if the REMIC 4 A-IO Net Funds Cap were substituted for the Class A-IO Net Funds Cap shall be treated as having been paid to the owners of the Class A-IO Certificates and then deposited by such owners in the Supplemental Interest Trust, pursuant to Section 10.01(n) hereof.  The Class A-IO Certificates will not bear interest after the Distribution Date in August 2007.

(4)

 The Class A-IO Certificates do not have a Class Principal Amount but shall accrue interest on their Class Notional Amount.

(5)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.280% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M1 Certificates will be LIBOR plus 0.420%.  For purposes of the REMIC Provisions, the reference to “Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 4 Net Funds Cap.  For any Distribution Date on which the Certificate Interest Rate for this Certificate is based on the Net Funds Cap, the amount of interest that would have payable on such Certificates if the REMIC 4 Net Funds Cap were substituted for the Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class M1 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(6)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M2 Certificates is the per annum rate equal to the lesser of (i) 6.000% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M2 Certificates will be 6.500%.  In addition, on each Distribution Date, the Class M2 Certificates shall be entitled to distributions of any M2 Excess Amount for such Distribution Date.  For purposes of the REMIC Provisions, the Class M2 Certificates comprise four components.  One component represents the rights to all distributions in reduction of the Class Principal Amount of the Class M2 Certificates and all distributions of interest thereon at the Certificate Interest Rate for the Class M2 Certificates.  The Class M2 Certificates also have a principal only component and two interest only components.  The principal only component has an initial principal balance of $9,843,317.26 (initial Overcollateralization Amount of $9,843,417.26 less $100.00 allocated to create the Class P Principal Amount).  One interest only component has a notional principal balance that will at all times equal the aggregate of the Class Principal Amounts of the REMIC 4 Regular Interests (other than the LT4-AIO and LT4-SIO Interests) and this notional component shall accrue interest for each Accrual Period at a per annum rate equal to the excess, if any, of (i) the difference between (a)  weighted average of the interest rates on the REMIC 4 Regular Interests (other than the LT4-AIO and LT4-SIO Interests) weighted on the basis of their Class Principal Amounts as of the first day of the Accrual Period minus (b) the Credit Manager’s Fee Rate, over (ii) the Adjusted REMIC 4 WAC.  The second notional component represents the right to receive 100% of the distributions in respect of the Class LT4-SIO Interest.

(7)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M3 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.330% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M3 Certificates will be LIBOR plus 0.495%.  For purposes of the REMIC Provisions, the reference to “Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 4 Net Funds Cap.  For any Distribution Date on which the Certificate Interest Rate for this Certificate is based on the Net Funds Cap, the amount of interest that would have payable on such Certificates if the REMIC 4 Net Funds Cap were substituted for the Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class M3 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(8)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M4 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.350% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M4 Certificates will be LIBOR plus 0.525%.  For purposes of the REMIC Provisions, the reference to “Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 4 Net Funds Cap.  For any Distribution Date on which the Certificate Interest Rate for this Certificate is based on the Net Funds Cap, the amount of interest that would have payable on such Certificates if the REMIC 4 Net Funds Cap were substituted for the Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class M4 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(9)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M5 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.370% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M5 Certificates will be LIBOR plus 0.555%.  For purposes of the REMIC Provisions, the reference to “Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 4 Net Funds Cap.  For any Distribution Date on which the Certificate Interest Rate for this Certificate is based on the Net Funds Cap, the amount of interest that would have payable on such Certificates if the REMIC 4 Net Funds Cap were substituted for the Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class M5 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(10)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M6 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.460% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M6 Certificates will be LIBOR plus 0.690%.  For purposes of the REMIC Provisions, the reference to “Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 4 Net Funds Cap.  For any Distribution Date on which the Certificate Interest Rate for this Certificate is based on the Net Funds Cap, the amount of interest that would have payable on such Certificates if the REMIC 4 Net Funds Cap were substituted for the Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class M6 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(11)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M7 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.900% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M7 Certificates will be LIBOR plus 1.350%.  For purposes of the REMIC Provisions, the reference to “Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 4 Net Funds Cap.  For any Distribution Date on which the Certificate Interest Rate for this Certificate is based on the Net Funds Cap, the amount of interest that would have payable on such Certificates if the REMIC 4 Net Funds Cap were substituted for the Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class M7 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(12)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M8 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.000% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M8 Certificates will be LIBOR plus 1.500%.  For purposes of the REMIC Provisions, the reference to “Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 4 Net Funds Cap.  For any Distribution Date on which the Certificate Interest Rate for this Certificate is based on the Net Funds Cap, the amount of interest that would have payable on such Certificates if the REMIC 4 Net Funds Cap were substituted for the Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class M8 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(13)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M9 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.870% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M9 Certificates will be LIBOR plus 2.805%.  For purposes of the REMIC Provisions, the reference to “Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 4 Net Funds Cap.  For any Distribution Date on which the Certificate Interest Rate for this Certificate is based on the Net Funds Cap, the amount of interest that would have payable on such Certificates if the REMIC 4 Net Funds Cap were substituted for the Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class M9 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(14)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 2.500% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B1 Certificates will be LIBOR plus 3.750%.  For purposes of the REMIC Provisions, the reference to “Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 4 Net Funds Cap.  For any Distribution Date on which the Certificate Interest Rate for this Certificate is based on the Net Funds Cap, the amount of interest that would have payable on such Certificates if the REMIC 4 Net Funds Cap were substituted for the Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class B1 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(15)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 2.500% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B2 Certificates will be LIBOR plus 3.750%.  For purposes of the REMIC Provisions, the reference to “Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 4 Net Funds Cap.  For any Distribution Date on which the Certificate Interest Rate for this Certificate is based on the Net Funds Cap, the amount of interest that would have payable on such Certificates if the REMIC 4 Net Funds Cap were substituted for the Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class B2 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(16)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B3 Certificates is the per annum rate equal to the lesser of (i) 6.000% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B3 Certificates will be 6.500%.  For purposes of the REMIC Provisions, the reference to “Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 4 Net Funds Cap.  For any Distribution Date on which the Certificate Interest Rate for this Certificate is based on the Net Funds Cap, the amount of interest that would have payable on such Certificates if the REMIC 4 Net Funds Cap were substituted for the Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class B3 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(17)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B4 Certificates is the per annum rate equal to the lesser of (i) 6.000% and (ii) the Net Funds Cap for such Distribution Date; provided that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B4 Certificates will be 6.500%.  For purposes of the REMIC Provisions, the reference to “Net Funds Cap” in clause (ii) of the preceding sentence shall be deemed to be a reference to the REMIC 4 Net Funds Cap.  For any Distribution Date on which the Certificate Interest Rate for this Certificate is based on the Net Funds Cap, the amount of interest that would have payable on such Certificates if the REMIC 4 Net Funds Cap were substituted for the Net Funds Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the Class B4 Certificates and then deposited by such owners into the Supplemental Interest Trust pursuant to Section 10.01(n) hereof.

(18)

The Class P Certificates will not bear interest at a stated rate.  The Class P Certificates shall have a Class P Principal Amount equal to $100 and shall be entitled to receive all Prepayment Premiums paid with respect to the Mortgage Loans for which the Seller is entitled to such payment as provided in Section 5.02(g).

(19)

The Class X Certificates do not have a Certificate Interest Rate and do not have a Class Principal Amount.

(20)

The Class R Certificates will be issued without a Certificate Principal Amount and will not bear interest at a stated rate.  The Class R Certificates represent ownership of the residual interest in REMIC 5, as well as ownership of the Class LT2-R interest.

(21)

The Class X Certificates and Class P Certificates will each be issued in minimum Percentage Interests of 10%.  The Class R Certificates will be issued as a single Certificate evidencing the entire Percentage Interest in such Class.

(22)

The Class LT-R Certificate will be issued without a Class Principal Amount and will not bear interest at a stated rate.  The Class LT-R Certificate represents ownership of the residual interest in REMIC 1.  The Class LT-R Certificate will be issued as a single Certificate evidencing the entire Percentage Interest in such Class.

As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $656,215,417.26.

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Credit Risk Manager, the Master Servicer and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01

Definitions.  The following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline: As defined in Section 6.20(e)(i).

Accepted Servicing Practices:  With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that service or master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee (as successor Master Servicer) or the Master Servicer or (y) as provided in the applicable Servicing Agreement, to the extent applicable to the related Servicer.

Accountant:  A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accrual Period:  With respect to any Distribution Date and each Class of LIBOR Certificates, the period beginning on the Distribution Date in the calendar month immediately preceding the month in which the related Distribution Date occurs (or on May 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.  With respect to any Distribution Date and each Class of Fixed Rate Certificates and any Lower Tier Interest, the calendar month immediately preceding the month in which such Distribution Date occurs.

Additional Collateral:  None.

Additional Form 10-D Disclosure:  As defined in Section 6.20(d)(i).

Additional Form 10-K Disclosure:  As defined in Section 6.20(e)(i).

Adjusted Lower Tier WAC:  For any Distribution Date (and the related Accrual Period) the product of (i) 2, and (ii) the weighted average of the interest rates on the Lower Tier Interests in REMIC 4 (other than any interest-only interest), determined for this purpose by first subjecting the rate at which interest accrues on the Class LT3-Q Interest to a cap of zero, and subjecting the rate at which interest accrues on each remaining REMIC 4 Regular Interest to a cap that corresponds to the Certificate Interest Rate for its Corresponding Class of Certificates for such Distribution Date (adjusted to reflect the day count convention used to compute the amount of interest accruals for such Corresponding Class).

Additional Servicer:  Each affiliate of the Servicer that Services any of the Mortgage Loans and each Person who is not an affiliate of the Servicer who Services 10% or more of the Mortgage Loans.

Additional Termination Event:  As defined in the Swap Agreement.

Advance:  An advance of the aggregate of payments (other than Balloon Payments) of principal and interest (net of the applicable Servicing Fee) on one or more Mortgage Loans (other than Charged-off Loans or Released Mortgage Loans) that were due on the Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by the related Servicer or by the Master Servicer on behalf of the related Servicer (or by the Trustee as successor Master Servicer) pursuant to Section 5.04.

Adverse REMIC Event:  Either (i) the loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) the imposition of any tax, including the tax imposed under Section 860F(a)(1) of the Code on prohibited transactions, and the tax imposed under Section 860G(d) of the Code on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affected Party:  As defined in the Swap Agreement.

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Overcollateralization Release Amount:  With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate Certificate Principal Amount of the Certificates) exceeds (ii) the Targeted Overcollateralization Amount for such Distribution Date.

Aggregate Voting Interests:  The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement:  This Trust Agreement and all amendments and supplements hereto.

Anniversary Year:  The one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on the next succeeding anniversary of the Closing Date.

Applied Loss Amount:  With respect to any Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Amount of the Certificates after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, but before giving effect to any application of the Applied Loss Amount with respect to such date, exceeds (y) the Pool Balance for such Distribution Date.

Appraised Value:  With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that none of the Custodians nor the Trustee shall be responsible for determining whether any such assignment is in recordable form.

Aurora: Aurora Loan Services LLC, a Delaware limited liability company.

Authenticating Agent:  Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

Authorized Officer:  Any Person who may execute an Officer’s Certificate on behalf of the Depositor.

B1 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate of the Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class B1 Certificates immediately prior to such Distribution Date exceeds (y) the B1 Target Amount for such Distribution Date.

B1 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (1) 88.20% and (2) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Overcollateralization Floor.

B2 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate of the Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class B1 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class B2 Certificates immediately prior to such Distribution Date exceeds (y) the B2 Target Amount for such Distribution Date.

B2 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (1) 90.30% and (2) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Overcollateralization Floor.

B3 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate of the Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class B3 Certificates immediately prior to such Distribution Date exceeds (y) the B3 Target Amount for such Distribution Date.

B3 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (1) 93.50% and (2) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Overcollateralization Floor.

B4 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate of the Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class B4 Certificates immediately prior to such Distribution Date exceeds (y) the B4 Target Amount for such Distribution Date.

B4 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (1) 97.00% and (2) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Overcollateralization Floor.

Back-Up Certification:  As defined in Section 6.20(e)(iv).

Balloon Mortgage Loan:  Any Mortgage Loan that provides for (i) equal monthly Scheduled Payments that will not reduce the principal balance of such Mortgage Loan to zero at its maturity date and (ii) a larger monthly payment due at its maturity date equal to the unpaid principal balance of such Mortgage Loan, with interest thereon.

Balloon Payment:  The final Scheduled Payment in respect of a Balloon Mortgage Loan.

Bankruptcy:  As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

Bankruptcy Code:  The United States Bankruptcy Code of 1986, as amended.

Basis Risk Payment:  With respect to any Distribution Date, the sum of (i) any Basis Risk Shortfall for such Distribution Date, (ii) any Unpaid Basis Risk Shortfall for such Distribution Date and (iii) any Required Reserve Fund Deposit for such Distribution Date.  The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Monthly Excess Cashflow otherwise available for distribution pursuant to Section 5.02(d)(iv)(C) of this Agreement.

Basis Risk Reserve Fund:  A fund created as part of the Trust Fund pursuant to Section 5.06 of this Agreement but which is not an asset of any of the REMICs.

Basis Risk Shortfall:  With respect to any Distribution Date and any Class of Certificates other than the Class X, Class P, Class LT-R and Class R Certificates, the amount by which the amount of interest calculated at the Certificate Interest Rate applicable to such Class for such Distribution Date, determined without regard to the Net Funds Cap or the Class A-IO Net Funds Cap, as applicable, for such Distribution Date, exceeds the amount of interest calculated at the Net Funds Cap or the Class A-IO Net Funds Cap, as applicable, for such Class.

Benefit Plan Opinion:  An Opinion of Counsel satisfactory to the Depositor and the Trustee to the effect that any proposed transfer of Certificates will not (i) cause the assets of the Trust Fund to be regarded as “plan assets” for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee, respectively.

Book-Entry Certificates:  Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.”  As of the Closing Date, each of the Certificates other than the Class X, Class P, Class LT-R and Class R Certificates constitutes a Book-Entry Certificate.

Business Day:  Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York City, New York or, if other than New York City, the city in which the Corporate Trust Office of the Trustee is located or the State of Colorado are closed, or (iii) with respect to any Servicer Remittance Date or any Servicer reporting date, the States specified in the definition of “Business Day” in the related Servicing Agreement, are authorized or obligated by law or executive order to be closed.

Carryforward Interest:  With respect to any Class of Certificates other than the Class X, Class P, Class LT-R and Class R Certificates and any Distribution Date, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate.

Certificate:  Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

Certificate Account:  The account maintained by the Trustee in accordance with the provisions of Section 4.04.

Certificate Interest Rate:  With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate set forth or described under the heading “The Certificates” in the Preliminary Statement hereto.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

Certificate Principal Amount:  With respect to any Certificate other than a Class A-IO, Class X, Class P, Class LT-R or Class R Certificate, the initial Certificate Principal Amount thereof on the Closing Date, less the amount of all principal distributions previously distributed with respect to such Certificate and, in the case of the Subordinate Certificates, any Applied Loss Amount previously allocated to such Certificate; provided, however, that on each Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Class of Subordinate Certificates whose Certificate Principal Amount has previously been reduced by application of Applied Loss Amounts will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such Class) equal to the lesser of (1) any Deferred Amount for each such Class immediately prior to such Distribution Date and (2) the total amount of any Subsequent Recovery distributed on such Distribution Date to Certificateholders, after application for this purpose to any more senior Classes of Certificates.  The Class X, Class R and Class LT-R Certificates are issued without Certificate Principal Amounts.  The Class P Certificates are issued with an initial Class P Principal Amount of $100.

Certificate Register and Certificate Registrar:  The register maintained and the registrar appointed pursuant to Section 3.02.

Certificateholder:  The meaning provided in the definition of “Holder.”

Certification Parties:  As defined in Section 6.20(e)(iv).

Certifying Person:  As defined in Section 6.20(e)(iv).

Charged-off Loan:  As of any date of determination, any Mortgage Loan other than a Covered Mortgage Loan that was delinquent in payment for a period of 180 days or more as of the last calendar day of the month immediately preceding the month in which such date of determination occurs, without giving effect to any grace period permitted by the related Mortgage Note; provided, however, that with respect to any such Mortgage Loan, (i) an equity analysis performed by the Servicer supports charge-off over foreclosure, (ii) the related Mortgaged Property has not become REO Property, (iii) there are no active foreclosure or other loss mitigation activities and (iv) nothing has come to the attention of the Servicer indicating that any such Mortgage Loan, at the time of its origination, violated any applicable federal, state or local law or regulation, including, without limitation, usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws, applicable to the origination and servicing of such Mortgage Loan.

Civil Relief Act:  The Servicemembers Civil Relief Act, as amended, or any similar state or local statute.

Class:  All Certificates bearing the same class designation, and, in the case of REMIC 2 and REMIC 3, all Lower Tier Interests bearing the same Class designation.

Class A-IO Net Funds Cap:  With respect to the Class A-IO Certificates and any Distribution Date on or prior to the Distribution Date in August 2007, a per annum rate equal to the quotient of (i) the product of (a) the Optimal Interest Remittance Amount and (b) 12, and (ii) the Class Notional Amount for such Distribution Date.

Class B Certificates:  Collectively, the Class B1, Class B2, Class B3 and Class B4 Certificates.

Class I Shortfalls:  As defined in Section 10.01(n) hereof.  For purposes of clarity, the Class I Shortfall for any Distribution Date shall equal the amount payable to the Swap Counterparty on such Distribution Date in excess of the amount payable on the Class S-IO Interest in REMIC 4 on such Distribution Date, all as further provided in Section 10.01(n) hereof.

Class LT-R Certificate:  The Class LT-R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the residual interest in REMIC 1.

Class M Certificates:  Collectively, the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates.

Class Notional Amount:  With respect to the Class A-IO Certificates and any Distribution Date, a notional amount as follows:

Distribution Date	Class Notional Amounts: the lesser of (i) the Pool Balance and (ii) the following amounts ($)
June 2006 to August 2006	196,865,000
September 2006 to November 2006	164,054,000
December 2006 to February 2007	131,243,000
March 2007 to May 2007	98,432,000
June 2007 to August 2007	65,622,000
September 2007 and thereafter	0

Class P Interest:  An interest in the Upper-Tier REMIC, as described in the Preliminary Statement, which interest shall be evidenced by the rights of the Class P Certificates to receive Prepayment Premiums.

Class P Principal Amount:  As of the Closing Date, $100.

Class Principal Amount:  With respect to each Class of Certificates other than the Class A-IO, Class X, Class P, Class LT-R and Class R Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination.  With respect to the Class X, Class P, Class LT-R and Class R Certificates, zero. With respect to any Lower Tier Interest, the initial Class Principal Amount as shown or described in the table set forth in the Preliminary Statement to this Agreement for the issuing REMIC, as reduced by principal distributed with respect to such Lower Tier Interest and Realized Losses allocated to such Lower Tier Interest.

Class R Certificate:  The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the Class LT2-R interest, the Class LT3-R interest, the Class LT4-R interest and the residual interest in REMIC 5.

Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.  As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant:  A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Clearstream:  Clearstream Banking, S.A., Luxembourg, and any successor thereto.

Closing Date:  May 26, 2006.

Code:  The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collection Account:  A separate account established and maintained by the Master Servicer pursuant to Section 4.01.

Collection Period:  With respect to any Distribution Date, the period commencing on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Commission:  The United States Securities and Exchange Commission.

Combined Loan-to-Value Ratio or CLTV:  With respect to any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of each mortgage loan senior thereto based upon the most recent information available to the Seller, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

Compensating Interest Payment:  With respect to any Distribution Date, an amount equal to the aggregate amount of any Prepayment Interest Shortfalls required to be paid by the Servicer with respect to such Distribution Date.  The Master Servicer shall not be responsible for making any Compensating Interest Payment.

Component:  Not applicable.

Component Interest Rate:  Not applicable.

Component Notional Amount:  Not applicable.

Cooperative Corporation:  Not applicable.

Cooperative Loan:  Not applicable.

Cooperative Loan Documents:  Not applicable.

Cooperative Property:  Not applicable.

Cooperative Shares:  Not applicable.

Cooperative Unit:  Not applicable.

Controlling Person:  With respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

Corporate Trust Office:  The principal corporate trust office of the Trustee (a) at which Certificates may be presented for transfer and exchange and for presentment and surrender for the final distributions thereon is located at Citibank, N.A., 111 Wall Street, 15th floor, New York, New York  10005, Attention:  15th Floor Window and (b) for all other purposes, Citibank, N.A., 388 Greenwich Street, 14th floor, New York, New York  10013, Attention:  Agency and Trust SASCO Series 2006-S2, or such other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

Corresponding Class:  The Class of Certificates that corresponds with a class of Lower Tier Interests in REMIC 4 as described in the Preliminary Statement.

Covered Mortgage Loan:  Any mortgage loan that is covered by a Primary Mortgage Insurance Policy.

Credit Risk Management Agreement:  Each credit risk management agreement dated as of the Closing Date, entered into by a Servicer and the Credit Risk Manager, identified on Exhibit L attached hereto.

Credit Risk Manager:  Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), a Colorado corporation, and its successors and assigns.

Credit Risk Manager’s Fee:  With respect to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one twelfth, (b) the Credit Risk Manager’s Fee Rate and (c) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

Credit Risk Manager’s Fee Rate:  0.009% per annum.

Cumulative Loss Trigger Event: With respect to any Distribution Date, a Cumulative Loss Trigger Event shall have occurred if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date	Loss Percentage
June 2008 through May 2009	1.90% for the first month, plus an additional 1/12th of 2.40% for each month thereafter
June 2009 through May 2010	4.30% for the first month, plus an additional 1/12th of 2.35% for each month thereafter
June 2010 through May 2011	6.65% for the first month, plus an additional 1/12th of 1.90% for each month thereafter
June 2011 through May 2012	8.55% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
June 2012 and thereafter	9.25%

Current Interest:  With respect to any Class of Certificates (other than the Class P, Class X, Class LT-R and Class R Certificates) and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount or Class Notional Amount of such Class immediately prior to such Distribution Date.

Custodial Account:  Any custodial account (other than an Escrow Account) established and maintained by a Servicer pursuant to a Servicing Agreement.

Custodial Agreement:  Each custodial agreement identified on Exhibit K hereto, and any custodial agreement subsequently executed by the Trustee and acknowledged by the Master Servicer substantially in the form thereof.

Custodian:  Each custodian appointed by the Trustee pursuant to a Custodial Agreement, and any successor thereto.  The initial Custodians are LaSalle Bank National Association and U.S. Bank National Association.

Cut-off Date:  May 1, 2006.

Cut-off Date Balance:  The Pool Balance as of the Cut-off Date.

DBRS:  Dominion Bond Rating Service, Inc., or any successor in interest.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of, or in connection with, any proceeding under Bankruptcy law or any similar proceeding.

Defaulting Party:  As defined in the Swap Agreement.

Deferred Amount:  With respect to any Distribution Date and each Class of Subordinate Certificates, the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (1) the aggregate of amounts previously reimbursed in respect thereof and (2) the amount by which the Class Principal Amount of such Class has been increased due to any Subsequent Recovery.

Definitive Certificate:  A Certificate of any Class issued in definitive, fully registered, certificated form.

Deleted Mortgage Loan:  A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Delinquency Event: With respect to any Distribution Date, a Delinquency Event shall have occurred if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds 10.00% of the Senior Enhancement Percentage for such Distribution Date.

Delinquency Rate:  With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 days Delinquent or more (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance as of the close of business on the last day of such month.

Delinquent:  For reporting purposes, a Mortgage Loan is “delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor.  Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.  Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

Depositor:  Structured Asset Securities Corporation, a Delaware corporation, having its principal place of business in New York, or its successors in interest.

Determination Date:  With respect to each Distribution Date, the 18th day of the month in which such Distribution Date occurs, or, if such 18th day is not a Business Day, the next succeeding Business Day.

Disqualified Organization:  A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distressed Mortgage Loan:  Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of 90 days or more without giving effect to any grace period permitted by the related Mortgage Note or for which the applicable Servicer has accepted a deed in lieu of foreclosure.

Distribution Date:  The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in June 2006.

Distribution Date Statement:  As defined in Section 4.03(a) hereof.

Due Date:  With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies.  Eligible Accounts may bear interest.

Eligible Investments:  Any one or more of the following obligations or securities:

(i)

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)

federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)

repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investor Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to (a) one of the two highest short-term credit rating categories of each Rating Agency and (b) the highest short-term rating category of Fitch; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Pool Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)

a Qualified GIC;

(vii)

certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)

any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Trustee or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency rating such investment or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Certificates and has a short term rating of at least “A-1” or its equivalent by each Rating Agency.  Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which Citibank, N.A. (the “Bank”), in its capacity other than as Trustee, the Trustee, the Master Servicer or an affiliate of any such entity serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Trustee, the Master Servicer or any affiliate of any such entity charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Trustee, the Master Servicer or any affiliate of any such entity charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.  The Bank or an affiliate thereof is authorized hereby to charge and collect from the Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  Any Class M2, Class B2, Class B3, Class B4, Class X, Class R or Class LT-R Certificate, and any Offered Certificate with a rating below the lowest applicable rating permitted under the Underwriter’s Exemption.

ERISA-Restricted Swap Certificate:  Any Senior Certificate, any Class M Certificate (other than a Class M2 Certificate) and any Class B1 Certificate.

Errors and Omission Insurance Policy:  The errors or omission insurance policy required to be obtained by the Servicer satisfying the requirements of the related Servicing Agreement.

Escrow Account:  Any account established and maintained by the Servicer pursuant to the related Servicing Agreement.

Euroclear:  Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 6.14(a).

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Exchange Act Signing Party:  Either the Depositor or the Master Servicer, to be determined by mutual agreement between such parties.

Excluded Trust Assets: As described in the Preliminary Statement.

Fannie Mae or FNMA:  Fannie Mae, f/k/a the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond:  The fidelity bond required to be obtained by the Servicer satisfying the requirements of the related Servicing Agreement.

Final Scheduled Distribution Date:  With respect to each Class of Certificates (other than the Class A-IO Certificates), the Distribution Date in June 2036.  With respect to the Class A-IO Certificates, the Distribution Date in August 2007.

Financial Intermediary:  A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

First Payment Default Loan:  Not applicable.

Fitch:  Fitch Ratings, or any successor in interest.

Fixed Rate Certificates:  Collectively, the Class A2, Class A-IO, Class M2, Class B3 and Class B4 Certificates.

Fixed Rate Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage Note provides for a fixed rate of interest throughout the term of such Note.

Form 8-K Disclosure Information:  As defined in Section 6.20(f)(i).

Form 10-K Certification:  The certification required pursuant to Rule 13a-14 under the Exchange Act.

Freddie Mac or FHLMC:  Freddie Mac, f/k/a the Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Global Securities:  The global certificates representing the Book-Entry Certificates.

GNMA:  The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Holder or Certificateholder:  The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, any Servicer, the Credit Risk Manager or any Affiliate of any such entity shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.  The Trustee may request and conclusively rely on certifications by the Depositor, the Master Servicer, the Credit Risk Manager or the applicable Servicer, in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer, the Credit Risk Manager or any Servicer.  After a Section 7.01(c) Purchase Event, other than in Sections 5.02(b) through (e) and 11.03(a) and (b) and, except in the case of the Class LT-R Certificates, Sections 3.03, 3.04, 3.05, 3.06, 3.07 and 3.09 herein, all references in this Agreement to “Holder” or “Certificateholder” shall be deemed to be references to the LTURI-holder, as recorded on the books of the Certificate Registrar, as holder of the Lower Tier Uncertificated REMIC 1 Regular Interests.

HUD:  The United States Department of Housing and Urban Development, or any successor thereto.

Independent:  When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Commission’s Regulation S-X.  When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (d) is not a member of the immediate family of a Person defined in clause (b) or (c) above.

Index:  Not applicable.

Initial LIBOR Rate:  5.08125% per annum.

Initial Optional Termination Date:  The first Distribution Date following the date on which the Pool Balance is less than 5.00% of the Cut-off Date Balance.

Insurance Fee Rate:  With respect to each Mortgage Loan insured by an Insurance Policy paid for by the lender, the per annum rate specified in the Mortgage Loan Schedule.

Insurance Policy:  Any Primary Mortgage Insurance Policy, any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds:  Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of any Servicer or Master Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

Interest-Only Certificates:  The Class A-IO Certificates.

Interest Remittance Amount:  With respect to any Distribution Date, an amount equal to (a) the sum of (1) all interest collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period by the Servicer, the Master Servicer or the Trustee (solely in its capacity as successor master servicer), minus (x) the Servicing Fee with respect to such Mortgage Loans and (y) previously unreimbursed Advances due to the Servicer, the Master Servicer or the Trustee (solely in its capacity as successor master servicer) to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to such Mortgage Loans, (2) any amounts actually paid by the Servicer with respect to any Compensating Interest Payments with respect to such Mortgage Loans and the related Prepayment Period, (3) the portion of any Purchase Price (or PPTL Purchase Price payable with respect to a First Payment Default Loan) or Substitution Amount paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest and (4) all Net Liquidation Proceeds, Insurance Proceeds, any Subsequent Recovery and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) any other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer, each Custodian and the Servicer to the extent provided in this Agreement, each Custodial Agreement and each Servicing Agreement; provided, however, that in the case of the Trustee, such reimbursable amounts to the Trustee pursuant to Section 4.04(b)(i) may not exceed $200,000 during any Anniversary Year.  In the event that the Trustee incurs reimbursable amounts in excess of $200,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than $200,000 be reimbursed to the Trustee per Anniversary Year.  Notwithstanding the foregoing, costs and expenses incurred by the Trustee pursuant to Section 6.14(a) in connection with any transfer of servicing shall be excluded from the $200,000 per Anniversary Year limit on reimbursable amounts.  For the avoidance of doubt, (i) the Interest Remittance Amount available on each Swap Payment Date for distributions to the Supplemental Interest Trust Account shall be equal to the Interest Remittance Amount on the related Distribution Date and (ii) the Interest Remittance Amount for each Distribution Date shall be calculated without regard to any distributions to the Supplemental Interest Trust Account on the related Swap Payment Date.

Intervening Assignments:  The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Item 1122 Responsible Party:  With respect to the criteria to be addressed under Item 1122 of Regulation AB, the attesting party as indicated in the table attached hereto at Exhibit T.

Latest Possible Maturity Date:  The Distribution Date occurring in June 2041.

LBH:  Lehman Brothers Holdings Inc., or any successor in interest.

LIBOR:  With respect to the first Accrual Period, the Initial LIBOR Rate.  With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.”  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.  The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel, which opinion shall be an expense reimbursed from the Certificate Account pursuant to Section 4.04, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Certificates:  Collectively, the Class A1, Class M1, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates.

LIBOR Business Day:  Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Determination Date:  The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any Class of Certificates other than the Class P, Class X, Class LT-R and Class R Certificates.

Liquidated Mortgage Loan:  Any Charged-off Loan or defaulted Mortgage Loan as to which the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Liquidation Expenses:  Expenses that are incurred by the Master Servicer or a Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under any Insurance Policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 9.06, 9.16 or 9.22.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff, condemnation proceeds, Insurance Proceeds or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan by foreclosure or deed in lieu of foreclosure, including any amounts remaining in the related Escrow Account.

Loan-to-Value Ratio:  With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgaged Property.

Lower Tier Interest:  As described in the Preliminary Statement.

Lower Tier REMIC 1 Uncertificated Regular Interests:  Lower Tier Interests of REMIC 1 constituting regular interests held in uncertificated form pursuant to a Section 7.01(c) Purchase Event.

LTURI-holder:  The holder of Lower Tier REMIC 1 Uncertificated Regular Interests, which upon the occurrence of a Section 7.01(c) Purchase Event shall be the Master Servicer or its designee, including any trustee in its capacity as trustee of any privately placed securitization.

M2 Excess Amount:  For any Distribution Date, (a) with respect to the distribution of Monthly Excess Cashflow pursuant to Section 5.02(d)(vi), all Monthly Excess Cashflow remaining after distributions pursuant to Sections 5.02(d)(i) through (v) and (b) with respect to the distribution of the Swap Amount pursuant to Section 5.02(e)(xi), all Swap Amounts remaining after distributions pursuant to Sections 5.02(e)(i) through (x).

M2 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class M1 and Class M2 Certificates immediately prior to such Distribution Date exceeds (y) the M2 Target Amount for such Distribution Date.

M2 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 63.10% and (ii) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Overcollateralization Floor.

M3 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class M1 and Class M2 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M3 Certificates immediately prior to such Distribution Date exceeds (y) the M3 Target Amount for such Distribution Date.

M3 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 67.30% and (ii) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Overcollateralization Floor.

M4 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of Class M1, Class M2 and Class M3 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M4 Certificates immediately prior to such Distribution Date exceeds (y) the M4 Target Amount for such Distribution Date.

M4 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 72.60% and (ii) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Overcollateralization Floor.

M5 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class M1, Class M2, Class M3 and Class M4 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M5 Certificates immediately prior to such Distribution Date exceeds (y) the M5 Target Amount for such Distribution Date.

M5 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 77.10% and (ii) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Overcollateralization Floor.

M6 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M6 Certificates immediately prior to such Distribution Date exceeds (y) the M6 Target Amount for such Distribution Date.

M6 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 79.90% and (ii) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Overcollateralization Floor.

M7 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M7 Certificates immediately prior to such Distribution Date exceeds (y) the M7 Target Amount for such Distribution Date.

M7 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 82.60% and (ii) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Overcollateralization Floor.

M8 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M8 Certificates immediately prior to such Distribution Date exceeds (y) the M8 Target Amount for such Distribution Date.

M8 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 84.60% and (ii) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Overcollateralization Floor.

M9 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M9 Certificates immediately prior to such Distribution Date exceeds (y) the M9 Target Amount for such Distribution Date.

M9 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 86.60% and (ii) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for such Distribution Date determined as of the last day of the Collection Period exceeds (2) the Overcollateralization Floor.

Master Servicer:  Aurora Loan Services LLC, or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicer Remittance Date:  With respect to each Distribution Date, two (2) Business Days immediately preceding such Distribution Date.

Master Servicing Fee:  As to any Distribution Date, an amount equal to one-twelfth the product of (a) the Master Servicing Fee Rate and (b) the outstanding principal balance of each Mortgage Loan.

Master Servicing Fee Rate:  0.00% per annum.

Material Defect:  As defined in Section 2.02(c) hereof.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

Monthly Excess Cashflow:  With respect to any Distribution Date, the sum of (x) the Monthly Excess Interest for such Distribution Date, (y) the Aggregate Overcollateralization Release Amount for such Distribution Date and (z) the Monthly Excess Principal for such Distribution Date.

Monthly Excess Interest:  With respect to any Distribution Date, the amount of any Interest Remittance Amount remaining after application pursuant to clauses (i) through (v) of Section 5.02(b) on such Distribution Date.

Monthly Excess Principal:  With respect to any Distribution Date, the amount of any Principal Distribution Amount remaining after application pursuant to clauses (A) through (C) of Section 5.02(c)(i) or clauses (A) through (M) of Section 5.02(c)(ii) on such Distribution Date.

Moody’s:  Moody’s Investors Service, Inc., or any successor in interest.

Mortgage:  A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

Mortgage File:  The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement.

Mortgage Loan:  A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time. Any Released Mortgage Loan shall not be considered a Mortgage Loan subject to this Agreement.

Mortgage Loan Sale Agreement:  The mortgage loan sale and assignment agreement dated as of May 1, 2006, for the sale of the Mortgage Loans by the Seller to the Depositor.

Mortgage Loan Schedule:  The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund.  Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the city, state and zip code of the Mortgaged Property; (iii) the original principal amount of the Mortgage Loan; (iv) the Mortgage Rate; (v) the monthly payment of principal and interest at origination; (vi) the applicable Servicer servicing such Mortgage Loan and the applicable Servicing Fee Rate; (vii) the Custodian with respect to the Mortgage File related to such Mortgage Loan; and (viii) whether such Mortgage Loan is subject to a Prepayment Premium for voluntary prepayments by the Mortgagor, the term during which such Prepayment Premiums are imposed and the method(s) of calculation of the Prepayment Premium.  The Depositor shall be responsible for providing the Trustee and the Master Servicer with all amendments to the Mortgage Loan Schedule.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Rate:  With respect to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by the application of the Civil Relief Act.

Mortgaged Property:  The fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

Mortgagor:  The obligor on a Mortgage Note.

Net Excess Spread:  With respect to any Distribution Date, (A) the fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the amount, if any, by which (a) the Interest Remittance Amount for such Distribution Date (as reduced by the aggregate Credit Risk Manager’s Fee) exceeds (b) the Current Interest payable with respect to the Certificates for such date and (ii) twelve, and the denominator of which is the Pool Balance for such Distribution Date, multiplied by (B) a fraction, the numerator of which is thirty and the denominator of which is the greater of thirty and the actual number of days in the immediately preceding calendar month minus (C) the product, expressed as a percentage, of (i) the amount of any Net Swap Payment owed to the Swap Counterparty for such Distribution Date divided by the Pool Balance as of the beginning of the related Collection Period and (ii) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date, plus (D) the product, expressed as a percentage, of (i) the amount of any Net Swap Payment received by the Supplemental Interest Trust for such Distribution Date divided by the Pool Balance as of the beginning of the related Collection Period and (ii) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Net Funds Cap:  With respect to any Distribution Date and any Class of Certificates (other than the Class A-IO, Class X, Class P, Class LT-R and Class R Certificates), a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the Optimal Interest Remittance Amount for such Distribution Date over (ii) on or prior to the Distribution Date in August 2007, the interest, if any, accrued on the Class A-IO Certificates for the related Accrual Period, and (2) 12, and the denominator of which is the Pool Balance as of the first day of the related Collection Period, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period; provided, however, that with respect to the Class A2, Class M2, Class B3 and Class B4 Certificates, clause (b) above will be equal to 1.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of (i) the amount necessary to repay any related senior lien mortgage loan on the related Mortgaged Property, (ii) unreimbursed expenses and (iii) any unreimbursed Advances, if any, received and retained in connection with the liquidation of such Mortgage Loan.

Net Mortgage Rate:  With respect to any Mortgage Loan, the Mortgage Rate thereof, reduced by the Servicing Fee Rate for such Mortgage Loan.

Net Prepayment Interest Shortfall:  With respect to any Master Servicer Remittance Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans for such date over any amounts paid with respect to such shortfalls by a Servicer pursuant to the related Servicing Agreement.

Net Swap Payment:  With respect to each Swap Payment Date, the sum of (i) net payment required to be made pursuant to the terms of the Swap Agreement, which net payment shall not take into account any Swap Termination Payment, and (ii) any unpaid amounts due on previous Swap Payment Dates and accrued interest thereon as provided in the Swap Agreement, as calculated by the Swap Counterparty and furnished to the Trustee.

NIM Redemption Amount:  Not applicable.

NIM Securities:  Not applicable.

NIMS Agreement:  Not applicable.

NIMS Insurer:  Not applicable.

Non-Book-Entry Certificate:  Any Certificate other than a Book-Entry Certificate.

Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage Loan.

Non-permitted Foreign Holder:  As defined in Section 3.03(e).

Non-U.S. Person:  Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Notional Amount:  With respect to each Class A-IO Certificate and any Distribution Date, such Class A-IO Certificate’s Percentage Interest of the Class Notional Amount of the Class A-IO Certificates for such Distribution Date.

Ocwen:  Ocwen Loan Servicing, LLC, a Delaware limited liability company.

Offering Document:  Each of the Prospectus and each Private Placement Memorandum.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

Opinion of Counsel:  A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, and who may be in-house or outside counsel to the Depositor, the Master Servicer or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA, or the taxation, or the federal income tax status, of each REMIC.

Optimal Interest Remittance Amount:  With respect to each Distribution Date, the amount, if any, by which (1) the product of (A) (x) the weighted average of the Net Mortgage Rates of the Mortgage Loans, as of the first day of the related Collection Period, divided by (y) 12 and (B) the Pool Balance as of the first day of the related Collection Period exceeds (2) any Net Swap Payment or Swap Termination Payment due to the Swap Counterparty.

Original Value:  The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

Overcollateralization Amount:  With respect to any Distribution Date, the amount, if any, by which (x) the Pool Balance for such Distribution Date exceeds (y) the aggregate Class Principal Amount of the LIBOR Certificates and the Fixed Rate Certificates (other than the Class A-IO Certificates) after giving effect to distributions on such Distribution Date.

Overcollateralization Deficiency:  With respect to any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the LIBOR and the Fixed Rate Certificates (other than the Class A-IO Certificates) resulting from the distribution of the Principal Distribution Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Floor: An amount equal to $3,281,007 (approximately 0.50% of the Cut-off Date Balance).

Payahead:  With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the applicable Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

Paying Agent:  Any paying agent appointed pursuant to Section 3.08.

PCAOB:  The Public Company Accounting Oversight Board.

Percentage Interest:  With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate.  With respect to any Certificate other than a Class A-IO, Class X, Class P, Class LT-R or Class R Certificate, the Percentage Interest evidenced thereby shall equal the Certificate Principal Amount thereof divided by the Class Principal Amount of all Certificates of the same Class.  With respect to any Class A-IO Certificates, the Percentage Interest evidenced thereby shall equal such Certificate’s Notional Amount divided by the Class Notional Amount of the Class A-IO Certificates.  With respect to the Class X, Class P, Class LT-R and Class R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise be equal to 100%.

Permitted Servicing Amendment:  Any amendment to any Servicing Agreement pursuant to Section 11.03(a)(iii) hereunder in connection with any servicing transfer or transfer of any servicing rights.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan:  An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Plan Asset Regulations:  The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

Pool Balance:  As of any date of determination, the aggregate of the Scheduled Principal Balances of all Mortgage Loans.

PPTL Purchase Price:  Not applicable.

PPTLS:  Not applicable.

Prepayment Interest Shortfall:  With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month’s interest at the applicable Mortgage Rate (as reduced by the Servicing Fee, as applicable, in the case of Principal Prepayments in full) on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Period:  With respect to each Distribution Date for Mortgage Loans prepaid in part and serviced by Aurora or Ocwen, or prepaid in full and serviced by Aurora, the calendar month immediately preceding the month in which such Distribution Date occurs.  With respect to each Distribution Date for Mortgage Loans prepaid in full and serviced by Ocwen, the period from the sixteenth (16th) day of the preceding calendar month through the fifteenth (15th) day of the calendar month in which the Distribution Date occurs (except in the case of the Distribution Date following the transfer of servicing from Aurora to Ocwen, for which the related Prepayment Period will be the period from the first (1st) day of the preceding calendar month through the fifteenth (15th) day of the calendar month in which such Distribution Date occurs).

Prepayment Premiums:  Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan.

Primary Mortgage Insurance Policy:  Any mortgage guaranty insurance, if any, on an individual Mortgage Loan as evidenced by a policy or certificate, whether such policy is obtained by the originator, the lender or the borrower.

Prime Rate:  The prime rate of the United States money center commercial banks as published in The Wall Street Journal.

Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the Principal Remittance Amount for such date minus the Aggregate Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Prepayment:  Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the Servicing Agreement.

Principal Remittance Amount:  With respect to any Distribution Date, (a) the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period whether by the Servicer or the Master Servicer or the Trustee (less unreimbursed Advances due to the Master Servicer, any Servicer or the Trustee with respect to the Mortgage Loans, to the extent allocable to principal, and any unreimbursed Servicing Advances not reimbursed by a reduction from the Interest Remittance Amount), (ii) all Principal Prepayments in full or in part received during the related Prepayment Period, (iii) the outstanding principal balance of the Mortgage Loans that were purchased from the Trust Fund by the Seller or the related Transferor during the related Prepayment Period during the related Prepayment Period, (iv) the portion of any Substitution Amount paid with respect to any Deleted Mortgage Loan during the related Prepayment Period allocable to principal and (v) all Net Liquidation Proceeds, Insurance Proceeds, any Subsequent Recovery and other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, as reduced by (b) to the extent not reimbursed from amounts otherwise allocable to interest, any other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer, each Custodian and the Servicer to the extent provided in this Agreement, each Custodial Agreement and each Servicing Agreement and, with respect to the Trustee, to the extent that amounts reduced from the Interest Remittance Amount are less than amounts reimbursable to the Trustee pursuant to Section 4.04(b)(i), any amounts reimbursable during the related Anniversary Year to the Trustee therefrom and not reimbursed by a reduction from the Interest Remittance Amount, or otherwise; provided, however, that such reimbursable amounts deducted from the Interest Remittance Amount and Principal Remittance Amount may not exceed $200,000 in the aggregate during any Anniversary Year.  In the event that the Trustee incurs reimbursable amounts in excess of $200,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than $200,000 be reimbursed to the Trustee per Anniversary Year.  Notwithstanding the foregoing, costs and expenses incurred by the Trustee pursuant to Section 6.14(a) in connection with any transfer of servicing shall be excluded from the $200,000 per Anniversary Year limit on reimbursable amounts.  For the avoidance of doubt, (i) the Principal Remittance Amount available on each Swap Payment Date for distribution to the Supplemental Interest Trust Account shall be equal to the Principal Remittance Amount on the related Distribution Date and (ii) the Principal Remittance Amount for each Distribution Date shall be calculated without regard to any distributions to the Supplemental Interest Trust Account on the related Swap Payment Date.

Private Placement Memorandum:  Each of (i) the confidential Private Placement Memorandum dated May 24, 2006, relating to the Class B1, Class B2, Class B3 and Class B4 Certificates and (ii) the confidential Private Placement Memorandum dated May 24, 2006, relating to the Class M2 Certificates.

Proceeding:  Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease:  Not applicable.

Prospectus:  The prospectus supplement dated May 24, 2006, together with the accompanying prospectus dated April 3, 2006, relating to the Publicly Offered Certificates.

Publicly Offered Certificates:  The Certificates offered under the Prospectus which include the Senior Certificates and Class M Certificates (other than the Class M2 Certificates).

Purchase Price:  With respect to the purchase of a Mortgage Loan or related REO Property pursuant to Section 2.05 of this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date; (c) any unreimbursed Servicing Advances with respect to such Mortgage Loan; (d) any costs and damages incurred by the Trust Fund with respect to such Mortgage Loan in connection with any violation of any federal, state or local predatory or abusive lending laws or other similar laws; (e) the fair market value of all other property being purchased (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan); and (f) any Swap Termination Payment payable to the Swap Counterparty due to the exercise of the Master Servicer’s option to purchase the Mortgage Loans.  The Master Servicer, the Servicer (or the Trustee, in its capacity as successor Master Servicer, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan or related REO Property that are reimbursable to the Master Servicer or such Servicer under this Agreement or the Servicing Agreement (or to the Trustee hereunder in its capacity as successor Master Servicer), together with any accrued and unpaid compensation due to the Master Servicer, any Servicer or the Trustee hereunder or thereunder.

QIB:  As defined in Section 3.03(c).

Qualified GIC:  A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(i)

be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(ii)

provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(iii)

provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(iv)

provide that the Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(v)

provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

Qualified Insurer:  An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the ratings of the Certificates.

Qualifying Substitute Mortgage Loan:  In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Scheduled Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Scheduled Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than the Mortgage Rate on the Deleted Mortgage Loan, (iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if applicable, has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if applicable, has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) if applicable, has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (vii) has the same Due Date as the Deleted Mortgage Loan, (viii) has a remaining stated term to maturity not longer than 18 months and not more than 18 months shorter than the remaining stated term to maturity of the related Deleted Mortgage Loan; provided that in no case shall such substitute Mortgage Loan have a maturity date later than the Final Scheduled Distribution Date, (ix) is current as of the date of substitution, (x) has a Combined Loan-to-Value Ratio as of the date of substitution equal to or lower than the Combined Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) has been underwritten by any Transferor or accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiii) is secured by the same property type as the Deleted Mortgage Loan, (xiv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the Mortgage Loan Sale Agreement, (xv) has the same or higher lien position as the Deleted Mortgage Loan, (xvi) contains provisions covering the payment of Prepayment Premium by the Mortgagor for early prepayment of the Mortgage Loan at least as favorable as the Deleted Mortgage Loan and has an original Scheduled Principal Balance within the maximum dollar amount limitations prescribed by Freddie Mac for conforming one-to-four-family mortgage loans.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Scheduled Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xiii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (ix) hereof shall be determined on the basis of a weighted average remaining term to maturity; provided that the stated maturity date of any Qualifying Substitute Mortgage Loan shall not be later than the Final Scheduled Distribution Date, the Combined Loan-to-Value Ratios described in clause (xi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualifying Substitute Mortgage Loan or in the aggregate, as the case may be.

Rating Agency:  Each of DBRS, Fitch, Moody’s and S&P.

Realized Loss:  With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or any Servicer with respect to such Mortgage Loan (other than Advances of principal) including expenses of liquidation.  In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

Recognition Agreement:  Not applicable.

Record Date:  With respect to any Class of Certificates other than the Class A-IO, Class M2, Class B3, Class B4, Class X, Class P, Class LT-R and Class R Certificates and any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date.  With respect to the Class A-IO, Class M2, Class B3 and Class B4 Certificates and any Class of Definitive Certificates and any Distribution Date, the last Business Day of the month immediately preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation S:  Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Regulation S Global Security: The meaning specified in Section 3.01(d).

Released Mortgage Loan:  As of any transfer date as set forth in the related Servicing Agreement, any Mortgage Loan other than a Covered Mortgage Loan that was delinquent in payment for a period of time equal to the later to occur of (i) 210 days or more or (ii) 30 days or more after such Mortgage Loan became a Charged-off Loan, in each case as of the last calendar day of the month immediately proceeding the month in which such transfer date occurs, without giving effect to any grace period permitted by the related Mortgage Note, and for which foreclosure proceedings have not been initiated.

Released Mortgage Transferee:  Initially, Aurora Loan Services LLC, and its successors and assigns.

Relevant Servicing Criteria:  The Servicing Criteria applicable to each party, as set forth on Exhibit T attached hereto.  Multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Paying Agent, the Trustee, the Credit Risk Manager, the Custodian or the Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act Reduction:  With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Civil Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than interest accrued thereon for the applicable one-month period at the Mortgage Rate without giving effect to such reduction.

REMIC:  Each pool of assets in the Trust Fund designated as a REMIC pursuant to the Preliminary Statement.

REMIC 1:  As described in the Preliminary Statement.

REMIC 2:  As described in the Preliminary Statement.

REMIC 3:  As described in the Preliminary Statement.

REMIC 4: As described in the Preliminary Statement.

REMIC 4 Net Funds Cap:  For any Distribution Date (and the related Accrual Period) and any Class of Certificates, an amount equal to (i) the weighted average of the interest rates on the REMIC 4 Regular Interests (other than the Class LT4-AIO and LT4-SIO Interests), weighted in proportion to their Class Principal Amounts as of the beginning of the related Accrual Period, and in the case of any LIBOR Certificates, multiplied by (ii) the quotient of (a) 30 divided by (b) the actual number of days in the Accrual Period.

REMIC 5: As described in the Preliminary Statement.

REMIC Provisions:  The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Swap Rate:  For each Distribution Date (and the related Accrual Period), a per annum rate equal to the product of: (i) the “Rate of Payment (%)” under the Swap Agreement for such Distribution Date, as set forth in Annex D to the Prospectus Supplement, (ii) 2, and (iii) the quotient of (a) the actual number of days in the related Accrual Period divided by (b) 30.

Reportable Event:  As defined in Section 6.20(f)(i).

Reporting Servicer:  As defined in Section 6.20(e)(i).

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Required Reserve Fund Deposit:  With respect to any Distribution Date on which the Net Excess Spread is less than 0.25%, the amount, if any by which (a) the product of 1.00% and the Pool Balance for such date exceeds (b) the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date.  With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than 0.25%, the amount, if any, by which (i) $1,000 exceeds the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date; provided, however, that on any Distribution Date on which the Class Principal Amount of each Class of LIBOR Certificates and Fixed Rate Certificates has been reduced to zero, the Required Reserve Fund Deposit shall be zero.

Residual Certificate:  Any Class LT-R or Class R Certificate.

Responsible Officer:  When used with respect to the Trustee, any vice president, assistant vice president, the secretary, any assistant secretary, or any officer, working in its Corporate Trust Office and having responsibility for the administration of this Agreement, and any other officer to whom a matter arising under this Agreement may be referred.

Restricted Certificate:  Any Class B Certificate and any Class P, Class X, Class LT-R or Class R Certificate.

Rolling Three Month Delinquency Rate:  With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Rule 144A:  Rule 144A under the Securities Act.

Rules:  As defined in Section 6.20(c).

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor in interest.

Sarbanes-Oxley Act:  The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification:  A written certification covering the activities of all Servicing Function Participants and signed by an officer of the Exchange Act Signing Party that complies with Section 302 of the Sarbanes-Oxley Act, as amended from time to time.

Scheduled Payment:  Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction, excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Scheduled Principal Balance:  With respect to (i) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date, and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by any Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan and the Cut-off Date, the principal balance of such Mortgage Loan as specified in the Mortgage Loan Schedule. The Scheduled Principal Balance of any Liquidated Mortgage Loan shall be zero.

Section 7.01(c) Purchase Event:  The purchase of all the Lower Tier REMIC 1 Uncertificated Regular Interests.

Securities Act:  The Securities Act of 1933, as amended.

Security Agreement:  Not applicable.

Seller:  Lehman Brothers Holdings Inc., or any successor in interest.

Senior Certificate:  Any Class A1, Class A2 or Class A-IO Certificate.

Senior Enhancement Percentage:  With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the Principal Distribution Amount has been distributed on such Distribution Date and no Trigger Event has occurred) and the denominator of which is the Pool Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Senior Priority:  To the Class A1 and Class A2 Certificates, sequentially, in that order.

Servicer:  Aurora and any of its successors in interest. Pursuant to the provisions of Section 11.15, it is expected that the Mortgage Loans will be transferred for servicing, on or about July 1, 2006, to Ocwen. During the period that Aurora is servicing the Mortgage Loans, references in this Agreement to “Servicer” shall mean Aurora, unless the context provides otherwise. During the period that Ocwen is servicing the Mortgage Loans, references in this Agreement to “Servicer” shall mean Ocwen, unless the context provides otherwise.

Servicer Remittance Date:  The day in each calendar month on which the Servicer is required to remit payments to the Collection Account, as specified in the related Servicing Agreement, which is the 18th day of each calendar month (or, if such 18th day is not a Business Day, the next succeeding Business Day, as specified in the applicable Servicing Agreement).

Service(s)(ing): In accordance with Regulation AB, the act of managing or collecting payments on the Mortgage Loans or any other assets of the Trust Fund by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB.  For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses other than Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by a Servicer of its servicing obligations, including, but not limited to, the cost of (a) satisfying the outstanding amount of a senior mortgage lien on the Mortgaged Property in order to prevent a foreclosure, (b) the preservation, inspection, restoration and protection of the Mortgaged Property, (c) any enforcement or administrative or judicial proceedings, including foreclosures, (d) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (e) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, any insurance premiums related to insurance on the Mortgaged Property and (f) any losses sustained by a Servicer with respect to the liquidation of the Mortgaged Property.

Servicing Agreement:  Each servicing agreement or securitization subservicing agreement identified in Exhibit E-1 hereto among the Seller, the Master Servicer and the applicable Servicer and, in the case of the Servicing Agreement with Ocwen, substantially in the form of the Servicing Agreement attached hereto as Exhibit E-2, and any other servicing agreement or securitization subservicing agreement entered into between a successor servicer and the Seller pursuant to the terms of this Agreement and the applicable Servicing Agreement.

Servicing Criteria:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB.

Servicing Fee:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Collection Period.  No Servicing Fee will accrue with respect to any Charged-off Loan.

Servicing Fee Rate:  With respect to each Mortgage Loan, the rate specified in the related Servicing Agreement.

Servicing Function Participant:  Any Subservicer, Subcontractor or any other Person, other than the Servicer, the Custodian, the Master Servicer, the Paying Agent and the Trustee, that is participating in the servicing function within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

Sponsor:  Lehman Brothers Holdings Inc., or any successor in interest.

Startup Day:  The day designated as such pursuant to Section 10.01(b) hereof.

Stepdown Date:  The Distribution Date following the Distribution Date on which the aggregate Class Principal Amount of the Class A1 and Class A2 Certificates has been reduced to zero.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Trustee, the Master Servicer, a Custodian, a Servicer or the Credit Risk Manager.

Subordinate Certificate:  Any Class M Certificate or Class B Certificate.

Subordinate Priority:  To the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Certificates, sequentially, in that order.

Subsequent Recovery:  Any amount recovered by a Servicer or the Master Servicer with respect to a Liquidated Mortgage Loan (other than a Released Mortgage Loan) with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

Subservicer:  Any Person that (i) is considered to be a Servicing Function Participant, (ii) services Mortgage Loans on behalf of the Servicer or Additional Servicer, and (iii) is responsible for the performance (whether directly or through subservicers or Subcontractors) of Servicing functions required to be performed under this Agreement, any related Servicing Agreement or any subservicing agreement that are identified in Item 1122(d) of Regulation AB.

Substitution Amount:  The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon; any related unpaid Advances or Servicing Advances or unpaid Servicing Fees; and the amount of any costs and damages incurred by the Trust Fund associated with a violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Deleted Mortgage Loan.

Supplemental Interest Trust:  The corpus of a trust created pursuant to Section 5.07 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Supplemental Interest Trust Account and the right to receive Class I Shortfalls.

Supplemental Interest Trust Account:  The account created pursuant to Section 5.07(a) of this Agreement.

Swap Agreement:  The interest rate swap agreement entered into by the Supplemental Interest Trust, which agreement provides for, among other things, a Net Swap Payment to be paid pursuant to the conditions provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit P.

Swap Amount:  With respect to each Distribution Date and the related Swap Payment Date, the sum of any Net Swap Payment and any Swap Termination Payment deposited into the Supplemental Interest Trust Account.

Swap Counterparty:  The counterparty to the Supplemental Interest Trust under the Swap Agreement, and any successor in interest or assigns.  Initially, the Swap Counterparty shall be HSBC Bank USA, National Association.

Swap Counterparty Trigger Event:  A Swap Counterparty Trigger Event shall have occurred if any of a Swap Default with respect to which the Swap Counterparty is a Defaulting Party, a Termination Event with respect to which the Swap Counterparty is the sole Affected Party or an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party has occurred.

Swap Default:  Any of the circumstances constituting an “Event of Default” under the Swap Agreement.

Swap LIBOR:  With respect to any Distribution Date and the related Swap Payment Date (and the Accrual Period relating to such Distribution Date), the product of (i) the Floating Rate Option (as defined in the Swap Agreement) for the related Swap Payment Date, (ii) two, and (iii) the quotient of (a) the actual number of days in the Accrual Period for the LIBOR Certificates and (b) 30, as calculated by the Swap Counterparty and furnished to the Trustee.

Swap Payment Date:  For so long as the Swap Agreement is in effect or any amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

Swap Replacement Receipts:  As defined in Section 5.09.

Swap Replacement Receipts Account:  As defined in Section 5.09.

Swap Termination Payment:  Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment required to be made by the Supplemental Interest Trust to the Swap Counterparty, or by the Swap Counterparty to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Swap Agreement, and any unpaid amounts due on previous Swap Payment Dates and accrued interest thereon as provided in the Swap Agreement, as calculated by the Swap Counterparty and furnished to the Trustee.

Swap Termination Receipts:  As defined in Section 5.09.

Swap Termination Receipts Account:  As defined in Section 5.09.

Target Amount:  With respect to any Distribution Date, an amount equal to the Pool Balance as of such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount: With respect to any Distribution Date prior to the Stepdown Date, an amount equal to $9,843,417 (approximately 1.50% of the Cut-off Date Balance). With respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect, an amount equal to the greater of (i) the lesser of (a) an amount equal to $9,843,417 (approximately 1.50% of the Cut-off Date Balance) and (b) approximately 3.00% of the Pool Balance, after giving effect to distributions on that Distribution Date, and (ii) $3,281,077 (approximately 0.50% of the Cut-off Date Balance). With respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Tax Matters Person:  The “tax matters person” as specified in the REMIC Provisions.

Telerate Page 3750:  The display currently so designated as “Page 3750” on the Moneyline Telerate Service (or such other page selected by the Trustee as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Termination Price:  As defined in Section 7.01.

Title Insurance Policy:  A title insurance policy maintained with respect to a Mortgage Loan.

Total Distribution Amount:  With respect to any Distribution Date, the sum of (i) the Interest Remittance Amount for such date; (ii) the Principal Remittance Amount for such date; and (iii) all Prepayment Premiums collected during the related Prepayment Period.

Transfer Agreements:  Not applicable.

Transferor:  Each seller of Mortgage Loans to the Seller pursuant to the Transfer Agreements.

Trigger Event:  A Trigger Event shall have occurred with respect to any Distribution Date if either a Delinquency Event or a Cumulative Loss Trigger Event is in effect for such Distribution Date.

Trust Fund:  The corpus of the Structured Asset Securities Corporation Mortgage Loan Trust 2006-S2 created pursuant to this Agreement, consisting of the Mortgage Loans, the assignment of the Depositor’s rights under the Transfer Agreement, the Mortgage Loan Sale Agreement and each Servicing Agreement, such amounts as shall from time to time be held in the Collection Account, the Certificate Account, the Custodial Account and any Escrow Account, the Swap Termination Receipts Account, the Swap Replacement Receipts Account, the Basis Risk Reserve Fund, the Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a).

Trust Fund Termination Event:  As defined in Section 7.01(a).

Trustee:  Citibank, N.A., not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee shall be appointed as herein provided, then such successor in interest or successor trustee, as the case may be.

UCC:  The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

Underwriter:  Lehman Brothers Inc.

Underwriter’s Exemption:  Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Uniform Commercial Code:  The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

Unpaid Basis Risk Shortfall:  With respect to any Distribution Date and any LIBOR Certificate or Fixed Rate Certificate, the aggregate of all Basis Risk Shortfalls with respect to such Certificate remaining unpaid from all previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate (calculated without giving effect to the Net Funds Cap or the Class A-IO Net Funds Cap, as applicable).

Voting Interests:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 97.00% of all Voting Interests shall be allocated to the LIBOR Certificates and the Fixed Rate Certificates (other than the Class A-IO Certificates).  Voting Interests shall be allocated among the Classes of LIBOR Certificates (and among the Certificates within each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts).  1% of all Voting Interests shall be allocated to each of the Class A-IO, Class P and Class X Certificates while they remain outstanding.  Once the Class Notional Amount of the Class A-IO Certificates has been reduced to zero, its 1% voting interest will be allocated to the Class R Certificates.  Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates within each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts) or Class Notional Amounts, as applicable, or Percentage Interests.  In the case of the purchase by the Master Servicer of the Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to a Section 7.01(c) Purchase Event, the LTURI-holder shall be allocated 100% of the Voting Interests and upon such Purchase any provision in this Agreement which requires a vote by, a direction or notice given by, an action taken by, a request in writing by or the consent of, any percentage of the Holders of the Certificates or any Class of Certificates may be exercised by the LTURI-holder.

Section 1.02

Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Master Servicer.  The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer, any Servicer or the Credit Risk Manager.

Section 1.03

Calculations Respecting Accrued Interest.

Accrued interest, if any, on any Certificate other than any Fixed Rate Certificate or any Class X, Class P, Class LT-R or Class R Certificate shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period.  Accrued interest, if any, on any Fixed Rate Certificate or Lower Tier Interest shall be calculated based upon a 360-day year consisting of twelve 30-day months, and each Accrual Period shall be deemed to have 30 days.

ARTICLE II

DECLARATION OF TRUST;

ISSUANCE OF CERTIFICATES

Section 2.01

Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

(a)

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans.  Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor’s right, title and interest in and to the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account, the Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account (exclusive of investment earnings thereon), the Custodial Accounts and all amounts from time to time credited to and the proceeds of the Custodial Accounts, any Escrow Account established pursuant to Section 9.06 and any Basis Risk Reserve Fund established pursuant to Section 5.06 and all amounts from time to time credited to and the proceeds of each such account, any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral, and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

Concurrently with the execution of this Agreement, the Swap Agreement shall be delivered to the Trustee.  In connection therewith, the Depositor hereby directs the Trustee (solely in its capacity as such) and the Trustee is hereby authorized to execute and deliver the Swap Agreement on behalf of the Supplemental Interest Trust and for the benefit of the Certificateholders.  The Seller, the Master Servicer, the Depositor, the Servicer and the Certificateholders (by their acceptance of such Certificates) acknowledge and agree that the Trustee is executing and delivering the Swap Agreement solely in its capacity as Trustee of the Supplemental Interest Trust and not in its individual capacity.  The Depositor hereby authorizes and directs the Trustee to enter into the Swap Agreement and authorizes it to represent in the Swap Agreement that it is not required by any applicable law of any relevant jurisdiction to make any deduction or withholding for or on account of any tax from any Net Swap Payment.  The Trustee shall have no duty or responsibility to enter into any other interest rate swap agreement upon the expiration or termination of the Swap Agreement.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Sale Agreement, including all rights of the Seller under each Servicing Agreement and each Transfer Agreement (including the right to enforce the Transferor’s obligation pursuant to the PPTLS) but only to the extent assigned under the Mortgage Loan Sale Agreement.  The Trustee hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Sale Agreement as if, for such purpose, it were the Depositor.

It is agreed and understood by the Depositor and the Trustee (and the Seller has so represented and recognized in the Mortgage Loan Sale Agreement) that it is not intended that any Mortgage Loan to be included in the Trust Fund be (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective January 1, 2005.

The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

(b)

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or the applicable Custodian acting on the Trustee’s behalf, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i)

with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, as shown on Exhibit B-4 hereto, or in blank (in each case, with all necessary intervening endorsements, as applicable) or with respect to any lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii)

if applicable, the original of any guarantee, security agreement or pledge agreement executed in connection with the Mortgage Note, assigned to the Trustee;

(iii)

with respect to any Mortgage Loan, the original recorded Mortgage with evidence of recording indicated thereon and the original recorded power of attorney, with evidence of recording thereon.  If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage or power of attorney with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage or power of attorney has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or the applicable Custodian), in the case of a delay due to recording, a true copy of such Mortgage or power of attorney, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such Mortgage or power of attorney delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such Mortgage or power of attorney has been forwarded to the public recording office, or, in the case of a Mortgage or power of attorney that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel delivered to the Trustee and the Depositor that an original recorded Mortgage or power of attorney is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iv)

the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or the Custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

(v)

with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording.  The related Mortgage shall be assigned either (A) in blank, without recourse or (B) to “Citibank, N.A., as Trustee of the Structured Asset Securities Corporation Mortgage Pass Through Certificates, Series 2006-S2, without recourse”;

(vi)

if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an “Intervening Assignment”), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel delivered to the Trustee that such original Intervening Assignment is not required to enforce the Trustee’s interest in the Mortgage Loan;

(vii)

with respect to any Mortgage Loan, the original mortgagee title insurance policy (or, in lieu thereof, a commitment to issue such title insurance policy with an original or certified copy of such title insurance policy to follow as soon after the Closing Date as reasonably practicable) or attorney’s opinion of title and abstract of title and, if applicable, the original Primary Mortgage Insurance Policy or certificate;

(viii)

the original of any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent instrument delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such document has been forwarded to the public recording office;

(ix)

with respect to any manufactured housing contract, any related manufactured housing sales contract, installment loan agreement or participation interest.

The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

(c)

(i)  Assignments of Mortgage with respect to each Non-MERS Mortgage Loan shall be recorded; provided, however, that such Assignments need not be recorded if, on or prior to the Closing Date, the Depositor delivers, at its own expense, an Opinion of Counsel addressed to the Trustee (which must be Independent counsel) acceptable to the Trustee and the Rating Agencies, to the effect that recording in such states is not required to protect the Trustee’s interest in the related Non-MERS Mortgage Loans; provided, further, that notwithstanding the delivery of any Opinion of Counsel, the Master Servicer shall cause the applicable Servicer to submit each Assignment of Mortgage for recording upon the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.  Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Master Servicer, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause to be properly recorded by the Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to each Non-MERS Mortgage Loan.

(ii)

With respect to each MERS Mortgage Loan, the Master Servicer shall cause the applicable Servicer, at the expense of the Depositor, to take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

(d)

In instances where a Title Insurance Policy is required to be delivered to the Trustee or the applicable Custodian on behalf of the Trustee under clause (b)(vii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the applicable Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(e)

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the applicable Custodian on behalf of the Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 4.01 have been so deposited.  All original documents that are not delivered to the Trustee or the applicable Custodian on behalf of the Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the benefit of the Trustee and the Certificateholders.

(f)

The Depositor shall have the right to receive any and all loan-level information regarding the characteristics and performance of the Mortgage Loans upon request, and to publish, disseminate or otherwise utilize such information in its discretion, subject to applicable laws and regulations.

Section 2.02

Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund.

(a)

The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the applicable Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the applicable Custodian on behalf of the Trustee, under this Section 2.02.  The Trustee, or the applicable Custodian on behalf of the Trustee, will execute and deliver to the Depositor, the Master Servicer and the Trustee on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-1, as applicable).

(b)

Within 45 days after the Closing Date, the Trustee or the applicable Custodian on behalf of the Trustee, will, for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Trustee, the Depositor and the Master Servicer an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan.  The Trustee, or the applicable Custodian on behalf of the Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor any applicable Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c)

If in the course of the review described in paragraph (b) above the Trustee or the applicable Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a “Material Defect”), the Trustee, or the applicable Custodian on behalf of the Trustee, discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Trustee, the Depositor and the Master Servicer.  Within 90 days of its receipt of such notice, the Transferor, or, if the Transferor does not do so, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer’s Certificate confirming that such cure has been effected).  If the applicable Transferor or the Depositor, as applicable, does not so cure such Material Defect, the Transferor, or, if the Transferor does not do so, the Depositor, shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price.  A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred.  Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05.  The failure of the Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

(d)

Within 180 days following the Closing Date, the Trustee, or the applicable Custodian, shall deliver to the Trustee, the Depositor and the Master Servicer a Final Certification substantially in the form attached as Exhibit B-3 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e)

Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, any Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f)

Each of the parties hereto acknowledges that the applicable Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in this Section 2.02 and the applicable Custodial Agreement.  The Trustee is hereby authorized and directed by the Depositor to appoint each such Custodian and to execute and deliver each of the Custodial Agreements and to execute and deliver Transaction Addendum SASCO 2006-S2 to the Master Consulting Agreement with the Credit Risk Manager.

(g)

Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges a receipt of the Mortgage Loan Sale Agreement and each Servicing Agreement.  The Depositor hereby directs the Trustee, solely in its capacity as Trustee hereunder, to execute and deliver, concurrently with the execution and delivery of this Agreement, each Servicing Agreement.

Section 2.03

Representations and Warranties of the Depositor.

(a)

The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders and the Master Servicer as of the Closing Date or such other date as is specified, that:

(i)

the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)

the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; none of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, or compliance with the provisions hereof will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii)

the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)

this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Master Servicer and the Credit Risk Manager, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)

there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

(vi)

immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) any senior lien mortgage on the related Mortgaged Property, (2) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (3) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (4) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

(b)

The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement).  To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Sale Agreement, the only right or remedy of the Trustee or any Certificateholder hereunder shall be their rights to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it.  Except as otherwise provided in the Mortgage Loan Sale Agreement, the Seller shall not have any other obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans sold by it if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty.  The Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(vi)) under any circumstances.

Section 2.04

Discovery of Breach.

It is understood and agreed that the representations and warranties (i) of the Depositor set forth in Section 2.03, (ii) of the Seller set forth in the Mortgage Loan Sale Agreement and assigned to the Depositor by the Seller under the Mortgage Loan Sale Agreement and to the Trustee by the Depositor hereunder and (iii) of each Transferor and of the Servicer assigned by the Seller to the Depositor pursuant to the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.  Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.  Within 90 days of the discovery of a breach of any representation or warranty given to the Trustee by the Depositor or given by any Transferor or the Seller and assigned to the Trustee, the Depositor, such Transferor or the Seller, as applicable, shall (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price, or (c) within the two-year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.  In the event of discovery of a breach of any representation and warranty of any Transferor assigned to the Trustee, the Trustee shall enforce its rights under the applicable Transfer Agreement and the Mortgage Loan Sale Agreement for the benefit of Certificateholders. As provided in the Mortgage Loan Sale Agreement, if the Transferor substitutes a mortgage loan for a Deleted Mortgage Loan pursuant to the related Transfer Agreement and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, then pursuant to the terms of the Mortgage Loan Sale Agreement the Seller will, in exchange for such substitute mortgage loan, (i) pay to the Trust Fund the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute a Qualifying Substitute Mortgage Loan.

Section 2.05

Repurchase, Purchase or Substitution of Mortgage Loans.

(a)

With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by the Seller pursuant to the Mortgage Loan Sale Agreement or by the Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds (including the related PPTL Purchase Price in the case of a First Payment Default Mortgage Loan) received by the Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price or PPTL Purchase Price shall be deposited in the Collection Account or a Custodial Account, as applicable. The Master Servicer, the Servicer, the Custodian (or the Trustee in its capacity as successor master servicer, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Master Servicer or the Servicer under this Agreement or the Servicing Agreement (or to the Trustee in its capacity as successor master servicer, if applicable), together with any accrued and unpaid compensation due to the Master Servicer, the Servicer, the Custodian or the Trustee hereunder or thereunder. The Trustee (i) upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, (ii) upon receipt of a written certification from the Master Servicer that it has received the full amount of the Purchase Price for a Deleted Mortgage Loan and has deposited such amount in the Collection Account or (iii) upon receipt of notification from the related Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassign to the Depositor, the Seller or the Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the related Servicer and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.  The Seller indemnifies and holds the Trust Fund, the Master Servicer, the Trustee and the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Depositor and any Certificateholder may sustain in connection with any actions of such Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the Mortgage Loan Sale Agreement, to the extent that any such action causes an Adverse REMIC Event.

(b)

With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or the applicable Custodian) pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan:  (i) the Depositor, the Transferor or the Seller, as applicable, must deliver to the Trustee (or the applicable Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing granting language substantially comparable to that set forth in the first paragraph of Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan.  As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Master Servicer, at the expense of the Depositor and at the direction and with the cooperation of the applicable Servicer, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the applicable Servicer if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

(c)

Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee has received an Opinion of Counsel addressed to the Trustee (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not cause an Adverse REMIC Event.

Section 2.06

Grant Clause.

(a)

It is intended that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan.  However, if such conveyance is deemed to be in respect of a loan, it is intended that:  (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest to secure repayment of an obligation in an amount equal to the aggregate Class Principal Amount of the Certificates (or the aggregate principal balance of the Lower Tier REMIC 1 Uncertificated Regular Interests, if applicable) in all of the Depositor’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and the Supplemental Interest Trust and all proceeds of any and all property constituting the Trust Fund and the Supplemental Interest Trust to secure payment of the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests, as applicable, (such security interest being, to the extent of the assets that constitute the Supplemental Interest Trust, pari passu with the security interest as provided in clause (4) below); (3) this Agreement shall constitute a security agreement under applicable law; and (4) the Swap Counterparty shall be deemed, during the term of such agreement and while such agreement is the property of the Trustee, to have a security interest in all of the assets that constitute the Supplemental Interest Trust, but only to the extent of such Swap Counterparty’s right to payment under the Swap Agreement (such security interest being pari passu with the security interest as provided in clause (2) above).  If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate or Lower Tier REMIC 1 Uncertificated Regular Interests, as applicable, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

(b)

The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of this Agreement.  The Depositor shall, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee.  Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Trustee, (2) any change of location of the jurisdiction of organization of the Seller or the Depositor, (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws.  Neither the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee.  Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and intermediate transferees, including the Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by this Agreement, each of the Seller and the Depositor authorizes its immediate or intermediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

ARTICLE III

THE CERTIFICATES

Section 3.01

The Certificates.

(a)

The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code.  The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount or in the Percentage Interests, specified herein.  Each Class of Book-Entry Certificates will be issued in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof.  The Class P and Class X Certificates shall each be maintained in definitive, fully registered form in the minimum denomination specified in the Preliminary Statement hereto and in integral multiples of 1% in excess thereof.  Each of the Class LT-R and Class R Certificates shall be issued as a single Certificate and maintained in definitive, fully registered form in a minimum denomination equal to 100% of the Percentage Interest of each such Class.  The Certificates may be issued in the form of typewritten certificates.

(b)

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer.  Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee (or its applicable Custodian) of the Mortgage Files described in Section 2.01.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

(c)

Any Class M2 Certificate or Class B Certificate offered and sold in reliance on the exemption from registration under Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a “Restricted Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided.  The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(d)

Any Class M2 Certificate or Class B Certificate sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the forms of such Certificates (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided.  The aggregate principal amounts of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(e)

Any Class M2 Certificate or Class B Certificate sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued initially in the form of one or more Definitive Certificates.

Section 3.02

Registration.

The Trustee is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates (and, after a Section 7.01(c) Purchase Event, the Lower Tier REMIC 1 Uncertificated Regular Interests) and shall maintain books for the registration and for the transfer of Certificates (and, after a Section 7.01(c) Purchase Event, the Lower Tier REMIC 1 Uncertificated Regular Interests) (the “Certificate Register”).  The Trustee may appoint a bank or trust company to act as Certificate Registrar.  A registration book shall be maintained for the Certificates (and Lower Tier REMIC 1 Uncertificated Regular Interests, as the case may be) collectively.  The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee.  The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Upon the occurrence of a Section 7.01(c) Purchase Event, the Master Servicer shall provide the Trustee with written notice of the identity of any transferee of the Master Servicer’s interest in the Lower Tier REMIC 1 Uncertificated Regular Interests which notice shall contain a certification that such transferee is a permitted LTURI-holder hereunder.  The Lower Tier REMIC 1 Uncertificated Regular Interests may only be transferred in whole and not in part to no more than one LTURI-holder at a time who is either (1) an affiliate of the Master Servicer or (2) a trustee of a privately placed securitization.  The Trustee and the Depositor shall treat the Person in whose name the Lower Tier REMIC 1 Uncertificated Regular Interests are registered on the books of the Certificate Registrar as the LTURI-holder for all purposes hereunder.

Section 3.03

Transfer and Exchange of Certificates.

(a)

A Certificate (other than a Book-Entry Certificate which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar.  Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount or Percentage Interest as the Certificate being transferred.  No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b)

A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount or Percentage Interest as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar.  Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered.  No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c)

By acceptance of a Restricted Certificate or a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Trustee, the Certificate Registrar and any of their respective successors that:  (i) such Person is not a U.S. person within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act, and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i)

The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the Securities Act) of the Depositor or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act by a transferor that has provided the Trustee with a certificate in the form of Exhibit F hereto; and

(ii)

The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Trustee a letter of the transferee substantially in the form of Exhibit G hereto.

(d)

(i)  No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate substantially in the form of Exhibit H hereto (or Exhibit D-1, in the case of a Residual Certificate) from such transferee or (B) an Opinion of Counsel, to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, any Servicer or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, the Trustee receives an Opinion of Counsel to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code.  Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit H.  The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee, the Master Servicer, any Servicer or the Depositor.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.  The Trustee shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions.  The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.  The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of any such Plan any payments made on such ERISA-Restricted Certificate at and after either such time.  Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of a Plan.

(ii)

No transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit H, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement to or on behalf of a Plan without the delivery to the Trustee of a representation letter as described above shall be void and of no effect.  If the ERISA-Restricted Swap Certificate is a Book-Entry Certificate, prior to the termination of the Swap Agreement, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Swap Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Swap Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Swap Certificate that is in fact not permitted by this Section 3.03(d)(ii) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(e)

As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable.  No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is not a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization or a Non-Permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-2.  In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor, the Master Servicer and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-Permitted Foreign Holder.  Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-Permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-Permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate.  The Trustee shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(e), unless a Responsible Officer of the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder.  The Trustee shall be entitled, but not obligated, to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith).  Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(e), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(e), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate.  The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(e), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(e).

(f)

Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s or Owner’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

(g)

Notwithstanding any provision to the contrary herein, so long as a Global Security representing any Class B Certificate remains outstanding and is held by or on behalf of DTC, transfers of a Global Security representing any such Certificates, in whole or in part, shall only be made in accordance with Section 3.01 and this Section 3.03(g).

(A)

Subject to clauses (B) and (C) of this Section 3.03(g), transfers of a Global Security representing any Class B Certificate shall be limited to transfers of such Global Security, in whole or in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(B)

Restricted Global Security to Regulation S Global Security.  If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of DTC wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. person, may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security.  Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate Registrar, to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such holder’s Certificates held through a Regulation S Global Security, (II) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (III) a certificate in the form of Exhibit N-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. person, and pursuant to and in accordance with Regulation S, the Trustee, as Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(C)

Regulation S Global Security to Restricted Global Security.  If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of DTC wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security.  Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such holder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (II) a certificate in the form of Exhibit N-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Trustee, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Trustee, as Certificate Registrar, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(D)

Other Exchanges.  In the event that a Global Security is exchanged for Certificates in definitive registered form without interest coupons, pursuant to Section 3.09(c) hereof, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A, comply with Rule 501(a)(1), (2), (3) or (7) or are to non-U.S. persons in compliance with Regulation S under the Securities Act, as the case may be).

(E)

Restrictions on U.S. Transfers.  Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 3.03(g)(C).

Section 3.04

Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with the Trustee’s normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

Section 3.05

Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or (ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee and the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount.  Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith.  Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.06

Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

Section 3.07

Temporary Certificates.

(a)

Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b)

If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay.  After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations.  Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.08

Appointment of Paying Agent.

(a)

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder.  The Trustee shall cause such Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders.  All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee.  If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date.  Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.  As of the Closing Date, the Trustee shall be the Paying Agent.

(b)

At any time during the period that a Form 10-K is being filed with respect to the Trust Fund  in accordance with the Exchange Act and the rules and regulations of the Commission, the Trustee shall not appoint a Paying Agent that is not the Trustee unless that Paying Agent first agrees in writing with the Trustee (i) to deliver an assessment of compliance and an accountant’s attestation in such manner and at such times in compliance with Section 6.01(l) and (m) of this Agreement, (ii) to comply with the provisions of Section 6.01(n), 6.01(o), 6.20(e)(i) and 6.20(e)(iii) of this Agreement and (iii) to indemnify the Depositor and the Master Servicer, and their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless as set forth in 6.01(p).

Section 3.09

Book-Entry Certificates.

(a)

Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates.  The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c).  Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i)

the provisions of this Section 3.09 shall be in full force and effect;

(ii)

the Depositor, the Master Servicer, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii)

to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv)

the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants.  Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b)

Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c)

If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount (or Class Notional Amount) of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer’s Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.  Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates.  Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01

Collection Account.

(a)

On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the “Collection Account”), entitled “Collection Account, Aurora Loan Services LLC, as Master Servicer, in trust for the benefit of the Holders of Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-S2.  The Collection Account shall relate solely to the Certificates and to the Lower Tier REMIC 1 Uncertificated Regular Interests issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

(b)

The Collection Account shall be an Eligible Account.  If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

(c)

The Master Servicer shall give to the Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account.  The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Master Servicer under this Agreement.  No later than 2:00 p.m. New York City time on each Master Servicer Remittance Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), other than amounts not included in the Total Distribution Amount for such Distribution Date, shall be remitted to the Trustee for deposit into the Certificate Account by wire transfer in immediately available funds.  The Master Servicer, at its option (but with prior notice to the Trustee), may choose to make daily remittances from the Collection Account to the Trustee for deposit into the Certificate Account.

(d)

The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the second Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date.  Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Master Servicer Remittance Date and two Business Days following receipt thereof, the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

(i)

all payments on account of principal, including Principal Prepayments, any Subsequent Recovery and any Scheduled Payment attributable to principal received after its related Due Date, on the Mortgage Loans;

(ii)

all payments on account of interest on the Mortgage Loans, including Prepayment Premiums, in all cases, net of the Servicing Fee with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21;

(iii)

any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including all Net Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of (x) any unpaid Servicing Fees with respect to such Mortgage Loans (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21) and (y) any amounts reimbursable to a Servicer with respect to such Mortgage Loan under the applicable Servicing Agreement and retained by such Servicer;

(iv)

all Insurance Proceeds;

(v)

all Advances made by the Master Servicer or any Servicer pursuant to Section 5.04 or the applicable Servicing Agreement;

(vi)

all amounts paid by any Servicer with respect to Prepayment Interest Shortfalls; and

(vii)

the Purchase Price or PPTL Purchase Price of any Mortgage Loan repurchased by the Depositor, the Seller, the Master Servicer or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan.

(e)

Funds in the Collection Account may be invested in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the Master Servicer Remittance Date (except that if such Eligible Investment is an obligation of the Trustee, then such Eligible Investment shall mature not later than such applicable Master Servicer Remittance Date) and any such Eligible Investment shall not be sold or disposed of prior to its maturity.  All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Trustee and Holders of the Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-S2.  All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 5.05 hereof, and shall not be part of the Trust Fund.  The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.  The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans (other than Prepayment Premiums) need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation.  If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

Section 4.02

Application of Funds in the Collection Account.

The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i)

to reimburse itself or any Servicer for Advances or Servicing Advances made by it or by such Servicer pursuant to Section 5.04 or the applicable Servicing Agreement; such right to reimbursement pursuant to this subclause (i) is limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(ii)

to reimburse itself or any Servicer, following a final liquidation of a Mortgage Loan (except as otherwise provided in the related Servicing Agreement) for any previously unreimbursed Advances made by it or by such Servicer (A) that it determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iii)

to reimburse itself or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Section 9.22(c) or the applicable Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iv)

to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or any Servicer pursuant to this Agreement, including, without limitation, Sections 9.04, 9.05(b), 9.07(a), 9.30 or 11.15;

(v)

to pay to the Depositor, the Seller or any Transferor, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Advances and Servicing Advances to the extent specified in the definition of Purchase Price or (PPTL Purchase Price (in the case of a First Payment Default Loan));

(vi)

subject to Section 5.05, to pay to itself income earned on the investment of funds deposited in the Collection Account;

(vii)

to make payments to the Trustee on each Master Servicer Remittance Date for deposit into the Certificate Account in the amount provided in Section 4.04;

(viii)

to make payment to itself, the Trustee and others pursuant to any other provision of this Agreement;

(ix)

to withdraw funds deposited in error in the Collection Account;

(x)

to clear and terminate the Collection Account pursuant to Section 7.02;

(xi)

to reimburse a successor Master Servicer (solely in its capacity as successor Master Servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor Master Servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders; and

(xii)

to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in such Servicing Agreement.

In the event that the Master Servicer fails on any Master Servicer Remittance Date to remit to the Trustee any amounts required to be so remitted to the Trustee pursuant to sub-clause (vii) by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest calculated at the “prime rate” (as published in the “Money Rates” section of The Wall Street Journal) on such amounts not timely remitted for the period from and including that Master Servicer Remittance Date to but not including the related Distribution Date.  The Master Servicer shall only be required to pay the Trustee interest for the actual number of days such amounts are not timely remitted (e.g., one day's interest, if such amounts are remitted one day after the Master Servicer Remittance Date).

In connection with withdrawals made pursuant to subclauses (i), (iii), and (v) above, the Master Servicer’s, any Servicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan.  The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal made from the Collection Account it maintains pursuant to such subclause (i), (iii) and (v).

Section 4.03

Reports to Certificateholders.

(a)

On each Distribution Date, the Trustee shall have prepared (based solely on information provided by the Master Servicer or the Swap Counterparty) and shall make available to the Swap Counterparty, the Credit Risk Manager, the Seller and each Certificateholder a report (the “Distribution Date Statement”) setting forth the following information (on the basis of Mortgage Loan level information obtained from the Master Servicer):

(i)

the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(ii)

the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to interest and the calculation thereof;

(iii)

the amount, if any, of any distribution to the Holders of the  Class P, Class X, Class LT-R and Class R Certificates and, with respect to the M2 Excess Amount, the Class M2 Certificates;

(iv)

(A) the aggregate amount of any Advances required to be made as of the end of the month immediately preceding the month in which the Distribution Date occurs by or on behalf of the Servicer (or the Master Servicer) with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made and (C) the amount, if any, by which (A) above exceeds (B) above;

(v)

the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

(vi)

the Class Principal Amount of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;

(vii)

the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(viii)

the amount of the Servicing Fees and Credit Risk Manager’s Fees paid during the Collection Period to which such distribution relates;

(ix)

the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Trustee by the Master Servicer, (a) remaining outstanding (b) Delinquent 30 to 59 days on a contractual basis, (c) Delinquent 60 to 89 days on a contractual basis, (d) Delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced, each as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties, (h) that are Charged-off Loans and (i) that are Released Mortgage Loans;

(x)

the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became a REO Property, each as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(xi)

with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

(xii)

the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Deferred Amounts, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each Class of Certificates, after giving effect to the distributions made on such Distribution Date;

(xiii)

the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates (with a notation if such Certificate Interest Rate reflects the application of the Net Funds Cap or A-IO Net Funds Cap);

(xiv)

the Interest Remittance Amount and the Principal Remittance Amount applicable to such Distribution Date;

(xv)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

(xvi)

the Overcollateralization Amount after giving effect to the distributions made on such Distribution Date;

(xvii)

the amount of any Overcollateralization Deficiency after giving effect to the distributions made on such Distribution Date;

(xviii)

the level of LIBOR and the Interest Rate of the LIBOR Certificates for such Distribution Date;

(xix)

the amount of any Net Swap Payment to the Supplemental Interest Trust made pursuant to Section 5.02, any Net Swap Payment to the Swap Counterparty made pursuant to Section 5.02, any Swap Termination Payment to the Supplemental Interest Trust made pursuant to Sections 5.02 and any Swap Termination Payment to the Swap Counterparty made pursuant to Section 5.02; and

(xx)

whether a Trigger Event is in effect for that Distribution Date.

In addition to the information listed above, such Distribution Date Statement shall also include such other information as is required by Item 1121 (§ 229.1121) of Regulation AB, other than those data elements specified in Item 1121(a)(11), (12) and (14).

In the case of information furnished pursuant to subclauses (i), (ii) and (vi) above, the amounts shall (except in the case of the report delivered to the holders of the Class M2 and Class X Certificates) be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

On any Distribution Date after the occurrence of a Section 7.01(c) Purchase Event, the information required by subclauses (i), (ii), (iii), (iv), (v), (vii), (viii), (ix), (x), (xi), (xii) and (xiv) shall be provided to the Swap Counterparty, the Credit Risk Manager, the Seller, the Holder of the Class LT-R Certificate and the LTURI-holder with regard to the Lower Tier REMIC 1 Uncertificated Regular Interests in lieu of the Certificates.

The Trustee shall make such report and any additional loan level information (and, at its option, any additional files containing the same information in an alternative format) provided to it by the Master Servicer available each month to Certificateholders, the Rating Agencies and any other parties entitled thereto via the Trustee’s internet website.  The Trustee’s internet website shall initially be located at “www.sf.citidirect.com.”  Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (800) 422-2066.  Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such or notifying the Trustee at the applicable Corporate Trust Office.  The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Trustee based solely on Mortgage Loan data provided to the Trustee by the Master Servicer (in a format agreed to by the Trustee and the Master Servicer) and information provided by the Swap Counterparty no later than 2:00 p.m. New York Time four Business Days prior to the Distribution Date.  In preparing or furnishing the foregoing information to the Certificateholders, the Trustee shall be entitled to rely conclusively on the accuracy of the information or data (i) regarding the Mortgage Loans and the related REO Property, that has been provided to the Trustee by the Master Servicer based on information received by the Master Servicer from the Servicer (ii) regarding the Swap Agreement, that has been provided by the Swap Counterparty and the Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.  The Trustee shall be entitled to conclusively rely on the Mortgage Loan data provided by the Master Servicer and shall have no liability for any errors in such Mortgage Loan data.  The Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided by the Servicer and shall have no liability for any errors in such Mortgage Loan data.

(b)

Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee, shall be promptly forwarded to the Master Servicer, the Master Servicer shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by the Servicer under the Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide) to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that the Master Servicer shall be entitled to be reimbursed by such Certificateholder for the actual expenses incurred in providing such reports and access.

(c)

Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee shall, upon written request, prepare and make available to each Person who at any time during the calendar year was a Certificateholder of record, and to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to the Certificateholders pursuant to Sections 4.03(a)(i) and 4.03(a)(ii) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns; provided, however, that this Section 4.03(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement.  Such information shall also include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund.  The Trustee shall be deemed to have satisfied this requirement if it forwards such information in any other format permitted by the Code.  The Master Servicer shall provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

(d)

The Trustee shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders.  The Master Servicer shall provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

(e)

So long as not prohibited by applicable law, the Master Servicer shall provide to the Depositor or to any party designated by the Depositor, as promptly as practicable upon the Depositor’s request, any and all loan-level information that the Depositor may request in any format reasonably requested by the Depositor.

Section 4.04

Certificate Account.

(a)

The Trustee shall establish and maintain in its name, as trustee, a trust account (the “Certificate Account”) entitled “Certificate Account, Citibank, N.A., as Trustee, in trust for the benefit of the Holders of Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-S2” until disbursed pursuant to the terms of this Agreement.  The Certificate Account shall be an Eligible Account and shall be for the benefit of the Certificateholders, subject to the rights of the Trustee set forth herein.  If the existing Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within 10 Business Days and transfer all funds and investment property on deposit in such existing Certificate Account into such new Certificate Account.  The Certificate Account shall relate solely to the Certificates and the Lower Tier REMIC 1 Uncertificated Regular Interests issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

(b)

The Trustee shall deposit or cause to be deposited into the Certificate Account, on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Master Servicer to the Trustee, all such amounts.  The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

(i)

to make payment to itself pursuant to any provision of this Agreement or to reimburse itself or its agents for any amounts reimbursable to it pursuant to Sections 6.11, 6.12 or 7.01; provided, however, that any amounts in excess of the annual cap described in clause (b) of the definition of “Interest Remittance Amount” and clause (b) of the definition of “Principal Remittance Amount” in any Anniversary Year, other than costs and expenses incurred by the Trustee pursuant to Section 6.14, in connection with any transfer of servicing, shall not be withdrawn from the Certificate Account and paid to the Trustee and the Trustee’s reimbursement for such excess amounts shall be made pursuant to Section 5.02(b)(v) hereof;

(ii)

to withdraw amounts deposited in the Certificate Account in error;

(iii)

to pay itself any investment income earned with respect to funds in the Certificate Account invested in Eligible Investments as set forth below and to make payments to itself and others pursuant to any provision of this Agreement;

(iv)

to make distributions to Certificateholders pursuant to Article V; and

(v)

to clear and terminate the Certificate Account pursuant to Section 7.02.

Funds in the Certificate Account may be invested by the Trustee in Eligible Investments (which may be obligations of the Trustee or its affiliates).  If invested, all such investments must be payable on demand or mature no later than one Business Day prior to the next Distribution Date, and shall not be sold or disposed of prior to their maturity.  All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee.  All income and gain realized from any such investment for each Distribution Date shall be compensation to the Trustee and be subject to withdrawal by the Trustee from time to time.  The amount of any losses incurred in respect of any such investments shall be paid by the Trustee for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized.  Funds held in the Certificate Account may also be held uninvested.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01

Distributions Generally.

(a)

Subject to Section 7.01 respecting the final distribution on the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V.  Such distributions shall be made by wire transfer if the Certificateholder has provided the Trustee with wire instructions or by check mailed to the address of such Certificateholder as it appears in the books of the Trustee if the Certificateholder has not provided the Trustee with wire instructions in immediately available funds to an account specified in the request and at the expense of such Certificateholder.

(b)

The final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office; provided, however, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants.  Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.  If any payment required to be made on the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

(c)

All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts (or Percentage Interests).

Section 5.02

Distributions from the Certificate Account.

(a)

On each Distribution Date on or prior to a Section 7.01(c) Purchase Event or a Trust Fund Termination Event the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount (to the extent such amount is on deposit in the Certificate Account), and amounts that are available for payment to the Swap Counterparty, and shall allocate such amount to the interests issued in respect of each REMIC created pursuant to this Agreement and shall distribute such amount as specified in subparagraphs (b) through (g) of this Section; provided that amounts that are available for payment to the Swap Counterparty shall be paid on the related Swap Payment Date.  On each Distribution Date after a Section 7.01(c) Purchase Event but on or prior to a Trust Fund Termination Event, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount (to the extent such amount is on deposit in the Certificate Account), and amounts that are available for payment to the Swap Counterparty, and shall allocate such amount to the interests issued in respect of REMIC 1 created pursuant to this Agreement and shall distribute such amount as specified in subparagraphs (h) and (j) of this Section; provided that amounts that are available for payment to the Swap Counterparty shall be paid on the related Swap Payment Date.

(b)

    On each Distribution Date (or, with respect to clause (i) below, on the related Swap Payment Date) the Trustee shall distribute the Interest Remittance Amount in the following order of priority:

(i)

for deposit into the Supplemental Interest Trust Account, an amount equal to the lesser of (x) the amount of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty on the related Swap Payment Date and (y) the Interest Remittance Amount for such Distribution Date;

(ii)

concurrently, to each Class of Senior Certificates, Current Interest and any Carryforward Interest for each such Class and such Distribution Date; provided, however, that any shortfall in Current Interest and Carryforward Interest shall be allocated among such Classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon;

(iii)

to each Class of Subordinate Certificates, in accordance with the Subordinate Priority, Current Interest and any Carryforward Interest for each such Class and such Distribution Date;

(iv)

to the Credit Risk Manager, the Credit Risk Manager’s Fee;

(v)

to the Trustee, any amounts reimbursable pursuant to Section 4.04(b)(i) and not previously reimbursed to the Trustee; and

(vi)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (d) of this Section, any Interest Remittance Amount remaining after application pursuant to clauses (i) through (v) above.

(c)

On each Distribution Date or related Swap Payment Date, as applicable, the Trustee shall distribute the Principal Distribution Amount for such date as follows:

(i)

On each Distribution Date (or, with respect to clause (A) below, on the related Swap Payment Date) (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, until the aggregate Certificate Principal Amount of the LIBOR Certificates and the Fixed Rate Certificates (other than the Class A-IO Certificates) equals the Target Amount for such Distribution Date, the Trustee shall distribute the Principal Distribution Amount in the following order of priority:

(A)

for deposit into the Supplemental Interest Trust Account, an amount equal to the lesser of (x) the amount of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty on the related Swap Payment Date, to the extent not paid pursuant to Section 5.02(b)(i) and (y) the Principal Remittance Amount for such Distribution Date;

(B)

to the Class A1 and Class A2 Certificates, in accordance with the Senior Priority, until the Class Principal Amount of each such Class has been reduced to zero;

(C)

to each Class of Subordinate Certificates, in accordance with the Subordinate Priority, until the Class Principal Amount of each such Class has been reduced to zero; and

(D)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (d) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (A) through (C) of this Section 5.02(c)(i).

Any Principal Distribution Amount remaining on any Distribution Date after the Target Amount is achieved will be applied as part of Monthly Excess Cashflow for such Distribution Date as provided in subsection (d) of this Section.

(ii)

On each Distribution Date (or, with respect to clause (A) below, on the related Swap Payment Date) (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Distribution Amount for such date will be distributed in the following order of priority:

(A)

for deposit into the Supplemental Interest Trust Account, an amount equal to the lesser of (x) the amount of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty on the related Swap Payment Date, to the extent not paid pursuant to Section 5.02(b)(i) and (y) the Principal Remittance Amount for such Distribution Date;

(B)

to the Class M1 and Class M2 Certificates, sequentially, in that order, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Supplemental Interest Trust Account on the related Swap Payment Date pursuant to clause (A) above and (y) the M2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of each such Class has been reduced to zero;

(C)

to the Class M3 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Supplemental Interest Trust Account or distributed to the Class M1 and Class M2 Certificates on such date pursuant to clauses (A) and (B) above, and (y) the M3 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(D)

to the Class M4 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Supplemental Interest Trust Account or distributed to the Class M1, Class M2 and Class M3 Certificates on such date pursuant to clauses (A) through (C) above, and (y) the M4 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(E)

to the Class M5 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Supplemental Interest Trust Account or distributed to the Class M1, Class M2, Class M3 and Class M4 Certificates on such date pursuant to clauses (A) through (D) above, and (y) the M5 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(F)

to the Class M6 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Supplemental Interest Trust Account or distributed to the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates on such date pursuant to clauses (A) through (E) above, and (y) the M6 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(G)

to the Class M7 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Supplemental Interest Trust Account or distributed to the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates on such date pursuant to clauses (A) through (F) above, and (y) the M7 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(H)

to the Class M8 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Supplemental Interest Trust Account or distributed to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates on such date pursuant to clauses (A) through (G) above, and (y) the M8 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(I)

to the Class M9 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Supplemental Interest Trust Account or distributed to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates on such date pursuant to clauses (A) through (H) above, and (y) the M9 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(J)

to the Class B1 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Supplemental Interest Trust Account or distributed to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates on such date pursuant to clauses (A) through (I) above, and (y) the B1 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(K)

to the Class B2 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Supplemental Interest Trust Account or distributed to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class B1 Certificates on such date pursuant to clauses (A) through (J) above, and (y) the B2 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(L)

to the Class B3 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Supplemental Interest Trust Account or distributed to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates on such date pursuant to clauses (A) through (K) above, and (y) the B3 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(M)

to the Class B4 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount paid to the Supplemental Interest Trust for deposit into the Supplemental Interest Trust Account or distributed to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Certificates on such date pursuant to clauses (A) through (L) above, and (y) the B4 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero; and

(N)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 5.02(d), any Principal Distribution Amount remaining after application pursuant to clauses (A) through (M) above.

(d)

On each Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

(i)

for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the LIBOR Certificates and the Fixed Rate Certificates (other than the Class A-IO Certificates) equals the Target Amount for such Distribution Date, in the following order of priority:

(A)

to the Class A1 and Class A2 Certificates, in accordance with the Senior Priority, in reduction of their respective Class Principal Amounts, after giving effect to distributions pursuant to clause (c) above on such Distribution Date, until the Class Principal Amount of each such Class has been reduced to zero; and

(B)

to each Class of Subordinate Certificates, in accordance with the Subordinate Priority, in reduction of their Class Principal Amounts, in each case after giving effect to distributions pursuant to clause (c) above on such Distribution Date, until the Class Principal Amount of each such Class has been reduced to zero;

(ii)

for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

(A)

to the Class M1 and Class M2 Certificates, sequentially, in that order, in reduction of their respective Class Principal Amounts, until the aggregate of the Class Principal Amounts of the Class M1 and Class M2 Certificates, after giving effect to distributions on such Distribution Date, equals the M2 Target Amount;

(B)

to the Class M3 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of the Class M1, Class M2 and Class M3 Certificates, after giving effect to distributions on such Distribution Date, equals the M3 Target Amount;

(C)

to the Class M4 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of the Class M1, Class M2, Class M3 and Class M4 Certificates, after giving effect to distributions on such Distribution Date, equals the M4 Target Amount;

(D)

to the Class M5 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates, after giving effect to distributions on such Distribution Date, equals the M5 Target Amount;

(E)

to the Class M6 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, after giving effect to distributions on such Distribution Date, equals the M6 Target Amount;

(F)

to the Class M7 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates, after giving effect to distributions on such Distribution Date, equals the M7 Target Amount;

(G)

to the Class M8 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates, after giving effect to distributions on such Distribution Date, equals the M8 Target Amount;

(H)

to the Class M9 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates, after giving effect to distributions on such Distribution Date, equals the M9 Target Amount;

(I)

to the Class B1 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class B1 Certificates, after giving effect to distributions on such Distribution Date, equals the B1 Target Amount;

(J)

to the Class B2 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, after giving effect to distributions on such Distribution Date, equals the B2 Target Amount;

(K)

to the Class B3 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2 and Class B3 Certificates, after giving effect to distributions on such Distribution Date, equals the B3 Target Amount; and

(L)

to the Class B4 Certificates, in reduction of their Class Principal Amount, until the aggregate of the Class Principal Amounts of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Certificates, after giving effect to distributions on such Distribution Date, equals the B4 Target Amount;

(iii)

to each Class of Subordinate Certificates, in accordance with the Subordinate Priority, any Deferred Amount for each such Class and such Distribution Date;

(iv)

to the Basis Risk Reserve Fund, an amount equal to the Basis Risk Payment for such Distribution Date, and then from the Basis Risk Reserve Fund, in the following order of priority:

(A)

concurrently, in proportion to their respective Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, to each Class of Senior Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date;

(B)

to each Class of Subordinate Certificates, in accordance with the Subordinate Priority, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date; and

(C)

to the Supplemental Interest Trust Account, for application pursuant to Sections 5.02(e)(xi), any amounts remaining in the Basis Risk Reserve Fund, after taking into account distributions pursuant to clauses (A) and (B) above, in excess of the Required Reserve Fund Deposit for such Distribution Date;

(v)

on the Distribution Date occurring in April 2011 (or the next succeeding Distribution Date on which sufficient funds are available in the Certificate Account to make such distributions to the Class P Certificates), $100 to the Class P Certificates in payment of their Class P Principal Amount;

(vi)

to the Class M2 Certificates, the amount described in clause (a) of the definition of “M2 Excess Amount”; and

(vii)

to the Class LT-R Certificates, any amount remaining on such date after application pursuant to clauses (i) through (vi) above to the extent attributable to REMIC 1, and otherwise to the Class R Certificates;

(e)

On each Distribution Date (or, with respect to clauses (i), (ii), (ix) and (x) below, on the related Swap Payment Date), the Trustee shall distribute the Swap Amount for such date after making all distributions under Section 5.02(d) above as follows:

(i)

to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Swap Payment Date;

(ii)

to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement for such Swap Payment Date;

(iii)

concurrently, to the Senior Certificates, Current Interest and any Carryforward Interest for each such Class and such Distribution Date, to the extent unpaid (any shortfall in Current Interest and Carryforward Interest to be allocated among such Classes in proportion to the amount of Current Interest and Carryforward Interest that would have otherwise been distributable thereon);

(iv)

to the Class M1, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Certificates, sequentially, in that order, Current Interest and any Carryforward Interest for each such Class and such Distribution Dates to the extent unpaid;

(v)

to the LIBOR Certificates and Fixed Rate Certificates, any amount necessary to maintain the Targeted Overcollateralization Amount as specified in Sections 5.02(d)(i) and (ii) above for such Distribution Date, for application pursuant to the priorities set forth in such Sections, after giving effect to distributions pursuant to such Sections; provided, however, that the sum of all such amounts distributed pursuant to this Section 5.02(e)(v) and all amounts distributed pursuant to Section 5.02(e)(vi) shall not exceed the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Collection Period less any amounts previously distributed pursuant to this Section 5.02(e)(v);

(vi)

to Class M1, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Certificates, sequentially, in that order, any Deferred Amount for each such Class and such Distribution Date, to the extent unpaid; provided, however, that the sum of all such amounts distributed pursuant to this Section 5.02(e)(vi) and all amounts distributed pursuant to Section 5.02(e)(v) shall not exceed the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Collection Period less any amounts previously distributed pursuant to this Section 5.02(e)(vi);

(vii)

to the Senior Certificates, concurrently, in proportion to their respective Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class for such Distribution Date, to the extent unpaid;

(viii)

to the Class M1, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class for such Distribution Date, to the extent unpaid;

(ix)

if applicable, to the Swap Termination Receipts Account for application to the purchase of a replacement swap agreement pursuant to Section 5.09;

(x)

to the Swap Counterparty, any unpaid Swap Termination Payment due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement;

(xi)

to the Class M2 Certificates, the amount described in clause (b) in the definition of “M2 Excess Amount”; and

(xii)

on the first Distribution Date on which the Class Principal Amount of each Class of Certificates has been reduced to zero, to the Class M2 Certificates, all amounts remaining in the Supplemental Interest Trust Account.

(f)

[Reserved]

(g)

On each Distribution Date, an amount equal to the aggregate of all Prepayment Premiums collected during the preceding Prepayment Period shall be distributed to the Class P Certificates.

(h)

On each Distribution Date occurring after a Section 7.01(c) Purchase Event but on or prior to a Trust Fund Termination Event, the Trustee (or the Paying Agent on behalf of the Trustee), shall withdraw from the Certificate Account the Total Distribution Amount (to the extent such amount is on deposit in the Certificate Account), and shall allocate such amount to the interests issued in respect of the Lower Tier REMIC 1 Uncertificated Regular Interests created pursuant to this Agreement and shall distribute such amount first, for deposit into the Supplemental Interest Trust Account, an amount equal to any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty on the related Swap Payment Date, second, to the Credit Risk Manager, the Credit Risk Manager’s Fee, third, to the Trustee, any amounts reimbursable pursuant to Section 4.04(b)(i) and not previously reimbursed to the Trustee and fourth, to the LTURI-holder, any remaining Total Distribution Amount to the extent payable on the Lower Tier REMIC I Uncertificated Regular Interests as provided in the Preliminary Statement, and fifth, to the Class LT-R Certificates.

(i)

On each Swap Payment Date occurring after a Section 7.01(c) Purchase Event but on or prior to a Trust Fund Termination Event, the Trustee shall distribute the Swap Amount for such date first, to the Swap Counterparty to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Swap Payment Date; second, to the Swap Counterparty, to pay any Swap Termination Payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Swap Payment Date, third, if applicable, to the Swap Termination Receipts Account, for application to the purchase of a replacement swap agreement pursuant to Section 5.09; and fourth, any remaining amount of Swap Amount, to the LTURI-holder.

Section 5.03

Allocation of Losses.

(a)

On each Distribution Date, the Class Principal Amounts of the Subordinate Certificates will be reduced by the amount of any Applied Loss Amount for such date, in the following order of priority:

(i)

to the Class B4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(ii)

to the Class B3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(iii)

to the Class B2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(iv)

to the Class B1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(v)

to the Class M9 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(vi)

to the Class M8 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(vii)

to the Class M7 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(viii)

to the Class M6 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(ix)

to the Class M5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(x)

to the Class M4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(xi)

to the Class M3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(xii)

to the Class M2 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

(xiii)

to the Class M1 Certificates, until the Class Principal Amount thereof has been reduced to zero.

Section 5.04

Advances by Master Servicer, Servicer and Trustee.

(a)

Subject to Section 9.07, Advances shall be made in respect of each Master Servicer Remittance Date as provided herein.  If, on any Determination Date, any Servicer determines that any Scheduled Payments due during the related Collection Period (other than Balloon Payments) have not been received, such Servicer shall advance such amount to the extent provided in the applicable Servicing Agreement.  If any Servicer fails to remit Advances required to be made under the applicable Servicing Agreement, the Master Servicer shall itself make, or shall cause the successor Servicer to make, such Advance on the Master Servicer Remittance Date immediately following such Determination Date.  If the Master Servicer determines that an Advance is required, it shall on the Master Servicer Remittance Date immediately following such Determination Date either (i) remit to the Trustee from its own funds (or funds advanced by the applicable Servicer) for deposit in the Certificate Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Trustee for deposit in the Certificate Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance.  Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Trustee for deposit in the Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to Certificateholders required to be made on the related Distribution Date.  The Master Servicer and the Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is non-recoverable, the Master Servicer shall be under no obligation to make such Advance.  The Trustee shall be entitled to conclusively rely upon any determination by the Master Servicer that an Advance, if made, would constitute a non-recoverable Advance.

(b)

In the event that the Master Servicer or any Servicer fails for any reason to make an Advance required to be made pursuant to this Section 5.04 on or before the Master Servicer Remittance Date, the Trustee, solely in its capacity as successor Master Servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or the Servicer that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Master Servicer or any Servicer with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise.  The Trustee shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Master Servicer.

Section 5.05

Compensating Interest Payments.

The Master Servicer shall not be responsible for making any Compensating Interest Payments not made by the Servicer.  Any Compensating Interest Payments made by the Servicer shall be a component of the Interest Remittance Amount.

Section 5.06

Basis Risk Reserve Fund.

(a)

  On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Certificateholders, a Basis Risk Reserve Fund, into which Lehman Brothers Holdings Inc. (“LBH”) shall initially deposit $1,000.  The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Trustee held pursuant to this Agreement.

(b)

On each Distribution Date, the Trustee shall distribute in the order of priority and to the extent specified in Section 5.02(d)(iv) of this Agreement the Basis Risk Payment, if any, for such Distribution Date.  On any Distribution Date, any amounts that the Trustee is not required to distribute from the Basis Risk Reserve Fund pursuant to Section 5.02(d)(iv) shall remain on deposit in the Basis Risk Reserve Fund.

(c)

Funds in the Basis Risk Reserve Fund shall be invested in Eligible Investments.  The Class M2 Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and LBH on behalf of the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  LBH shall be liable for any losses incurred on such investments.  In the absence of written instructions from LBH as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall remain uninvested.  The Basis Risk Reserve Fund will be terminated after a Trust Fund Termination Event.

Section 5.07

Supplemental Interest Trust.

(a)

A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Trustee in trust for the benefit of the Certificateholders and the Swap Counterparty.  The Trustee, as trustee of the Supplemental Interest Trust, shall establish an account (the “Supplemental Interest Trust Account”), into which LBH shall initially deposit $1,000.  The Supplemental Interest Trust Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Trustee held pursuant to this Agreement.

(b)

The Trustee shall deposit into the Supplemental Interest Trust Account any Net Swap Payment required pursuant to Sections 5.02(b), (c) and (e), any Swap Termination Payment required pursuant to Sections 5.02(b), (c) and (e), any amounts received from the Swap Counterparty under the Swap Agreement and any amounts distributed from the Basis Risk Reserve Fund required pursuant to Sections 5.02(d)(iv)(C) and (d)(vii), and shall distribute from the Supplemental Interest Trust Account any Net Swap Payment required pursuant to Section 5.02(e)(i) or Section 5.02(i), applicable, or Swap Termination Payment required pursuant to Sections 5.02(e)(ii) and 5.02(e)(x) or Section 5.02(i), as applicable.

(c)

Funds in the Supplemental Interest Trust Account shall be invested in Eligible Investments.  Any earnings on such amounts shall be distributed on each Distribution Date pursuant to Section 5.02(e) or Section 5.02 (i), as applicable.  The Class M2 Certificates shall evidence ownership of the Supplemental Interest Trust Account for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  LBH shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class M2 Certificateholders as to investment of funds on deposit in the Supplemental Interest Trust Account, such funds shall remain uninvested.  Any amounts on deposit in the Supplemental Interest Trust Account in excess of the Swap Amount on any Distribution Date shall be held for distribution pursuant to Section 5.02(e) or Section 5.02(i), as applicable, on the following Distribution Date.

(d)

Upon termination of the Trust Fund, any amounts remaining in the Supplemental Interest Trust Account shall be distributed pursuant to the priorities set forth in Section 5.02(e) or Section 5.02(i), as applicable.

(e)

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the holder of the Class M2 Certificates unless and until the date when either (a) there is more than one Class M2 Certificateholder or (b) any Class of Certificates in addition to the Class M2 Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes.  The Trustee shall not be responsible for any entity level tax reporting for the Supplemental Interest Trust.

(f)

To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Trustee, any obligation of the Trustee under the Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

Section 5.08

Rights of Swap Counterparty.

The Swap Counterparty shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right, upon designation of an “Early Termination Date” (as defined in the Swap Agreement), to enforce its rights under this Agreement, which rights include but are not limited to the obligation of the Trustee (A) to deposit any Net Swap Payment required pursuant to Sections 5.02(b), (c) and (e) and any Swap Termination Payment required pursuant to Sections 5.02(b), (c) and (e) into the Supplemental Interest Trust Account, (B) to deposit any amounts from the Basis Risk Reserve Fund required pursuant to Sections 5.02(d)(iv)(C) into the Supplemental Interest Trust Account, (C) to pay any Net Swap Payment required pursuant to Section 5.02(e)(i) and Section 5.02(i), as applicable, or Swap Termination Payment required pursuant to Section 5.02(e)(ii) and Section 5.02(e)(x) or Section 5.02(i), as applicable, to the Swap Counterparty and (D) to establish and maintain the Supplemental Interest Trust Account, to make such deposits thereto, investments therein and distributions therefrom as are required pursuant to Section 5.07.  For the protection and enforcement of the provisions of this Section the Swap Counterparty shall be entitled to such relief as can be given either at law or in equity.

Section 5.09

Swap Termination Receipts.

(a)

In the event of an “Early Termination Event” as defined under the Swap Agreement, (i) any Swap Termination Payment made by the Swap Counterparty to the Supplemental Interest Trust paid pursuant to Section 5.02(e)(ix), Section 5.02(h) or Section 5.02(i), as applicable, (“Swap Termination Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Swap Termination Receipts Account”) and (ii) any amounts received from a replacement Swap Counterparty (“Swap Replacement Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Swap Replacement Receipts Account”).  Solely upon written direction of the Depositor, the Trustee shall invest, or cause to be invested, funds held in the Swap Termination Receipts Account and the Swap Replacement Receipts Account in time deposits of the Trustee as permitted by clause (ii) of the definition of Eligible Investments or as otherwise directed in writing by a majority of the Certificateholders.  All such investments must be payable on demand or mature on a Swap Payment Date, a Distribution Date or such other date as directed by the Certificateholders.  If no such direction is given by the Depositor, such funds shall remain uninvested.  All such Eligible Investments will be made in the name of the Trustee of the Supplemental Interest Trust (in its capacity as such) or its nominee.  All income and gain realized from any such investment shall be deposited in the Swap Termination Receipts Account or the Swap Replacement Receipts Account, as applicable, and all losses, if any, shall be borne by the related account.

Unless otherwise permitted by the Rating Agencies as evidenced in a written confirmation, the Depositor shall arrange for replacement Swap Agreement(s) and the Trustee shall promptly, at the written direction of the Depositor, use amounts on deposit in the Swap Termination Receipts Account, if necessary, to enter into replacement Swap Agreement(s) which shall be executed and delivered by the Trustee on behalf of the Supplemental Interest Trust upon receipt of written confirmation from each Rating Agency that such replacement Swap Agreement(s) will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency.

Amounts on deposit in the Swap Replacement Receipts Account shall be held for the benefit of the related Swap Counterparty and paid to such Swap Counterparty if the Supplemental Interest Trust is required to make a payment to such Swap Counterparty following an event of default or termination event with respect to the Supplemental Interest Trust under the related Swap Agreement.  Any amounts not so applied shall, following the termination or expiration of such Swap Agreement, be paid to the Class M2 Certificates.

ARTICLE VI

CONCERNING THE TRUSTEE EVENTS OF DEFAULT

Section 6.01

Duties of Trustee.

(a)

The Trustee, except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee.  If an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge) has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)

The Trustee , upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee  which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are on their face in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer, any Servicer, the Swap Counterparty or the Credit Risk Manager to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement.  Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform on its face to the form required by this Agreement in a material manner the Trustee shall notify the Person providing such resolutions, certificates, statements, opinions, reports or other documents of the non-conformity, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificateholders and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders.

(c)

The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction or with the consent of Holders as provided in Section 6.18 hereof;

(ii)

For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer to (i) remit funds (or make Advances) or (ii) furnish information to the Trustee when required to do so)  unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the applicable Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

(iii)

No provision of this Agreement shall require the Trustee  to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor or the Master Servicer under this Agreement; and

(iv)

The Trustee shall not be responsible for any act or omission of the Master Servicer, any Servicer, the Credit Risk Manager, the Depositor, the Seller, the Swap Counterparty or any Custodian.

(d)

The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the applicable Corporate Trust Office of the Trustee and makes reference to this series of Certificate or this Agreement, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

(e)

The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement.

(f)

The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g)

The Trustee shall not be held liable by reason of any insufficiency in the Collection Account or the Basis Risk Reserve Fund resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

(h)

Except as otherwise provided herein, the Trustee shall not have any duty (A) to undertake any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to ensure the maintenance of any such recording or filing or depositing or to undertake any rerecording, refiling or redepositing of any such statement or agreement, (B) to see to any insurance or claim under any Insurance Policy, (C) to establish or maintain the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund or the Supplemental Interest Trust other than from funds available in the Collection Account or the Certificate Account or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer, any Servicer, the Swap Counterparty, the Depositor or the Credit Risk Manager delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(i)

The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or any other officer of the Trustee unless it shall be proved that the Trustee  was negligent in ascertaining the pertinent facts.

(j)

Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)

This Agreement shall not be construed to render the Trustee an agent of the Master Servicer or any Servicer.

(l)

On or before March 15 of each calendar year for so long as the Depositor is subject to Exchange Act reporting requirements for the Structured Asset Securities Corporation Mortgage Loan Trust 2006-S2, beginning with March 15, 2007, the Trustee shall deliver to the Sponsor, the Master Servicer and the Depositor a report regarding its assessment of compliance with the Relevant Servicing Criteria identified in Exhibit T hereto with respect to the Trustee, as of and for the period ending the end of the fiscal year of the Trust Fund.  Each such report shall include (a) a statement of the party’s responsibility for assessing compliance with the Servicing Criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB (§ 229.1122(d)) to assess compliance with the applicable Servicing Criteria, (c) disclosure of any material instance of noncompliance identified by such party and (d) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the applicable Servicing Criteria, which report shall be delivered by the Trustee as provided in Section 6.01(m).  In addition, on or before March 15th of each calendar year for so long as the Depositor is subject to Exchange Act reporting requirements for the Structured Asset Securities Corporation Mortgage Loan Trust 2006-S2, beginning with March 15, 2007, the Trustee shall, at its own expense, furnish or cause to be furnished to the Sponsor and the Depositor an assessment of compliance and attestation of any Subcontractor with respect to the Trustee.

(m)

On or before March 15th of each calendar year for so long as the Depositor is subject to Exchange Act reporting requirements for the Structured Asset Securities Corporation Mortgage Loan Trust 2006-S2, beginning with March 15, 2007, the Trustee shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Trustee), which is a member of the American Institute of Certified Public Accountants, to furnish to the Sponsor, the Master Servicer and the Depositor a report to the effect that such firm attests to, and reports on, the assessment made by such asserting party pursuant to Section 6.01(l) above, which report shall be made in accordance with standards for attestation engagements issued or adopted by the PCAOB.

(n)

For so long as the Depositor is subject to Exchange Act reporting requirements for the Structured Asset Securities Corporation Mortgage Loan Trust 2006-S2, the Trustee shall give prior written notice to the Sponsor, the Master Servicer and the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance satisfactory to the Sponsor and the Depositor) of the role and function of each Subcontractor utilized by the Trustee, specifying (A) the identity of each such Subcontractor and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance and accountants’ attestations provided by each such Subcontractor.

(o)

For so long as the Depositor is subject to Exchange Act reporting requirements for the Structured Asset Securities Corporation Mortgage Loan Trust 2006-S2, the Trustee shall notify the Sponsor, the Master Servicer and the Depositor within three (3) Business Days of the related Distribution Date (i) of any legal proceedings pending against the Trustee of the type described in Item 1117 (§ 229.1117) of Regulation AB, (ii) of any merger, consolidation or sale of substantially all of the assets of the Trustee and (iii) if the Trustee shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the parties listed on Exhibit V hereto or any of their affiliates.  On or before March 1st of each year, the Depositor shall distribute the information in Exhibit V to the Trustee.

(p)

The Trustee agrees to indemnify the Depositor and the Master Servicer, and their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any failure by the Trustee to comply with the provisions of Subsections 6.01(l), (n) and (o) above; provided, however, that in no event shall the Trustee be liable for any special, consequential, indirect or punitive damages pursuant to this Section 6.01(p), even if advised of the possibility of such damages.

(q)

Notwithstanding anything in this Agreement, any Servicing Agreement or any Credit Risk Management Agreement to the contrary, the Trustee shall have no duty or obligation to enforce any Credit Risk Management Agreement or to supervise, monitor or oversee the activities of any Servicer under its Credit Risk Management Agreement with respect to any action taken or not taken by a Servicer at the direction of the Seller or pursuant to a recommendation of the Credit Risk Manager.

Section 6.02

Certain Matters Affecting the Trustee .

Except as otherwise provided in Section 6.01:

(a)

The Trustee  may request, and may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)

The Trustee  may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)

The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)

Unless an Event of Default shall have occurred and be continuing,  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates or, if such Classes have been retired pursuant to a Section 7.01(c) Purchase Event, the LTURI-holder; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders, as applicable, as a condition to proceeding.  The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

(e)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided, further, that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

(f)

The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)

The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(h)

The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund or Supplemental Interest Trust created hereby or the powers granted hereunder.

Section 6.03

Trustee Not Liable for Certificates.

The Trustee  makes no representations as to the validity or sufficiency of this Agreement, the Swap Agreement, the Certificates (other than the certificate of authentication on the Certificates) or the Lower Tier REMIC 1 Uncertificated Regular Interests or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.  The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates.  The Trustee shall not be responsible for the legality or validity of this Agreement or the Swap Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates or the Lower Tier REMIC 1 Uncertificated Regular Interests issued or intended to be issued hereunder.  Except as otherwise provided herein, the Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 6.04

Trustee May Own Certificates.

The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee or such agent.

Section 6.05

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be (i) an institution whose accounts are insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Master Servicer or any Servicer.  In addition, the Trustee shall have a minimum short-term debt rating of at least “A-1” from S&P.  If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

Section 6.06

Resignation and Removal of Trustee.

(a)

The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, and the Master Servicer.  Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee, and one copy to the Master Servicer.  If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b)

If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor , (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, (iv) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating, (v) the Trustee shall fail to deliver the information or reports required pursuant to Sections 6.01(l) through (o) hereto or (vi) the Depositor desires to replace the Trustee with a successor trustee, then the Depositor shall remove the Trustee and the Depositor shall appoint a successor trustee acceptable to the Master Servicer by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy each to the successor trustee and one copy to the Master Servicer; provided, however, that if the Trustee is removed for the failure to provide the accountant’s attestation pursuant to Section 6.01(m) of this Agreement, the Trustee shall reimburse the Depositor for reasonable out-of-pocket costs incurred by the Depositor in providing for a successor Trustee.

(c)

The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days’ written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee and one copy to the Master Servicer; the Depositor shall thereupon appoint a successor trustee in accordance with this Section mutually acceptable to the Depositor and the Master Servicer.

(d)

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon (i) the payment of all unpaid amounts owed to the Trustee and (ii) the acceptance of appointment by the successor trustee as provided in Section 6.07.

Section 6.07

Successor Trustee.

(a)

Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Swap Counterparty and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein.  The predecessor trustee (or its custodian) shall deliver to any successor trustee (or assign to the Trustee its interest under each Custodial Agreement, to the extent permitted thereunder) all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement.  In addition, the Master Servicer and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

(b)

No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

(c)

Upon acceptance of appointment by a successor trustee as provided in this Section, the predecessor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency.  The expenses of such mailing shall be borne by the predecessor trustee.

(d)

Upon the resignation or removal of the Trustee pursuant to this Section 6.07, the Trustee shall deliver the amounts held in its possession for the benefit of the Certificateholders to the successor trustee or the successor trustee’s designee upon the appointment of such successor trustee.

Section 6.08

Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05.  Unless and until a Form 15 suspension notice shall have been filed, as a condition to the succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Sponsor, the Master Servicer and the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, of such succession or appointment and shall furnish to the Sponsor, the Master Servicer and the Depositor in writing and in form and substance reasonably satisfactory to the Sponsor, the Master Servicer and the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 6.20, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 6.09

Appointment of Co-Trustee, Separate Trustee or Custodian.

(a)

Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located.  The separate Trustees, co-trustees or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.  The Trustee shall not be responsible for any action or omission of any separate trustee, co-trustee or custodian.  Notwithstanding the foregoing, at any time during the period that a Form 10-K is being filed with respect to the Trust Fund in accordance with the Exchange Act and the rules and regulations of the Commission, no such co-custodian or co-trustee shall be vested with any powers, rights and remedies under this Agreement unless such party has agreed to comply with all Regulation AB requirements set forth under this Agreement or the related Custodial Agreement, as applicable.

(b)

Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of monies shall be exercised solely by the Trustee;

(ii)

all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii)

no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv)

the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c)

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer.

(d)

Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)

No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f)

The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g)

The Trustee shall pay the reasonable compensation of the co-trustees requested by the Trustee to be so appointed (which compensation shall not reduce any compensation payable to the Trustee ) and, if paid by the Trustee, shall be a reimbursable expense pursuant to Section 6.12.

Section 6.10

Authenticating Agents.

(a)

The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates.  Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

(b)

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c)

Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee and the Depositor.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor.  Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10.  No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.  Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

Section 6.11

Indemnification of Trustee.

The Trustee and its directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder or under the Swap Agreement, the Mortgage Loan Sale Agreement, each Transfer Agreement, each Servicing Agreement or each Custodial Agreement, including any applicable fees and expenses payable pursuant to Section 6.12 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i)

with respect to any such claim, the Trustee shall have given the Depositor, the Master Servicer and the Holders written notice thereof promptly after a Responsible Officer of the Trustee shall have knowledge thereof, provided that the failure to provide such prompt written notice shall not affect the Trustee’s right to indemnification hereunder;

(ii)

while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense; and

(iii)

notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The Trustee shall be further indemnified by the Seller for and held harmless against, any loss, liability or expense arising out of, or in connection with, the provisions set forth in the fourth paragraph of Section 2.01(a) hereof, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph.

The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

Section 6.12

Fees and Expenses of Trustee and Custodians.

The Trustee shall be entitled to receive, and is authorized to pay itself, any investment income and earnings on the Certificate Account.  The Trustee shall be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment and any amounts described in Section 10.01 to which the Trustee is entitled as provided therein), except for expenses, disbursements and advances that either (i) do not constitute “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) or (ii) arise from its negligence, bad faith or willful misconduct.  Each Custodian shall receive compensation and reimbursement or payment of its expenses under the related Custodial Agreement as provided therein; provided that to the extent required under Section 6  or Section 20 of the Custodial Agreement, the Trustee is hereby authorized to pay such compensation or reimbursement from amounts on deposit in the Certificate Account prior to any distributions to Certificateholders pursuant to Section 5.02 hereof.

Section 6.13

Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement.  The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.  If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted.  If the Trustee shall subsequently receive any such amounts, it may withdraw such request.

Section 6.14

Events of Default; Trustee To Act; Appointment of Successor.

(a)

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i)

Any failure by the Master Servicer to furnish to the Trustee the Mortgage Loan data sufficient to prepare the reports described in Section 4.03(a) (other than with respect to the information referred to in clauses (xviii) and (xix) of such Section 4.03(a)) which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee, or to such Master Servicer and the Trustee by the Holders of not less than 25% of the Class Principal Amount or Class Notional Amount of each Class of Certificates affected thereby; or

(ii)

Any failure by the Master Servicer to duly perform, within the required time period and without notice, its obligations to provide any certifications required pursuant to Sections 9.25 or 9.26, which failure continues unremedied for a period of five (5) days from the date of delivery required with respect to such certification; or

(iii)

Except with respect to those items listed in clause (ii) above, any failure by the Master Servicer to duly perform, within the required time period, without notice or grace period, its obligations to provide any information, data or materials required to be provided hereunder pursuant to Sections 9.23 and 9.29(b), including any items required to be included in any Exchange Act report; or

(iv)

Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates; or

(v)

A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

(vi)

The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(vii)

The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(viii)

The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.27 hereof; or

(ix)

If a representation or warranty set forth in Section 9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates; or

(x)

A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee, Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates; or

(xi)

The Master Servicer has notice or actual knowledge that the Servicer at any time is not either a Fannie Mae- or Freddie Mac- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of the Servicer under the Servicing Agreement and replaced the Servicer with a Fannie Mae- or Freddie Mac -approved servicer within 60 days of the date the Master Servicer receives such notice or acquires such actual knowledge; or

(xii)

After receipt of notice from the Trustee, any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the terms of this Agreement, including any Advance, on any Master Servicer Remittance Date which failure continues unremedied for a period of one Business Day (but in no event later than 12:00 p.m. New York City time on the related Distribution Date) after the date upon which notice of such failure shall have been given to the Master Servicer by the Trustee.

If an Event of Default described in clauses (i) through (xii) of this Section shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.  If an Event of Default described in clause (xii) of this Section shall occur, then, in each and every case, subject to applicable law, so long as such Event of Default shall not have been remedied within the time period prescribed by clause (xii) of this Section 6.14, the Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.  On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and pursuant to and under the terms of this Agreement; provided, however, the parties acknowledge that notwithstanding the preceding sentence there may be a transition period, not to exceed 90 days, in order to effect the transfer of the Master Servicing obligations to the Trustee.  The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.  The defaulting Master Servicer agrees to cooperate with the Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicer of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans.  The Master Servicer being terminated (or the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) as a result of an Event of Default shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

The Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of master servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively.  If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust Fund and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Certificate Account pursuant to Section 4.04(b); provided that the terminated Master Servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Event of Default shall occur of which a Responsible Officer of the Trustee ahs actual knowledge, the Trustee shall promptly notify the Swap Counterparty and each Rating Agency of the nature and extent of such Event of Default.  The Trustee shall immediately give written notice to the Master Servicer upon the Master Servicer’s failure to remit funds on the Master Servicer Remittance Date.

(b)

Within 90 days of the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.28, the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder.  In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and within a period of time not to exceed 90 days after the issuance of written notice of termination pursuant to Section 6.14(a) or Section 9.28 or for any breach of representation or warranty by such predecessor Master Servicer. The Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14.  In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer.  As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee.

(c)

Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of the Master Servicer hereunder.  Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, or the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.  The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith.  The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or the Lower Tier REMIC 1 Uncertificated Regular Interests or thereafter be received with respect to the Mortgage Loans.  Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

Section 6.15

Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 6.16

Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of Certificateholders may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.17

Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register and the Swap Counterparty.  The Trustee shall also, within 45 days after the occurrence of any Event of Default known to a Responsible Officer of the Trustee, give written notice thereof and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.18

Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and provided, further, that subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 6.19

Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer and the Swap Counterparty.  For all purposes of this Agreement, in the absence of actual knowledge by a Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer or any other Event of Default unless notified in writing by the Depositor, the Master Servicer, the Swap Counterparty or the Certificateholders.

Section 6.20

Preparation of Tax Returns and Other Reports.

(a)

The Trustee shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Trustee shall file federal tax returns, all in accordance with Article X hereof.  The Trustee shall prepare and file required state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Trustee’s possession).  The Trustee shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Trustee as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law.  The Master Servicer shall indemnify the Trustee for any liability of or assessment against the Trustee resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer.

(b)

The Trustee shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and each of the REMICs specified in the Preliminary Statement, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method.  The Trustee shall also file a Form 8811 as required.  The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned for each REMIC, shall upon request promptly forward a copy of such notices to the Master Servicer and the Depositor.  The Trustee shall have no obligation to verify the information in any Form 8811 or Form SS-4 filing.

(c)

The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K.  Thereafter, within 10 days (or, if applicable, within such shorter period of time as is required under the rules of the Commission) as in effect from time to time (the “Rules”)) following each Distribution Date, the Trustee shall, in accordance with industry standards and the Rules, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”) the reports listed in subsections (d) through (f) of this Section 6.20 in respect of the Trust Fund as and to the extent required under the Exchange Act each of which reports and any amendment thereof shall be signed by the Exchange Act Signing Party

(d)

Reports Filed on Form 10-D.

(i)

Within 15 days following each Distribution Date (or such later date as may be permissible due to an extension of the filing deadline under the Exchange Act), the Trustee will prepare and file on a Distribution Report on Form 10-D with respect to the Trust Fund, which Distribution Report shall include (A) a copy of the Distribution Date Statement prepared by the Trustee in respect of the related Distribution Date detailing all data elements specified in Item 1121(a) of Regulation AB other than those data elements specified in Item 1121(a)(11), (12) and (14) and (B) the following additional information, data and material required to be included in the Distribution Report on Form 10-D for such Distribution Date; provided that the Trustee shall have received from the Depositor, the Sponsor, the Master Servicer, any Servicer, any Custodian, any Swap Counterparty or any Subservicer or Subcontractor therefor no later than three Business Days after the related Distribution Date such information, data and materials in a form suitable for conversion to the format required for filing with the Commission via EDGAR (i.e. not in Adobe/.pdf form):

(1)

Item 1 – Distribution and Pool Performance Information (each of the data elements specified in Item 1121(a)(11), (12) and (14) of Regulation AB);

(2)

Item 2 – Legal Proceedings (information required by Item 1117 of Regulation AB);

(3)

Item 3 – Sale of Securities and Use of Proceeds (information required by Item 2 of Part II of Form 10-Q);

(4)

Item 4 – Defaults Upon Senior Securities (information required by Item 3 of Part II of Form 10-Q);

(5)

Item 5 – Submission of Matters to a Vote of Security Holders (information required by Item 4 of Part II of Form 10-Q);

(6)

Item 6 – Significant Obligors of Pool Assets (information required by Item 1112(b) of Regulation AB);

(7)

Item 7 – Significant Enhancement Provider Information (information required by Items 1114(b)(2) and 1115(b) of Regulation AB);

(8)

Item 8 – Other Information (all other information required to be disclosed on Form 8-K during the period covered by the report and not yet reported); and

(9)

Item 9 – Exhibits (all exhibits required to be filed by Form 10-D and Item 601 of Regulation S-K other than the Distribution Date Statement to be provided by the Trustee).

(ii)

After preparing the Form 10-D, the Trustee shall forward electronically a draft copy of the Form 10-D to the Exchange Act Signing Party for review and approval.  If the Master Servicer is the Exchange Act Signing Party and the Form 10-D includes Additional Form 10-D Disclosure, then the Form 10-D shall also be electronically distributed to the Depositor for review and approval.  No later than two Business Days prior to the 15th calendar day after the related Distribution Date, a senior officer of the Exchange Act Signing Party shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in subsection (g)(ii) of this Section 6.20.  Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D filed by the Trustee.  Each party to this Agreement acknowledges that the performance by the Trustee of its duties under this Section 6.20(d) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(d).  The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.  The Trustee shall not be responsible (1) for the content of any of the information provided pursuant to clauses (d)(i)(A) – (I) above (unless such item is provided by and specific to the Trustee, in which case the Trustee will be responsible for the content of such information; provided that such information is not revised without the prior consent of the Trustee), (2) for determining whether any such information is required to be included in any Form 10-D, (3) for reformatting any information that is not in a form suitable for conversion to the format required for filing with the Commission via EDGAR (such as information that is provided only in Adobe/.pdf form) or (4) for the failure to include any information if it is not provided to the Trustee on a timely basis (unless such item is specific to the Trustee, in which case the Trustee will be responsible for the failure to include such information, unless such information is not included in the final Form 10-D without the consent of the Trustee).

(e)

Reports Filed on Form 10-K.

(i)

On or prior to March 31 after the end of each fiscal year of the Trust Fund or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2007, and, unless and until a Form 15 Suspension Notification shall have been filed, the Trustee shall prepare and file (but will not execute) a Form 10-K in respect of the Trust Fund, which shall include the certification required pursuant to Rule 13a-14 under the Exchange Act (the “Form 10-K Certification”) signed by an appropriate party or parties (which Form 10-K Certification the Trustee shall not be required to prepare or sign) and such other information as is required by the Rules; provided that the Trustee shall have received from the Depositor, the Servicer, each Custodian, each Additional Servicer, any Servicing Function Participant and the Master Servicer (each, a “Reporting Servicer”), no later than March 15 of each calendar year prior to the filing deadline for such Annual Report, all information, data, assessments of compliance, accountant’s attestations and exhibits required to be provided or filed with such Annual Report including information, data, assessments of compliance, accountant’s attestations and exhibits required to be provided in connection with the following Items and other filing requirements of Form 10-K:

(A)

Item 9B – Other Information (information required to be reported on Form 8-K in the fourth quarter but not reported);

(B)

Item 15 – Exhibits and Financial Statement Schedules (including all exhibits required to be filed pursuant to Item 601 of Regulation S-K under the Exchange Act other than the certification specified in Item 601(b)(31)(ii) of Regulation S-K and the Assessment of Compliance, Attestation Report, and Compliance Statement specified in Item 601(b)(33), (34) and (35) of Regulation S-K with respect to those Servicing Criteria as to which the Trustee is the Item 1122 Responsible Party);

(C)

Significant Obligor Financial Information (Item 1112(b) of Regulation AB);

(D)

Significant Enhancement Provider Financial Information (Items 1114(b)(2) and 1115(b) of Regulation AB);

(E)

Legal Proceedings (Item 1117 of Regulation AB);

(F)

Affiliations and Certain Relationships and Related; Transactions (Item 1119 of Regulation AB);

(G)

Compliance with applicable Servicing Criteria (Item 1122 of Regulation AB); and

(H)

Servicer Compliance Statement (Item 1123 of Regulation AB).

(ii)

After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Exchange Act Signing Party for review and approval.  If the Master Servicer is the Exchange Act Signing Party and the Form 10-K includes Additional Form 10-K Disclosure, then the Form 10-K shall also be electronically distributed to the Depositor for review and approval.  No later than the close of business New York City time on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Exchange Act Signing Party shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in subsection (g) of this Section 6.20.  Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K filed by the Trustee.  The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(e) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(e), Section 9.25(a), Section 9.25(b) and Section 9.26.  The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.  The Trustee shall not be responsible (1) for the content of any of the information provided pursuant to clauses (e)(i)(A) – (H) above (unless such item is provided by and specific to the Trustee, in which case the Trustee will be responsible for the content of such information; provided that such information is not revised without the prior consent of the Trustee), (2) for determining whether any such information is required to be included in any Form 10-K, (3) for reformatting any information that is not in a form suitable for conversion to the format required for filing with the Commission via EDGAR (such as information that is provided only in Adobe/.pdf form) or (4) for the failure to include any information if it is not provided to the Trustee on a timely basis (unless such item is specific to the Trustee, in which case the Trustee will be responsible for the failure to include such information, unless such information is not included in the final Form 10-K without the consent of the Trustee).

(iii)

Unless a Form 15 Suspension Notification with respect to the Trust Fund has been filed, if so requested, on or prior to March 15th of each year, beginning in March 2007, the Trustee shall sign a certification in the form attached hereto as Exhibit M (the “Back-up Certification”) for the benefit of the Exchange Act Signing Party and the Person who signs the Form 10-K Certification (the “Certifying Party”) regarding certain aspects of such Form 10-K Certification, upon which the Exchange Act Signing Party and the Certifying Party can reasonably rely (provided, however, that the Trustee shall not be required to undertake an analysis of, and shall have no responsibility for, any financial information, the accountant’s report, certification or other materials contained therein, except for those computations prepared by the Trustee and reflected in the distribution report).  Nothing in this Section 6.20(e)(ii) shall relieve the Trustee of its responsibility for the matters as to which it is certifying in the form attached hereto as Exhibit M.

(iv)

Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct.  The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person

(f)

Reports Filed on Form 8-K.

(i)

Within four Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), at the written direction and expense of the Depositor, the Trustee shall prepare and file Current Reports on Form 8-K in respect of the Trust Fund, as required by the Exchange Act; provided that the Depositor shall have timely notified the Trustee of an item reportable on a Current Report on Form 8-K and shall have delivered to the Trustee no later than two Business Days prior to the filing deadline for such Current Report, all information, data, and exhibits required to be provided or filed with such Current Report, including, particularly, information, data and exhibits, in a form suitable for conversion to the format required for filing with the Commission via EDGAR (i.e. not in Adobe/.pdf form), required to be provided in connection with the following Items of Form 8-K:

(A)

Item 1.01 – Entry into a Material Definitive Agreement;

(B)

Item 1.02 – Termination of a Material Definitive Agreement;

(C)

Item 1.03 – Bankruptcy or Receivership;

(D)

Item 2.04 – Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement;

(E)

Item 3.03 – Material Modification to Rights of Security Holders;

(F)

Item 5.03 – Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year

(G)

Item 6.02 – Change in Servicer or Trustee;

(H)

Item 6.03 – Change in Credit Enhancement or Other External Support;

(I)

Item 6.04 – Failure to Make a Required Distribution; and

(J)

Item 6.05 – Securities Act Updating Disclosure.

(ii)

After preparing the Form 8-K, the Trustee shall forward electronically, no later than Noon New York City time on the 3rd Business Day after the Reportable Event, a draft copy of the Form 8-K to the Exchange Act Signing Party for review and approval.  If the Master Servicer is the Exchange Act Signing Party, then the Form 8-K shall also be electronically distributed to the Depositor for review and approval. No later than 1 p.m. New York City time on the 4th Business Day after the Reportable Event, a senior officer of the Exchange Act Signing Party shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail).  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in subsection (g) of this Section 6.20.  Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will, make available on its internet website a final executed copy of each Form 8-K.  The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(f) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(f).  The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.  The Trustee shall not be responsible (1) for the content of any of the information provided pursuant to clauses (f)(i)(A) – (J) above (unless such item is provided by and specific to the Trustee, in which case the Trustee will be responsible for the content of such information; provided that such information is not revised without the prior consent of the Trustee), (2) for determining what information is required to be filed on a Form 8-K in connection with the transactions contemplated by this Agreement (unless such information is specific to the Trustee, in which case the Trustee will be responsible for making such a determination, unless such information is not included in the final Form 8-K without the consent of the Trustee), (3) for reformatting any information that is not in a form suitable for conversion to the format required for filing with the Commission via EDGAR (such as information that is provided only in Adobe/.pdf form) or (4) for any late filing of a Form 8-K in the event that it does not receive all information, data, signatures and exhibits required to be provided or filed on or prior to the second Business Day prior to the applicable filing deadline.

(g)

Delisting; Amendments; Late Filings.

(i)

Prior to January 30 in of the first year in which the Trustee is able to do so under applicable law, unless otherwise directed by the Depositor in writing, the Trustee shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

(ii)

In the event that the Trustee becomes aware that it will be unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will immediately notify the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement and the Servicer will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the Trustee will notify the Depositor and the Master Servicer and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer of the Exchange Act Signing Party.  The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(g) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(h)

The Trustee, with the prior consent of the Depositor, may include in any Exchange Act report all relevant information, data, and exhibits as the Trustee may receive in connection with such report irrespective of any provision that may permit the exclusion of such material.  For example, the Trustee, with the prior consent of the Depositor, may file all Assessments of Compliance, Attestation Reports and Compliance Statements timely received from any Item 1122 Responsible Party irrespective of any applicable minimum pool asset percentage requirement for disclosure related to such Item 1122 Responsible Party.

(i)

Any party that signs any Exchange Act report that the Trustee is required to file shall provide to the Trustee prompt notice of the execution of such Exchange Act report along with the name and contact information for the person signing such report and shall promptly deliver to the Trustee the original executed signature page for such report.  In addition, each of the parties agrees to provide to the Trustee such additional information related to such party as the Trustee may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

(j)

The Depositor and the Master Servicer, by mutual agreement, shall determine which of the Depositor or the Master Servicer shall be the initial Exchange Act Signing Party.  Upon such determination, the Depositor shall timely notify the Trustee, and such notice shall provide contact information for the Exchange Act Signing Party.  If the Depositor and Master Servicer, at any time, mutually agree to change the identity of the Exchange Act Signing Party, the Depositor shall provide timely notice to the Trustee of any such change.

Section 6.21

Compliance with Regulation AB.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 6.01 and 6.20 of this Agreement is to facilitate compliance by the Sponsor, the Master Servicer, the Depositor and the Trustee with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance from the Commission, convention or consensus among active participants in the asset-backed securities markets, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Sponsor, the Master Servicer, the Depositor or the Trustee for delivery of additional or different information, to the extent such information is available or reasonably attainable, as the Sponsor, the Master Servicer, the Depositor or the Trustee may determine in good faith is necessary to comply with the provisions of Regulation AB.

ARTICLE VII

PURCHASE OF MORTGAGE LOANS AND

TERMINATION OF THE TRUST FUND

Section 7.01

Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans; Purchase of Lower Tier REMIC 1 Uncertificated Regular Interests.

(a)

The respective obligations and responsibilities of the Trustee and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders and the Swap Counterparty as set forth in Section 7.02, the obligation of the Master Servicer to make a final remittance to the Trustee pursuant to Section 4.01, and the obligations of the Master Servicer to the Trustee pursuant to Sections 9.10, 9.14 and 9.31) shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale of the property held by the Trust Fund in accordance with Section 7.01(b) and (iii) the Latest Possible Maturity Date; (each, a “Trust Fund Termination Event”);  provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.  Upon the occurrence of a Trust Fund Termination Event, each REMIC shall be terminated in a manner that shall qualify as a “qualified liquidation” under the REMIC Provisions as evidenced by an Opinion of Counsel provided to the Trustee at the expense of the Trust Fund.

(b)

On any Distribution Date occurring on or after the Initial Optional Termination Date, the Master Servicer or LTURI-holder, as applicable, with the prior written consent of the Seller, which consent shall not be unreasonably withheld, has the option to cause the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a)(i) hereof to sell all of its property.  Upon exercise of such option, the property of the Trust Fund shall be sold to the Master Servicer at a price (the “Termination Price”) equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Collection Period immediately preceding the related Distribution Date to the date of such repurchase, (ii) the fair market value of any REO Property and any other property held by any REMIC, such fair market value to be determined by an independent appraiser or appraisers mutually agreed upon by the Master Servicer (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon at the applicable Net Mortgage Rate to the date of such purchase), (iii) any unreimbursed Servicing Advances and (iv) any Swap Termination Payment payable to the Swap Counterparty as a result of a termination pursuant to this Section 7.01.  The Master Servicer, the Servicer, the Trustee and the Custodian shall be reimbursed from the Termination Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to the Mortgage Loans that are reimbursable to any such entity under this Agreement, the related Servicing Agreement or the related Custodial Agreement, together with any accrued and unpaid compensation and any other amounts due to the Master Servicer or the Trustee hereunder or the Servicer or the Custodians.

(c)

On any Distribution Date occurring on or after the Initial Optional Termination Date, the Master Servicer, with the prior written consent of the Seller, which consent shall not be unreasonably withheld, has the option to purchase all of the Lower Tier REMIC 1 Uncertificated Regular Interests.  Upon exercise of such option, the Lower Tier REMIC 1 Uncertificated Regular Interests shall be sold to the Master Servicer at a price (the “Lower Tier REMIC 1 Uncertificated Regular Interests Purchase Price”) equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Collection Period immediately preceding the related Distribution Date to the date of such repurchase and (ii) the fair market value of any REO Property and any other property held by any REMIC, such fair market value to be determined by an independent appraiser or appraisers mutually agreed upon by the Master Servicer and the Trustee (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon at the applicable Net Mortgage Rate to the date of such purchase).  If the Master Servicer elects to exercise such option, each REMIC created pursuant to this Agreement (other than REMIC 1) shall be terminated in such a manner so that the termination of each such REMIC shall qualify as a “qualified liquidation” under the REMIC Provisions and the Lower Tier REMIC 1 Uncertificated Regular Interests and the Class LT-R Certificates will evidence the entire beneficial interest in the property of the Trust Fund.  Following a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to this subsection, the Trust Fund (and REMIC 1) will remain outstanding and final payment on the Certificates (other than the Class LT-R Certificates) will be made in accordance with Sections 7.03(a)(iii) and 5.02.  The Trust Fund will terminate upon the occurrence of a Trust Fund Termination Event, in accordance with Section 7.01(a).

Section 7.02

Procedure Upon Termination of Trust Fund or Purchase of Lower Tier REMIC 1 Uncertificated Regular Interests.

(a)

Notice of any Trust Fund Termination Event and notice of the purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests, specifying the Distribution Date upon which the final distribution to the Certificates (other than the Class LT-R Certificates, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests) shall be made, shall be given by the Trustee by first class mail to Certificateholders mailed promptly (and in no event later than five Business Days) (x) after the Trustee has received notice from the Master Servicer or the LTURI-holder, as applicable, of its election to cause (1) the sale of all of the property of the Trust Fund pursuant to Section 7.01(b) or (2) the purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to Section 7.01(c), or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund.  In the case of a Trust Fund Termination Event, the Trustee shall also give notice to the Master Servicer, the Swap Counterparty and the Certificate Registrar at the time notice is given to Holders.

In the case of a Trust Fund Termination Event, such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.  Upon any such Trust Fund Termination Event, the duties of the Certificate Registrar with respect to the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests shall terminate and the Trustee shall terminate or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

In the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests, such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates (other than the Class LT-R Certificates) of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 (other than any distributions to the Class LT-R Certificates in respect of REMIC 1) will be made upon presentation and surrender of the Certificates (other than the Class LT-R Certificates) at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates (other than the Class LT-R Certificates) at the office or agency of the Trustee therein specified.  Upon any such purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests, the duties of the Certificate Registrar with respect to the Certificates other than the Class LT-R Certificate shall terminate but the Trustee shall not terminate or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.  For all Distribution Dates following the Distribution Date on which the Master Servicer purchases the Lower Tier REMIC 1 Uncertificated Regular Interests, all amounts that would be distributed on the Certificates (other than the Class LT-R Certificate and exclusive of amounts payable from any fund held outside of REMIC 1) absent such purchase shall be payable to the LTURI-holder.

(b)

In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders.  No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c)

Any reasonable expenses incurred by the Trustee in connection with any Trust Fund Termination Event or any purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests shall be reimbursed from proceeds received from such termination or purchase.

Section 7.03

Additional Trust Fund Termination Event or Purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests.

(a)

Any termination of the Trust Fund pursuant to Section 7.01(a) or any termination of a REMIC pursuant to Section 7.01(c) shall be effected in accordance with the following additional requirements, unless the Trustee seeks (at the request of the party exercising the option to purchase all of the Mortgage Loans or Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to Section 7.01(b) or Section 7.01(c), respectively), and subsequently receives, an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee to the effect that the failure to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

(i)

Within 89 days prior to the time of the making of the final payment on the Certificates (other than the Class LT-R Certificates, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests, upon notification by the Master Servicer or an Affiliate of the Seller that it intends to exercise its option to cause the termination or purchase the Lower Tier REMIC 1 Uncertificated Regular Interests, the Trustee shall adopt a plan of complete liquidation of the Trust Fund on behalf of each REMIC (other than REMIC 1, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests), meeting the requirements of a qualified liquidation under the REMIC Provisions;

(ii)

Any sale of the assets of the Trust Fund or the Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to Section 7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates (other than the Class LT-R Certificates, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests);

(iii)

On the date specified for final payment of the Certificates (other than the Class LT-R Certificates, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests), the Trustee shall make final distributions of principal and interest on such Certificates and shall pay, in the case of a Trust Fund Termination Event, any Swap Termination Payment owed to the Swap Counterparty on the related Swap Payment Date (to the extent not paid on previous Swap Payment Dates) in accordance with Section 5.02.  In the case of a Trust Fund Termination Event, and, after payment of, or provision for any outstanding expenses, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

(iv)

In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates in respect of the residual interest in any liquidated REMIC be made after the 89th day from the date on which the plan of complete liquidation for such REMIC is adopted.

(b)

By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation prepared by the Depositor and adopted by the Trustee under this Section and to take such other action in connection therewith as may be reasonably requested by the Master Servicer or the Servicer.

(c)

In connection with the termination of the Trust Fund or a Section 7.01(c) Purchase Event, the Trustee may request an Opinion of Counsel addressed to the Trustee (at the expense of the Depositor) to the effect that all the requirements of a qualified liquidation under the REMIC Provisions have been met.

Section 7.04

Charged-off Loans and Released Mortgage Loans.

Notwithstanding anything to the contrary contained in this Agreement, each Charged-off Loan that becomes a Released Mortgage Loan shall be released from the Trust Fund as soon as practicable after becoming a Released Mortgage Loan and shall no longer be an asset of any REMIC.  Each Released Mortgage Loan shall be transferred to the Released Mortgage Transferee, without recourse.  Thereafter (i) the Released Mortgage Transferee shall be entitled to any amounts subsequently received in respect of any such Released Mortgage Loans, (ii) the Released Mortgage Transferee may designate any servicer to service any such Released Mortgage Loan and (iii) the Released Mortgage Transferee may sell any such Released Mortgage Loan to a third party.  For purposes of compliance with the REMIC Provisions, any such Released Mortgage Loan transferred to the Released Mortgage Transferee pursuant to this Section 7.04 and having any value as of the date of such transfer shall be treated as having been transferred by the related REMIC as additional compensation for services provided to such REMIC.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01

Limitation on Rights of Holders.

(a)

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.  Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b)

No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount, as applicable (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder, and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02

Access to List of Holders.

(a)

If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b)

If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c)

Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Certificate Registrar and the Trustee that none of the Depositor, the Master Servicer, the Certificate Registrar, the Paying Agent or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03

Acts of Holders of Certificates.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, the Certificate Registrar and the Paying Agent and, where expressly required herein, to the Master Servicer.  Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Master Servicer, if made in the manner provided in this Section.  Each of the Trustee and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)

The ownership of Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests (whether or not such Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of  the Trustee, the Master Servicer, the Paying Agent or the Depositor shall be affected by any notice to the contrary.

(d)

Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate or Lower Tier REMIC 1 Uncertificated Regular Interest shall bind every future Holder of the same Certificate or Lower Tier REMIC 1 Uncertificated Regular Interest and the Holder of every Certificate or Lower Tier REMIC 1 Uncertificated Regular Interest issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate or Lower Tier REMIC 1 Uncertificated Regular Interest.

ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

BY THE MASTER SERVICER; CREDIT RISK MANAGER

Section 9.01

Duties of the Master Servicer.

The Certificateholders, by their purchase and acceptance of the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests, appoint Aurora Loan Services LLC, as Master Servicer.  For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of each Servicing Agreement.  Notwithstanding anything in this Agreement, any Servicing Agreement or any Credit Risk Management Agreement to the contrary, the Master Servicer shall have no duty or obligation to enforce any Credit Risk Management Agreement or to supervise, monitor or oversee the activities of any Servicer under its Credit Risk Management Agreement with respect to any action taken or not taken by a Servicer at the direction of the Seller or pursuant to a recommendation of the Credit Risk Manager.

Section 9.02

Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

(a)

The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and the Master Servicer shall provide the Trustee upon request, with a copy of such policy and fidelity bond.  The Master Servicer shall (i) require the Servicer to maintain an Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause the Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Trustee upon request.

(b)

The Master Servicer shall promptly report to the Trustee any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Trustee, on request, certificates evidencing that such bond and insurance policy are in full force and effect.  The Master Servicer shall promptly report to the Trustee all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans.  The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance.  If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee.  Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Certificate Account.  Any amounts relating to the Mortgage Loans collected by the  Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the Servicing Agreement.

Section 9.03

Master Servicer’s Financial Statements and Related Information.

For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to March 15 of each year, beginning March 15, 2007.  Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 9.04

Power to Act; Procedures.

(a)

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and the Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, the Certificateholders under this Agreement.  The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Servicer (to the extent permitted in the related Servicing Agreement), when the Master Servicer or a Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan with MERS, or cause the removal from the registration of any Mortgage Loan on the MERS system, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successor and assigns.  The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event.  Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and the Servicer, to the extent such authority is delegated to such Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  The Trustee shall furnish to the Master Servicer, upon request, any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder and to allow such Servicer to service the Mortgage Loans, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer).  If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Trustee the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof.  In no event shall the Master Servicer, without the Trustee’s written consent:  (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer in its applicable, representative capacity, (ii) initiate any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor, the Seller or the Transferor for breaches of representations and warranties) under the Trustee’s name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor, the Seller or the Transferor for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.  The Master Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee on behalf of the Trust Fund, be deemed to be the agent of the Trustee.

(b)

In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in master servicing and administering loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with this Agreement.  Consistent with the foregoing, the Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge (but not any Prepayment Premium, except as set forth below) and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date.  In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause such Servicer (if required by the applicable Servicing Agreement)  to make Advances on the related Mortgage Loan in accordance with the provisions of Section 5.04 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension.  Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not make or knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan, unless:  (1) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the applicable Servicer, reasonably foreseeable, (2) in the case of a waiver of a Prepayment Premium, (a) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the applicable Servicer, reasonably foreseeable and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (b) if the prepayment is not the result of a refinance by the Servicer or any of its affiliates and (i) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the applicable Servicer, reasonably foreseeable and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (ii) the collection of the Prepayment Premium would be in violation of applicable law or (iii) the collection of such Prepayment Premium would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters and (3) the Master Servicer shall have provided or caused to be provided to the Trustee an Opinion of Counsel addressed to the Trustee (which opinion shall, if provided by the Master Servicer, be an expense reimbursed from the Collection Account pursuant to Section 4.02(v)) to the effect that such modification, waiver or amendment would not result in an Adverse REMIC Event; provided, in no event shall an Opinion of Counsel be required for the waiver of a Prepayment Premium under clause (2) above.

Section 9.05

Enforcement of Servicer’s and Master Servicer’s Obligations.

(a)

Each Servicing Agreement requires the applicable Servicer, respectively, to service the Mortgage Loans in accordance with the provisions thereof.  References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Servicer on behalf of the Master Servicer.  Any fees and other amounts payable to a Servicer shall be deducted from amounts remitted to the Master Servicer by such Servicer (to the extent permitted by the applicable Servicing Agreement) and shall not be an obligation of the Trust Fund, the Trustee or the Master Servicer.

(b)

The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the related Servicer is not required to take under the related Servicing Agreement and (ii) cause a Servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the Servicer to take such action or refrain from taking such action; in both cases notwithstanding any provision of this Agreement that requires the Master Servicer to take such action or cause the Servicer to take such action.

(c)

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance therewith, terminate the rights and obligations of such Servicer thereunder and either act as servicer of the related Mortgage Loans or cause the other parties hereto to enter into a Servicing Agreement (and such parties hereby agree to execute and deliver any such successor Servicing Agreement), with a successor Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

(d)

The Master Servicer shall be entitled to conclusively rely on any certifications or other information provided by the Servicer under the terms of the applicable Servicing Agreement, in its preparation of any certifications, filings or reports, in accordance with the terms hereof or as may be required by applicable law or regulation.

Section 9.06

Collection of Taxes, Assessments and Similar Items.

(a)

To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause the Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an “Escrow Account”) and to deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, standard hazard insurance policy premiums, Payaheads, if applicable, or any comparable items for the account of the Mortgagors.  Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement.  The Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer.  The Master Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, standard hazard insurance policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it or the applicable Servicer has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02 or otherwise.

(b)

Costs incurred by the Master Servicer or by any Servicer in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders.  Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable as a Servicing Advance by the Master Servicer pursuant to Section 4.02.

Section 9.07

Termination of Servicing Agreements; Successor Servicers.

(a)

The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor Servicer to be appointed as provided in the applicable Servicing Agreement.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer.  The Master Servicer shall be entitled to be reimbursed from the Servicer (or by the Trust Fund, if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b)

If the Master Servicer acts as a successor Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.  The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in the related Servicing Agreement, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c)

If the Master Servicer acts as a successor Servicer, it will have the same obligations to make Advances as the Servicer under the applicable Servicing Agreement and to reimburse the successor Servicer for unreimbursed Advances if required by the Servicing Agreement but will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable.  To the extent that the Master Servicer is unable to find a successor Servicer that is willing to service the Mortgage Loans for the Servicing Fee because of the obligation of the Servicer to make Advances regardless of whether such Advance is recoverable, the applicable Servicing Agreement may be amended to provide that the successor Servicer shall have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable and provides an Officer’s Certificate to such effect to the Master Servicer and the Trustee.

Section 9.08

Master Servicer Liable for Enforcement.

Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of the Servicing Agreements.  The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders.  The Master Servicer shall be entitled to enter into any agreement with the Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.  Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of any Servicer in the performance by such Servicer of its obligations under the related Servicing Agreement.

Section 9.09

No Contractual Relationship Between Any Servicer and Trustee or Depositor.

Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving any Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer, the Seller and the Master Servicer, and the Trustee and the Depositor shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to such Servicer except as set forth in Section 9.10 hereof, but shall have rights thereunder as third party beneficiaries.  It is furthermore understood and agreed by the parties hereto that the obligations of any Servicer are set forth in their entirety in such Servicer’s related Servicing Agreement and such Servicer has no obligations under and is not otherwise bound by the terms of this Agreement.

Section 9.10

Assumption of Servicing Agreement by Trustee.

(a)

In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), after a period not to exceed ninety days after the issuance of any notice of termination pursuant to Section 6.14 or Section 9.28, as applicable, the Trustee shall, in accordance with Section 6.14, thereupon assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans.  The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b)

The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

Section 9.11

Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with the applicable Servicing Agreement.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 9.12

Release of Mortgage Files.

(a)

Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Master Servicer shall, or shall cause the applicable Servicer to, promptly notify the Trustee (or the applicable Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.01 have been or will be so deposited) of a Servicing Officer and shall request (on the form attached hereto as Exhibit C or on the form attached to the related Custodial Agreement) the Trustee or the applicable Custodian, to deliver to the applicable Servicer the related Mortgage File.  Upon receipt of such certification and request, the Trustee or the applicable Custodian (with the consent, and at the direction of the Trustee), shall promptly release the related Mortgage File to the applicable Servicer and neither the Trustee nor the applicable Custodian shall have any further responsibility with regard to such Mortgage File.  Upon any such payment in full, the Master Servicer is authorized, and the Servicer, to the extent such authority is provided for under the applicable Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by a Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings.  The Trustee or the Custodian, shall, upon request of the Master Servicer, or of a Servicer, and delivery to the Trustee or the applicable Custodian, of a request for release of documents and a receipt signed by a Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer).  Such receipt shall obligate the Master Servicer or Servicer to return the Mortgage File to the Trustee or the applicable Custodian, as applicable, when the need therefor by the Master Servicer or Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee or the applicable Custodian, as applicable, to the Master Servicer (or the applicable Servicer).

Section 9.13

Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.

(a)

The Master Servicer shall transmit, or cause the applicable Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof or of the applicable Servicing Agreement to be delivered to the Trustee or the applicable Custodian.  Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement and to the right of the Servicer to retain its Servicing Fee and other amounts as provided in the related Servicing Agreement.  The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by any Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement and shall be authorized to remit such funds to the Trustee in accordance with this Agreement.

(c)

The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by any Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which a Servicer is entitled under the applicable Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee or any Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

(d)

The Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 9.14

Representations and Warranties of the Master Servicer.

(a)

The Master Servicer hereby represents and warrants to the Depositor and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)

it is validly existing and in good standing under the laws of the state of its incorporation, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)

the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)

this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)

the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)

no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)

the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer;

(viii)

no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix)

the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x)

the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 9.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi)

the information about the Master Servicer under the heading “The Master Servicer” in the Prospectus relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b)

It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this Agreement.  The Master Servicer shall indemnify the Depositor and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in Section 9.14(a).  It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties.  Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.

(c)

It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(a)(i) through (vi) shall survive the execution and delivery of this Agreement.  The Depositor shall indemnify the Master Servicer and hold each harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor’s representations and warranties contained in Sections 2.03(a)(i) through (vi) hereof.  It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer as provided in this Section constitutes the sole remedy hereunder of the Master Servicer respecting a breach by the Depositor of the representations and warranties in Sections 2.03(a)(i) through (vi) hereof.

(d)

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.  Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits); provided, however, that this Subsection 9.14(d) shall not apply in connection with any failure by the Master Servicer to comply with the provisions of Sections 9.25 and 9.26 hereof.

Section 9.15

Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller and the Trustee one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 9.16

Standard Hazard and Flood Insurance Policies.

For each Mortgage Loan, the Master Servicer shall maintain, or cause to be maintained by the Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this Section 9.16 or any Servicing Agreement (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02.  Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02.

Section 9.17

Presentment of Claims and Collection of Proceeds.

The Master Servicer shall cause the Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account or the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 9.18

[Reserved]

Section 9.19

[Reserved]

Section 9.20

[Reserved]

Section 9.21

Compensation to the Master Servicer.

The Master Servicer shall be entitled to withdraw from the Collection Account, subject to Section 5.05, the Master Servicing Fee to the extent permitted by Section 4.02.  Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Premium) shall be retained by the Master Servicer (or the Servicer) and shall not be deposited in the Collection Account.  If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.  Pursuant to Section 4.01(e), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as additional compensation.  The provisions of this Section 9.21 are subject to the provisions of Section 6.14.

Section 9.22

REO Property.

(a)

In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders.  The Master Servicer shall use its reasonable best efforts to sell, or cause the applicable Servicer, to the extent provided in the applicable Servicing Agreement any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article X hereof.  Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the applicable Servicing Agreement, subject to Article X hereof.

(b)

The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from any Servicer, in connection with the operation of any REO Property in the Collection Account.

(c)

The Master Servicer and the Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that (without limitation of any other right of reimbursement that the Master Servicer or any Servicer shall have hereunder) any such unreimbursed Advances as well as any unpaid Net Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds on the next succeeding Master Servicer Remittance Date to the Trustee for deposit into the Certificate Account.

Section 9.23

Notice to the Sponsor, the Depositor and the Trustee.

(a)

The Master Servicer shall promptly notify the Trustee, the Sponsor and the Depositor (i) of any legal proceedings pending against the Master Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Master Servicer shall become (but only to the extent not previously disclosed to the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit V hereto or any of their affiliates.  On or before March 1st of each year, the Depositor shall distribute the information in Exhibit V to the Master Servicer.

(b)

Not later than four Business Days prior to the Distribution Date of each month, the Master Servicer shall provide to the Trustee, the Sponsor and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Collection Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D.  The parties to this Agreement acknowledge that the performance by the Master Servicer of its duties under this Section 9.23(b) related to the timely preparation and delivery of such information is contingent upon each applicable Servicer strictly observing all requirements and deadlines in the performance of their duties under their related Servicing Agreements.  The Master Servicer shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely deliver all such information where such failure results from the Master Servicer’s inability or failure to obtain or receive, on a timely basis, any information from any Servicer needed to prepare or deliver such information, which failure does not result from the Master Servicer’s own negligence, bad faith or willful misconduct.

Section 9.24

Reports to the Trustee.

(a)

Not later than 30 days after each Distribution Date, the Master Servicer shall, upon request, forward to the Trustee a statement, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Distribution Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer.  Copies of such statement shall be provided by the Master Servicer, upon request, to the Depositor, Attention:  Contract Finance, and any Certificateholders (or by the Trustee at the Master Servicer’s expense if the Master Servicer shall fail to provide such copies to the Certificateholders (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement)).

(b)

Not later than two Business Days following each Distribution Date, the Master Servicer shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicer or by the Depositor.

(c)

All information, reports and statements prepared by the Master Servicer under this Agreement shall be based on information supplied to the Master Servicer by the Servicer without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

Section 9.25

Assessment of Compliance and Attestation Reports.

(a)

Assessment of Compliance

(i)

By March 15 of each year, commencing in March 2007, the Master Servicer and the Credit Risk Manager, each at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Sponsor, the Depositor, the Master Servicer and the Trustee, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 6.20(e), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(ii)

When the Master Servicer and the Credit Risk Manager (or any Servicing Function Participant engaged by the Master Servicer) submits its assessments to the Trustee and the Master Servicer, such parties will also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 9.25) of each Servicing Function Participant engaged by it and shall indicate to the Depositor what Relevant Servicing Criteria will be addressed in any such reports prepared by any such Servicing Function Participant.

(iii)

Promptly after receipt of each report on assessment of compliance, the Exchange Act Signing Party shall confirm that the assessments, taken as a whole, address all applicable Servicing Criteria and taken individually address the Relevant Servicing Criteria (and disclose the inapplicability of the Servicing Criteria not determined to be Relevant Criteria) for each party as set forth on Exhibit T and on any similar exhibit set forth in the applicable Servicing Agreement in respect of any Servicer, and the applicable Custodial Agreement in respect of any Custodian, and shall notify the Depositor of any exceptions.

(b)

Attestation Reports

(i)

By March 15 of each year for so long as the Depositor is subject to Exchange Act reporting requirements for the Structured Asset Securities Corporation Mortgage Loan Trust 2006-S2, commencing in March 2007, the Master Servicer and the Credit Risk Manager, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer and the Credit Risk Manager, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Sponsor, the Depositor, the Master Servicer and the Trustee, to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

(ii)

Promptly after receipt of such report from the Master Servicer, the Credit Risk Manager or any Servicing Function Participant engaged by such parties, the Exchange Act Signing Party shall confirm that each assessment submitted pursuant subsection (a) of this Section 9.25 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

Section 9.26

Annual Statement of Compliance with Applicable Servicing Criteria.

(a)

The Master Servicer shall deliver (and the Master Servicer shall cause any Additional Servicer engaged by it to deliver) to the Sponsor, the Depositor and the Trustee on or before March 15 of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

(b)

The Master Servicer shall notify the Trustee, the Depositor and the Sponsor within five (5) days of knowledge thereof (i) of any legal proceedings pending against the Master Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Master Servicer shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the parties listed on Exhibit P to this Agreement.  On or before March 1st of each year, the Depositor shall distribute the information in Exhibit P to the Master Servicer.

Section 9.27

Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $15,000,000.

Section 9.28

Resignation of Master Servicer.

Except as otherwise provided in Sections 9.27 and 9.29 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee.  No such resignation shall become effective until a period of time not to exceed 90 days after the Trustee receives written notice thereof from the Master Servicer and until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement.  Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

Section 9.29

Assignment or Delegation of Duties by the Master Servicer.

(a)

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any Subservicer, Subcontractor or other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder.  Notice of such permitted assignment, and the name of any such affiliated Subcontractor or Subservicer shall be given promptly by the Master Servicer to the Depositor and the Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

(b)

At any time during the period that a Form 10-K is being filed with respect to the Trust Fund in accordance with the Exchange Act and the rules and regulations of the Commission, the Master Servicer shall not permit a Subservicer to perform any master servicing responsibilities hereunder with respect to the Mortgage Loans unless that Subservicer first agrees in writing with such Master Servicer to deliver an assessment of compliance and an accountant’s attestation in such manner and at such times in compliance with Sections 9.25(a)(ii) and (b)(ii) of this Agreement.

Section 9.30

Limitation on Liability of the Master Servicer and Others.

(a)

The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b)

No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c)

None of the Master Servicer, the Seller or the Depositor or any of the directors, officers, employees or agents of any of them shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Seller or the Depositor or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Master Servicer  and any director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder.  The Master Servicer, the Seller and the Depositor and any director, officer, employee or agent of any of them may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer, the Seller and the Depositor shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02.

Section 9.31

Indemnification; Third-Party Claims.

The Master Servicer agrees to indemnify the Depositor, the Sponsor and the Trustee and their respective officers, directors, agents, employees and affiliates, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Sponsor or the Trustee may sustain as a result of (a) any material breach by the Master Servicer of any if its obligations hereunder, including particularly its obligations to provide any reports under Section 9.25(a), Section 9.25(b) or Section 9.26 or any information, data or materials required to be included in any Exchange Act report, provided, however, that in no event shall the Master Servicer be liable for any special, consequential, indirect or punitive damages pursuant to this Section 9.31, even if advised of the possibility of such damages, (b) any material misstatement or omission in any information, data or materials provided by the Master Servicer, or (c) the negligence, bad faith or willful misconduct of the Master Servicer in connection with its performance hereunder.  The Depositor, the Sponsor and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Sponsor or the Trustee to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  This indemnification shall survive the termination of this Agreement or the termination of the Master Servicer as a party to this Agreement.

Section 9.32

Special Servicing of Delinquent Mortgage Loans.

If permitted under the terms of the Servicing Agreement, the Seller may appoint, pursuant to the terms of the Servicing Agreement and with the written consent of the Depositor and the Master Servicer, a Special Servicer to special service any Distressed Mortgage Loans.  Any applicable Termination Fee related to the termination of the Servicer and the appointment of any Special Servicer shall be paid by the Seller from its own funds, without right of reimbursement from the Trust Fund.  Any fees paid to any such Special Servicer shall not exceed the Servicing Fee Rate.

Section 9.33

[Reserved]

Section 9.34

Duties of the Credit Risk Manager.

(a)

The Certificateholders, by their purchase and acceptance of the Certificates, appoint Clayton Fixed Income Services Inc. as Credit Risk Manager.  For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Premiums with respect to the Mortgage Loans.  Such reports and recommendations will be based upon information provided pursuant to the Credit Risk Management Agreements to the Credit Risk Manager by the Servicer.  The Credit Risk Manager shall look solely to the Servicer and/or the Master Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans and the Trustee shall not have any obligation to provide any such information to the Credit Risk Manager and shall not otherwise have any responsibility under the Credit Risk Management Agreements.

(b)

On or about the 15th calendar day of each month, the Credit Risk Manager shall have prepared and shall make available to the Trustee, the Swap Counterparty and each Certificateholder, the following reports (each such report to be made in a format compatible with EDGAR filing requirements):

(i)

Watchlist Report:  A listing of individual Mortgage Loans that are of concern to the Credit Risk Manager. Each Watchlist Report shall contain a listing of Mortgage Loans in any delinquency status, including current and paid-off loans, and may contain the comments of the Credit Risk Manager in its sole discretion. The Watchlist Report shall be presented in substantially the same format attached hereto as Exhibit S-1;

(ii)

Loss Severity Report:  A compilation and summary of all losses, indicating the loan loss severity for the Mortgage Loans. Each Loss Severity Report shall include detail of all losses reported by a Servicer or the Master Servicer as Realized Losses, except those for which a Servicer or the Master Servicer has not provided detail adequate for reporting purposes.  The Loss Severity Report shall be presented in substantially the same format attached hereto as Exhibit S-2;

(iii)

Prepayment Premiums Report:  A summary of Prepayment Premiums assessed or waived by the Servicer.  The Prepayment Premiums Report shall be presented in substantially the same format attached hereto as Exhibit S-3; and

(iv)

Analytics Report:  Analytics Reports shall include statistical and/or graphical portrayals of:

(1)  Delinquency Trend:  The delinquency trend, over time, of the Mortgage Loans;

(2)  Prepayment Analysis:  The constant prepayment rate “CPR” experience of the Mortgage Loans; and

(3)  Standard Default Assumption:  The Standard Default Assumption experience of the Mortgage Loans.

The Analytics Report shall be presented in substantially the same format attached hereto as Exhibit S-4.

The Credit Risk Manager shall make such reports and any additional information reasonably requested by the Depositor available each month to Certificateholders, the Trustee and the Rating Agencies via the Credit Risk Manager’s internet website.  The Credit Risk Manager’s internet website shall initially be located at http://reports.clayton.com.  The user name for access to the website shall be the Certificateholder’s email address and the password shall be “SASCO 2006-S2”.  The Trustee shall not have any obligation to review such reports or otherwise monitor or supervise the activities of the Credit Risk Manager.

(c)

[Reserved].

(d)

The Credit Risk Manager shall reasonably cooperate with the Depositor and the Exchange Act Signing Party in connection with the Trust Fund’s satisfying the reporting requirements under the Exchange Act with respect to reports prepared by the Credit Risk Manager.

(e)

The Credit Risk Manager has not and shall not engage any Subcontractor without (a) giving notice to the Sponsor, the Trustee, the Master Servicer and the Depositor and (b) requiring any such Subcontractor to provide to the Credit Risk Manager an assessment report as provided for in Section 9.25(a) above and an attestation report as provided in Section 9.25(b) above, which reports the Credit Risk Manager shall include in its assessment and attestation reports.

(f)

By March 15 of each year (or if such day is not a Business Day, the immediately preceding Business Day), the Credit Risk Manager shall deliver a signed certification, in the form attached hereto as Exhibit U (the “Credit Risk Manager Certification”), for the benefit of the Depositor, the Sponsor, the Master Servicer and the Trustee and for the benefit of the Person(s) signing the Form 10-K Certification; provided (i) that the Credit Risk Manager Certification shall be so provided by March 15 of such year only to the extent that the Depositor delivers a draft (without exhibits) of the applicable Annual Report on Form 10-K to the Credit Risk Manager by the tenth calendar day in March of such year and (ii) in the event that the Depositor delivers the draft Form 10-K referred to in clause (i) after the tenth calendar day in March of such year, the Credit Risk Manager shall deliver the Credit Risk Manager Certification as soon as practicable but no later than five calendar days of delivery to the Credit Risk Manager of such draft Form 10-K.

(g)

In the event that prior to the filing date of the Form 10-K in March of each year, the Credit Risk Manager has knowledge or information material to the Credit Risk Manager Certification, the Credit Risk Manager shall promptly notify the Depositor and the Trustee, in writing.

Section 9.35

Limitation Upon Liability of the Credit Risk Manager.

Except as provided pursuant to Section 9.36 of this Agreement, neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the Credit Risk Management Agreements or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Credit Risk Management Agreements.  The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Credit Risk Management Agreements in the performance of its duties thereunder and hereunder.

Section 9.36

Indemnification by the Credit Risk Manager.

The Credit Risk Manager agrees to indemnify the Depositor, the Master Servicer and the Trustee, and each of their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the engagement of any Subcontractor in violation of Section 9.34(f) or any failure by the Credit Risk Manager to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any report under Sections 9.25(a) or (b).

Section 9.37

Removal of Credit Risk Manager.

The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders holding not less than a 66-2/3% Voting Interests in the Trust, in the exercise of its or their sole discretion, at any time, without cause, upon ten (10) days prior written notice.  The Certificateholders shall provide such written notice to the Trustee and upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, effective upon receipt of such notice.

ARTICLE X

REMIC ADMINISTRATION

Section 10.01

REMIC Administration.

(a)

REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.  For purposes of such designations, the interest rate of any regular interest that is computed by taking into account the weighted average of the Net Mortgage Rates of the Mortgage Loans in any Pool shall be reduced by the amount of any expense paid by the Trust and allocable to such Pool to the extent that (i) such expense was not taken into account in computing the Net Mortgage Rate of any Mortgage Loan, (ii) such expense does not constitute an “unanticipated expense” of a REMIC within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) and (iii) the amount of such expense was not taken into account in computing the interest rate of a more junior class of regular interests.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c)

The Trustee shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.  The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer).  The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Certificate Account, provided, however, the Trustee shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by Section 6.20 and this Section.

(d)

The Trustee shall prepare, the Trustee shall sign, and the Trustee will file, all of each REMIC’s federal and applicable state tax and information returns as such REMIC’s direct representative.  As used herein, applicable state tax and information returns shall mean returns as may be required by the laws of any state the applicability of which to the Trust Fund shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect, or by delivery to the Trustee of a written notification to such effect by the taxing authority of such state.  The expenses of preparing and filing such returns shall be borne by the Trustee.

(e)

The Trustee or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

The Trustee shall be entitled to receive reasonable compensation from the Trust Fund for the performance of its duties under this subsection (e); provided, however, that such compensation shall not exceed $5,000 per year; provided, further, that after a Section 7.01(c) Purchase Event, any expenses incurred by the Trustee in connection with such Section 7.01(c) Purchase Event shall be reimbursed to the Trustee, regardless of the limitation set forth above, in accordance with Section 4.04(b).

(f)

The Trustee, the Master Servicer and the Holders of Certificates shall take any action, within their respective control and scope of duties, or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  None of the Trustee, the Master Servicer or the Holder of any Residual Certificate shall knowingly take any action, within its respective control, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action within its respective control and scope of duties, that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee and the Master Servicer have received an Opinion of Counsel addressed to the Trustee (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event.  In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Master Servicer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

(g)

Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities.  To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h)

The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i)

No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j)

Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k)

[Reserved]

(l)

The Trustee shall treat each of the Basis Risk Reserve Fund and the Supplemental Interest Trust Account as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Holders of the Class M2 Certificates and that is not an asset of any REMIC and all amounts deposited into the Basis Risk Reserve Fund or the Supplemental Interest Trust Account shall be treated as amounts distributed to the Class M2 Certificateholders.

(m)

[Reserved]

(n)

The Trustee shall treat the beneficial owners of Certificates (other than the Class M2, Class P, Class X, Class LT-R and Class R Certificates) as having entered into a notional principal contract with respect to the beneficial owners of the Class M2 Certificates.  Pursuant to each such notional principal contract, all beneficial owners of the Publicly Offered Certificates and the Class B1, Class B2, Class B3 and Class B4 Certificates shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class M2 Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the interest in REMIC 5 corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class I Shortfall”).  A Class I Shortfall payable from interest collections shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Certificate Interest Rate for a Class, computed by substituting “REMIC 4 Net Funds Cap” for “Net Funds Cap” in the definition thereof, exceeds the amount of interest accrued for the related Accrual Period based on the Net Funds Cap, and a Class I Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.  In addition, pursuant to such notional principal contract, the beneficial owner of the Class M2 Certificates shall be treated as having agreed to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls to the Owners of the Publicly Offered Certificates and the Class B1, Class B2, Class B3 and Class B4 Certificates in accordance with the terms of this Agreement.  Any payments to the Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  However, any payment from the Certificates of a Class I Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their interests in REMIC 5 and as having been paid by such beneficial owners to the Supplemental Interest Trust pursuant to the notional principal contract.  Thus, each Certificate (other than a Class P, Class R and Class LT-R Certificate) shall be treated as representing not only ownership of regular interests in REMIC 5, but also ownership of an interest in (and obligations with respect to) a notional principal contract.  For tax purposes, the notional principal contract shall be deemed to have a value in favor of the Certificates entitled to receive Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls of $32,810.77 as of the Closing Date.

(o)

Notwithstanding the priority and sources of payments set forth in Article V hereof or otherwise, the Trustee shall account for all distributions on the Certificates as set forth in this Section 10.01.  In no event shall any payments of Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls provided for in this Section 10.01 be treated as payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

Section 10.02

Prohibited Transactions and Activities.

Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless the Trustee has received an Opinion of Counsel addressed to the Trustee (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) result in an Adverse REMIC Event, (b) affect the distribution of interest or principal on the Certificates or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement).

Section 10.03

Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

Upon the occurrence of an Adverse REMIC Event due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Holder of the related Residual Certificate or the Trust Fund, as applicable, against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Depositor, the Class X Certificateholders, or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied.  The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity.  Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the Servicing Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. In addition, the Trustee shall not have any liability for the actions or failure to act of any other party hereto.

Section 10.04

REO Property.

(a)

Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Servicing Agreement, knowingly permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the Master Servicer has advised, or has caused the applicable Servicer to advise and the Trustee in writing to the effect that, under the REMIC Provisions, such action would not result in an Adverse REMIC Event.

(b)

The Master Servicer shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value.  In any event, however, the Master Servicer shall, or shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Master Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event.  If the Master Servicer has received such an extension, then the Master Servicer, acting on the Trustee’s behalf hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”).  If the Master Servicer has not received such an extension and the Master Servicer or the applicable Servicer, acting on behalf of the Trustee hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Master Servicer has received such an extension, and the Master Servicer or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01

Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02

Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03

Amendment.

(a)

On or prior to a Section 7.01(c) Purchase Event, this Agreement may be amended from time to time by the Depositor, the Master Servicer, and the Trustee, without the consent of the Credit Risk Manager or the Swap Counterparty (except to the extent that the rights or obligations of (1) the Credit Risk Manager or the Swap Counterparty hereunder or (2) the Swap Counterparty under the Swap Agreement are affected thereby, and except to the extent the ability of the Trustee on behalf of the Supplemental Interest Trust and the Trust Fund to perform fully and timely its obligations under the Swap Agreement is adversely affected, in which case prior written consent of the Swap Counterparty is required), and without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions as evidenced by an Opinion of Counsel.  No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder.  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee and the Swap Counterparty shall be provided with an Opinion of Counsel addressed to the Trustee and the Swap Counterparty (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section.  Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives prior written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates.

(b)

On or prior to a Section 7.01(c) Purchase Event, this Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee, without the consent of the Credit Risk Manager or the Swap Counterparty (except to the extent that the rights or obligations of (1) the Credit Risk Manager or the Swap Counterparty hereunder or (2) the Swap Counterparty under the Swap Agreement are affected thereby or the ability of the Trustee on behalf of the Supplemental Interest Trust and the Trust Fund to perform fully and timely its obligations under the Swap Agreement is adversely affected, in which case prior written consent of the Swap Counterparty is required) and with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount, as applicable (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel addressed to the Trustee, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided, further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount, as applicable (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount, as applicable (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c)

After a Section 7.01(c) Purchase Event but on or prior to a Trust Fund Termination Event, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the LTURI-holder and the Trustee, but without the consent of the Credit Risk Manager or the Swap Counterparty (except to the extent that the rights or obligations of (1) the Credit Risk Manager or the Swap Counterparty hereunder or (2) the Swap Counterparty under the Swap Agreement, or the ability of the Trustee on behalf of the Supplemental Interest Trust and the Trust Fund to perform fully and timely its obligations under the Swap Agreement is adversely affected, in which case prior written consent of the Credit Risk Manager or the Swap Counterparty, as applicable, is required).  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee and the Swap Counterparty shall be provided with an Opinion of Counsel addressed to the Trustee and the Swap Counterparty (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section and will not result in an Adverse REMIC Event.

(d)

Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor, the Swap Counterparty and the Rating Agencies.

(e)

It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(f)

Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement unless (i) such amendment is effected pursuant to the standards provided in Section 11.03(a) or Section 11.03(b) with respect to amendment of this Agreement and (ii) except for a Permitted Servicing Amendment, any such amendment pursuant to Section 11.03(a)(iii) shall not be materially inconsistent with the provisions of such Servicing Agreement.

(g)

Notwithstanding anything to the contrary in this Section 11.03, this Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee to the extent necessary, in the judgment of the Depositor and its counsel, to comply with the Rules.

Section 11.04

Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount, as applicable (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Trustee, any Servicer, the Credit Risk Manager or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Trustee, any Servicer, the Credit Risk Manager or any Affiliate thereof.

Section 11.05

Provision of Information.

(a)

For so long as any of the Certificates of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Master Servicer and the Trustee agree to cooperate with each other to provide to any Certificateholders, and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.  Any reasonable, out-of-pocket expenses incurred by the Master Servicer or the Trustee in providing such information shall be reimbursed by the Depositor.

(b)

The Trustee shall make available to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K, Form 10-D or Form 10-K filed with the Commission pursuant to Section 6.20(c) and (ii) a copy of any other document incorporated by reference in the Prospectus (to the extent that the Trustee has such documents in its possession or such documents are reasonably obtainable by the Trustee).  Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

(c)

On each Distribution Date, the Trustee shall make available on its website to the Depositor a copy of the report delivered to Certificateholders pursuant to Section 4.03.

Section 11.06

Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07

Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Structured Asset Securities Corporation, 745 Seventh Avenue, 7th Floor, New York, New York 10019, Attention:  Mortgage Finance SASCO  2006-S2, (b) in the case of the Seller, Lehman Brothers Holdings Inc., 745 Seventh Avenue, 7th Floor, New York, New York 10019, Attention:  Mortgage Finance SASCO 2006-S2, (c) in the case of the Trustee, Citibank, N.A., to the applicable Corporate Trust Office, (d) in the case of the Master Servicer, Aurora Loan Services LLC, 327 Inverness Drive South, Mail Stop 3195, Englewood, CO 80112; Attention:  Master Servicing, SASCO 2006-S2, (e) in the case of the Credit Risk Manager, Clayton Fixed Income Services Inc., 1700 Lincoln Street, Suite 1600, Denver, Colorado 80203, Attention:  General Counsel, and (f) in the case of the Swap Counterparty, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, NY 10018, Attn: Legal Department, Facsimile No.: (212) 525-6509, or, as to each party such other address as may hereafter be furnished by such party to the other parties in writing.  All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

Section 11.08

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09

Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10

Headings Not To Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11

[Reserved].

Section 11.12

Special Notices to the Rating Agencies.

(a)

The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

(i)

any amendment to this Agreement pursuant to Section 11.03;

(ii)

any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

(iii)

the occurrence of any Event of Default described in Section 6.14;

(iv)

any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

(v)

the appointment of any successor to any Master Servicer pursuant to Section 6.14;

(vi)

the making of a final payment pursuant to Section 7.02; and

(vii)

any termination of the rights and obligations of any Servicer under the applicable Servicing Agreement.

(b)

All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to S&P, to:

Standard & Poor’s Ratings Services,

a division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York  10041

Attention:  Residential Mortgages

If to Moody’s, to:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York  10007

Attention:  Residential Mortgages

If to Fitch, to:

Fitch Ratings

One State Street Plaza

New York, New York  10004

Attention:  Residential Mortgages

(c)

The Trustee shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.03.  In addition, the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

Section 11.13

Conflicts.

To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement shall govern unless such provisions shall adversely affect the Trustee or the Trust Fund.

Section 11.14

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.15

Transfer of Servicing.

The Seller agrees that it shall provide written notice to the Master Servicer, the Swap Counterparty and the Trustee thirty days prior to any proposed transfer or assignment by such Seller of its rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any other Person other than the initial Servicer under such Servicing Agreement; provided that the Seller shall not be required to provide prior notice of any transfer of servicing that occurs within three months following the Closing Date to (a) an entity that is a Servicer on the Closing Date or (b) Ocwen, pursuant to the Servicing Agreement with Ocwen identified in Exhibit E-1 and substantially in the form of the agreement attached as Exhibit E-2.  In addition, the ability of the Seller to transfer or assign its rights and delegate its duties under the applicable Servicing Agreement or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

(i)

Satisfaction of the conditions to such transfer as set forth in the applicable Servicing Agreement including, without limitation, receipt of written consent of the Master Servicer to such transfer;

(ii)

Such successor servicer must be qualified to service loans for Freddie Mac, and must be a member in good standing of MERS;

(iii)

Such successor servicer must satisfy the seller/servicer eligibility standards in the applicable Servicing Agreement, exclusive of any experience in mortgage loan origination;

(iv)

Such successor servicer must execute and deliver to the Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the applicable Servicer under the applicable Servicing Agreement or, in the case of a transfer of servicing to a party that is already a Servicer pursuant to this Agreement, an agreement to add the related Mortgage Loans to the Servicing Agreement already in effect for such Servicer;

(v)

If the successor servicer is not (a) a Servicer at the time of the transfer of servicing or (b) in the case of the initial transfer of servicing, Ocwen, there must be delivered to the Trustee and the Master Servicer a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates; and

(vi)

The Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after the Servicer Remittance Date but before the next succeeding Master Servicer Remittance Date, to the Trustee, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.  Notwithstanding the foregoing, the prior Servicer shall be obligated to perform the items listed above to the extent provided in the applicable Servicing Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET SECURITIES

CORPORATION, as Depositor

By:             /s/ Ellen V. Kiernan

Name:  Ellen V. Kiernan

Title:    Senior Vice President

AURORA LOAN SERVICES LLC, as Master Servicer

By:          /s/ Linda A. Sherman

Name: Linda A. Sherman

Title:   Senior Vice President

CITIBANK, N.A., as Trustee

By:           /s/ Karen Schluter

Name: Karen Schluter

Title:   Vice President

CLAYTON FIXED INCOME SERVICES INC.,

as Credit Risk Manager

By:       /s/ Kevin J. Kanouff

Name:  Kevin J. Kanouff

Title:   President and General Counsel

Solely for purposes of Sections 6.11 and 11.15,

accepted and agreed to by:

LEHMAN BROTHERS HOLDINGS INC.

By:       /s/ Joseph J. Kelly

Name: Joseph J. Kelly

Title:   Authorized Signatory

EXHIBIT A

FORMS OF CERTIFICATES

EXHIBIT B-1

FORM OF INITIAL CERTIFICATION

Date

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Agency and Trust SASCO Series 2006-S2

Aurora Loan Services, as Master Servicer

327 Inverness Drive South, Mail Stop 3195

Englewood, Colorado 80112

Structured Asset Securities Corporation,

as Depositor

745 Seventh Avenue, 7th Floor

New York, New York 10019

Re:

Trust Agreement dated as of May 1, 2006 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Citibank, N.A., as Trustee and Clayton Fixed Income Services Inc., as Credit Risk Manager with respect to Structured Asset Securities Corporation Mortgage Pass

Through Certificates, Series 2006-S2

Ladies and Gentlemen:

In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section 2.01(b) of the Trust Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section 2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.

[Custodian]

By:_____________________________________

Name:

Title:

EXHIBIT B-2

FORM OF INTERIM CERTIFICATION

Date

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Agency and Trust SASCO Series 2006-S2

Aurora Loan Services, as Master Servicer

327 Inverness Drive South, Mail Stop 3195

Englewood, Colorado 80112

Structured Asset Securities Corporation,

as Depositor

745 Seventh Avenue, 7th Floor

New York, New York 10019

Re:

Trust Agreement dated as of May 1, 2006 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Citibank, N.A., as Trustee and Clayton Fixed Income Services Inc., as Credit Risk Manager with respect to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-S2

Ladies and Gentlemen:

In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed in Section 2.01(b) of the Trust Agreement and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).

[Custodian]

By:______________________________

Name:

Title:

EXHIBIT B-3

FORM OF FINAL CERTIFICATION

Date

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Agency and Trust SASCO Series 2006-S2

Aurora Loan Services, as Master Servicer

327 Inverness Drive South, Mail Stop 3195

Englewood, Colorado 80112

Structured Asset Securities Corporation,

as Depositor

745 Seventh Avenue, 7th Floor

New York, New York 10019

Re:

Trust Agreement dated as of May 1, 2006 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Citibank, N.A., as Trustee and Clayton Fixed Income Services Inc., as Credit Risk Manager with respect to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-S2

Ladies and Gentlemen:

In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified in the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed in Section 2.01(b) of the Trust Agreement and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (i) through (vi) of the Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

[Custodian]

By:_____________________________________

Name:

Title:

EXHIBIT B-4

FORM OF ENDORSEMENT

Pay to the order of Citibank, N.A., as Trustee (the “Trustee”), under a Trust Agreement dated as of May 1, 2006, among Structured Asset Securities Corporation, as depositor, Aurora Loan Services LLC, as master servicer, Clayton Fixed Income Services Inc., as credit risk manager, and the Trustee, relating to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-S2, without recourse.

__________________________________

[current signatory on note]

By:_______________________________

Name:

Title:

EXHIBIT C

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

Date

[Addressed to Trustee

or, if applicable, Custodian]

In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of May 1, 2006, by and among Structured Asset Securities Corporation, as Depositor, Citibank, N.A., as Trustee, Aurora Loan Services LLC, as Master Servicer and Clayton Fixed Income Services Inc., as Credit Risk Manager (the “Trust Agreement”), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1.

Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Certificate Account pursuant to the Trust Agreement.)

2.

The Mortgage Loan is being foreclosed.

3.

Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

4.

Mortgage Loan repurchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Certificate Account pursuant to the Trust Agreement.)

5.

Other. (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

_____________________________________

[Name of Servicer]

By:__________________________________

Name:

Title: Servicing Officer

EXHIBIT D-1

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF

)

) ss.:

COUNTY OF

)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1.

That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2.

That the Purchaser’s Taxpayer Identification Number is [           ].

3.

That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit.  For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.

That the Purchaser (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Trustee an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Trustee, and upon which the Trustee, the Master Servicer and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

5.

That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager, and Citibank, N.A., as Trustee, dated as of May 1, 2006, relating to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-S2, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

6.

That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.

That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.

That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit D-2 to the Agreement.

9.

That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

10.

That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.  “Non-U.S. Person” means any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

11.

That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

12.

That the Purchaser consents to the designation of the Trustee as its agent to act as “tax matters person” of the Trust Fund pursuant to the Trust Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.

_________________________________

[name of Purchaser]

By:______________________________

Name:

Title:

Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________, 20__.

NOTARY PUBLIC

______________________________

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 20__.

EXHIBIT D-2

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

____________________________

Date

Re:

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates, Series 2006-S2

_______________________ (the “Transferor”) has reviewed the attached affidavit of _____________________________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate.  In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

_______________________________

Name:

Title:

EXHIBIT E-1

SERVICING AGREEMENTS

LIST OF SERVICING AGREEMENTS

1.

Securitization Servicing Agreement dated as of May 1, 2006, among Aurora Loan Services LLC, as servicer and as master servicer (in such capacity, the “Master Servicer”) and Lehman Brothers Holdings Inc., as seller (the “Seller”).

2.

Form of Securitization Servicing Agreement among Ocwen Loan Servicing, LLC (“Ocwen”), as servicer, Aurora Loan Services LLC, as master servicer (in such capacity, the “Master Servicer”) and Lehman Brothers Holdings Inc., as seller (the “Seller”) to be entered into upon the transfer of the Mortgage Loans for servicing to Ocwen.

EXHIBIT E-2

FORM OF SERVICING AGREEMENT WITH

OCWEN LOAN SERVICING, LLC

FORM OF SECURITIZATION SERVICING AGREEMENT

Ocwen Loan Servicing, LLC,

as Servicer

Lehman Brothers Holdings Inc.,

as Seller

and

Aurora Loan Services LLC,

as Master Servicer

_____________________________

Structured Asset Securities Corporation
Mortgage Pass-Through Certificates, Series 2006-S2

SECURITIZATION SERVICING AGREEMENT

Dated as of [____] 1, 2006

_____________________________

Page

ARTICLE I. DEFINITIONS

3

ARTICLE II. SELLER’S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

17

Section 2.01.

Contract for Servicing; Possession of Servicing Files.

17

Section 2.02.

Books and Records.

18

ARTICLE III. SERVICING OF THE MORTGAGE LOANS

18

Section 3.01.

Servicer to Service.

18

Section 3.02.

Collection of Mortgage Loan Payments.

20

Section 3.03.

Establishment of and Deposits to Custodial Account.

20

Section 3.04.

Permitted Withdrawals From Custodial Account.

22

Section 3.05.

Establishment of and Deposits to Escrow Account.

23

Section 3.06.

Permitted Withdrawals From Escrow Account.

24

Section 3.07.

[Reserved]

25

Section 3.08.

[Reserved]

25

Section 3.09.

Protection of Accounts.

25

Section 3.10.

Maintenance of Hazard Insurance.

26

Section 3.11.

Maintenance of Mortgage Impairment Insurance.

28

Section 3.12.

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

28

Section 3.13.

Inspections.

29

Section 3.14.

Restoration of Mortgaged Property.

29

Section 3.15.

Maintenance of PMI Policy and/or LPMI Policy; Claims.

29

Section 3.16.

Title, Management and Disposition of REO Property.

31

Section 3.17.

Real Estate Owned Reports.

33

Section 3.18.

Liquidation Reports.

33

Section 3.19.

Reports of Foreclosures and Abandonments of Mortgaged Property.

33

Section 3.20.

Prepayment Charges.

34

Section 3.21.

Advance Facility.

34

Section 3.22.

Credit Reporting.

37

Section 3.23.

Safeguarding Customer Information.

37

ARTICLE IV. PAYMENTS TO MASTER SERVICER

37

Section 4.01.

Remittances.

37

Section 4.02.

Statements to Master Servicer.

38

Section 4.03.

Monthly Advances by Servicer.

40

Section 4.04.

Due Dates Other Than the First of the Month.

41

ARTICLE V. GENERAL SERVICING PROCEDURES

41

Section 5.01.

Servicing Compensation.

41

Section 5.02.

Report on Attestation of Compliance with Applicable Servicing Criteria.

42

Section 5.03.

Annual Officer’s Certificate.

42

Section 5.04.

Report on Assessment of Compliance with Applicable Servicing Criteria.

43

ARTICLE VI. REPRESENTATIONS, WARRANTIES AND AGREEMENTS

43

Section 6.01.

Representations, Warranties and Agreements of the Servicer.

43

Section 6.02.

Remedies for Breach of Representations and Warranties of the Servicer.

45

Section 6.03.

Additional Indemnification by the Servicer; Third Party Claims.

46

Section 6.04.

Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

47

Section 6.05.

Reporting Requirements of the Commission and Indemnification.

48

Section 6.06.

Purchase of Distressed Mortgage Loans.

49

ARTICLE VII. THE SERVICER

49

Section 7.01.

Merger or Consolidation of the Servicer.

49

Section 7.02.

Limitation on Liability of the Servicer and Others.

50

Section 7.03.

Limitation on Resignation and Assignment by the Servicer.

50

Section 7.04.

Subservicing Agreements and Successor Subservicer.

51

Section 7.05.

Inspection.

53

ARTICLE VIII. TERMINATION

54

Section 8.01.

Termination for Cause.

54

Section 8.02.

Termination Without Cause.

57

Section 8.03.

Special Termination Events.

57

Section 8.04.

Termination for Distressed and Released Mortgage Loans.

59

ARTICLE IX. MISCELLANEOUS PROVISIONS

60

Section 9.01.

Successor to the Servicer.

60

Section 9.02.

Costs.

62

Section 9.03.

Protection of Confidential Information.

62

Section 9.04.

Notices.

62

Section 9.05.

Severability Clause.

64

Section 9.06.

No Personal Solicitation.

64

Section 9.07.

Counterparts.

64

Section 9.08.

Place of Delivery and Governing Law.

65

Section 9.09.

Further Agreements.

65

Section 9.10.

Intention of the Parties.

65

Section 9.11.

Successors and Assigns; Assignment of Servicing Agreement.

65

Section 9.12.

Assignment by the Seller.

65

Section 9.13.

Amendment.

65

Section 9.14.

Waivers.

66

Section 9.15.

Exhibits.

66

Section 9.16.

WAIVER OF TRIAL BY JURY.

66

Section 9.17.

Intended Third Party Beneficiaries.

66

Section 9.18.

General Interpretive Principles.

67

Section 9.19.

Reproduction of Documents.

67

EXHIBITS

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

EXHIBIT D-1

FORM OF MONTHLY REMITTANCE ADVICE

EXHIBIT D-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

EXHIBIT D-3

FORM OF LOAN LOSS REPORT

EXHIBIT E

SASCO 2006-S2 TRUST AGREEMENT

EXHIBIT F

FORM OF CERTIFICATION TO BE DELIVERED TO THE MASTER SERVICER AND THE SARBANES CERTIFYING PARTY

EXHIBIT G

FANNIE MAE GUIDE NO. 95-19

EXHIBIT H

SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

EXHIBIT I

TRANSACTION PARTIES

EXHIBIT J

FORM OF ANNUAL OFFICER’S CERTIFICATE

This SECURITIZATION SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of [____], 2006, by and among LEHMAN BROTHERS HOLDINGS INC., a Delaware Corporation (“LBH” or the “Seller”), OCWEN LOAN SERVICING, LLC, a Delaware limited liability company (the “Servicer”), AURORA LOAN SERVICES LLC, as Master Servicer (the “Master Servicer”), and acknowledged by CITIBANK, N.A., as trustee (the “Trustee”) under the Trust Agreement (as defined herein, with a copy attached hereto as Exhibit E), recites and provides as follows:

W I T N E S S E T H:

WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of May 1, 2006 (the “Assignment Agreement”), the Seller acquired from Lehman Brothers Bank, FSB (the “Bank”) all of the Bank’s right, title and interest in and to certain conventional, second lien, fixed rate, fully amortizing and balloon, residential mortgage loans to be identified on Exhibit A hereto (the “Mortgage Loans”);

WHEREAS, the Seller has conveyed the Mortgage Loans on a servicing-retained basis to Structured Asset Securities Corporation (the “Depositor”), which in turn has conveyed the Mortgage Loans to the Trustee under a trust agreement dated as of May 1, 2006 (the “Trust Agreement”), among the Trustee, the Depositor, the Master Servicer and Clayton Fixed Income Services Inc., as Credit Risk Manager (the “Credit Risk Manager”);

WHEREAS, all of the Mortgage Loans conveyed by the Depositor to the Trustee under the Trust Agreement on the Closing Date and serviced by Aurora Loan Services, LLC shall, on or about July 1, 2006, be subject to a Servicing Transfer and shall be transferred to the Servicer for servicing under this Agreement, at which date Exhibit A hereto will be amended to include such Mortgage Loans which will then be considered “Mortgage Loans” under this Agreement;

WHEREAS, from time to time certain of the Mortgage Loans serviced under this Agreement may be transferred to another servicer for servicing under such other servicer’s servicing agreement at which date Exhibit A hereto will be amended to exclude such Mortgage Loans from servicing under this Agreement;

WHEREAS, from and after the Servicing Transfer Date, the Seller desires that the Servicer service the Mortgage Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the right of the Seller to terminate the rights and obligations of the Servicer hereunder at any time as provided herein;

WHEREAS, the Master Servicer shall be obligated under the Trust Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence and continuance of an Event of Default as provided herein;

WHEREAS, multiple classes of certificates (the “Certificates”), including the Class P and the Class X Certificates, will be issued on the Closing Date pursuant to the Trust Agreement and Lehman Brothers Inc. or a nominee thereof is expected to be the initial registered holder of the Class P and Class X Certificates;

WHEREAS, subsequent to the Closing Date, Lehman Brothers Inc. may convey all of its rights, title and interest in and to the Class P and the Class X Certificates and all payments and all other proceeds received thereunder to an owner trust or special purpose entity in which it will hold the sole equity interest, and which owner trust or special purpose entity will issue net interest margin securities (“NIM Securities”) through an indenture trust, such NIM Securities secured, in part, by the payments on such Certificates (the “NIMS Transaction”);

WHEREAS, one or more insurers (collectively, the “NIMS Insurer”) may each issue one or more insurance policies guaranteeing certain payments under the NIM Securities to be issued pursuant to the indenture in the NIMS Transaction;

WHEREAS, in the event there may be two or more individual insurers it is intended that the rights extended to the NIMS Insurer pursuant to this Agreement be allocated among two or more individual insurers that issue insurance policies in connection with the NIMS Transaction through a NIMS Insurance Agreement by and among such insurers and the parties hereto; and

WHEREAS, the Seller and the Servicer acknowledge and agree that the Seller will assign all of its rights and delegate all of its obligations hereunder (excluding the Seller’s rights to terminate the rights and obligations of the Servicer hereunder and the Seller’s obligations pursuant to (i) the second paragraph of Section 8.03, (ii) the last paragraph of Section 8.03, (iii) Sections 8.04(a) and 8.04(b) and (iv) Section 9.02, all of which rights and obligations will remain with the Seller or be delegated or assigned by the Master Servicer) to the Depositor and the Depositor will assign all of its rights (but not the obligations, except as provided in the Trust Agreement) hereunder to the Trustee pursuant to the Trust Agreement, and that each reference herein to the Seller is intended, unless otherwise specified, to mean the Seller or the Trustee (or the Master Servicer, on behalf of the Trust Fund), as assignee, whichever is the owner of the Mortgage Loans from time to time;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Master Servicer and the Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

The following terms are defined as follows:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices (i) of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with applicable state, local and federal laws, rules and regulations.

Aggregate Loan Balance:  At any Determination Date, the outstanding principal balance of the Mortgage Loans serviced hereunder.

Agreement:  This Securitization Servicing Agreement and all amendments hereof and supplements hereto.

Ancillary Income:  All income derived from the Mortgage Loans, excluding Servicing Fees and Prepayment Charges attributable to the Mortgage Loans, including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.  The Servicer shall retain all Ancillary Income to the extent not required to be deposited into the Custodial Account.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.

Bank:  Lehman Brothers Bank, FSB or any successor in interest.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Colorado and Florida are authorized or obligated by law or executive order to be closed.

Certificateholder:  The meaning set forth in the Trust Agreement.

Certificates:  Any or all of the Certificates issued pursuant to the Trust Agreement.

Charged-off Loan:  As of any date of determination, any Mortgage Loan other than a Covered Mortgage Loan that was Delinquent in payment for a period of 180 days or more as of the last calendar day of the month immediately preceding the month in which such date of determination occurs, without giving effect to any grace period permitted by the related Mortgage Note; provided, however, that with respect to any such Mortgage Loan, (i) an equity analysis performed by the Servicer supports charge-off over foreclosure, (ii) the related Mortgaged Property has not become REO Property, (iii) there are no active foreclosure or other loss mitigation activities and (iv) nothing has come to the attention of the Servicer indicating that any such Mortgage Loan, at the time of its origination, violated any applicable federal, state or local law or regulation, including, without limitation, usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws, applicable to the origination and servicing of such Mortgage Loan.

Closing Date:  May 26, 2006.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Combined Loan-to-Value Ratio:  As to any Mortgage Loan at any date of determination, the ratio (expressed as a percentage) of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of any Superior Lien based upon the most recent information available to the Servicer, to (a) in the case of a purchase, the lesser of the sales price of the related Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the related Mortgaged Property at the time of such refinancing or modification.

Commission:  The United States Securities and Exchange Commission.

Condemnation Proceeds:  All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Covered Mortgage Loan:  Any Mortgage Loan that is covered by a PMI Policy.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 3.03.

Custodial Agreements:  Each custodial agreement relating to the custody of certain of the Mortgage Loans, between the related Custodian and the Trustee, as acknowledged by the Seller, the Depositor, the Master Servicer and the related Servicers, and each dated as of May 1, 2006.

Custodians:  Each of LaSalle Bank National Association and U.S. Bank National Association, and their respective successors and assigns.

Cut-off Date:  May 1, 2006.

Depositor: Structured Asset Securities Corporation, a Delaware corporation, or any successor in interest.

Determination Date:  With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

Distressed Mortgage Loan:  As of any Determination Date, any Mortgage Loan that is delinquent in payment for a period of ninety (90) days or more, without giving effect to any grace period permitted by the related Mortgage Loan, or for which the Servicer or Trustee has accepted a deed in lieu of foreclosure.

Distribution Date:  Commencing in June 2006, the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

Due Date:  The day of the calendar month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.  Pursuant to Section 4.04, with respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Deposit Account:  An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution:  Any of the following:

(i)

an institution whose:

(A)

commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be  held in the account for no more than 365 days; or

(B)

commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement.  Upon the loss of the required rating set forth in this clause (i), the accounts shall be transferred immediately to accounts which have the required rating.  Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii)

the  corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Investments:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Remittance Date in each month:

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(i)

federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories, the Trustee or the Master Servicer or any agent of the Trustee or the Master Servicer, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(ii)

repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iii)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; and provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(iv)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency that rates such securities in its highest short-term rating category;

(v)

a Qualified GIC (as defined in the Trust Agreement);

(vi)

certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(vii)

any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that is acceptable to the NIMS Insurer and would not adversely affect the then current rating by any Rating Agency then rating the Certificates or the NIM Securities and has a short term rating of at least “A-1” or its equivalent by each Rating Agency.  Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate of any such entity serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate of any such entity charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate of any such entity charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Environmental Problem Property:  A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

Errors and Omissions Insurance:  Errors and Omissions Insurance to be maintained by the Servicer in accordance with Section 3.12 hereof.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 3.05.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default:  Any event set forth in Section 8.01.

Fannie Mae:  Fannie Mae or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments thereto.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Servicer in accordance with Section 3.12.

Fitch:  Fitch Ratings, Inc., or any successor in interest.

Freddie Mac:  Freddie Mac or any successor thereto.

Holder:  The meaning set forth in the Trust Agreement.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including the proceeds of any hazard or flood insurance policy, LPMI Policy or PMI Policy.

LBH:  Lehman Brothers Holdings Inc. or any successor in interest.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV Ratio:  As to any Mortgage Loan at any date of determination, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan at the date of determination, to (a) in the case of a purchase, the lesser of the sales price of the related Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the related Mortgaged Property at the time of such refinancing or modification.

LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

LPMI Loan:  A Mortgage Loan covered by a LPMI Policy, as set forth in the Mortgage Loan Schedule or otherwise identified to the Servicer in writing.

LPMI Policy:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Servicer or the Master Servicer from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule.  An LPMI Policy shall also include any policy of primary mortgage guaranty insurance issued by a Qualified Insurer that is purchased by the Seller with respect to some or all of the Mortgage Loans.

Master Servicer:  Aurora Loan Services LLC or any successor in interest, or if any successor master servicer shall be appointed as provided in the Trust Agreement, then such successor master servicer.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Eligible Mortgage Loan:  Any Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS, as nominee.

MERS Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the related Mortgage Note.

Monthly Advance:  With respect to each Remittance Date and each Mortgage Loan (other than a Charged-off Loan or a Simple Interest Mortgage Loan), an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was Delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan.  With respect to each Remittance Date and each Simple Interest Mortgage Loan, an amount equal to the interest accrued on such Mortgage Loan through the related Due Date, but not received as of the close of business on the last day of the related Due Period (net of the applicable Servicing Fee), but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Simple Interest Mortgage Loan.  To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by an Officer’s Certificate of a Servicing Officer delivered to the Master Servicer and the NIMS Insurer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s:  Moody’s Investors Service, Inc. or any successor in interest.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy to be maintained by the Servicer in accordance with Section 3.11.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note, after giving effect to any applicable Relief Act Reduction.

Mortgage Loan:  An individual Mortgage Loan which is the subject of this Agreement (and only with respect to the terms of this Agreement), each Mortgage Loan subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the related Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.  All of the Mortgage Loans create a junior priority lien on the related Mortgaged Property, subject to the related Superior Lien on the Mortgaged Property.  Any Released Mortgage Loan will not be considered a Mortgage Loan subject to this Agreement.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the applicable Servicing Fee and LPMI Fee, if any.

Mortgage Loan Schedule:  A schedule of the Mortgage Loans attached hereto as Exhibit A setting forth information with respect to such Mortgage Loans as agreed to by the Seller, the Servicer and the Master Servicer, including but not limited to (i) a data field indicating whether such Mortgage Loan is insured under a PMI Policy or LPMI Policy and identifying the related Qualified Insurer, (ii) the applicable Custodian of the Mortgage File, (iii) a Prepayment Charge Schedule, (iv) a data field indicating whether such Mortgage Loan is subject to an early payment default repurchase obligation and (v) a data field designated “DSI” indicating whether such Mortgage Loan is a Simple Interest Mortgage Loan, which Mortgage Loan Schedule may be amended from time to time to (a) include additional Mortgage Loans which are transferred to the Servicer by a Prior Servicer in a Servicing Transfer or (b) exclude the Mortgage Loans transferred to be serviced by another Servicer.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Net Mortgage Rate:  With respect to any Mortgage Loan, the related Mortgage Interest Rate with respect to such Mortgage Loan, less the Servicing Fee Rate.

Net Simple Interest Excess:  With respect to any Distribution Date, the excess, if any, of (a) the amount of the payments received by the Servicer in the related Due Period allocable to interest in respect of Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees, over (b) 30 days’ interest at the weighted average (by Principal Balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Due Period, as determined by the Servicer, on the aggregate principal balance of such Simple Interest Mortgage Loans for such Distribution Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months.  For this purpose, the amount of interest received in respect of the Simple Interest Mortgage Loans in any month shall be deemed (a) to include any Monthly Advances of interest made by the Servicer in such month in respect of such Simple Interest Mortgage Loans and (b) to be reduced by any amounts paid to the Servicer in such month in reimbursement of Monthly Advances previously made by the Servicer in respect of such Simple Interest Mortgage Loans.

Net Simple Interest Shortfall:  With respect to any Distribution Date, the excess, if any, of (a) 30 days’ interest at the weighted average (by principal balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Due Period, as determined by the Servicer, on the aggregate principal balance of such Simple Interest Mortgage Loans for such Remittance Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of the payments received by the Servicer in the related Due Period allocable to interest in respect of such Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees.

NIM Securities:  As defined in the eighth Recital to this Agreement.

NIMS Insurer:  As defined in the ninth Recital to this Agreement.

NIMS Transaction:  As defined in the eighth Recital to this Agreement.

Non-MERS Eligible Mortgage Loan:  Any Mortgage Loan other than a MERS Eligible Mortgage Loan.

Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage Loan.

Nonrecoverable Advance:  Any Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Monthly Advance or Servicing Advance, would not ultimately be recoverable from collections on such Mortgage Loan, Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or other amounts received with respect to such Mortgage Loan or REO Property as provided herein; provided, however, that to the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination.

Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Master Servicer, Trustee and/or the NIMS Insurer as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Seller, the Trustee, the Master Servicer and the NIMS Insurer, but which must be independent outside counsel with respect to any such opinion of counsel concerning all federal income tax matters.

Participating Entity:  Any Subservicer or Subcontractor which is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

Person:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy:  A policy of primary mortgage guaranty insurance including all endorsements thereto issued by a Qualified Insurer, including any bulk policy acquired in respect of the Mortgage Loans, as required by this Agreement or the Trust Agreement with respect to certain Mortgage Loans, whether acquired by the Mortgagor, the lender or the Seller on behalf of the Trust Fund.

Prepayment Charge:  With respect to any Mortgage Loan and Remittance Date, the charges or premiums, as specified in the Prepayment Charge Schedule, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms thereof.

Prepayment Charge Schedule:  A data field in the Mortgage Loan Schedule which indicates the amount or method of calculation of the Prepayment Charge and the term during which such Prepayment Charge is imposed with respect to a Mortgage Loan.

Prepayment Interest Excess Amount:  With respect to any Principal Prepayment in full which is applied to the related Mortgage Loan from the first day of the month of any Remittance Date through the fifteenth (15th) day of the month of such Remittance Date, all amounts paid in respect of interest on such Principal Prepayment in full.  A Prepayment Interest Excess Amount cannot result from a Principal Prepayment in part, but only from a Principal Prepayment in full.

Prepayment Interest Shortfall Amount:  With respect to any Remittance Date and any Principal Prepayment in full which is applied to the related Mortgage Loan from the sixteenth (16th) day of the month immediately preceding the month of such Remittance Date through the last day of the month immediately preceding the month of such Remittance Date, the amount of interest (net of the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment in full from the date on which such Principal Prepayment was applied to such Mortgage Loan until the last day of the month immediately preceding the month of such Remittance Date, inclusive.  With respect to any Remittance Date and any Principal Prepayment in part which is applied to the related Mortgage Loan during the related Principal Prepayment Period, the amount of interest (net of the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment in part from the date on which such Principal Prepayment in part was applied to such Mortgage Loan until the end of the Principal Prepayment Period, inclusive.

Prime Rate:  The prime rate published from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan, including any payment or other recovery of principal in connection with repurchase of a Mortgage Loan by the Seller, the Servicer, the NIMS Insurer, or any other Person, which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  With respect to any Remittance Date and a Principal Prepayment in full, the period from the sixteenth (16th) day of the month immediately preceding the month of such Remittance Date to the fifteenth (15th) day of the month of such Remittance Date (except in the case of the July 2006 Distribution Date, for which such Prepayment Period shall be the period from June 1, 2006 through and including July 15, 2006).  With respect to any Remittance Date and any Principal Prepayment in part, the calendar month immediately preceding the month of such Remittance Date.

Prior Servicer:  Any prior servicer (other than the Servicer) of any or all of the Mortgage Loans.

Purchase Price:  With respect to any Distressed Mortgage Loan or REO Property to be purchased by the NIMS Insurer pursuant to Section 6.06, an amount equal to the sum of (i) 100% of the principal balance thereof as of the date of purchase, (ii) accrued interest on such principal balance at the applicable Mortgage Interest Rate in effect from time to time to the due date as to which interest was last covered by a payment by the Mortgagor or a Monthly Advance by the Servicer or Master Servicer and (iii) any unreimbursed Servicing Advances, Monthly Advances and any unpaid Servicing Fees allocable to such Distressed Mortgage Loan or REO Property.

Qualified Insurer:  A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae and Freddie Mac.

Rating Agency:  Each of Moody’s, Fitch, DBRS and S&P or their successors.  If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable person, designated by LBH, notice of which designation shall be given to the Trustee, the NIMS Insurer, the Master Servicer and the Servicer.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Released Mortgage Loan:  As of any Transfer Date, any Mortgage Loan other than a Covered Mortgage Loan that was Delinquent in payment for a period of time equal to the later to occur of (i) 210 days or more or (ii) 30 days or more after such Mortgage Loan became a Charged-off Loan, in each case as of the last calendar day of the month immediately preceding the month in which such Transfer Date occurs, without giving effect to any grace period permitted by the related Mortgage Note, and for which foreclosure proceedings have not been initiated.

Released Mortgage Transferee:  Initially, Aurora Loan Services LLC, and its successors and assigns.

Relief Act Reduction:

With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, as such may be amended from time to time, or similar state or local law, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one month period at the Mortgage Interest Rate without giving effect to such reduction.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

Remittance Date:  With respect to each Distribution Date, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of the month in which such Distribution Date occurs.

REO Disposition:  The final sale or other disposition by the Servicer of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 3.16.

REO Property:  A Mortgaged Property acquired by the Servicer on behalf of the Trustee through foreclosure or by deed in lieu of foreclosure, as described in Section 3.16.

Residual Certificate:  Any Class LT-R or Class R Certificate.

Sarbanes Certifying Party:  A Person who provides a certification required under the Sarbanes-Oxley Act of 2002 on behalf of the Trust Fund.

Seller:  LBH.

Servicer:  Ocwen Loan Servicing, LLC or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

Servicing Advances:  With respect to each Mortgage Loan other than a Charged-off Loan, all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred prior to, on or after the Cut-off Date in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, PMI Policy premiums, LPMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property, (f) compliance with the obligations pursuant to the provisions of the Fannie Mae Guides, (g) in connection with executing and recording instruments of satisfaction or deeds of reconveyance to the extent not recoverable from the Mortgagor due to applicable law in the jurisdiction in which the Mortgaged Property is located and (h) obtaining any legal documentation required to be included in the Mortgage Files and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for the Servicer to perform its obligations under this Agreement.

Servicing Fee:  With respect to each Mortgage Loan, an amount equal to one-twelfth the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan.  The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.  No Servicing Fee will accrue with respect to any Charged-off Loan or Released Mortgage Loan.

Servicing Fee Rate:  0.50% per annum.

Servicing File:  The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Trustee by the Servicer.

Servicing Officer:  Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer upon request, as such list may from time to time be amended.

Servicing Rights Pledgee:  One or more lenders, selected by the Servicer, to which the Servicer will pledge and assign all of its right, title and interest in, to and under this Agreement.

Servicing Transfer:  Any transfer of the servicing by a Prior Servicer of Mortgage Loans to the Servicer under this Agreement.

Servicing Transfer Date:  The date on which a Servicing Transfer occurs.

Simple Interest Method:  With respect to any Simple Interest Mortgage Loan, the method of allocating a payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the applicable rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and divided by either 360 or 365, as specified in the related Mortgage Note and the remainder of such payment is allocated to principal.

Simple Interest Mortgage Loan:  Those simple interest loans as noted on the Mortgage Loan Schedule under the data field designated “DSI.”

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor in interest.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Servicer or a related Subservicer; provided, however, that if, pursuant to interpretive guidance provided by the Commission or its staff or consensus among participants in the asset-backed securities markets, any of such parties is determined to be a Subcontractor, such party shall be a Subcontractor.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

Superior Lien: With respect to any Mortgage Loan, any other mortgage, deed of trust or other instrument securing a mortgage loan that is not a Mortgage Loan that creates a lien on the related Mortgaged Property that is senior to such Mortgage Loan.

Termination Fee:  The amount that the Seller (with respect to its Mortgage Loans) shall be required to pay to the Servicer as liquidated damages as a result of the Seller terminating this Agreement without cause with respect to some or all of the Mortgage Loans pursuant to Section 8.02(iii) hereof.

Termination Fee Rate: With respect to any Mortgage Loan, the greater of (i) two times the Servicing Fee Rate applicable to such Mortgage Loan and (ii) the purchase price percentage used in connection with the purchase of the related servicing rights paid to the related Seller by the Servicer.

Transfer Date:  The fifth Business Day of each month, or, if such day is not a Business Day, the next succeeding Business Day.  Each transfer of servicing on a Transfer Date shall be deemed to be effective immediately following the close of business on such Transfer Date.

Trigger Event:  As defined in Section 8.03.

Trust Agreement:  The Trust Agreement dated as of May 1, 2006, among the Trustee, the Master Servicer, the Depositor and the Credit Risk Manager.

Trust Fund:  The trust fund established by the Trust Agreement, the assets of which consist of the Mortgage Loans and any other assets as set forth therein.

Trustee:  Citibank, N.A. or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Trust Agreement.

ARTICLE II

SELLER’S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

Section 2.1

Contract for Servicing; Possession of Servicing Files.

The Seller, by execution and delivery of this Agreement, does hereby contract with the Servicer as an independent contractor, subject to the terms of this Agreement, for the servicing of the Mortgage Loans.  On or before the Servicing Transfer Date, the Seller shall cause to be delivered the Servicing Files with respect to the Mortgage Loans listed on the Mortgage Loan Schedule to the Servicer if the Servicer does not already hold such Servicing Files.  The Servicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and Accepted Servicing Practices and each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Trustee; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the Seller.  The Servicer’s possession of any portion of the Mortgage Loan documents shall be at the will of the Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only.  The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Trustee in such custodial capacity only.  Upon Servicer’s reasonable request, Seller shall assist the Servicer in all reasonable respects in Servicer’s efforts to obtain any additional documentation or information to be included in the Servicing File to enable Servicer to service the Mortgage Loans properly.  The Seller shall be responsible for all fees and expenses of the Custodians, including reasonable fees and expenses due to Servicer’s requests of the Custodians in the normal course of Servicer’s collection and foreclosure activities (including but not limited to follow-up document deliveries of the Servicer, photocopies of documents made at the request of the Servicer and follow-up document insertion fees).

The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Trustee.  The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

Section 2.2

Books and Records.

(a)

All rights arising out of the Mortgage Loans shall be vested in the Trustee, subject to the Servicer’s right to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement.  All funds received on or in connection with a Mortgage Loan, other than the Servicing Fee and other compensation and reimbursement to which the Servicer is entitled as set forth herein, including but not limited to Section 5.01 below, shall be received and held by the Servicer in trust for the benefit of the Trustee pursuant to the terms of this Agreement.

(b)

The Servicer shall forward to the related Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 3.01 within ten (10) days of their execution; provided, however, that the Servicer shall provide such Custodian with a Servicer certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation, or as soon thereafter as such recording office will make such certified copy available.

ARTICLE III

SERVICING OF THE MORTGAGE LOANS

Section 3.1

Servicer to Service.

The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the Servicing Transfer Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.  The Servicer shall not have any liability or obligation with respect to the Mortgage Loans or this Agreement arising prior to the Servicing Transfer Date.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination and in accordance with Accepted Servicing Practices such waiver, modification, postponement or indulgence is not materially adverse to the Trust Fund; provided, however, that unless the Servicer has obtained the prior written consent of the Master Servicer and the NIMS Insurer, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate (except for modifications relating to a Relief Act Reduction), forgive the payment of principal or interest or reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.  In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 4.03, in an amount equal to the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 3.04.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties; provided, further, that upon the full release or discharge, the Servicer shall notify the related Custodian of the related Mortgage Loan of such full release or discharge.  Upon the reasonable request of the Servicer, the Trustee shall execute and deliver to the Servicer with any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided that the Trustee shall not be liable for the actions of the Servicer under such powers of attorney.  Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.  Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.  Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not take any action that may cause the Master Servicer to violate Section 9.04 of the Trust Agreement.

The Servicer is authorized, without the prior approval of the Master Servicer or the Seller, to consent to the refinancing of any Superior Lien on Mortgaged Property, provided that (i) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; (ii) the Mortgage Interest Rate, or in the case of any Superior Lien which is an adjustable rate mortgage loan, the applicable maximum rate which can be charged under the related Mortgage Note is no more than 2.00% higher than the interest rate on the loan evidencing the existing Superior Lien immediately prior to the date of such refinancing; and (iii) the mortgage loan evidencing the Superior Lien is not subject to negative amortization.

The Servicer shall not without the Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Trustee’s name without indicating the Servicer’s, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state.  The Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it would employ and exercise in servicing and administering similar mortgage loans held for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.  In connection with a Principal Prepayment in which the Mortgage Note provides for the ability to collect a Prepayment Charge, the Servicer shall use Accepted Servicing Practices to verify whether a Prepayment Charge is due for the related Mortgage Loan.  Upon request, the Servicer shall promptly provide the Master Servicer with documentation regarding such verification.

The parties to this Agreement acknowledge that Servicing Advances shall be reimbursable pursuant to Section 3.04 of this Agreement and agree that no Servicing Advance shall be rejected or disallowed by any party unless it has been shown that such Servicing Advance was not made in accordance with the terms of this Agreement, including, but not limited to, the failure to (i) provide all appropriate documentation relating to such Servicing Advance and (ii) act in accordance with Section 3.04.

Section 3.2

Collection of Mortgage Loan Payments.

Continuously from the Closing Date or Servicing Transfer Date, as applicable, until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.  The Servicer shall also apply payments of interest and principal against any Simple Interest Mortgage Loans using the Simple Interest Method.

Section 3.3

Establishment of and Deposits to Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Ocwen Loan Servicing, LLC in trust for Citibank, N.A., as Trustee for the Structured Asset Securities Corporation Mortgage Loan Trust, 2006-S2.”  The Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution.  Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 3.09 hereof.  Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04.  The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit B hereto.  Not later than 30 days after the Closing Date, a copy of such certification or letter agreement shall be furnished to the Master Servicer and the NIMS Insurer.

The Servicer shall deposit in the Custodial Account on a daily basis on or prior to the second Business Day following receipt thereof, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date (other than scheduled payments of principal and interest due on or before the Cut-off Date) or the Servicing Transfer Date, as applicable:

(i)

all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)

all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)

all Prepayment Charges;

(iv)

all Liquidation Proceeds;

(v)

all Insurance Proceeds (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices);

(vi)

all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices;

(vii)

any amount required to be deposited in the Custodial Account pursuant to this Agreement;

(viii)

with respect to each Principal Prepayment in full or in part occurring after the Servicing Transfer Date, the Prepayment Interest Shortfall Amount, if any, for the month of distribution.  Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

(ix)

any amounts received from the Seller of the Mortgage Loan or any other person giving representations and warranties with respect to the Mortgage Loan, in connection with the repurchase of any Mortgage Loan;

(x)

all Monthly Advances made by the Servicer pursuant to Section 4.02;

(xi)

any amounts required to be deposited by the Servicer pursuant to Section 3.10 in connection with the deductible clause in any blanket hazard insurance policy;

(xii)

any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

(xiii)

any amounts required to be deposited by the Servicer pursuant to Section 3.15 in connection with any unpaid claims that are a result of a breach by the Servicer or any Subservicer of the obligations hereunder or under the terms of a PMI Policy; and

(xiv)

any amounts received by the Servicer under a PMI or LPMI Policy.

The Servicer shall also deposit from its own funds into the Custodial Account, without the right to reimbursement, except from Net Simple Interest Excess, an amount equal to any Net Simple Interest Shortfall (to the extent not offset by Net Simple Interest Excess) for the related Due Period and remit such funds to the Master Servicer pursuant to Section 4.01.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Servicing Fee and Ancillary Income need not be deposited by the Servicer into the Custodial Account; provided, however, that the Servicer may not withhold from deposit into the Custodial Account any funds relating to claims of reimbursement for any Monthly Advances, Servicing Advances, fees, expenses or other costs eligible for reimbursement under this Agreement.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04.  Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

Section 3.4

Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)

to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

(ii)

in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

(iii)

to reimburse itself for unreimbursed Monthly Advances and Servicing Advances (including Servicing Advances made by a Prior Servicer which were previously reimbursed by the Servicer, to the extent applicable), the Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to such Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Trust Fund;

(iv)

following the liquidation of a Mortgage Loan, to reimburse itself for (a) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.04(ii) and (b) any unreimbursed Nonrecoverable Advances made by the Servicer in accordance with this Agreement;

(v)

at such time a Mortgage Loan becomes a Charged-off Loan, the Servicer may reimburse itself to the extent of funds held in the Custodial Account for all unreimbursed Servicing Fees, Servicing Advances and Monthly Advances owing to the Servicer relating to any Charged-off Loan accrued or advanced during any period prior to the date the Mortgage Loan became a Charged-off Loan;

(vi)

to pay itself interest on funds deposited in the Custodial Account;

(vii)

to pay itself an amount equal to the Net Simple Interest Excess for the related Due Period to the extent not offset by Net Simple Interest Shortfalls;

(viii)

to transfer funds to another Eligible Institution in accordance with Section 3.09 hereof;

(ix)

to invest funds in certain Eligible Investments in accordance with Section 3.09 hereof;

(x)

with respect to each LPMI Loan, an amount equal to the related LPMI Fee to make payment of premiums due under the LPMI Policy;

(xi)

with respect to any Principal Prepayment in full, to pay itself any related Prepayment Interest Excess Amount;

(xii)

to withdraw funds deposited in error or for which amounts previously deposited are returned unpaid by the related Mortgagor’s banking institution; and

(xiii)

to clear and terminate the Custodial Account upon the termination of this Agreement.

Section 3.5

Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Ocwen Loan Servicing, LLC in trust for Citibank, N.A., as Trustee for the Structured Asset Securities Corporation Mortgage Loan Trust, 2006-S2.”  The Escrow Accounts shall be established with either (i) an Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an Eligible Institution in a manner that shall provide maximum available insurance thereunder.  Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06.  The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit C hereto.  Not later than 30 days after the Closing Date, a copy of such certification or letter agreement shall be furnished to the Master Servicer and the NIMS Insurer.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i)

all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)

all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06.  The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor.  To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 3.6

Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i)

to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)

to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)

to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)

to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)

for application to restoration or repair of the Mortgaged Property in accordance with Section 3.14;

(vi)

to withdraw funds deposited in error or for which amounts previously deposited are returned unpaid by the related Mortgagor;

(vii)

to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

(viii)

to clear and terminate the Escrow Account on the termination of this Agreement.

The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 3.06, reimbursable from the Escrow Accounts or Custodial Account to the extent it is notified or discovers that such amounts have not been collected from the related Mortgagor or the owner or servicer of the Superior Lien, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien.  If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within ten (10) Business Days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.  Notwithstanding the foregoing, the Servicer shall not have any obligation to make any Servicing Advance that it deems a Nonrecoverable Servicing Advance.

Section 3.7

[Reserved]

Section 3.8

[Reserved]

Section 3.9

Protection of Accounts.

The Servicer may transfer the Custodial Account or any Escrow Account to a different Eligible Institution from time to time; provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution.  Such transfer shall be made only upon obtaining the consent of the NIMS Insurer, which consent shall not be withheld unreasonably, and the Servicer shall give notice to the Master Servicer of any change in the location of the Custodial Account or Escrow Account.  The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Trustee if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account may at the option of the Servicer be invested in Eligible Investments.  Any such Eligible Investment shall mature no later than one day prior to the Remittance Date in each month; provided, however, that if such Eligible Investment is an obligation of an Eligible Institution (other than the Servicer) that maintains the Custodial Account, then such Eligible Investment may mature on the related Remittance Date.  Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee.  All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer.  Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer out of its own funds immediately as realized.  If, at any time, the amount on deposit in the Custodial Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be invested in Eligible Investments.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”), the Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account.  Any such Eligible Investment shall mature no later than the Business Day immediately preceding the related Remittance Date.  Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee.  All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer.  Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account by the Servicer out of its own funds immediately as realized.

Section 3.10

Maintenance of Hazard Insurance.

The Servicer shall, to the extent it is notified or discovers that hazard insurance has not been maintained for a Mortgage Loan, or if all obligations of a Mortgagor have been satisfied with respect to each Superior Lien related to a Mortgage Loan, cause to be maintained for such Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Fannie Mae and Freddie Mac guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in the current edition of Best’s Key Rating Guide in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within thirty (30) days after such notification and the holder of the Superior Lien fails to require or force place the required flood insurance under this Section 3.10, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Servicer shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s Key Rating Guide or are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.  The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.  The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 3.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 3.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.04.

Section 3.11

Maintenance of Mortgage Impairment Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10.  Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.05.  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer’s funds, without reimbursement therefor.  Upon request of the Master Servicer or the NIMS Insurer, the Servicer shall cause to be delivered to such party a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer or the NIMS Insurer.

Section 3.12

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”).  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 3.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Sellers’ & Servicers’ Guide.  Upon the request of the Master Servicer or the NIMS Insurer, the Servicer shall cause to be delivered to such party a certified true copy of such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer or the NIMS Insurer.

Section 3.13

Inspections.

The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer in accordance with Accepted Servicing Practices to assure itself that the value of the Mortgaged Property is being preserved.  In addition, if any Mortgage Loan is more than 60 days delinquent, the Servicer shall inspect the Mortgaged Property in accordance with Accepted Servicing Practices and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer.  The Servicer shall keep a written report of each such inspection.

Section 3.14

Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Master Servicer or the Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices.  At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)

the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)

the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)

the Servicer shall verify that the Mortgage Loan is not sixty (60) or more days delinquent; and

(iv)

pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

Section 3.15

Maintenance of PMI Policy and/or LPMI Policy; Claims.

(a)

The Servicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.  The Servicer shall be obligated to make premium payments with respect to (i) LPMI Policies, to the extent that the Servicer has been advised in writing by the Master Servicer or the Depositor of its obligation to make such payments, which shall be paid out of the interest portion of the related Monthly Payment or, if a Monthly Payment is not made, from the Servicer’s own funds and (ii) PMI Policies required to be maintained by the Mortgagor, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Servicer’s own funds.  Any premium payments made by the Servicer from its own funds pursuant to this Section 3.15(a) shall be recoverable by the Servicer as a Servicing Advance, subject to the reimbursement provisions of Sections 3.04(iii) and 3.04(iv).

With respect to each Mortgage Loan (other than LPMI Loans) with an LTV Ratio at origination in excess of 80%, the Servicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV Ratio of such Mortgage Loan is reduced to 80%.  In the event that such PMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level.  The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

(b)

With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Servicer shall take all such actions on behalf of the Trustee as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such Policy and to enforce the rights under such Policy.  Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust Fund to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such Policy; provided that the Servicer shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a LPMI or PMI Policy, or take any other action with respect to such Mortgage Loan which would result in non-coverage under such Policy of any loss which, but for actions of any Servicer or the Subservicer, would have been covered thereunder.  If the Qualified Insurer fails to pay a claim under a LPMI or PMI Policy solely as a result of a breach by the Servicer or Subservicer of its obligations hereunder or under such Policy, the Servicer shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Trust Fund.  The Servicer shall cooperate with the Qualified Insurers and shall furnish all reasonable evidence and information in the possession of the Servicer to which the Servicer has access with respect to the related Mortgage Loan; provided, however, that notwithstanding anything to the contrary contained in any LPMI Policy or PMI Policy, the Servicer shall not be required to submit any reports to the related Qualified Insurer until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing systems in accordance with the Qualified Insurer’s requirements.

(c)

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims to the Qualified Insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan.  Any amounts collected by the Servicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account pursuant to Section 3.03(xiv), subject to withdrawal pursuant to Section 3.04.

(d)

The Trustee shall furnish the Servicer with any powers of attorney and other documents (within three (3) Business Days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer any PMI or LPMI Policy; provided, however, that the Trustee shall not be liable for the actions of the Servicer under such power of attorney.

(e)

The Servicer shall deposit into the Custodial Account pursuant to Section 3.03(v) hereof all Insurance Proceeds received under the terms of a PMI Policy or an LPMI Policy.

(f)

Notwithstanding the provisions of (a) and (b) above, the Servicer shall not take any action in regard to any PMI Policy or LPMI Policy inconsistent with the interests of the Trustee or the Certificateholders or with the rights and interests of the Trustee or the Certificateholders under this Agreement.

Section 3.16

Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee in trust for the benefit of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer (with a copy delivered to the Trustee) from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee and the Certificateholders.

If the Servicer hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, the Servicer will notify the Master Servicer, the Trustee and the NIMS Insurer of the existence of the Environmental Problem Property.  Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to the Master Servicer and the NIMS Insurer relating to the proposed action regarding the Environmental Problem Property, and the Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by the NIMS Insurer in writing within five (5) days after its receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 9.04 below.  The Master Servicer and the Trustee shall be provided a copy of the NIMS Insurer’s instructions to the Servicer.  Notwithstanding the foregoing, the Servicer shall obtain the Master Servicer’s and the NIMS Insurer’s written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000.  Failure to provide written notice of disapproval of the expenditure within five (5) days of receipt (or deemed receipt) of such request for prepaid expenditures shall be deemed an approval of such expenditure.  The Master Servicer shall be provided with a copy of the NIMS Insurer’s instructions to the Servicer.  If the Servicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker’s price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to the NIMS Insurer.

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service (and provide a copy of the same to the NIMS Insurer and the Trustee) to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC.  If the Servicer has received such an extension (and provided a copy of the same to the NIMS Insurer), then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”).  If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending three months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value, as acceptable to the NIMS Insurer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.  The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would:  (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund and the NIMS Insurer with respect to the imposition of any such taxes.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section or Section 4.03.

The Servicer shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property.  The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 3.17

Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Master Servicer, the Credit Risk Manager and the NIMS Insurer on or before the Remittance Date in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and, if requested, the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as either the Master Servicer, the Credit Risk Manager or the NIMS Insurer shall reasonably request.

Section 3.18

Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Servicer on behalf of the Trustee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Master Servicer a liquidation report with respect to such Mortgaged Property.

Section 3.19

Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 3.20

Prepayment Charges.

Except as provided below, the Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan.  If the Servicer or its designee fails to collect a Prepayment Charge at the time of the related prepayment of any Mortgage Loan subject to such Prepayment Charge, the Servicer shall pay to the Master Servicer at such time (by deposit to the Custodial Account) an amount equal to the amount of the Prepayment Charge not collected; provided, however, that with respect to any Mortgage Loan as to which the original or a copy of the Mortgage Note is not in the Servicer’s possession (after the Servicer has used commercially reasonable efforts to obtain the Mortgage Note from the related Custodian), the Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 3.20 if the failure to collect such amount is the result of inaccurate or incomplete information regarding Prepayment Charges included on the Mortgage Loan Schedule relating to the related Mortgage Loan.  With respect to any Mortgage Loan as to which the original or a copy of the Mortgage Note is not in the Servicer’s possession (after the Servicer has used commercially reasonable efforts to obtain the Mortgage Note from the related Custodian), the Servicer may rely on the Prepayment Charge data set forth on the related Mortgage Loan Schedule and the Servicer shall not have any liability for any loss resulting from the Servicer’s calculation of the Prepayment Charge utilizing the data contained in the related Mortgage Loan Schedule.  Notwithstanding the above, the Servicer or its designee may waive (and shall waive, in the case of (ii)(c) below) a Prepayment Charge without paying to the Master Servicer the amount of such Prepayment Charge only if such Prepayment Charge (i) relates to a defaulted Mortgage Loan (defined as 61 days or more delinquent), and such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such Prepayment Charge and the related Mortgage Loan, or (ii) if the prepayment is not a result of a refinance by the Servicer or any of its affiliates and (a) a default under the Mortgage Loan is reasonably foreseeable and such waiver would maximize recovery of total proceeds taking into account the value of such a prepayment charge and the related Mortgage Loan, (b) the collection of the Prepayment Charge would be in violation of applicable laws or (c) notwithstanding any state or federal law to the contrary, any Prepayment Charge in any instance when a Mortgage Loan is in foreclosure.

Section 3.21

Advance Facility.

(a)

With the prior written consent of the NIMS Insurer, the Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) the Servicer assigns or pledges to another Person (together with such Person’s successors and assigns, an “Advancing Person”) the Servicer’s rights under this Agreement to be reimbursed for any Monthly Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Monthly Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Seller, the Master Servicer, the Trustee, the Certificateholders or any other party is required before the Servicer may enter into an Advance Facility.  Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Monthly Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make Monthly Advances and Servicing Advances pursuant to and as required by this Agreement.  If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Monthly Advances and/or Servicing Advances, as applicable, pursuant to this Agreement, then the Servicer shall not be permitted to reimburse itself for Monthly Advances and/or Servicing Advances, but instead the Servicer shall be required to remit amounts collected that would otherwise be retained by the Servicer to reimburse it for previously unreimbursed Monthly Advances (“Monthly Advance Reimbursement Amounts”) and/or previously unreimbursed Servicing Advances (“Servicing Advance Reimbursement Amounts” and together with Monthly Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility) in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person.  Notwithstanding anything to the contrary herein, in no event shall Monthly Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in the “Available Distribution Amount” or distributed to Certificateholders.

If the Servicer enters into an Advance Facility, the Servicer and the related Advancing Person shall deliver to the Trustee a written notice of the existence of such Advance Facility (an “Advance Facility Notice”), stating the identity of the Advancing Person and any related Advance Facility Trustee.  An Advance Facility Notice may only be terminated by the joint written direction of the Servicer and the related Advancing Person as described in Section 3.21(h) below.

(b)

Reimbursement Amounts shall consist solely of amounts in respect of Monthly Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Monthly Advance(s) and/or Servicing Advance(s).  Notwithstanding the foregoing, no Person shall be entitled to reimbursement from funds held in the Custodial Account for future distribution to Certificateholders pursuant to this Agreement.  None of the Master Servicer, the Trustee or the NIMS Insurer shall have any duty or liability with respect to the calculation of any Reimbursement Amount, nor shall the Master Servicer, the Trustee or the NIMS Insurer have any responsibility to track or monitor the administration of the Advance Facility or the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee.  The Servicer shall maintain and provide to any successor Servicer and (upon request) the NIMS Insurer and the Master Servicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person.  The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(c)

An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Monthly Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Monthly Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

(d)

The documentation establishing any Advance Facility shall require that Reimbursement Amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Monthly Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first in, first out” (FIFO) basis.  Such documentation shall also require the Servicer to provide to the related Advancing Person or Advance Facility Trustee loan by loan information with respect to each Reimbursement Amount distributed to such Advancing Person or Advance Facility Trustee on each Distribution Date, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each Mortgage Loan.  The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Monthly Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been assigned or pledged to an Advancing Person.

(e)

The Servicer who enters into an Advance Facility shall indemnify the Seller, the NIMS Insurer, the Master Servicer, the Trustee, the Trust Fund and any successor resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Seller, the NIMS Insurer, the Master Servicer, the Trustee or the successor Servicer.

(f)

Any amendment to this Section 3.21 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.21, including amendments to add provisions relating to a successor Servicer, may be entered into by the Seller, the Trustee, the Master Servicer and the Servicer without the consent of any Certificateholder, but only with the consent of the NIMS Insurer, notwithstanding anything to the contrary in this Agreement or the Trust Agreement.

(g)

Any rights of set-off that the Trust Fund, the Trustee, the Depositor, any successor Servicer or any other Person might otherwise have against any Servicer under this Agreement shall not attach to any rights to be reimbursed for Monthly Advances or Servicing Advances that have been sold, transferred, pledged, conveyed or assigned to any Advancing Person.

(h)

At any time when an Advancing Person shall have ceased funding Monthly Advances and/or Servicing Advances (as the case may be) and the Advancing Person or related Advance Facility Trustee shall have received Reimbursement Amounts sufficient in the aggregate to reimburse all Monthly Advances and/or Servicing Advances (as the case may be) the right to reimbursement for which were assigned to the Advancing Person, then upon the delivery of a written notice signed by the Advancing Person and the related Servicer to the Trustee terminating the Advance Facility Notice (the “Notice of Facility Termination”), the Servicer shall again be entitled to withdraw and retain the related Reimbursement Amounts from the Custodial Account pursuant to the applicable Sections of this Agreement.

(i)

After delivery of any Advance Facility Notice, and until any such Advance Facility Notice has been terminated by a Notice of Facility Termination, this Section 3.21 may not be amended or otherwise modified without the prior written consent of the related Advancing Person.

Section 3.22

Credit Reporting.

For each Mortgage Loan, the Servicer shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to each of the following credit repositories:  Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis.  In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 11, 1995), a copy of which is attached hereto as Exhibit G, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc) foreclosed or charged off.

Section 3.23

Safeguarding Customer Information.

The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616 and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

The Servicer shall promptly provide the Master Servicer, the Trustee and the NIMS Insurer information reasonably available to it regarding such security measures upon the reasonable request of the Master Servicer, the Trustee and the NIMS Insurer which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Servicer’s operations, and any other audit reports, summaries of test results or equivalent measures taken by the Servicer with respect to its security measures to the extent reasonably necessary in order for the Owner to satisfy its obligations under the Guidelines.

ARTICLE IV

PAYMENTS TO MASTER SERVICER

Section 4.1

Remittances.

On each Remittance Date, no later than 3:00 p.m. New York City time, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (i) (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04) and (b) all amounts relating to Principal Prepayments which have been deposited into the Custodial Account as of the close of business as of the last day of the related Prepayment Period (net of charges against or withdrawal from the Custodial Account pursuant to Section 3.04) plus (ii) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to Section 4.03, plus (iii) the amount of any Net Simple Interest Shortfall not offset by Net Simple Interest Excess for the related Due Period, minus (iv) any amounts attributable to (a) Principal Prepayments received after the applicable Prepayment Period and (b) Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Due Period immediately preceding such Remittance Date, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with Principal Prepayment occurring during the applicable Principal Prepayment Period in accordance with Section 3.03(i), and minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

With respect to any remittance received by the Master Servicer after the Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Trustee or the Master Servicer.

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

JP Morgan Chase Bank

New York, New York

ABA#:  021 000 021

Account Name:  Aurora Loan Services LLC

Master Servicing Payment Clearing Account

Account Number:  066 611059

Beneficiary:  Aurora Loan Services LLC

For further credit to:  SASCO 2006-S2

Section 4.2

Statements to Master Servicer.

(a) Not later than the tenth (10th) calendar day of each month (or if such tenth calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer and the NIMS Insurer (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly loan loss report in the format set forth in Exhibit D-3 hereto (or such other format mutually agreed upon by the Servicer and the Master Servicer) and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.  Together with such monthly remittance advice, the Servicer shall furnish to the Master Servicer and the NIMS Insurer a report setting forth a calculation of each of the Trigger Events set forth in Section 8.03 relating to the period ending on the last day of the preceding calendar month.  The format of this monthly reporting may be amended from time to the extent necessary to comply with applicable law.

Not later than the fifth (5th) Business Day of each month, the Servicer shall furnish to the Master Servicer and the NIMS Insurer (i) a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto (or in such other format mutually agreed between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.  Together with such monthly remittance advice, the Servicer shall furnish to the Master Servicer and the NIMS Insurer a report setting forth a calculation of each of the Trigger Events set forth in Section 8.03 relating to the period ending on the last day of the preceding calendar month.  The format of this monthly reporting may be amended from time to the extent necessary to comply with applicable law.

Not later than the sixteenth calendar day of each month (or if such sixteenth calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer (a) a monthly payoff remittance advice regarding any Principal Prepayments in full applied to the related Mortgage Loan on or after the sixteenth day of the month preceding the month of such reporting date, but on or before the fifteenth day of the month of such reporting date, containing such information and in such format as is mutually acceptable to the Master Servicer and the Servicer, and in any event containing sufficient information to permit the Master Servicer to properly report Principal Prepayment in full information to the Trustee under the Trust Agreement and (b) all such information required pursuant to clause (a) above in electronic format, on magnetic tape or other similar media reasonably acceptable to the Master Servicer.

Such monthly remittance advice shall also be accompanied with a supplemental report provided to the Master Servicer, the NIMS Insurer and the Seller which includes on an aggregate basis for the previous Due Period (i) the amount of claims filed on any LPMI Policy, (ii) the amount of any claim payments made on any LPMI Policy, (iii) the amount of claims denied or curtailed on any LPMI Policy and (iv) policies cancelled with respect to those Mortgage Loans covered by any LPMI Policy purchased by the Seller on behalf of the Trust Fund; provided, however, notwithstanding anything to the contrary contained in a PMI Policy, the Servicer shall not be required to submit any supplemental reports including the foregoing data with respect to any such PMI Policy until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing system in accordance with such requirements.

(b) In addition, not more than 60 days after the end of each calendar year, commencing December 31, 2006, the Servicer shall provide (as such information becomes reasonably available to the Servicer) to the Master Servicer, the Trustee and the NIMS Insurer such information concerning the Mortgage Loans and annual remittances to the Master Servicer relating thereto as is necessary for the Trustee to prepare the Trust Fund’s federal income tax return and for any investor in the Certificates to prepare any required tax return.  Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Master Servicer, the Trustee and the NIMS Insurer pursuant to any requirements of the Code as from time to time are in force.  The Servicer shall also provide such information reasonably available to it as may be requested by the Trustee and required for the completion of any tax reporting responsibility of the Trustee within such reasonable time frame as shall enable the Trustee to timely file each Schedule Q (or other applicable tax report or return) required to be filed by it.

(c)

The Servicer shall promptly notify the Trustee, the NIMS Insurer, the Master Servicer and the Depositor (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Servicer shall become (but only to the extent not previously disclosed to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit I to this Agreement.

If so requested by the Trustee, the Master Servicer or the Depositor on any date following the date on which information was first provided to the Trustee, the NIMS Insurer and the Depositor pursuant to the preceding sentence, the Servicer shall, using reasonable best efforts within five Business Days, but no later than ten (10) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 6.01(k) or, if such a representation and warranty is not accurate as of the date of such request, provide reasonable adequate disclosure of the pertinent facts, in writing, to the requesting party.

The Servicer shall provide to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor prompt notice of the occurrence of any of the following:  any Event of Default under the terms of this Agreement or any merger, consolidation or sale of substantially all of the assets of the Servicer or the Servicer’s engagement of any Subservicer or Subcontractor.

(d)

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall provide to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Due Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D.

Section 1.1

Monthly Advances by Servicer.

On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution, or both, an amount equal to all Monthly Payments (solely the portion of the Monthly Payment attributable to interest, in the case of Simple Interest Mortgage Loans) (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date.  Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Master Servicer required to be made on such Remittance Date.  The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer and the NIMS Insurer upon request.  The Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction.

The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan unless the Servicer deems such Monthly Advance to be a Nonrecoverable Advance, as evidenced by an Officer’s Certificate of the Servicer delivered to the Master Servicer and the NIMS Insurer.

Section 1.2

Due Dates Other Than the First of the Month.

Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.04.  Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month.  For example, a payment due on April 15 shall be considered to be due on May 1.  Any payment collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account.  For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following the Cut-off Date.

ARTICLE II

GENERAL SERVICING PROCEDURES

Section 2.1

Servicing Compensation.

As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof.  Such Servicing Fee shall be payable monthly.  Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer and is not required to be deposited in the Custodial Account.  In the event that the Servicer deposits into the Custodial Account any Ancillary Income, the Servicer may withdraw such amount at any time from the Custodial Account, any provision herein to the contrary notwithstanding.  The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer.  The aggregate Servicing Fee for any month with respect to the Mortgage Loans shall be reduced by the aggregate Prepayment Interest Shortfall Amount for such month (commencing with Prepayment Interest Shortfalls arising after the Servicing Transfer Date).  The Servicer shall be entitled to recover any unpaid Servicing Fees out of Insurance Proceeds, Condemnation Proceeds, REO Disposition Proceeds or Liquidation Proceeds or from other funds on deposit in  the Custodial Account to the extent permitted in Section 3.04 and out of amounts derived from the operations and sale of REO Property to the extent permitted by Section 3.16.  Any Prepayment Interest Excess Amount shall be retained by, or paid to, the Servicer as additional compensation.

The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 2.2

Report on Attestation of Compliance with Applicable Servicing Criteria.

The Servicer shall, on or before March 15th of each calendar year, commencing in 2007, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the NIMS Insurer, the Trustee, the Depositor and the Master Servicer (i) year-end audited (if available) financial statements of the Servicer or consolidated financial statements of its parent and (ii) a report to the effect that such firm attests to, and reports on, the assessment made by such asserting party pursuant to Section 5.04 below, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.  In addition, the Servicer shall, on or before March 15th of each calendar year, commencing in 2007, at its own expense, furnish to the NIMS Insurer, the Trustee, the Depositor and Master Servicer a report meeting the requirements of clause (ii) above regarding the attestation of any Subservicer or Subcontractor which is “participating in the servicing function” within the meaning  of Item 1122 of Regulation AB.

Section 2.3

Annual Officer’s Certificate.

(a)

The Servicer shall, on or before March 15th of each calendar year, commencing in 2007, at its own expense, deliver to the NIMS Insurer, the Trustee, the Depositor and the Master Servicer with respect to the period ending on the immediately preceding December 31, a Servicing Officer’s certificate in the form of Exhibit J hereto, stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year (or applicable portion thereof) and of its performance under this Agreement for such period has been made under such Servicing Officer’s supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Servicing Officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

(b)

For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) is required to be given on behalf of the Trust Fund, on or before March 15th of each calendar year, beginning in March 2007, a Servicing Officer shall execute and deliver an Officer’s Certificate to the Master Servicer, the Trustee and the Depositor for the benefit of the Trust Fund and the Master Servicer,  the Trustee and the Depositor and their officers, directors and affiliates, in the form of Exhibit F hereto.

(c)

The Servicer shall indemnify and hold harmless the Master Servicer, the Depositor, the Trustee and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 5.03 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Trustee and/or the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Trustee and/or the Depositor as a result of the losses, claims, damages or liabilities of the Master Servicer, the Trustee and/or the Depositor in such proportion as is appropriate to reflect the relative fault of the Master Servicer, the Trustee and/or the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 5.03 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Section 2.4

Report on Assessment of Compliance with Applicable Servicing Criteria.

The Servicer shall, on or before March 15th of each calendar year, commencing in 2007, deliver to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor a report regarding its assessment of compliance with the servicing criteria identified in Exhibit H attached hereto, as of and for the calendar year ending December 31 of the year prior to the year of delivery of the report, with respect to asset-backed security transactions taken as a whole and that are backed by the same asset type backing such asset-backed securities.  Each such report shall include (a) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB (§ 229.1122(d)) to assess compliance with the applicable servicing criteria, (c) disclosure of any material instance of noncompliance identified by such party, and (d) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the applicable servicing criteria, which report shall be delivered by the Servicer as provided in Section 5.02.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 3.1

Representations, Warranties and Agreements of the Servicer.

The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Master Servicer, the Depositor and the Trustee as of the Closing Date:

(a)

Due Organization and Authority.  The Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b)

Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

(c)

No Conflicts.  Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)

Ability to Perform.  The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)

No Litigation Pending.  There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(f)

No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(g)

Ability to Service.  The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Servicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac;

(h)

No Untrue Information.  No statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

(i)

No Commissions to Third Parties.  The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller; and

(j)

Fair Credit Reporting Act.  The Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis.

(k)

Additional Representations and Warranties of the Servicer.  Except as disclosed in writing to the Seller, the Master Servicer, the Depositor and the Trustee prior to the Closing Date:  (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event that would be material to securityholders has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) there are no instances material to securityholders where the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer that would be material to securityholders has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the Closing Date; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement and (vi) there are no affiliations, relationships or transactions relating to the Servicer or any Subservicer with any party listed on Exhibit I hereto.

Section 3.2

Remedies for Breach of Representations and Warranties of the Servicer.

It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the related Closing Date or Servicing Transfer Date, as applicable, hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Master Servicer, the NIMS Insurer and the Trustee.  Upon discovery by either the Servicer, the Master Servicer or the NIMS Insurer of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Master Servicer or the NIMS Insurer, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of (or, in the case of any breach of a representation or warranty set forth in Section 6.01(k), 10 days) the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee’s, the Master Servicer’s or the NIMS Insurer’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer.  Such assignment shall be made in accordance with Sections 8.01 and 8.02.

In addition, the Servicer shall indemnify the Master Servicer, the Trustee and the NIMS Insurer and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in Section 6.01.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Master Servicer or the Depositor to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Master Servicer or the NIMS Insurer for compliance with this Agreement.

Section 3.3

Additional Indemnification by the Servicer; Third Party Claims.

(a)

The Servicer shall indemnify the Seller, the Depositor, the Trustee, the Master Servicer, the NIMS Insurer, the Trust Fund and each of their respective directors, officers, employees and agents and the Trust Fund and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A)

any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any report under Sections 5.02, 5.03 or 5.04 or any failure by the Servicer to identify pursuant to Section 7.04(c) any Subcontractor that is “participating in the servicing function” within the meaning  of Item 1122 of Regulation AB;

(B)

the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement or

(C)

the failure of the Servicer to cause any event to occur or not to occur which would have occurred or would not have occurred, as applicable, if the Servicer were applying Accepted Servicing Practices under this Agreement.

(b)

In the case of any failure of performance described in clause (a)(A) of this Section 6.03, the Servicer shall promptly reimburse the Trustee, the Master Servicer or the Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transaction relating to this Agreement, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to this transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or  any Subcontractor.

The Servicer shall immediately notify the Master Servicer, the Depositor, the Trustee or the NIMS Insurer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such Liabilities, and the Servicer shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from the such indemnified party in connection with such claim.  The Servicer shall be reimbursed promptly from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to (i) the Servicer’s indemnification pursuant to Section 6.02 or (ii) the failure of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement or the documents in the Servicing File.  In the event a dispute arises between the Servicer and an indemnified party with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney’s fees and other costs and expenses related to the adjudication of said dispute.

The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder.

Section 3.4

Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificate, the Master Servicer, the Trustee, the NIMS Insurer (and each of their respective directors, officers, employees and agents) and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Master Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied.  The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate, the Trustee and the Trust Fund or the NIMS Insurer now or hereafter existing at law or in equity or otherwise.  Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

Section 3.5

Reporting Requirements of the Commission and Indemnification.

Notwithstanding any other provision of this Agreement, the Servicer acknowledges and agrees that the purpose of Sections 4.02(c) and (d), 5.02, 5.03, 5.04, 6.01(k), 6.03 and 7.04 of this Agreement is to facilitate compliance by the Trustee, the Master Servicer and the Depositor with the provisions of Regulation AB.  Therefore, the Servicer agrees that (a) the obligations of the Servicer hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) such obligations may change over time due to interpretive advice or guidance of the Commission, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the Servicer shall agree to enter into such mutually agreeable amendments to this Agreement as may be necessary, in the reasonable judgment of the Depositor, the Master Servicer and their respective counsel, to comply with such interpretive advice or guidance, convention, consensus, advice of counsel, or otherwise, (d) the Servicer shall otherwise comply with reasonable requests made by the Trustee, the Master Servicer or the Depositor for delivery of additional or different information available to the Servicer as such parties may determine in good faith is necessary to comply with the provisions of Regulation AB and (e) the Servicer shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the reasonable judgment of the Depositor, the Master Servicer and their respective counsel, to comply with any such clarification, interpretive guidance, convention or consensus and (ii) promptly upon request provide to the Depositor for inclusion in any periodic report required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such items of information available to the Servicer regarding this Agreement and matters related to the Servicer, (collectively, the “Servicer Information”), provided that such information shall be required to be provided by the Servicer only to the extent that such shall be reasonably determined by the Depositor and its counsel to be necessary or advisable to comply with the provisions of Regulation AB.

The Servicer hereby agrees to indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, their respective officers and directors and each person, if any, who controls the Depositor, the Trustee or Master Servicer within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, the Master Servicer, their respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Servicer Information or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Depositor, the Master Servicer, the Trustee, their respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Servicer shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to the information in the Servicer Information furnished to the Depositor, the Trustee or Master Servicer by or on behalf of the Servicer specifically in connection with this Agreement.

Section 3.6

Purchase of Distressed Mortgage Loans.

The NIMS Insurer may, at its option, purchase a Distressed Mortgage Loan; provided, however, prior to any such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loans pursuant to Section 4.03 unless it has deemed such Monthly Advances to be a Nonrecoverable Advance.  Any such purchase shall be accomplished by remittance to the Master Servicer of the Purchase Price for the Distressed Mortgage Loan for deposit into the Collection Account established by the Master Servicer pursuant to the Trust Agreement.  The Trustee and the Servicer shall immediately effectuate the conveyance of the purchased Distressed Mortgage Loan to the NIMS Insurer exercising the purchase option, including prompt delivery of the Servicing File and all related documentation to the applicable NIMS Insurer.

ARTICLE IV

THE SERVICER

Section 4.1

Merger or Consolidation of the Servicer.

Subject to the following paragraph, the Servicer shall keep in full effect its existence, rights and franchises as a Delaware limited liability company, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

Section 4.2

Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Master Servicer, the NIMS Insurer, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in accordance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.  In such event, the Servicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

Section 4.3

Limitation on Resignation and Assignment by the Servicer.

This Agreement has been entered into with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, except as expressly provided in this Section 7.03 and Sections 3.21, 7.01 and 7.04, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller, the Master Servicer and the NIMS Insurer which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Master Servicer and the NIMS Insurer and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Servicer, shall not be unreasonably withheld by any of them; provided that in each case, there must be delivered to the Seller, the Master Servicer, the Trustee and the NIMS Insurer a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction.  Notwithstanding the foregoing, the Servicer, without the consent of the Seller, the Master Servicer, the Trustee or the NIMS Insurer, may retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

Notwithstanding the preceding paragraph of this Section 7.03 or any other provisions of this Agreement to the contrary, the Servicer shall have the right, subject to the succeeding sentence, to pledge and assign all of the Servicer’s right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee in order to finance the Servicer’s servicing rights hereunder, provided that such assignment shall not impair any existing rights or claims that the Seller, the Master Servicer, the NIMS Insurer, the Depositor or the Trustee may have against the Servicer and (ii) the Seller, the Master Servicer, the NIMS Insurer, the Depositor and the Trustee shall have no obligation or liability to the Servicing Rights Pledgee under any such financing arrangements.   If, as a result of a default by the Servicer under any such financing arrangement, the Servicing Rights Pledgee acquires such servicing rights and appoints a successor Servicer under this Agreement (including itself as successor Servicer), any such successor Servicer must meet all requirements for successor Servicers pursuant to Section 9.01.  If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor Servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such Servicer.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Master Servicer and the NIMS Insurer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer, the Trustee and the NIMS Insurer which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them.  No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 9.01.

Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, except to the extent permitted by and in accordance with this Section 7.03 and Sections 3.21, 7.01 and 7.04, without the prior written consent of the Seller, the Master Servicer and the NIMS Insurer, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

Section 4.4

Subservicing Agreements and Successor Subservicer.

(a)

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section 7.04 and the proposed Subservicer (i) is an institution which is an approved Fannie Mae or Freddie Mac Seller/Servicer as indicated in writing, (ii) represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such subservicing agreement and (iii) is acceptable to the NIMS Insurer.  The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (c) of this Section 7.04.

(b)

The Servicer shall give prior written notice to the Trustee, the Master Servicer, the Depositor and the NIMS Insurer of the appointment of any Subservicer and shall furnish to the Trustee, Master Servicer, the Depositor and the NIMS Insurer a copy of any related subservicing agreement.  For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans immediately upon receipt by any Subservicer of such payments.  Any such subservicing agreement shall be acceptable to the NIMS Insurer and be consistent with and not violate the provisions of this Agreement.  Each subservicing agreement shall provide that a successor Servicer shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer is terminated or resigns.  The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) to comply with the provisions of this Section 7.04 and with Sections 4.02(c), 5.02, 5.03(a), 5.03(b), 5.04, 6.01(k) and 6.03 and Exhibit H of this Agreement to the same extent as if such Subservicer were the Servicer.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 5.03(a), any reports on assessment of compliance and attestation required to be delivered by such Subservicer under Sections 5.02 and 5.04 and any certification required to be delivered under 5.03(b) to the Person that will be responsible for signing the Sarbanes Certification under Section 5.04 as and when required to be delivered hereunder.

(c)

The Servicer shall give written notice to the Master Servicer, the Trustee and the Depositor of the appointment of any Subcontractor and a written description (in form and substance satisfactory to the Master Servicer and the Depositor) of the role and function of each Subcontractor determined to be a Participating Entity utilized by the Servicer or any Subservicer, specifying (A) which (if any) of such Subcontractors are Participating Entities, and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (A) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be a Participating Entity, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Trustee, the NIMS Insurer, the Master Servicer and the Depositor to comply with the provisions of Sections 4.02(c), 5.02, 5.04, 6.01(k) and 6.03 and Exhibit H of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Sections 5.02 and 5.04, in each case as and when required to be delivered.

The Servicer acknowledges that a Subservicer or Subcontractor that performs services with respect to mortgage loans involved in this transaction in addition to the Mortgage Loans may be determined by the Depositor to be a Participating Entity on the basis of the aggregate balance of such mortgage loans, without regard to whether such Subservicer or Subcontractor would be a Participating Entity with respect to the Mortgage Loans viewed in isolation.  In connection with complying with the requirements set forth in the previous sentence, the Servicer shall (A) respond as promptly as practicable to any good faith request by the Trustee, the Master Servicer or the Depositor for information regarding each Subservicer and each Subcontractor and (B) cause each Subservicer and each Subcontractor with respect to which the Trustee, the Master Servicer or the Depositor requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 5.04.

(d)  Notwithstanding any subservicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer, Subcontractor or other third party or reference to actions taken through a Subservicer, a Subcontractor, another third party or otherwise, the Servicer shall remain obligated and primarily liable to the Trust Fund, the Trustee, the Master Servicer, the NIMS Insurer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of any subservicing,  subcontracting or other agreements or arrangements or by virtue of indemnification from a Subservicer, Subcontractor or a third party and to the same extent and under the same terms and conditions as if the Servicer alone were servicing the Mortgage Loans, including with respect to compliance with Item 1122 of Regulation AB.  The Servicer shall be entitled to enter into any agreement with a Subservicer, Subcontractor or a third party for indemnification of the Servicer by such Subservicer, Subcontractor or third party and nothing contained in the Agreement shall be deemed to limit or modify such indemnification.

Section 4.5

Inspection.

The Servicer shall provide the Master Servicer and the NIMS Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations.  In addition, upon request of the Master Servicer, the Servicer shall promptly provide complete and correct data fields regarding the Mortgage Loans; provided that in all instances the Servicer shall provide such information no later than five (5) Business Days after such request.  Upon request, the Servicer shall furnish to the Master Servicer and the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

ARTICLE V

TERMINATION

Section 5.1

Termination for Cause.

(a)

Any of the following occurrences shall constitute an event of default (each, an “Event of Default”) on the part of the Servicer:

(i)

any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or the NIMS Insurer; or

(ii)

any failure by the Servicer to duly perform, within the required time period and without notice, its obligations to provide any certifications required pursuant to Sections 5.02, 5.03 or 5.04 (including with respect to such certifications required to be provided by any Subservicer or Subcontractor pursuant to Section 7.04); or

(iii)

except with respect to those items listed in clause (ii) above, any failure by the Servicer to duly perform, within the required time period, without notice or grace period, its obligations to provide any other information, data or materials required to be provided hereunder pursuant to Sections 4.02(c), 4.02(d), 6.01(k) and 7.04, including any items required to be included in any Exchange Act report; or

(iv)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(v)

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(vi)

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii)

the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac lender/servicer; or

(viii)

the Servicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder in a manner not permitted under this Agreement; or

(ix)

(a) any reduction or withdrawal of the ratings of the Servicer as a servicer of subprime mortgage loans by one or more of the Rating Agencies that maintains a servicer rating system to “below average” or (b) any reduction, withdrawal or qualification of the servicing ratings of the Servicer by any Rating Agency which results in (1) the inability of the Servicer to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by any Rating Agency without any backup servicing arrangements or (2) a downgrade of any of the Offered Certificates by any Rating Agency.

In each and every such case, so long as an Event of Default shall not have been remedied within the applicable cure period, in addition to whatever rights, the Master Servicer, the Trustee or the NIMS Insurer may have at law or equity to damages, including injunctive relief and specific performance, the Master Servicer or the NIMS Insurer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Master Servicer with the consent of the NIMS Insurer.  Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver to the successor entity designated by the Master Servicer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense.  The Servicer shall cooperate with the Seller, the Master Servicer, the NIMS Insurer, the Trustee and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Notwithstanding the first through third paragraphs of this Section 8.01(a) or the first and second paragraphs of Section 8.03, upon a termination and removal of the Servicer pursuant to Section 8.01 or Section 8.03, the Master Servicer, in coordination with the Seller, agrees to use commercially reasonable efforts to sell the servicing rights with respect to the Mortgage Loans to a third party servicer of subprime mortgage loans that is acceptable to the Master Servicer and the Seller, in their reasonable discretion, provided that (i) such transfer of servicing rights to such successor Servicer otherwise meets the requirements of Section 9.01 hereof and (ii) the Master Servicer employs commercially reasonable efforts to maximize the net proceeds of such sale.  Upon such sale and transfer and compliance by the Servicer with all of its obligations under this Agreement, the Master Servicer shall remit to the Servicer the net sale proceeds actually received with respect to any such sale, net of any costs and expenses that are incurred by the Master Servicer, the Seller, the Trustee or the Trust Fund in connection with such sale, the termination of the Servicer under this Section 8.01 or Section 8.03 hereof, and the transfer of servicing contemplated hereby, and any other amounts that may be due and owing from the Servicer  to the Seller, the Master Servicer, the Trustee or the Trust Fund pursuant to this Agreement; provided, however, that overhead, labor and other indirect costs of the successor servicer incurred in connection with such transfer of servicing shall not be offset against the net sale proceeds of such sale.  Notwithstanding any provision of this Agreement to the contrary, the Master Servicer shall remit to the Servicer the Net Sale Proceeds referred to above no later than 14 days following the receipt of such proceeds from the purchaser of the servicing rights.  All reasonable and customary costs and expenses incurred by the Master Servicer, the Seller, the Trustee or the Trust Fund in connection with the transfer of servicing contemplated hereby shall, if not netted from the proceeds of the sale of the servicing rights in accordance with the preceding sentence, be paid by the Servicer.

(b)

By a written notice to the Servicer, the Master Servicer with the consent of the NIMS Insurer may waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

(c)

(1) In the event of an Event of Default, notwithstanding anything to the contrary above, the Master Servicer hereby agrees that upon delivery to the Master Servicer by the Servicing Rights Pledgee of a letter signed by the Servicer within thirty (30) days of when notification of such event shall have been provided to the Servicer, whereunder the Servicer shall resign as Servicer under this Agreement, the Master Servicer shall appoint the Servicing Rights Pledgee or its designee as successor servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer set forth in Sections 7.01 and 9.01 and the Servicing Rights Pledgee or such designee agrees to be subject to the terms of this Agreement.  This 30-day period shall terminate immediately (i) at the close of business on the second Business Day of such 30-day period if (A) the Servicer was terminated because of an Event of Default described in Section 8.01(a)(i) for failing to make a required Monthly Advance, and (B) the Servicer shall have failed to make (or cause to be made) such Monthly Advance, or shall fail to reimburse (or cause to be reimbursed) the Master Servicer for a Monthly Advance made by the Master Servicer, by the close of business on such second Business Day, or (ii) at the close of business on the second business Day following the date (if any) during such 30-day period on which a Monthly Advance is due to be made, if the Servicer shall have failed to make (or caused to be made) such Monthly Advance, or the Servicer shall have failed to reimburse (or cause to be reimbursed) the Master Servicer for such Monthly Advance, by the close of business on such second Business Day; provided that such 30-day period shall only be terminated to the extent that the Servicing Rights Pledgee has received notice of such failure from the Master Servicer and the Servicing Rights Pledgee has not cured or caused the cure of such failure within two (2) Business Days following receipt of notice, provided, however, that such notice requirement shall only be applicable to the extent that the Master Servicer has been provided with the written address and contact information for the Servicing Rights Pledgee.

(2)

In the event that the Servicing Rights Pledgee does not deliver to the Master Servicer the letter described in preceding paragraph within the time period specified therein, the Master Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Master Servicer.

Section 5.2

Termination Without Cause.

This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Master Servicer (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Servicer, the Seller and the Master Servicer in writing, provided such termination is also acceptable to the Rating Agencies and the NIMS Insurer or (iii) with respect to some or all of the Mortgage Loans, at the sole option of the Seller, without cause, upon 30 days written notice, subject to the limitations set forth below.  Any such notice of termination shall be in writing and delivered to the Trustee, the Master Servicer, the NIMS Insurer and the Servicer by registered mail to the address set forth in Section 9.04 of this Agreement.  The Servicer shall comply with the termination procedures set forth in Sections 8.01, 8.02 and 9.01 hereof.  The Master Servicer or the Trustee shall have no right to terminate the Servicer pursuant to Section 8.02.

In the event the Seller terminates the Servicer without cause with respect to some or all of the Mortgage Loans in accordance with Section 8.02(iii), (x) the Seller shall be required to pay to the Servicer a Termination Fee in an amount equal to the product of the Termination Fee Rate and the outstanding principal balance of the terminated Mortgage Loans as of the date of such termination; provided that no Termination Fee shall be paid or payable with respect to the unpaid principal balance of any terminated Distressed Mortgage Loan and (y) the Master Servicer or a successor servicer shall reimburse the Servicer for all accrued and unpaid Servicing Fees and unreimbursed Monthly Advances and Servicing Advances upon the transfer of servicing to such successor servicer.

Section 5.3

Special Termination Events.

If, as of any date of determination, any of the following circumstances shall exist with respect to the Mortgage Loans (each, a “Trigger Event”), subject to the prior written consent of the NIMS Insurer, the Master Servicer and the Seller shall have the right, by notice in writing to the Servicer, to terminate all of the rights and obligations of the Servicer under this Agreement:

(i)

the “60 Day Delinquency Average” of the Mortgage Loans exceeds twelve percent (12%) of the unpaid principal balance of the Mortgage Loans.  As used herein, the “60 Day Delinquency Average” is equal to the average percentage, as of the end of the Due Periods relating to the three immediately preceding Remittance Dates, of the scheduled principal balance of all Mortgage Loans that are (i) 60 or more days delinquent (but not in bankruptcy or foreclosure and which have not become REO Properties), (ii) in bankruptcy and 60 or more days delinquent, (iii) in foreclosure and 60 or more days delinquent or (iv) REO Properties; or

(ii)

as of any date, the “Realized Losses” for the Mortgage Loans for the then most recent twelve month period exceeds 1.50% of the unpaid principal balance of such Mortgage Loans as of the beginning of such twelve (12) month period.  As used herein, with respect to any liquidated Mortgage Loan, the related “Realized Loss” is amount equal to (i) the unpaid principal balance of the related liquidated Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Servicer with respect to such Mortgage Loan including expenses of liquidation; or

(iii)

the cumulative Realized Losses for the Mortgage Loans, calculated as a percentage of the Cut-off Date principal balance of the Mortgage Loans exceeds the percentage set forth in the first column below at any time during the corresponding period from the Closing Date set forth in the second column below:

Trigger Percentage	Applicable Period from Closing Date
1.75%	From the Closing Date through the end of the 12th complete calendar month following the Closing Date
2.25%	From the 13th calendar month following the Closing Date through the end of the 24th complete calendar month following the Closing Date
3.00%	From the 25th calendar month following the Closing Date through the end of the 36th complete calendar month following the Closing Date
3.50%	From the 37th calendar month following the Closing Date through the end of the 48th complete calendar month following the Closing Date
4.25%	At any time after the end of the 48th complete calendar month following the Closing Date

Upon receipt by the Servicer of a written termination notice pursuant to this Section 8.03, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Master Servicer, with the consent of the Seller and the NIMS Insurer.  Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense.  The Servicer shall cooperate with the Master Servicer, the Seller, the NIMS Insurer, the Trustee and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

By a written notice the Master Servicer, with the consent of the Seller and the NIMS Insurer may waive any Trigger Event hereunder and its consequences.  Upon any waiver of a Trigger Event in any period, such event shall cease to exist for such period.  No such waiver shall extend to any subsequent or other default or Trigger Event or impair any right consequent thereon except to the extent expressly so waived.

No Termination Fee shall be payable to the Servicer upon a termination pursuant to this Section 8.03.

In the event that a Seller intends to transfer the servicing of Mortgage Loans which have become Distressed Mortgage Loans to a Special Servicer for servicing pursuant to Section 8.04, then the Servicer and the Seller agree to renegotiate the Trigger Events in a manner reasonably acceptable to both parties prior to effecting any such transfer.  Renegotiation of the Trigger Events will not require the consent of Certificateholders or any other party so long as the Seller have obtained written confirmation from the applicable Rating Agencies rating the Certificates that such renegotiated Trigger Events will not cause a qualification, reduction or withdrawal of the current ratings assigned to the Certificates by such Rating Agencies.

Section 5.4

Termination for Distressed and Released Mortgage Loans.

(a)

This Agreement shall be terminated with respect to the servicing of those Mortgage Loans that are determined to be Released Mortgage Loans as of the Transfer Date and servicing of such Mortgage Loans shall be transferred to the Released Mortgage Transferee or its designee.

(b)

All reasonable costs and expenses incurred in connection with the delivery of the Servicing Files and the other necessary data to the Released Mortgage Transferee or its designee shall be paid by the Released Mortgage Transferee from its own funds without reimbursement therefor within fifteen (15) Business Days upon receipt of an invoice from the Servicer.   The Released Mortgage Transferee shall be responsible for the delivery of all required transfer notices pursuant to the Trust Agreement and will send a copy of the transfer notices to the Master Servicer and the Trustee.

(c)

Notwithstanding the foregoing provisions of this Section 8.04, the NIMS Insurer may, at its option, elect to purchase a Distressed Mortgage Loan at a price equal to its Purchase Price.  Prior to such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loan pursuant to Section 4.03.  Any such purchase of a Distressed Mortgage Loan shall be accomplished by remittance to the Master Servicer for deposit in the Collection Account established pursuant to Section 4.01 of the Trust Agreement of the amount of the Purchase Price.  The Servicer on behalf of the Master Servicer shall take reasonable steps to effectuate the transfer of servicing of such Distressed Mortgage Loan to the NIMS Insurer to the extent necessary, including the prompt delivery of all Servicing Files and other related documentation to the NIMS Insurer or its designee.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1

Successor to the Servicer.

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 7.03, 8.01 or 8.02(ii), the Master Servicer shall (i) within 90 days of the Servicer’s notice of such termination, succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement; or (b) pursuant to a termination under Section 8.02(iii) or Section 8.03, the Seller shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement.  Any successor to the Servicer shall be subject to the approval of the Master Servicer and the NIMS Insurer.  Any approval of a successor servicer by the Master Servicer and the NIMS Insurer, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust Fund, be conditioned upon the receipt by the Master Servicer, the NIMS Insurer, the Seller and the Trustee of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction.  In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.  In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 6.01 and the remedies available to the Master Servicer, the Trustee, the NIMS Insurer and the Seller under Sections 6.02, 6.03 and 6.04, it being understood and agreed that the provisions of such Sections 6.01, 6.02, 6.03 and 6.04 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.  Neither the Master Servicer, in its capacity as successor servicer, nor any other successor servicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents in the Servicer’s possession.  The Servicer shall cooperate with the Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer, the Master Servicer, the NIMS Insurer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 and provide for the same remedies set forth in Sections 6.02, 6.03 and 6.04 herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01, 8.02 or 8.03 shall not affect any claims that the Seller, the Master Servicer, the NIMS Insurer or the Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.  In addition, in the event any successor servicer is appointed pursuant to Section 8.02(iii) of this Agreement, such successor servicer must satisfy the conditions relating to the transfer of servicing set forth in the Trust Agreement.

The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, it shall notify the Seller and Master Servicer, the NIMS Insurer and the Depositor of such appointment in accordance with the procedures set forth in Section 9.04.

Notwithstanding any provision herein to the contrary, upon the termination or resignation of the Servicer under this Agreement pursuant to Sections 6.02, 7.03, 8.01, 8.02 (other than in accordance with Section 8.02(iii)) or 8.03, the party appointing a successor servicer hereunder (whether a Seller or the Master Servicer) shall use commercially reasonable efforts (without loss, cost or expense to such party) to cause the servicer selected  as the successor servicer of the Mortgage Loans to reimburse the Servicer for all outstanding unreimbursed Monthly Advances and Servicing Advances (including but not limited to trailing expenses representing Servicing Advances incurred prior to but invoiced after the date of termination) and all accrued and unpaid Servicing Fees upon the transfer of servicing to such successor servicer; provided, however, that if such successor is unwilling to do so, then the party appointing such successor servicer will require the successor servicer to reimburse the Servicer as such amounts are received from the related Mortgage Loans, with the order of reimbursement being in direct order of the oldest outstanding Servicing Fee, Monthly Advance or Servicing Advance, as the case may be.  In addition to the foregoing, following the termination or resignation of the Servicer under this Agreement, the Servicer shall continue to be entitled to the benefits of Section 6.03 with respect to events occurring prior to such termination.

Section 6.2

Costs.

The Seller shall pay the legal fees and expenses of its attorneys.  Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by (i) the terminated or resigning servicer if such termination or resignation is a result of an occurrence of a termination event under Section 8.01 or a Trigger Event under Section 8.03, (ii) the related Seller if such termination is pursuant to Section 8.02(iii) and (iii) in all other cases by the Trust Fund.  Subject to Section 2.02, the Seller, on behalf of the Depositor, shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages by the Servicer.

Section 6.3

Protection of Confidential Information.

The Servicer shall keep confidential and shall not divulge to any party, without the Seller’s prior written consent, any nonpublic information pertaining to the Mortgage Loans or any borrower thereunder, except (i) to the extent that it is appropriate for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or it is otherwise in accordance with Accepted Servicing Practices or (ii) upon request from the Master Servicer pursuant to Section 7.05.

Section 6.4

Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

(i)

if to LBH:

Lehman Brothers Holdings Inc.
745 Seventh Avenue
7th Floor
New York, New York 10019
Attention: Mortgage Finance, SASCO 2006-S2

(ii)

if to the Servicer:

Ocwen Loan Servicing, LLC
1661 Worthington Road Centrepark West
Suite 100
West Palm Beach, Florida  33409
Attention:    Secretary
Telephone:  (561) 682-8887

Facsimile:   (561) 682-8177

(iii)

if to the Master Servicer:

Aurora Loan Services LLC

327 Inverness Drive South, 3rd Floor

Englewood, Colorado 80112

Attention:  E. Todd Whittemore

Telephone:  (720) 945-3422

Facsimile:   (720) 945-4287

(vii)

if to the Trustee:

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Agency & Trust, SASCO 2006-S2

(vi)

if to the NIMS Insurer:

As provided in the Trust Agreement

(viii)

if to the Credit Risk Manager:

Clayton Fixed Income Services Inc.

1700 Lincoln Street, Suite 1600

Denver, Colorado 80203

Attention:    General Counsel (SASCO 2006-S2)

Telephone:  (720) 947-6947

Facsimile:   (720) 947-6598

Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

Section 1.1

Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

Section 1.2

No Personal Solicitation.

From and after the Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any related Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Seller.  It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Trustee pursuant hereto on the Closing Date and the Servicer shall take no action to undermine these rights and benefits.  Notwithstanding the foregoing, it is understood and agreed that (i) promotions undertaken by the Servicer or any affiliate thereof which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements and (ii) offers to refinance a Mortgage Loan following the Servicer’s receipt of a request for verification of mortgage or payoff demand related to a Mortgagor (other than those initiated in response to a solicitation initiated by the Servicer or any of its agents or affiliates) shall not constitute solicitation under this Section 9.06.

Section 1.3

Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 1.4

Place of Delivery and Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Seller in the State of New York and shall be deemed to have been made in the State of New York.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.5

Further Agreements.

The Seller and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 1.6

Intention of the Parties.

It is the intention of the parties that the Seller is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans.  Accordingly, the parties hereby acknowledge that the Trust Fund remains the sole and absolute owner of the Mortgage Loans (other than the servicing rights) and all rights related thereto.

Section 1.7

Successors and Assigns; Assignment of Servicing Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Seller, the NIMS Insurer and the Master Servicer and their respective successors and assigns.  This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.03 and shall not be assigned, pledged or hypothecated by the Seller, without the consent of the NIMS Insurer except as and to the extent provided in Section 9.12.

Section 1.8

Assignment by the Seller.

The Seller shall assign (exclusive of the Seller’s rights or obligations arising under (i) Section 8.02(iii), (ii) the second paragraph of Section 8.03, (iii) the last paragraph of Section 8.03, (iv) Sections 8.04(a) and 8.04(b) and (v) Section 9.02), its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Trustee, and the Trustee then shall succeed to all rights of the Seller under this Agreement.

Section 1.9

Amendment.

This Agreement may be amended from time to time by the Servicer and the Seller, with (i) the prior written consent of the NIMS Insurer and (ii) the written agreement signed by the Master Servicer, the Seller and the Servicer; provided that the party requesting such amendment shall, at its own expense, provide the Trustee, the NIMS Insurer, the Master Servicer and the Seller with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction.  Any such amendment shall be deemed not to adversely affect in any material respect any interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates and the NIM Securities (and any Opinion of Counsel received by the Trustee, the NIMS Insurer, the Master Servicer and the Seller in connection with any such amendment may rely expressly on such confirmation as the basis therefor) provided, however, this Agreement may be amended by the Servicer, the Seller, the Master Servicer and the Trustee from time to time without the delivery of an Opinion of Counsel described above to the extent necessary, in the judgment of the Seller and its counsel, to comply with any Commission requirements.

Section 1.10

Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced and is consented to by the NIMS Insurer.

Section 1.11

Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 1.12

WAIVER OF TRIAL BY JURY.

EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 1.13

Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee and the NIMS Insurer receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions.  The Servicer shall have the same obligations to the Trustee and the NIMS Insurer as if they were parties to this Agreement, and the Trustee and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement.  The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement or the Credit Risk Manager Agreement.  Notwithstanding the foregoing, all rights of the Trustee hereunder and all rights and obligations of the Master Servicer hereunder (other than the right to indemnification) shall terminate upon the termination of the Trust Fund pursuant to the Trust Agreement and all rights of the NIMS Insurer set forth in this Agreement (other than the right of indemnification) shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

Section 1.14

General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)

accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)

references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)

a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)

the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)

the term “include” or “including” shall mean by reason of enumeration.

Section 1.15

Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

IN WITNESS WHEREOF, the Servicer, the Seller and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.,

as Seller

By:

Name:   Joseph J. Kelly

Title:     Authorized Signatory

OCWEN LOAN SERVICING, LLC,

as Servicer

By:

Name:

Title:

AURORA LOAN SERVICES LLC,

as Master Servicer

By:

Name:   Jerald W. Dreyer

Title:     Vice President

Acknowledged By:

CITIBANK, N.A.,

as Trustee

By:

Name:

Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

(Including Prepayment Charge Schedule)

[To be retained in a separate closing binder entitled “SASCO 2006-S2 Mortgage Loan Schedules” at McKee Nelson LLP]

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________ __, ____

To:

____________________

____________________

____________________

(the “Depository”)

As Servicer under the Servicing Agreement, dated as of [____], 2006 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as “Ocwen Loan Servicing, LLC, in trust for Citibank, N.A., as Trustee for Structured Asset Securities Corporation Mortgage Loan Trust, 2006-S2.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

OCWEN LOAN SERVICING, LLC

Servicer

By:____________________________

Name:

Title:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

_______________________________

Depository

By: ____________________________

Name:

Title:

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

______________ ___, ____

To:

_______________________

_______________________

_______________________

(the “Depository”)

As Servicer under the Servicing Agreement, dated as of [____] 1, 2006 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as “Ocwen Loan Servicing, LLC, in trust for Citibank, N.A., as Trustee for Structured Asset Securities Corporation Mortgage Loan Trust, 2006-S2.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

OCWEN LOAN SERVICING, LLC
 Servicer

By:_____________________________

Name:

Title:

Date:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:____________________________

Name:

Title:

Date:

EXHIBIT D-1

MASTER SERVICER DATA FIELD REQUIREMENTS

FIELD NAME

DESCRIPTION

FORMAT

INVNUM

INVESTOR LOAN NUMBER

Number no decimals

SERVNUM

SERVICER LOAN NUMBER, REQUIRED

Number no decimals

BEGSCHEDBAL

BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED

Number two decimals

BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL,

REQUIRED

SCHEDPRIN

SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED

Number two decimals

ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,

REQUIRED, .00 IF NO COLLECTIONS

CURT1

CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

CURT1DATE

CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE

DD-MMM-YY

CURT1ADJ

CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE

Number two decimals

CURT2

CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

CURT2DATE

CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE

DD-MMM-YY

CURT2ADJ

CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE

Number two decimals

LIQPRIN

PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE

Number two decimals

OTHPRIN

OTHER PRINCIPAL, .00 IF NOT APPLICABLE

Number two decimals

PRINREMIT

TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

INTREMIT

NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,

Number two decimals

.00 IF NOT APPLICABLE

TOTREMIT

TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

ENDSCHEDBAL

ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED

Number two decimals

ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL

.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF

ENDACTBAL

ENDING TRIAL BALANCE

Number two decimals

.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF

ENDDUEDATE

ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT

DD-MMM-YY

ACTCODE

60 IF PAIDOFF, BLANK IF NOT APPLICABLE

Number no decimals

ACTDATE

ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE

DD-MMM-YY

INTRATE

INTEREST RATE, REQUIRED

Number seven decimals

Example .0700000 for 7.00%

SFRATE

SERVICE FEE RATE, REQUIRED

Number seven decimals

Example .0025000 for .25%

PTRATE

PASS THRU RATE, REQUIRED

Number seven decimals

Example .0675000 for 6.75%

PIPMT

P&I CONSTANT, REQUIRED

Number two decimals

.00 IF PAIDOFF

EXHIBIT D-2

MASTER SERVICER STANDARD LAYOUT

Data Field	Format	Data Description
% of MI coverage	NUMBER(6,5)	The percent of coverage provided by the PMI company in the event of loss on a defaulted loan.
Actual MI claim filed date	DATE(MM/DD/YYYY)	Actual date that the claim was submitted to the PMI company.
Actual bankruptcy start date	DATE(MM/DD/YYYY)	Actual date that the bankruptcy petition is filed with the court.
Actual MI claim amount filed	NUMBER(15,2)	The amount of the claim that was filed by the servicer with the PMI company.
Actual discharge date	DATE(MM/DD/YYYY)	Actual date that the Discharge Order is entered in the bankruptcy docket.
Actual due date	DATE(MM/DD/YYYY)	Actual due date of the next outstanding payment amount due from the mortgagor.
Actual eviction complete date	DATE(MM/DD/YYYY)	Actual date that the eviction proceedings are completed by local counsel.
Actual eviction start date	DATE(MM/DD/YYYY)	Actual date that the eviction proceedings are commenced by local counsel.
Actual first legal date	DATE(MM/DD/YYYY)	Actual date that foreclosure counsel filed the first legal action as defined by state statute.
Actual redemption end date	DATE(MM/DD/YYYY)	Actual date that the foreclosure redemption period expires.
Bankruptcy chapter	VARCHAR2(2) 7= Chapter 7 filed 11= Chapter 11 filed 12= Chapter 12 filed 13= Chapter 13 filed	Chapter of bankruptcy filed.
Bankruptcy flag	VARCHAR2(2) Y=Active Bankruptcy N=No Active Bankruptcy	Servicer defined indicator that identifies that the property is an asset in an active bankruptcy case.
Bankruptcy Case Number	VARCHAR2(15)	The court assigned case number of the bankruptcy filed by a party with interest in the property.
MI claim amount paid	NUMBER(15,2)	The amount paid to the servicer by the PMI company as a result of submitting an MI claim.
MI claim funds received date	DATE(MM/DD/YYYY)	Actual date that funds were received from the PMI company as a result of transmitting an MI claim.
Current loan amount	NUMBER(10,2)	Current unpaid principal balance of the loan as of the date of reporting to Aurora Master Servicing.
Date FC sale scheduled	DATE(MM/DD/YYYY)	Date that the foreclosure sale is scheduled to be held.
Date relief/dismissal granted	DATE(MM/DD/YYYY)	Actual date that the dismissal or relief from stay order is entered by the bankruptcy court.
Date REO offer accepted	DATE(MM/DD/YYYY)	Actual date of acceptance of an REO offer.
Date REO offer received	DATE(MM/DD/YYYY)	Actual date of receipt of an REO offer.
Delinquency value	NUMBER(10,2)	Value obtained typically from a BPO prior to foreclosure referral not related to loss mitigation activity.
Delinquency value source	VARCHAR2(15) BPO= Broker’s Price Opinion Appraisal=Appraisal	Name of vendor or management company that provided the delinquency valuation amount.
Delinquency value date	DATE(MM/DD/YYYY)	Date that the delinquency valuation amount was completed by vendor or property management company.
Delinquency flag	VARCHAR2(2) Y= 90+ delinq. Not in FC, Bky or Loss mit N=Less than 90 days delinquent	Servicer defined indicator that identifies that the loan is delinquent but is not involved in loss mitigation, foreclosure, bankruptcy or REO.
Foreclosure flag	VARCHAR2(2) Y=Active foreclosure N=No active foreclosure	Servicer defined indicator that identifies that the loan is involved in foreclosure proceedings.
Corporate expense balance	NUMBER(10,2)

Total of all cumulative expenses advanced by the servicer for non-escrow expenses such as but not limited to: FC fees and costs, bankruptcy fees and costs, property preservation and property inspections.

Foreclosure attorney referral date	DATE(MM/DD/YYYY)	Actual date that the loan was referred to local counsel to begin foreclosure proceedings.
Foreclosure valuation amount	NUMBER(15,2)	Value obtained during the foreclosure process. Usually as a result of a BPO and typically used to calculate the bid.
Foreclosure valuation date	DATE(MM/DD/YYYY)	Date that foreclosure valuation amount was completed by vendor or property management company.
Foreclosure valuation source	VARCHAR2(80) BPO= Broker’s Price Opinion Appraisal=Appraisal	Name of vendor or management company that provided the foreclosure valuation amount.
FHA 27011A transmitted date	DATE(MM/DD/YYYY)	Actual date that the FHA 27011A claim was submitted to HUD.
FHA 27011 B transmitted date	DATE(MM/DD/YYYY)	Actual date that the FHA 27011B claim was submitted to HUD.
VA LGC/ FHA Case number	VARCHAR2(15)

Number that is assigned individually to the loan by either HUD or VA at the time of origination.  The number is located on the Loan Guarantee Certificate (LGC) or the Mortgage Insurance Certificate (MIC).

FHA Part A funds received date	DATE(MM/DD/YYYY)	Actual date that funds were received from HUD as a result of transmitting the 27011A claim.
Foreclosure actual sale date	DATE(MM/DD/YYYY)	Actual date that the foreclosure sale was held.
Servicer loan number	VARCHAR2(15)	Individual number that uniquely identifies loan as defined by servicer.
Loan type	VARCHAR2(2) 1=FHA Residential 2=VA Residential 3=Conventional w/o PMI 4=Commercial 5=FHA Project 6=Conventional w/PMI 7=HUD 235/265 8=Daily Simple Interest Loan 9=Farm Loan U=Unknown S=Sub prime	Type of loan being serviced generally defined by the existence of certain types of insurance. (i.e. FHA, VA, conventional insured, conventional uninsured, SBA, etc.)
Loss mit approval date	DATE(MM/DD/YYYY)	The date determined that the servicer and mortgagor agree to pursue a defined loss mitigation alternative.
Loss mit flag	VARCHAR2(2) Y= Active loss mitigation N=No active loss mitigation	Servicer defined indicator that identifies that the loan is involved in completing a loss mitigation alternative.
Loss mit removal date	DATE(MM/DD/YYYY)	The date that the mortgagor is denied loss mitigation alternatives or the date that the loss mitigation alternative is completed resulting in a current or liquidated loan.
Loss mit type	VARCHAR2(2) L= Loss Mitigation LT=Litigation pending NP=Pending non-performing sale CH= Charge off DI= Deed in lieu FB= Forbearance plan MO=Modification PC=Partial claim SH=Short sale VA=VA refunding	The defined loss mitigation alternative identified on the loss mit approval date.
Loss mit value	NUMBER(10,2)	Value obtained typically from a BPO prior to foreclosure sale intended to aid in the completion of loss mitigation activity.
Loss mit value date	DATE(MM/DD/YYYY)	Name of vendor or management company that provided the loss mitigation valuation amount.
Loss mit value source	VARCHAR2(15) BPO= Broker’s Price Opinion Appraisal=Appraisal	Date that the lost mitigation valuation amount was completed by vendor or property management company.
MI certificate number	VARCHAR2(15)	A number that is assigned individually to the loan by the PMI company at the time of origination. Similar to the VA LGC/FHA Case Number in purpose.
LPMI Cost	NUMBER(7,7)	The current premium paid to the PMI company for Lender Paid Mortgage Insurance.
Occupancy status	VARCHAR2(1) O=Owner occupied T=Tenant occupied U=Unknown V=Vacant	The most recent status of the property regarding who if anyone is occupying the property. Typically a result of a routine property inspection.
First Vacancy date/ Occupancy status date	DATE(MM/DD/YYYY)	The date that the most recent occupancy status was determined. Typically the date of the most recent property inspection.
Original loan amount	NUMBER(10,2)	Amount of the contractual obligations (i.e.: note and mortgage/deed of trust).
Original value amount	NUMBER(10,2)	Appraised value of property as of origination typically determined through the appraisal process.
Origination date	DATE(MM/DD/YYYY)	Date that the contractual obligations (i.e.: note and mortgage/deed of trust) of the mortgagor was executed.
FHA Part B funds received date	DATE(MM/DD/YYYY)	Actual date that funds were received fro HUD as a result of transmitting the 27011B claim.
Post petition due date	DATE(MM/DD/YYYY)	The post petition due date of a loan involved in a chapter 13 bankruptcy.
Property condition	VARCHAR2(2) 1= Excellent 2=Good 3=Average 4=Fair 5=Poor 6=Very poor	Physical condition of the property as most recently reported to the servicer by vendor or property management company.
Property type

VARCHAR2(2)

1=Single family                     2=Town house                       3=Condo

4=Multifamily                        5=Other                        6=Prefabricated

B=Commercial                      C=Land only                         7=Mobile home

U=Unknown                           D=Farm                              A=Church

P=PUD                                   R=Row house                           O=Co-op

M=Manufactured housing     24= 2-4 family                 CT=Condotel                      MU=Mixed use

Type of property secured by mortgage such as: single family, 2-4 unit, etc.
Reason for default

VARCHAR2(3)

001=Death of principal mtgr

02=Illness of principal mtgr

003=Illness of mtgr’s family member

004=Death of mtgr’s family member

005=Marital difficulties

006=Curtailment of income

007=Excessive obligations

008=Abandonment of property

009=Distant employee transfer

011=Property problem

012=Inability to sell property

013=Inability to rent property

014=Military service

015=Other

016=Unemployment

017=Business failure

019=Casualty loss

022=Energy-Environment costs

023= Servicing problems

026= Payment adjustment

027=Payment dispute

029=Transfer ownership pending

030=Fraud

031=Unable to contact borrower

INC=Incarceration

Cause of delinquency as identified by mortgagor.
REO repaired value	NUMBER(10,2)	The projected value of the property that is adjusted from the “as is” value assuming necessary repairs have been made to the property as determined by the vendor/property management company.
REO list price adjustment amount	NUMBER(15,2)	The most recent listing/pricing amount as updated by the servicer for REO properties.
REO list price adjustment date	DATE(MM/DD/YYYY)	The most recent date that the servicer advised the agent to make an adjustment to the REO listing price.
REO value (as is)	NUMBER(10,2)	The value of the property without making any repairs as determined by the vendor/property management company.
REO actual closing date	DATE(MM/DD/YYYY)	The actual date that the sale of the REO property closed escrow.
REO flag	VARCHAR2(7) Y=Active REO N=No active REO	Servicer defined indicator that identifies that the property is now Real Estate Owned.
REO original list date	DATE(MM/DD/YYYY)	The initial/first date that the property was listed with an agent as an REO.
REO original list price	NUMBER(15,2)	The initial/first price that was used to list the property with an agent as an REO.
REO net sales proceeds	NUMBER(10,2)	The actual REO sales price less closing costs paid. The net sales proceeds are identified within the HUD1 settlement statement.
REO sales price	NUMBER(10,2)	Actual sales price agreed upon by both the purchaser and servicer as documented on the HUD1 settlement statement.
REO scheduled close date	DATE(MM/DD/YYYY)	The date that the sale of the REO property is scheduled to close escrow.
REO value date	DATE(MM/DD/YYYY)	Date that the vendor or management company completed the valuation of the property resulting in the REO value (as is).
REO value source	VARCHAR2(15) BPO= Broker’s Price Opinion Appraisal=Appraisal	Name of vendor or management company that provided the REO value (as is).
Repay first due date	DATE(MM/DD/YYYY)	The due date of the first scheduled payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay next due date	DATE(MM/DD/YYYY)	The due date of the next outstanding payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay plan broken/reinstated/closed date	DATE(MM/DD/YYYY)	The servicer defined date upon which the servicer considers that the plan is no longer in effect as a result of plan completion or mortgagor’s failure to remit payments as scheduled.
Repay plan created date	DATE(MM/DD/YYYY)	The date that both the mortgagor and servicer agree to the terms of a forbearance or repayment plan.
SBO loan number	NUMBER(9)	Individual number that uniquely identifies loan as defined by Aurora Master Servicing.
Escrow balance/advance balance	NUMBER(10,2)	The positive or negative account balance that is dedicated to payment of hazard insurance, property taxes, MI, etc. (escrow items only)
Title approval letter received date	DATE(MM/DD/YYYY)	The actual date that the title approval was received as set forth in the HUD title approval letter.
Title package HUD/VA date	DATE(MM/DD/YYYY)	The actual date that the title package was submitted to either HUD or VA.
VA claim funds received date	DATE(MM/DD/YYYY)	The actual date that funds were received by the servicer from the VA for the expense claim submitted by the servicer.
VA claim submitted date	DATE(MM/DD/YYYY)	The actual date that the expense claim was submitted by the servicer to the VA.
VA first funds received amount	NUMBER(15,2)	The amount of funds received by the servicer from VA as a result of the specified bid.
VA first funds received date	DATE(MM/DD/YYYY)	The date that the funds from the specified bid were received by the servicer from the VA.
VA NOE submitted date	DATE(MM/DD/YYYY)	Actual date that the Notice of Election to Convey was submitted to the VA.
Zip Code	VARCHAR2(5)	US postal zip code that corresponds to property location.
FNMA Delinquency status code

VARCHAR2(3)

09=Forbearance

17=Preforeclosure sale          24=Drug seizure

26=Refinance

27=Assumption          28=Modification

29=Charge-off

30=Third-party sale            31=Probate

32=Military indulgence

43=Foreclosure                         44=Deed-in-lieu

49=Assignment

61=Second lien considerations  62=VA no-bid

63=VA Refund

64=VA Buydown                     65=Ch. 7 bankruptcy

66=Ch. 11 bankruptcy

67=Ch. 13 bankruptcy

The code that is electronically reported to FNMA by the servicer that reflects the current defaulted status of a loan. (i.e.: 65, 67, 43 or 44)
FNMA delinquency reason code

VARCHAR2(3)

     001=Death of principal mtgr

 002=Illness of principal mtgr    003=Illness of mtgr’s family member

004=Death of mtgr’s family member   005=Marital difficulties

006=Curtailment of income   007=Excessive obligations

008=Abandonment of property   009=Distant employee transfer

011=Property problem

012=Inability to sell property

013=Inability to rent property   014=Military service

015=Other                  016=Unemployment

017=Business failure

019=Casualty loss

022=Energy-Environment costs

023= Servicing problems

026= Payment adjustment

027=Payment dispute

029=Transfer ownership pending

030=Fraud

031=Unable to contact borrower  INC=Incarceration

The code that is electronically reported to FNMA by the servicer that describes the circumstance that appears to be the primary contributing factor to the delinquency.
Suspense balance	NUMBER(10,2)	Money submitted to the servicer, credited to the mortgagor’s account but not allocated to principal, interest, escrow, etc.
Restricted escrow balance	NUMBER(10,2)	Money held in escrow by the mortgage company through completion of repairs to property.
Investor number	NUMBER (10,2)	Unique number assigned to a group of loans in the servicing system.

EXHIBIT D-3

FORM OF LOAN LOSS REPORT

Final Report Field Heading	Definition	Format
Servicer Cut Off Date	Reporting cycle cut off date	DATE(MM/DD/YYYY)
Servicer Loan Number	Individual number that uniquely identifies loan as defined by servicer.	VARCHAR2(15)
Investor Loan Number	Individual number that uniquely identifies loan as defined by Aurora Master Servicing.	NUMBER(9)
Servicer Customer Number	Unique number assigned to each servicer	NUMBER(3)
Investor ID	Unique number assigned to a group of loans in the servicing system.	NUMBER (10,2)
Resolution Type	Description of the process to resolve the delinquency. Ex. Foreclosure, Short Sale, Third Party Sale, Deed In Lieu, etc.	VARCHAR2(15)
Resolution Date	Date the process described in Resolution Type was completed.	DATE(MM/DD/YYYY)
Liquidation Date	Date the loan was liquidated on the servicer's servicing system.	DATE(MM/DD/YYYY)
REO Sale Date	Actual date that the sale of the REO property closed escrow.	DATE(MM/DD/YYYY)
Title Date	Date clear title was recorded.	DATE(MM/DD/YYYY)
MI Percent	Percent of coverage provided by the PMI company in the event of loss on a defaulted loan.	NUMBER(6,5)
First Legal Date	Actual date that foreclosure counsel filed the first legal action as defined by state statute.	DATE(MM/DD/YYYY)
Bankruptcy 1 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)
Bankruptcy 1 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)
Bankruptcy 2 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)
Bankruptcy 2 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)
Foreclosure Fees	Amount paid to the Foreclosure Attorney for performing his service.	NUMBER(10,2)
Foreclosure Costs	Amount incurred as part of the foreclosure process.	NUMBER(10,2)
Bankruptcy Costs	Amount incurred related to a bankruptcy filing involving the borrower or subject property.	NUMBER(10,2)
Eviction Costs	Amount incurred related to the eviction process.	NUMBER(10,2)
Appraisal Costs	Amount incurred to acquire a value for the subject property.	NUMBER(10,2)
Preservation Costs	Amount incurred to preserve and secure the property.	NUMBER(10,2)
Utility Costs	Amount incurred for utilities at the property.	NUMBER(10,2)
HOA Costs	Amount paid to the Home Owners Association to maintain the property dues.	NUMBER(10,2)
Other Costs	Amount of Miscellaneous Expenses incurred during the default process.	NUMBER(10,2)
Interest on Advances	Interest paid by HUD/VA or MI on the amounts advanced related to the liquidation of the property.	NUMBER(10,2)
Hazard Refunds	Amount of refunds of Hazard Premiums paid.	NUMBER(10,2)
Real Estate Taxes	Amount of any taxes paid during the default process.	NUMBER(10,2)
Hazard Premiums	Amount paid for Hazard Insurance on the property held as collateral for the mortgage.	NUMBER(10,2)
MI Premiums	Amount paid for Mortgage Insurance related to the mortgage loan.	NUMBER(10,2)
Other Escrow	Miscellaneous Expenses incurred from the escrow account during the default process.	NUMBER(10,2)
Sales Proceeds	Funds received in connection with the sale of the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)
Initial Claim Proceeds	Funds received in connection with the conveyance of the property to the insuring agency (Positive Number).	NUMBER(10,2)
Final Claim Proceeds	Claim funds received from the insuring agency (HUD/VA).	NUMBER(10,2)
Other Proceeds	Miscellaneous funds received in connection with the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)
Escrow Balance	Any positive balance remaining in the escrow account.	NUMBER(10,2)
Replacement Reserve Bal	Amount of funds held in the Replacement Reserve account (Positive Number).	NUMBER(10,2)
Restricted Escrow Bal	Amount of funds held in the Restricted Escrow account.	NUMBER(10,2)
Suspense Balance	Amount of funds held in the Suspense account (Positive Number).	NUMBER(10,2)
Servicer Retained Loss

The total amount of the Gross Final Actual (Loss)/Gain the servicer will take, due to Interest/Expense Curtailments by HUD/VA (This would include Advances not claimed to HUD/VA or MI due to servicer error) (Positive Number).

NUMBER(10,2)

EXHIBIT E-2

SASCO 2006-S2 TRUST AGREEMENT

FORM OF SECURITIZATION SERVICING AGREEMENT

Ocwen Loan Servicing, LLC,

as Servicer

Lehman Brothers Holdings Inc.,

as Seller

and

Aurora Loan Services LLC,

as Master Servicer

_____________________________

Structured Asset Securities Corporation
Mortgage Pass-Through Certificates, Series 2006-S2

SECURITIZATION SERVICING AGREEMENT

Dated as of [____] 1, 2006

_____________________________

Page

ARTICLE I. DEFINITIONS

3

ARTICLE II. SELLER’S ENGAGEMENT OF SERVICER TO PERFORM

SERVICING RESPONSIBILITIES

17

Section 2.01

Contract for Servicing; Possession of Servicing Files

17

Section 2.02

Books and Records

18

ARTICLE III. SERVICING OF THE MORTGAGE LOANS

18

Section 3.01

Servicer to Service

18

Section 3.02

Collection of Mortgage Loan Payments

20

Section 3.03

Establishment of and Deposits to Custodial Account

20

Section 3.04

Permitted Withdrawals From Custodial Account

22

Section 3.05

Establishment of and Deposits to Escrow Account

23

Section 3.06

Permitted Withdrawals From Escrow Account

24

Section 3.07

[Reserved]

25

Section 3.08

[Reserved]

25

Section 3.09

Protection of Accounts

25

Section 3.10

Maintenance of Hazard Insurance

26

Section 3.11

Maintenance of Mortgage Impairment Insurance

28

Section 3.12

Maintenance of Fidelity Bond and Errors and Omissions
Insurance

28

Section 3.13

Inspections

29

Section 3.14

Restoration of Mortgaged Property

29

Section 3.15

Maintenance of PMI Policy and/or LPMI Policy; Claims

29

Section 3.16

Title, Management and Disposition of REO Property

31

Section 3.17

Real Estate Owned Reports

33

Section 3.18

Liquidation Reports

33

Section 3.19

Reports of Foreclosures and Abandonments of Mortgaged
Property

33

Section 3.20

Prepayment Charges

34

Section 3.21

Advance Facility

34

Section 3.22

Credit Reporting

37

Section 3.23

Safeguarding Customer Information

37

ARTICLE IV. PAYMENTS TO MASTER SERVICER

37

Section 4.01

Remittances

37

Section 4.02

Statements to Master Servicer

38

Section 4.03

Monthly Advances by Servicer

40

Section 4.04

Due Dates Other Than the First of the Month

41

ARTICLE V. GENERAL SERVICING PROCEDURES

41

Section 5.01

Servicing Compensation

41

Section 5.02

Report on Attestation of Compliance with Applicable Servicing
Criteria

42

Section 5.03

Annual Officer’s Certificate

42

Section 5.04

Report on Assessment of Compliance with Applicable Servicing
Criteria

43

ARTICLE VI. REPRESENTATIONS, WARRANTIES AND AGREEMENTS

43

Section 6.01

Representations, Warranties and Agreements of the Servicer

43

Section 6.02

Remedies for Breach of Representations and Warranties of the
Servicer

45

Section 6.03

Additional Indemnification by the Servicer; Third Party Claims

46

Section 6.04

Indemnification with Respect to Certain Taxes and Loss of
REMIC Status

47

Section 6.05

Reporting Requirements of the Commission and
Indemnification

48

Section 6.06

Purchase of Distressed Mortgage Loans

49

ARTICLE VII. THE SERVICER

49

Section 7.01

Merger or Consolidation of the Servicer

49

Section 7.02

Limitation on Liability of the Servicer and Others

50

Section 7.03

Limitation on Resignation and Assignment by the Servicer

50

Section 7.04

Subservicing Agreements and Successor Subservicer

51

Section 7.05

Inspection

53

ARTICLE VIII. TERMINATION

54

Section 8.01

Termination for Cause

54

Section 8.02

Termination Without Cause

57

Section 8.03

Special Termination Events

57

Section 8.04

Termination for Distressed and Released Mortgage Loans

59

ARTICLE IX. MISCELLANEOUS PROVISIONS

60

Section 9.01

Successor to the Servicer

60

Section 9.02

Costs

62

Section 9.03

Protection of Confidential Information

62

Section 9.04

Notices

62

Section 9.05

Severability Clause

64

Section 9.06

No Personal Solicitation

64

Section 9.07

Counterparts

64

Section 9.08

Place of Delivery and Governing Law

65

Section 9.09

Further Agreements

65

Section 9.10

Intention of the Parties

65

Section 9.11

Successors and Assigns; Assignment of Servicing Agreement

65

Section 9.12

Assignment by the Seller

65

Section 9.13

Amendment

65

Section 9.14

Waivers

66

Section 9.15

Exhibits

66

Section 9.16

WAIVER OF TRIAL BY JURY

66

Section 9.17

Intended Third Party Beneficiaries

66

Section 9.18

General Interpretive Principles

67

Section 9.19

Reproduction of Documents

67

EXHIBITS

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

EXHIBIT D-1

FORM OF MONTHLY REMITTANCE ADVICE

EXHIBIT D-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

EXHIBIT D-3

FORM OF LOAN LOSS REPORT

EXHIBIT E

SASCO 2006-S2 TRUST AGREEMENT

EXHIBIT F

FORM OF CERTIFICATION TO BE DELIVERED TO THE MASTER SERVICER AND THE SARBANES CERTIFYING PARTY

EXHIBIT G

FANNIE MAE GUIDE NO. 95-19

EXHIBIT H

SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

EXHIBIT I

TRANSACTION PARTIES

EXHIBIT J

FORM OF ANNUAL OFFICER’S CERTIFICATE

This SECURITIZATION SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of [____], 2006, by and among LEHMAN BROTHERS HOLDINGS INC., a Delaware Corporation (“LBH” or the “Seller”), OCWEN LOAN SERVICING, LLC, a Delaware limited liability company (the “Servicer”), AURORA LOAN SERVICES LLC, as Master Servicer (the “Master Servicer”), and acknowledged by CITIBANK, N.A., as trustee (the “Trustee”) under the Trust Agreement (as defined herein, with a copy attached hereto as Exhibit E), recites and provides as follows:

W I T N E S S E T H:

WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of May 1, 2006 (the “Assignment Agreement”), the Seller acquired from Lehman Brothers Bank, FSB (the “Bank”) all of the Bank’s right, title and interest in and to certain conventional, second lien, fixed rate, fully amortizing and balloon, residential mortgage loans to be identified on Exhibit A hereto (the “Mortgage Loans”);

WHEREAS, the Seller has conveyed the Mortgage Loans on a servicing-retained basis to Structured Asset Securities Corporation (the “Depositor”), which in turn has conveyed the Mortgage Loans to the Trustee under a trust agreement dated as of May 1, 2006 (the “Trust Agreement”), among the Trustee, the Depositor, the Master Servicer and Clayton Fixed Income Services Inc., as Credit Risk Manager (the “Credit Risk Manager”);

WHEREAS, all of the Mortgage Loans conveyed by the Depositor to the Trustee under the Trust Agreement on the Closing Date and serviced by Aurora Loan Services, LLC shall, on or about July 1, 2006, be subject to a Servicing Transfer and shall be transferred to the Servicer for servicing under this Agreement, at which date Exhibit A hereto will be amended to include such Mortgage Loans which will then be considered “Mortgage Loans” under this Agreement;

WHEREAS, from time to time certain of the Mortgage Loans serviced under this Agreement may be transferred to another servicer for servicing under such other servicer’s servicing agreement at which date Exhibit A hereto will be amended to exclude such Mortgage Loans from servicing under this Agreement;

WHEREAS, from and after the Servicing Transfer Date, the Seller desires that the Servicer service the Mortgage Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the right of the Seller to terminate the rights and obligations of the Servicer hereunder at any time as provided herein;

WHEREAS, the Master Servicer shall be obligated under the Trust Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence and continuance of an Event of Default as provided herein;

WHEREAS, multiple classes of certificates (the “Certificates”), including the Class P and the Class X Certificates, will be issued on the Closing Date pursuant to the Trust Agreement and Lehman Brothers Inc. or a nominee thereof is expected to be the initial registered holder of the Class P and Class X Certificates;

WHEREAS, subsequent to the Closing Date, Lehman Brothers Inc. may convey all of its rights, title and interest in and to the Class P and the Class X Certificates and all payments and all other proceeds received thereunder to an owner trust or special purpose entity in which it will hold the sole equity interest, and which owner trust or special purpose entity will issue net interest margin securities (“NIM Securities”) through an indenture trust, such NIM Securities secured, in part, by the payments on such Certificates (the “NIMS Transaction”);

WHEREAS, one or more insurers (collectively, the “NIMS Insurer”) may each issue one or more insurance policies guaranteeing certain payments under the NIM Securities to be issued pursuant to the indenture in the NIMS Transaction;

WHEREAS, in the event there may be two or more individual insurers it is intended that the rights extended to the NIMS Insurer pursuant to this Agreement be allocated among two or more individual insurers that issue insurance policies in connection with the NIMS Transaction through a NIMS Insurance Agreement by and among such insurers and the parties hereto; and

WHEREAS, the Seller and the Servicer acknowledge and agree that the Seller will assign all of its rights and delegate all of its obligations hereunder (excluding the Seller’s rights to terminate the rights and obligations of the Servicer hereunder and the Seller’s obligations pursuant to (i) the second paragraph of Section 8.03, (ii) the last paragraph of Section 8.03, (iii) Sections 8.04(a) and 8.04(b) and (iv) Section 9.02, all of which rights and obligations will remain with the Seller or be delegated or assigned by the Master Servicer) to the Depositor and the Depositor will assign all of its rights (but not the obligations, except as provided in the Trust Agreement) hereunder to the Trustee pursuant to the Trust Agreement, and that each reference herein to the Seller is intended, unless otherwise specified, to mean the Seller or the Trustee (or the Master Servicer, on behalf of the Trust Fund), as assignee, whichever is the owner of the Mortgage Loans from time to time;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Master Servicer and the Servicer hereby agree as follows:

ARTICLE I.

DEFINITIONS

The following terms are defined as follows:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices (i) of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with applicable state, local and federal laws, rules and regulations.

Aggregate Loan Balance:  At any Determination Date, the outstanding principal balance of the Mortgage Loans serviced hereunder.

Agreement:  This Securitization Servicing Agreement and all amendments hereof and supplements hereto.

Ancillary Income:  All income derived from the Mortgage Loans, excluding Servicing Fees and Prepayment Charges attributable to the Mortgage Loans, including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.  The Servicer shall retain all Ancillary Income to the extent not required to be deposited into the Custodial Account.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.

Bank:  Lehman Brothers Bank, FSB or any successor in interest.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Colorado and Florida are authorized or obligated by law or executive order to be closed.

Certificateholder:  The meaning set forth in the Trust Agreement.

Certificates:  Any or all of the Certificates issued pursuant to the Trust Agreement.

Charged-off Loan:  As of any date of determination, any Mortgage Loan other than a Covered Mortgage Loan that was Delinquent in payment for a period of 180 days or more as of the last calendar day of the month immediately preceding the month in which such date of determination occurs, without giving effect to any grace period permitted by the related Mortgage Note; provided, however, that with respect to any such Mortgage Loan, (i) an equity analysis performed by the Servicer supports charge-off over foreclosure, (ii) the related Mortgaged Property has not become REO Property, (iii) there are no active foreclosure or other loss mitigation activities and (iv) nothing has come to the attention of the Servicer indicating that any such Mortgage Loan, at the time of its origination, violated any applicable federal, state or local law or regulation, including, without limitation, usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws, applicable to the origination and servicing of such Mortgage Loan.

Closing Date:  May 26, 2006.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Combined Loan-to-Value Ratio:  As to any Mortgage Loan at any date of determination, the ratio (expressed as a percentage) of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of any Superior Lien based upon the most recent information available to the Servicer, to (a) in the case of a purchase, the lesser of the sales price of the related Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the related Mortgaged Property at the time of such refinancing or modification.

Commission:  The United States Securities and Exchange Commission.

Condemnation Proceeds:  All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Covered Mortgage Loan:  Any Mortgage Loan that is covered by a PMI Policy.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 3.03.

Custodial Agreements:  Each custodial agreement relating to the custody of certain of the Mortgage Loans, between the related Custodian and the Trustee, as acknowledged by the Seller, the Depositor, the Master Servicer and the related Servicers, and each dated as of May 1, 2006.

Custodians:  Each of LaSalle Bank National Association and U.S. Bank National Association, and their respective successors and assigns.

Cut-off Date:  May 1, 2006.

Depositor: Structured Asset Securities Corporation, a Delaware corporation, or any successor in interest.

Determination Date:  With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

Distressed Mortgage Loan:  As of any Determination Date, any Mortgage Loan that is delinquent in payment for a period of ninety (90) days or more, without giving effect to any grace period permitted by the related Mortgage Loan, or for which the Servicer or Trustee has accepted a deed in lieu of foreclosure.

Distribution Date:  Commencing in June 2006, the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

Due Date:  The day of the calendar month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.  Pursuant to Section 4.04, with respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Deposit Account:  An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution:  Any of the following:

(i)

an institution whose:

(A)

commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be  held in the account for no more than 365 days; or

(B)

commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement.  Upon the loss of the required rating set forth in this clause (i), the accounts shall be transferred immediately to accounts which have the required rating.  Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii)

the  corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Investments:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Remittance Date in each month:

(i)

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)

federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories, the Trustee or the Master Servicer or any agent of the Trustee or the Master Servicer, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)

repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; and provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency that rates such securities in its highest short-term rating category;

(vi)

a Qualified GIC (as defined in the Trust Agreement);

(vii)

certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)

any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that is acceptable to the NIMS Insurer and would not adversely affect the then current rating by any Rating Agency then rating the Certificates or the NIM Securities and has a short term rating of at least “A-1” or its equivalent by each Rating Agency.  Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate of any such entity serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate of any such entity charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate of any such entity charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Environmental Problem Property:  A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

Errors and Omissions Insurance:  Errors and Omissions Insurance to be maintained by the Servicer in accordance with Section 3.12 hereof.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 3.05.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default:  Any event set forth in Section 8.01.

Fannie Mae:  Fannie Mae or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments thereto.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Servicer in accordance with Section 3.12.

Fitch:  Fitch Ratings, Inc., or any successor in interest.

Freddie Mac:  Freddie Mac or any successor thereto.

Holder:  The meaning set forth in the Trust Agreement.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including the proceeds of any hazard or flood insurance policy, LPMI Policy or PMI Policy.

LBH:  Lehman Brothers Holdings Inc. or any successor in interest.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV Ratio:  As to any Mortgage Loan at any date of determination, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan at the date of determination, to (a) in the case of a purchase, the lesser of the sales price of the related Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the related Mortgaged Property at the time of such refinancing or modification.

LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

LPMI Loan:  A Mortgage Loan covered by a LPMI Policy, as set forth in the Mortgage Loan Schedule or otherwise identified to the Servicer in writing.

LPMI Policy:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Servicer or the Master Servicer from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule.  An LPMI Policy shall also include any policy of primary mortgage guaranty insurance issued by a Qualified Insurer that is purchased by the Seller with respect to some or all of the Mortgage Loans.

Master Servicer:  Aurora Loan Services LLC or any successor in interest, or if any successor master servicer shall be appointed as provided in the Trust Agreement, then such successor master servicer.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Eligible Mortgage Loan:  Any Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS, as nominee.

MERS Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the related Mortgage Note.

Monthly Advance:  With respect to each Remittance Date and each Mortgage Loan (other than a Charged-off Loan or a Simple Interest Mortgage Loan), an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was Delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan.  With respect to each Remittance Date and each Simple Interest Mortgage Loan, an amount equal to the interest accrued on such Mortgage Loan through the related Due Date, but not received as of the close of business on the last day of the related Due Period (net of the applicable Servicing Fee), but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Simple Interest Mortgage Loan.  To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by an Officer’s Certificate of a Servicing Officer delivered to the Master Servicer and the NIMS Insurer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s:  Moody’s Investors Service, Inc. or any successor in interest.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy to be maintained by the Servicer in accordance with Section 3.11.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note, after giving effect to any applicable Relief Act Reduction.

Mortgage Loan:  An individual Mortgage Loan which is the subject of this Agreement (and only with respect to the terms of this Agreement), each Mortgage Loan subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the related Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.  All of the Mortgage Loans create a junior priority lien on the related Mortgaged Property, subject to the related Superior Lien on the Mortgaged Property.  Any Released Mortgage Loan will not be considered a Mortgage Loan subject to this Agreement.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the applicable Servicing Fee and LPMI Fee, if any.

Mortgage Loan Schedule:  A schedule of the Mortgage Loans attached hereto as Exhibit A setting forth information with respect to such Mortgage Loans as agreed to by the Seller, the Servicer and the Master Servicer, including but not limited to (i) a data field indicating whether such Mortgage Loan is insured under a PMI Policy or LPMI Policy and identifying the related Qualified Insurer, (ii) the applicable Custodian of the Mortgage File, (iii) a Prepayment Charge Schedule, (iv) a data field indicating whether such Mortgage Loan is subject to an early payment default repurchase obligation and (v) a data field designated “DSI” indicating whether such Mortgage Loan is a Simple Interest Mortgage Loan, which Mortgage Loan Schedule may be amended from time to time to (a) include additional Mortgage Loans which are transferred to the Servicer by a Prior Servicer in a Servicing Transfer or (b) exclude the Mortgage Loans transferred to be serviced by another Servicer.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Net Mortgage Rate:  With respect to any Mortgage Loan, the related Mortgage Interest Rate with respect to such Mortgage Loan, less the Servicing Fee Rate.

Net Simple Interest Excess:  With respect to any Distribution Date, the excess, if any, of (a) the amount of the payments received by the Servicer in the related Due Period allocable to interest in respect of Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees, over (b) 30 days’ interest at the weighted average (by Principal Balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Due Period, as determined by the Servicer, on the aggregate principal balance of such Simple Interest Mortgage Loans for such Distribution Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months.  For this purpose, the amount of interest received in respect of the Simple Interest Mortgage Loans in any month shall be deemed (a) to include any Monthly Advances of interest made by the Servicer in such month in respect of such Simple Interest Mortgage Loans and (b) to be reduced by any amounts paid to the Servicer in such month in reimbursement of Monthly Advances previously made by the Servicer in respect of such Simple Interest Mortgage Loans.

Net Simple Interest Shortfall:  With respect to any Distribution Date, the excess, if any, of (a) 30 days’ interest at the weighted average (by principal balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Due Period, as determined by the Servicer, on the aggregate principal balance of such Simple Interest Mortgage Loans for such Remittance Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of the payments received by the Servicer in the related Due Period allocable to interest in respect of such Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees.

NIM Securities:  As defined in the eighth Recital to this Agreement.

NIMS Insurer:  As defined in the ninth Recital to this Agreement.

NIMS Transaction:  As defined in the eighth Recital to this Agreement.

Non-MERS Eligible Mortgage Loan:  Any Mortgage Loan other than a MERS Eligible Mortgage Loan.

Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage Loan.

Nonrecoverable Advance:  Any Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Monthly Advance or Servicing Advance, would not ultimately be recoverable from collections on such Mortgage Loan, Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or other amounts received with respect to such Mortgage Loan or REO Property as provided herein; provided, however, that to the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination.

Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Master Servicer, Trustee and/or the NIMS Insurer as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Seller, the Trustee, the Master Servicer and the NIMS Insurer, but which must be independent outside counsel with respect to any such opinion of counsel concerning all federal income tax matters.

Participating Entity:  Any Subservicer or Subcontractor which is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

Person:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy:  A policy of primary mortgage guaranty insurance including all endorsements thereto issued by a Qualified Insurer, including any bulk policy acquired in respect of the Mortgage Loans, as required by this Agreement or the Trust Agreement with respect to certain Mortgage Loans, whether acquired by the Mortgagor, the lender or the Seller on behalf of the Trust Fund.

Prepayment Charge:  With respect to any Mortgage Loan and Remittance Date, the charges or premiums, as specified in the Prepayment Charge Schedule, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms thereof.

Prepayment Charge Schedule:  A data field in the Mortgage Loan Schedule which indicates the amount or method of calculation of the Prepayment Charge and the term during which such Prepayment Charge is imposed with respect to a Mortgage Loan.

Prepayment Interest Excess Amount:  With respect to any Principal Prepayment in full which is applied to the related Mortgage Loan from the first day of the month of any Remittance Date through the fifteenth (15th) day of the month of such Remittance Date, all amounts paid in respect of interest on such Principal Prepayment in full.  A Prepayment Interest Excess Amount cannot result from a Principal Prepayment in part, but only from a Principal Prepayment in full.

Prepayment Interest Shortfall Amount:  With respect to any Remittance Date and any Principal Prepayment in full which is applied to the related Mortgage Loan from the sixteenth (16th) day of the month immediately preceding the month of such Remittance Date through the last day of the month immediately preceding the month of such Remittance Date, the amount of interest (net of the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment in full from the date on which such Principal Prepayment was applied to such Mortgage Loan until the last day of the month immediately preceding the month of such Remittance Date, inclusive.  With respect to any Remittance Date and any Principal Prepayment in part which is applied to the related Mortgage Loan during the related Principal Prepayment Period, the amount of interest (net of the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment in part from the date on which such Principal Prepayment in part was applied to such Mortgage Loan until the end of the Principal Prepayment Period, inclusive.

Prime Rate:  The prime rate published from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan, including any payment or other recovery of principal in connection with repurchase of a Mortgage Loan by the Seller, the Servicer, the NIMS Insurer, or any other Person, which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  With respect to any Remittance Date and a Principal Prepayment in full, the period from the sixteenth (16th) day of the month immediately preceding the month of such Remittance Date to the fifteenth (15th) day of the month of such Remittance Date (except in the case of the July 2006 Distribution Date, for which such Prepayment Period shall be the period from June 1, 2006 through and including July 15, 2006).  With respect to any Remittance Date and any Principal Prepayment in part, the calendar month immediately preceding the month of such Remittance Date.

Prior Servicer:  Any prior servicer (other than the Servicer) of any or all of the Mortgage Loans.

Purchase Price:  With respect to any Distressed Mortgage Loan or REO Property to be purchased by the NIMS Insurer pursuant to Section 6.06, an amount equal to the sum of (i) 100% of the principal balance thereof as of the date of purchase, (ii) accrued interest on such principal balance at the applicable Mortgage Interest Rate in effect from time to time to the due date as to which interest was last covered by a payment by the Mortgagor or a Monthly Advance by the Servicer or Master Servicer and (iii) any unreimbursed Servicing Advances, Monthly Advances and any unpaid Servicing Fees allocable to such Distressed Mortgage Loan or REO Property.

Qualified Insurer:  A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae and Freddie Mac.

Rating Agency:  Each of Moody’s, Fitch, DBRS and S&P or their successors.  If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable person, designated by LBH, notice of which designation shall be given to the Trustee, the NIMS Insurer, the Master Servicer and the Servicer.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Released Mortgage Loan:  As of any Transfer Date, any Mortgage Loan other than a Covered Mortgage Loan that was Delinquent in payment for a period of time equal to the later to occur of (i) 210 days or more or (ii) 30 days or more after such Mortgage Loan became a Charged-off Loan, in each case as of the last calendar day of the month immediately preceding the month in which such Transfer Date occurs, without giving effect to any grace period permitted by the related Mortgage Note, and for which foreclosure proceedings have not been initiated.

Released Mortgage Transferee:  Initially, Aurora Loan Services LLC, and its successors and assigns.

Relief Act Reduction:

With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, as such may be amended from time to time, or similar state or local law, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one month period at the Mortgage Interest Rate without giving effect to such reduction.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

Remittance Date:  With respect to each Distribution Date, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of the month in which such Distribution Date occurs.

REO Disposition:  The final sale or other disposition by the Servicer of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 3.16.

REO Property:  A Mortgaged Property acquired by the Servicer on behalf of the Trustee through foreclosure or by deed in lieu of foreclosure, as described in Section 3.16.

Residual Certificate:  Any Class LT-R or Class R Certificate.

Sarbanes Certifying Party:  A Person who provides a certification required under the Sarbanes-Oxley Act of 2002 on behalf of the Trust Fund.

Seller:  LBH.

Servicer:  Ocwen Loan Servicing, LLC or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

Servicing Advances:  With respect to each Mortgage Loan other than a Charged-off Loan, all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred prior to, on or after the Cut-off Date in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, PMI Policy premiums, LPMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property, (f) compliance with the obligations pursuant to the provisions of the Fannie Mae Guides, (g) in connection with executing and recording instruments of satisfaction or deeds of reconveyance to the extent not recoverable from the Mortgagor due to applicable law in the jurisdiction in which the Mortgaged Property is located and (h) obtaining any legal documentation required to be included in the Mortgage Files and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for the Servicer to perform its obligations under this Agreement.

Servicing Fee:  With respect to each Mortgage Loan, an amount equal to one-twelfth the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan.  The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.  No Servicing Fee will accrue with respect to any Charged-off Loan or Released Mortgage Loan.

Servicing Fee Rate:  0.50% per annum.

Servicing File:  The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Trustee by the Servicer.

Servicing Officer:  Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer upon request, as such list may from time to time be amended.

Servicing Rights Pledgee:  One or more lenders, selected by the Servicer, to which the Servicer will pledge and assign all of its right, title and interest in, to and under this Agreement.

Servicing Transfer:  Any transfer of the servicing by a Prior Servicer of Mortgage Loans to the Servicer under this Agreement.

Servicing Transfer Date:  The date on which a Servicing Transfer occurs.

Simple Interest Method:  With respect to any Simple Interest Mortgage Loan, the method of allocating a payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the applicable rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and divided by either 360 or 365, as specified in the related Mortgage Note and the remainder of such payment is allocated to principal.

Simple Interest Mortgage Loan:  Those simple interest loans as noted on the Mortgage Loan Schedule under the data field designated “DSI.”

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor in interest.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Servicer or a related Subservicer; provided, however, that if, pursuant to interpretive guidance provided by the Commission or its staff or consensus among participants in the asset-backed securities markets, any of such parties is determined to be a Subcontractor, such party shall be a Subcontractor.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

Superior Lien: With respect to any Mortgage Loan, any other mortgage, deed of trust or other instrument securing a mortgage loan that is not a Mortgage Loan that creates a lien on the related Mortgaged Property that is senior to such Mortgage Loan.

Termination Fee:  The amount that the Seller (with respect to its Mortgage Loans) shall be required to pay to the Servicer as liquidated damages as a result of the Seller terminating this Agreement without cause with respect to some or all of the Mortgage Loans pursuant to Section 8.02(iii) hereof.

Termination Fee Rate: With respect to any Mortgage Loan, the greater of (i) two times the Servicing Fee Rate applicable to such Mortgage Loan and (ii) the purchase price percentage used in connection with the purchase of the related servicing rights paid to the related Seller by the Servicer.

Transfer Date:  The fifth Business Day of each month, or, if such day is not a Business Day, the next succeeding Business Day.  Each transfer of servicing on a Transfer Date shall be deemed to be effective immediately following the close of business on such Transfer Date.

Trigger Event:  As defined in Section 8.03.

Trust Agreement:  The Trust Agreement dated as of May 1, 2006, among the Trustee, the Master Servicer, the Depositor and the Credit Risk Manager.

Trust Fund:  The trust fund established by the Trust Agreement, the assets of which consist of the Mortgage Loans and any other assets as set forth therein.

Trustee:  Citibank, N.A. or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Trust Agreement.

ARTICLE II.

SELLER’S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01.

Contract for Servicing; Possession of Servicing Files.

The Seller, by execution and delivery of this Agreement, does hereby contract with the Servicer as an independent contractor, subject to the terms of this Agreement, for the servicing of the Mortgage Loans.  On or before the Servicing Transfer Date, the Seller shall cause to be delivered the Servicing Files with respect to the Mortgage Loans listed on the Mortgage Loan Schedule to the Servicer if the Servicer does not already hold such Servicing Files.  The Servicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and Accepted Servicing Practices and each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Trustee; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the Seller.  The Servicer’s possession of any portion of the Mortgage Loan documents shall be at the will of the Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only.  The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Trustee in such custodial capacity only.  Upon Servicer’s reasonable request, Seller shall assist the Servicer in all reasonable respects in Servicer’s efforts to obtain any additional documentation or information to be included in the Servicing File to enable Servicer to service the Mortgage Loans properly.  The Seller shall be responsible for all fees and expenses of the Custodians, including reasonable fees and expenses due to Servicer’s requests of the Custodians in the normal course of Servicer’s collection and foreclosure activities (including but not limited to follow-up document deliveries of the Servicer, photocopies of documents made at the request of the Servicer and follow-up document insertion fees).

The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Trustee.  The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

Section 2.02.

Books and Records.

(a)

All rights arising out of the Mortgage Loans shall be vested in the Trustee, subject to the Servicer’s right to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement.  All funds received on or in connection with a Mortgage Loan, other than the Servicing Fee and other compensation and reimbursement to which the Servicer is entitled as set forth herein, including but not limited to Section 5.01 below, shall be received and held by the Servicer in trust for the benefit of the Trustee pursuant to the terms of this Agreement.

(b)

The Servicer shall forward to the related Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 3.01 within ten (10) days of their execution; provided, however, that the Servicer shall provide such Custodian with a Servicer certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation, or as soon thereafter as such recording office will make such certified copy available.

ARTICLE III.

SERVICING OF THE MORTGAGE LOANS

Section 3.01.

Servicer to Service.

The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the Servicing Transfer Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.  The Servicer shall not have any liability or obligation with respect to the Mortgage Loans or this Agreement arising prior to the Servicing Transfer Date.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination and in accordance with Accepted Servicing Practices such waiver, modification, postponement or indulgence is not materially adverse to the Trust Fund; provided, however, that unless the Servicer has obtained the prior written consent of the Master Servicer and the NIMS Insurer, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate (except for modifications relating to a Relief Act Reduction), forgive the payment of principal or interest or reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.  In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 4.03, in an amount equal to the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 3.04.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties; provided, further, that upon the full release or discharge, the Servicer shall notify the related Custodian of the related Mortgage Loan of such full release or discharge.  Upon the reasonable request of the Servicer, the Trustee shall execute and deliver to the Servicer with any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided that the Trustee shall not be liable for the actions of the Servicer under such powers of attorney.  Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.  Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.  Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not take any action that may cause the Master Servicer to violate Section 9.04 of the Trust Agreement.

The Servicer is authorized, without the prior approval of the Master Servicer or the Seller, to consent to the refinancing of any Superior Lien on Mortgaged Property, provided that (i) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; (ii) the Mortgage Interest Rate, or in the case of any Superior Lien which is an adjustable rate mortgage loan, the applicable maximum rate which can be charged under the related Mortgage Note is no more than 2.00% higher than the interest rate on the loan evidencing the existing Superior Lien immediately prior to the date of such refinancing; and (iii) the mortgage loan evidencing the Superior Lien is not subject to negative amortization.

The Servicer shall not without the Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Trustee’s name without indicating the Servicer’s, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state.  The Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it would employ and exercise in servicing and administering similar mortgage loans held for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.  In connection with a Principal Prepayment in which the Mortgage Note provides for the ability to collect a Prepayment Charge, the Servicer shall use Accepted Servicing Practices to verify whether a Prepayment Charge is due for the related Mortgage Loan.  Upon request, the Servicer shall promptly provide the Master Servicer with documentation regarding such verification.

The parties to this Agreement acknowledge that Servicing Advances shall be reimbursable pursuant to Section 3.04 of this Agreement and agree that no Servicing Advance shall be rejected or disallowed by any party unless it has been shown that such Servicing Advance was not made in accordance with the terms of this Agreement, including, but not limited to, the failure to (i) provide all appropriate documentation relating to such Servicing Advance and (ii) act in accordance with Section 3.04.

Section 3.02.

Collection of Mortgage Loan Payments.

Continuously from the Closing Date or Servicing Transfer Date, as applicable, until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.  The Servicer shall also apply payments of interest and principal against any Simple Interest Mortgage Loans using the Simple Interest Method.

Section 3.03.

Establishment of and Deposits to Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Ocwen Loan Servicing, LLC in trust for Citibank, N.A., as Trustee for the Structured Asset Securities Corporation Mortgage Loan Trust, 2006-S2.”  The Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution.  Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 3.09 hereof.  Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04.  The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit B hereto.  Not later than 30 days after the Closing Date, a copy of such certification or letter agreement shall be furnished to the Master Servicer and the NIMS Insurer.

The Servicer shall deposit in the Custodial Account on a daily basis on or prior to the second Business Day following receipt thereof, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date (other than scheduled payments of principal and interest due on or before the Cut-off Date) or the Servicing Transfer Date, as applicable:

(i)

all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)

all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)

all Prepayment Charges;

(iv)

all Liquidation Proceeds;

(v)

all Insurance Proceeds (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices);

(vi)

all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices;

(vii)

any amount required to be deposited in the Custodial Account pursuant to this Agreement;

(viii)

with respect to each Principal Prepayment in full or in part occurring after the Servicing Transfer Date, the Prepayment Interest Shortfall Amount, if any, for the month of distribution.  Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

(ix)

any amounts received from the Seller of the Mortgage Loan or any other person giving representations and warranties with respect to the Mortgage Loan, in connection with the repurchase of any Mortgage Loan;

(x)

all Monthly Advances made by the Servicer pursuant to Section 4.02;

(xi)

any amounts required to be deposited by the Servicer pursuant to Section 3.10 in connection with the deductible clause in any blanket hazard insurance policy;

(xii)

any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

(xiii)

any amounts required to be deposited by the Servicer pursuant to Section 3.15 in connection with any unpaid claims that are a result of a breach by the Servicer or any Subservicer of the obligations hereunder or under the terms of a PMI Policy; and

(xiv)

any amounts received by the Servicer under a PMI or LPMI Policy.

The Servicer shall also deposit from its own funds into the Custodial Account, without the right to reimbursement, except from Net Simple Interest Excess, an amount equal to any Net Simple Interest Shortfall (to the extent not offset by Net Simple Interest Excess) for the related Due Period and remit such funds to the Master Servicer pursuant to Section 4.01.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Servicing Fee and Ancillary Income need not be deposited by the Servicer into the Custodial Account; provided, however, that the Servicer may not withhold from deposit into the Custodial Account any funds relating to claims of reimbursement for any Monthly Advances, Servicing Advances, fees, expenses or other costs eligible for reimbursement under this Agreement.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04.  Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

Section 3.04.

Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)

to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

(ii)

in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

(iii)

to reimburse itself for unreimbursed Monthly Advances and Servicing Advances (including Servicing Advances made by a Prior Servicer which were previously reimbursed by the Servicer, to the extent applicable), the Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to such Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Trust Fund;

(iv)

following the liquidation of a Mortgage Loan, to reimburse itself for (a) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.04(ii) and (b) any unreimbursed Nonrecoverable Advances made by the Servicer in accordance with this Agreement;

(v)

at such time a Mortgage Loan becomes a Charged-off Loan, the Servicer may reimburse itself to the extent of funds held in the Custodial Account for all unreimbursed Servicing Fees, Servicing Advances and Monthly Advances owing to the Servicer relating to any Charged-off Loan accrued or advanced during any period prior to the date the Mortgage Loan became a Charged-off Loan;

(vi)

to pay itself interest on funds deposited in the Custodial Account;

(vii)

to pay itself an amount equal to the Net Simple Interest Excess for the related Due Period to the extent not offset by Net Simple Interest Shortfalls;

(viii)

to transfer funds to another Eligible Institution in accordance with Section 3.09 hereof;

(ix)

to invest funds in certain Eligible Investments in accordance with Section 3.09 hereof;

(x)

with respect to each LPMI Loan, an amount equal to the related LPMI Fee to make payment of premiums due under the LPMI Policy;

(xi)

with respect to any Principal Prepayment in full, to pay itself any related Prepayment Interest Excess Amount;

(xii)

to withdraw funds deposited in error or for which amounts previously deposited are returned unpaid by the related Mortgagor’s banking institution; and

(xiii)

to clear and terminate the Custodial Account upon the termination of this Agreement.

Section 3.05.

Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Ocwen Loan Servicing, LLC in trust for Citibank, N.A., as Trustee for the Structured Asset Securities Corporation Mortgage Loan Trust, 2006-S2.”  The Escrow Accounts shall be established with either (i) an Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an Eligible Institution in a manner that shall provide maximum available insurance thereunder.  Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06.  The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit C hereto.  Not later than 30 days after the Closing Date, a copy of such certification or letter agreement shall be furnished to the Master Servicer and the NIMS Insurer.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i)

all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)

all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06.  The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor.  To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 3.06.

Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i)

to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)

to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)

to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)

to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)

for application to restoration or repair of the Mortgaged Property in accordance with Section 3.14;

(vi)

to withdraw funds deposited in error or for which amounts previously deposited are returned unpaid by the related Mortgagor;

(vii)

to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

(viii)

to clear and terminate the Escrow Account on the termination of this Agreement.

The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 3.06, reimbursable from the Escrow Accounts or Custodial Account to the extent it is notified or discovers that such amounts have not been collected from the related Mortgagor or the owner or servicer of the Superior Lien, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien.  If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within ten (10) Business Days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.  Notwithstanding the foregoing, the Servicer shall not have any obligation to make any Servicing Advance that it deems a Nonrecoverable Servicing Advance.

Section 3.07.

[Reserved]

Section 3.08.

[Reserved]

Section 3.09.

Protection of Accounts.

The Servicer may transfer the Custodial Account or any Escrow Account to a different Eligible Institution from time to time; provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution.  Such transfer shall be made only upon obtaining the consent of the NIMS Insurer, which consent shall not be withheld unreasonably, and the Servicer shall give notice to the Master Servicer of any change in the location of the Custodial Account or Escrow Account.  The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Trustee if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account may at the option of the Servicer be invested in Eligible Investments.  Any such Eligible Investment shall mature no later than one day prior to the Remittance Date in each month; provided, however, that if such Eligible Investment is an obligation of an Eligible Institution (other than the Servicer) that maintains the Custodial Account, then such Eligible Investment may mature on the related Remittance Date.  Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee.  All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer.  Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer out of its own funds immediately as realized.  If, at any time, the amount on deposit in the Custodial Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be invested in Eligible Investments.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”), the Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account.  Any such Eligible Investment shall mature no later than the Business Day immediately preceding the related Remittance Date.  Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee.  All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer.  Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account by the Servicer out of its own funds immediately as realized.

Section 3.10.

Maintenance of Hazard Insurance.

The Servicer shall, to the extent it is notified or discovers that hazard insurance has not been maintained for a Mortgage Loan, or if all obligations of a Mortgagor have been satisfied with respect to each Superior Lien related to a Mortgage Loan, cause to be maintained for such Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Fannie Mae and Freddie Mac guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in the current edition of Best’s Key Rating Guide in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within thirty (30) days after such notification and the holder of the Superior Lien fails to require or force place the required flood insurance under this Section 3.10, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Servicer shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s Key Rating Guide or are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.  The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.  The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 3.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 3.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.04.

Section 3.11.

Maintenance of Mortgage Impairment Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10.  Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.05.  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer’s funds, without reimbursement therefor.  Upon request of the Master Servicer or the NIMS Insurer, the Servicer shall cause to be delivered to such party a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer or the NIMS Insurer.

Section 3.12.

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”).  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 3.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Sellers’ & Servicers’ Guide.  Upon the request of the Master Servicer or the NIMS Insurer, the Servicer shall cause to be delivered to such party a certified true copy of such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer or the NIMS Insurer.

Section 3.13.

Inspections.

The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer in accordance with Accepted Servicing Practices to assure itself that the value of the Mortgaged Property is being preserved.  In addition, if any Mortgage Loan is more than 60 days delinquent, the Servicer shall inspect the Mortgaged Property in accordance with Accepted Servicing Practices and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer.  The Servicer shall keep a written report of each such inspection.

Section 3.14.

Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Master Servicer or the Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices.  At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)

the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)

the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)

the Servicer shall verify that the Mortgage Loan is not sixty (60) or more days delinquent; and

(iv)

pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

Section 3.15.

Maintenance of PMI Policy and/or LPMI Policy; Claims.

(a)

The Servicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.  The Servicer shall be obligated to make premium payments with respect to (i) LPMI Policies, to the extent that the Servicer has been advised in writing by the Master Servicer or the Depositor of its obligation to make such payments, which shall be paid out of the interest portion of the related Monthly Payment or, if a Monthly Payment is not made, from the Servicer’s own funds and (ii) PMI Policies required to be maintained by the Mortgagor, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Servicer’s own funds.  Any premium payments made by the Servicer from its own funds pursuant to this Section 3.15(a) shall be recoverable by the Servicer as a Servicing Advance, subject to the reimbursement provisions of Sections 3.04(iii) and 3.04(iv).

With respect to each Mortgage Loan (other than LPMI Loans) with an LTV Ratio at origination in excess of 80%, the Servicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV Ratio of such Mortgage Loan is reduced to 80%.  In the event that such PMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level.  The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

(b)

With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Servicer shall take all such actions on behalf of the Trustee as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such Policy and to enforce the rights under such Policy.  Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust Fund to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such Policy; provided that the Servicer shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a LPMI or PMI Policy, or take any other action with respect to such Mortgage Loan which would result in non-coverage under such Policy of any loss which, but for actions of any Servicer or the Subservicer, would have been covered thereunder.  If the Qualified Insurer fails to pay a claim under a LPMI or PMI Policy solely as a result of a breach by the Servicer or Subservicer of its obligations hereunder or under such Policy, the Servicer shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Trust Fund.  The Servicer shall cooperate with the Qualified Insurers and shall furnish all reasonable evidence and information in the possession of the Servicer to which the Servicer has access with respect to the related Mortgage Loan; provided, however, that notwithstanding anything to the contrary contained in any LPMI Policy or PMI Policy, the Servicer shall not be required to submit any reports to the related Qualified Insurer until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing systems in accordance with the Qualified Insurer’s requirements.

(c)

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims to the Qualified Insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan.  Any amounts collected by the Servicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account pursuant to Section 3.03(xiv), subject to withdrawal pursuant to Section 3.04.

(d)

The Trustee shall furnish the Servicer with any powers of attorney and other documents (within three (3) Business Days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer any PMI or LPMI Policy; provided, however, that the Trustee shall not be liable for the actions of the Servicer under such power of attorney.

(e)

The Servicer shall deposit into the Custodial Account pursuant to Section 3.03(v) hereof all Insurance Proceeds received under the terms of a PMI Policy or an LPMI Policy.

(f)

Notwithstanding the provisions of (a) and (b) above, the Servicer shall not take any action in regard to any PMI Policy or LPMI Policy inconsistent with the interests of the Trustee or the Certificateholders or with the rights and interests of the Trustee or the Certificateholders under this Agreement.

Section 3.16.

Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee in trust for the benefit of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer (with a copy delivered to the Trustee) from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee and the Certificateholders.

If the Servicer hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, the Servicer will notify the Master Servicer, the Trustee and the NIMS Insurer of the existence of the Environmental Problem Property.  Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to the Master Servicer and the NIMS Insurer relating to the proposed action regarding the Environmental Problem Property, and the Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by the NIMS Insurer in writing within five (5) days after its receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 9.04 below.  The Master Servicer and the Trustee shall be provided a copy of the NIMS Insurer’s instructions to the Servicer.  Notwithstanding the foregoing, the Servicer shall obtain the Master Servicer’s and the NIMS Insurer’s written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000.  Failure to provide written notice of disapproval of the expenditure within five (5) days of receipt (or deemed receipt) of such request for prepaid expenditures shall be deemed an approval of such expenditure.  The Master Servicer shall be provided with a copy of the NIMS Insurer’s instructions to the Servicer.  If the Servicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker’s price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to the NIMS Insurer.

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service (and provide a copy of the same to the NIMS Insurer and the Trustee) to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC.  If the Servicer has received such an extension (and provided a copy of the same to the NIMS Insurer), then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”).  If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending three months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value, as acceptable to the NIMS Insurer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.  The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would:  (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund and the NIMS Insurer with respect to the imposition of any such taxes.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section or Section 4.03.

The Servicer shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property.  The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 3.17.

Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Master Servicer, the Credit Risk Manager and the NIMS Insurer on or before the Remittance Date in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and, if requested, the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as either the Master Servicer, the Credit Risk Manager or the NIMS Insurer shall reasonably request.

Section 3.18.

Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Servicer on behalf of the Trustee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Master Servicer a liquidation report with respect to such Mortgaged Property.

Section 3.19.

Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 3.20.

Prepayment Charges.

Except as provided below, the Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan.  If the Servicer or its designee fails to collect a Prepayment Charge at the time of the related prepayment of any Mortgage Loan subject to such Prepayment Charge, the Servicer shall pay to the Master Servicer at such time (by deposit to the Custodial Account) an amount equal to the amount of the Prepayment Charge not collected; provided, however, that with respect to any Mortgage Loan as to which the original or a copy of the Mortgage Note is not in the Servicer’s possession (after the Servicer has used commercially reasonable efforts to obtain the Mortgage Note from the related Custodian), the Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 3.20 if the failure to collect such amount is the result of inaccurate or incomplete information regarding Prepayment Charges included on the Mortgage Loan Schedule relating to the related Mortgage Loan.  With respect to any Mortgage Loan as to which the original or a copy of the Mortgage Note is not in the Servicer’s possession (after the Servicer has used commercially reasonable efforts to obtain the Mortgage Note from the related Custodian), the Servicer may rely on the Prepayment Charge data set forth on the related Mortgage Loan Schedule and the Servicer shall not have any liability for any loss resulting from the Servicer’s calculation of the Prepayment Charge utilizing the data contained in the related Mortgage Loan Schedule.  Notwithstanding the above, the Servicer or its designee may waive (and shall waive, in the case of (ii)(c) below) a Prepayment Charge without paying to the Master Servicer the amount of such Prepayment Charge only if such Prepayment Charge (i) relates to a defaulted Mortgage Loan (defined as 61 days or more delinquent), and such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such Prepayment Charge and the related Mortgage Loan, or (ii) if the prepayment is not a result of a refinance by the Servicer or any of its affiliates and (a) a default under the Mortgage Loan is reasonably foreseeable and such waiver would maximize recovery of total proceeds taking into account the value of such a prepayment charge and the related Mortgage Loan, (b) the collection of the Prepayment Charge would be in violation of applicable laws or (c) notwithstanding any state or federal law to the contrary, any Prepayment Charge in any instance when a Mortgage Loan is in foreclosure.

Section 3.21.

Advance Facility.

(a)

With the prior written consent of the NIMS Insurer, the Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) the Servicer assigns or pledges to another Person (together with such Person’s successors and assigns, an “Advancing Person”) the Servicer’s rights under this Agreement to be reimbursed for any Monthly Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Monthly Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Seller, the Master Servicer, the Trustee, the Certificateholders or any other party is required before the Servicer may enter into an Advance Facility.  Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Monthly Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make Monthly Advances and Servicing Advances pursuant to and as required by this Agreement.  If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Monthly Advances and/or Servicing Advances, as applicable, pursuant to this Agreement, then the Servicer shall not be permitted to reimburse itself for Monthly Advances and/or Servicing Advances, but instead the Servicer shall be required to remit amounts collected that would otherwise be retained by the Servicer to reimburse it for previously unreimbursed Monthly Advances (“Monthly Advance Reimbursement Amounts”) and/or previously unreimbursed Servicing Advances (“Servicing Advance Reimbursement Amounts” and together with Monthly Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility) in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person.  Notwithstanding anything to the contrary herein, in no event shall Monthly Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in the “Available Distribution Amount” or distributed to Certificateholders.

If the Servicer enters into an Advance Facility, the Servicer and the related Advancing Person shall deliver to the Trustee a written notice of the existence of such Advance Facility (an “Advance Facility Notice”), stating the identity of the Advancing Person and any related Advance Facility Trustee.  An Advance Facility Notice may only be terminated by the joint written direction of the Servicer and the related Advancing Person as described in Section 3.21(h) below.

(b)

Reimbursement Amounts shall consist solely of amounts in respect of Monthly Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Monthly Advance(s) and/or Servicing Advance(s).  Notwithstanding the foregoing, no Person shall be entitled to reimbursement from funds held in the Custodial Account for future distribution to Certificateholders pursuant to this Agreement.  None of the Master Servicer, the Trustee or the NIMS Insurer shall have any duty or liability with respect to the calculation of any Reimbursement Amount, nor shall the Master Servicer, the Trustee or the NIMS Insurer have any responsibility to track or monitor the administration of the Advance Facility or the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee.  The Servicer shall maintain and provide to any successor Servicer and (upon request) the NIMS Insurer and the Master Servicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person.  The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(c)

An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Monthly Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Monthly Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

(d)

The documentation establishing any Advance Facility shall require that Reimbursement Amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Monthly Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first in, first out” (FIFO) basis.  Such documentation shall also require the Servicer to provide to the related Advancing Person or Advance Facility Trustee loan by loan information with respect to each Reimbursement Amount distributed to such Advancing Person or Advance Facility Trustee on each Distribution Date, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each Mortgage Loan.  The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Monthly Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been assigned or pledged to an Advancing Person.

(e)

The Servicer who enters into an Advance Facility shall indemnify the Seller, the NIMS Insurer, the Master Servicer, the Trustee, the Trust Fund and any successor resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Seller, the NIMS Insurer, the Master Servicer, the Trustee or the successor Servicer.

(f)

Any amendment to this Section 3.21 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.21, including amendments to add provisions relating to a successor Servicer, may be entered into by the Seller, the Trustee, the Master Servicer and the Servicer without the consent of any Certificateholder, but only with the consent of the NIMS Insurer, notwithstanding anything to the contrary in this Agreement or the Trust Agreement.

(g)

Any rights of set-off that the Trust Fund, the Trustee, the Depositor, any successor Servicer or any other Person might otherwise have against any Servicer under this Agreement shall not attach to any rights to be reimbursed for Monthly Advances or Servicing Advances that have been sold, transferred, pledged, conveyed or assigned to any Advancing Person.

(h)

At any time when an Advancing Person shall have ceased funding Monthly Advances and/or Servicing Advances (as the case may be) and the Advancing Person or related Advance Facility Trustee shall have received Reimbursement Amounts sufficient in the aggregate to reimburse all Monthly Advances and/or Servicing Advances (as the case may be) the right to reimbursement for which were assigned to the Advancing Person, then upon the delivery of a written notice signed by the Advancing Person and the related Servicer to the Trustee terminating the Advance Facility Notice (the “Notice of Facility Termination”), the Servicer shall again be entitled to withdraw and retain the related Reimbursement Amounts from the Custodial Account pursuant to the applicable Sections of this Agreement.

(i)

After delivery of any Advance Facility Notice, and until any such Advance Facility Notice has been terminated by a Notice of Facility Termination, this Section 3.21 may not be amended or otherwise modified without the prior written consent of the related Advancing Person.

Section 3.22.

Credit Reporting.

For each Mortgage Loan, the Servicer shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to each of the following credit repositories:  Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis.  In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 11, 1995), a copy of which is attached hereto as Exhibit G, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc) foreclosed or charged off.

Section 3.23.

Safeguarding Customer Information.

The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616 and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

The Servicer shall promptly provide the Master Servicer, the Trustee and the NIMS Insurer information reasonably available to it regarding such security measures upon the reasonable request of the Master Servicer, the Trustee and the NIMS Insurer which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Servicer’s operations, and any other audit reports, summaries of test results or equivalent measures taken by the Servicer with respect to its security measures to the extent reasonably necessary in order for the Owner to satisfy its obligations under the Guidelines.

ARTICLE IV.

PAYMENTS TO MASTER SERVICER

Section 4.01.

Remittances.

On each Remittance Date, no later than 3:00 p.m. New York City time, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (i) (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04) and (b) all amounts relating to Principal Prepayments which have been deposited into the Custodial Account as of the close of business as of the last day of the related Prepayment Period (net of charges against or withdrawal from the Custodial Account pursuant to Section 3.04) plus (ii) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to Section 4.03, plus (iii) the amount of any Net Simple Interest Shortfall not offset by Net Simple Interest Excess for the related Due Period, minus (iv) any amounts attributable to (a) Principal Prepayments received after the applicable Prepayment Period and (b) Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Due Period immediately preceding such Remittance Date, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with Principal Prepayment occurring during the applicable Principal Prepayment Period in accordance with Section 3.03(i), and minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

With respect to any remittance received by the Master Servicer after the Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Trustee or the Master Servicer.

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

JP Morgan Chase Bank

New York, New York

ABA#:  021 000 021

Account Name:  Aurora Loan Services LLC

Master Servicing Payment Clearing Account

Account Number:  066 611059

Beneficiary:  Aurora Loan Services LLC

For further credit to:  SASCO 2006-S2

Section 4.02.

Statements to Master Servicer.

(a) Not later than the tenth (10th) calendar day of each month (or if such tenth calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer and the NIMS Insurer (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly loan loss report in the format set forth in Exhibit D-3 hereto (or such other format mutually agreed upon by the Servicer and the Master Servicer) and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.  Together with such monthly remittance advice, the Servicer shall furnish to the Master Servicer and the NIMS Insurer a report setting forth a calculation of each of the Trigger Events set forth in Section 8.03 relating to the period ending on the last day of the preceding calendar month.  The format of this monthly reporting may be amended from time to the extent necessary to comply with applicable law.

Not later than the fifth (5th) Business Day of each month, the Servicer shall furnish to the Master Servicer and the NIMS Insurer (i) a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto (or in such other format mutually agreed between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.  Together with such monthly remittance advice, the Servicer shall furnish to the Master Servicer and the NIMS Insurer a report setting forth a calculation of each of the Trigger Events set forth in Section 8.03 relating to the period ending on the last day of the preceding calendar month.  The format of this monthly reporting may be amended from time to the extent necessary to comply with applicable law.

Not later than the sixteenth calendar day of each month (or if such sixteenth calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer (a) a monthly payoff remittance advice regarding any Principal Prepayments in full applied to the related Mortgage Loan on or after the sixteenth day of the month preceding the month of such reporting date, but on or before the fifteenth day of the month of such reporting date, containing such information and in such format as is mutually acceptable to the Master Servicer and the Servicer, and in any event containing sufficient information to permit the Master Servicer to properly report Principal Prepayment in full information to the Trustee under the Trust Agreement and (b) all such information required pursuant to clause (a) above in electronic format, on magnetic tape or other similar media reasonably acceptable to the Master Servicer.

Such monthly remittance advice shall also be accompanied with a supplemental report provided to the Master Servicer, the NIMS Insurer and the Seller which includes on an aggregate basis for the previous Due Period (i) the amount of claims filed on any LPMI Policy, (ii) the amount of any claim payments made on any LPMI Policy, (iii) the amount of claims denied or curtailed on any LPMI Policy and (iv) policies cancelled with respect to those Mortgage Loans covered by any LPMI Policy purchased by the Seller on behalf of the Trust Fund; provided, however, notwithstanding anything to the contrary contained in a PMI Policy, the Servicer shall not be required to submit any supplemental reports including the foregoing data with respect to any such PMI Policy until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing system in accordance with such requirements.

(b) In addition, not more than 60 days after the end of each calendar year, commencing December 31, 2006, the Servicer shall provide (as such information becomes reasonably available to the Servicer) to the Master Servicer, the Trustee and the NIMS Insurer such information concerning the Mortgage Loans and annual remittances to the Master Servicer relating thereto as is necessary for the Trustee to prepare the Trust Fund’s federal income tax return and for any investor in the Certificates to prepare any required tax return.  Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Master Servicer, the Trustee and the NIMS Insurer pursuant to any requirements of the Code as from time to time are in force.  The Servicer shall also provide such information reasonably available to it as may be requested by the Trustee and required for the completion of any tax reporting responsibility of the Trustee within such reasonable time frame as shall enable the Trustee to timely file each Schedule Q (or other applicable tax report or return) required to be filed by it.

(c)

The Servicer shall promptly notify the Trustee, the NIMS Insurer, the Master Servicer and the Depositor (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Servicer shall become (but only to the extent not previously disclosed to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit I to this Agreement.

If so requested by the Trustee, the Master Servicer or the Depositor on any date following the date on which information was first provided to the Trustee, the NIMS Insurer and the Depositor pursuant to the preceding sentence, the Servicer shall, using reasonable best efforts within five Business Days, but no later than ten (10) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 6.01(k) or, if such a representation and warranty is not accurate as of the date of such request, provide reasonable adequate disclosure of the pertinent facts, in writing, to the requesting party.

The Servicer shall provide to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor prompt notice of the occurrence of any of the following:  any Event of Default under the terms of this Agreement or any merger, consolidation or sale of substantially all of the assets of the Servicer or the Servicer’s engagement of any Subservicer or Subcontractor.

(d)

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall provide to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Due Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D.

Section 4.03.

Monthly Advances by Servicer.

On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution, or both, an amount equal to all Monthly Payments (solely the portion of the Monthly Payment attributable to interest, in the case of Simple Interest Mortgage Loans) (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date.  Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Master Servicer required to be made on such Remittance Date.  The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer and the NIMS Insurer upon request.  The Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction.

The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan unless the Servicer deems such Monthly Advance to be a Nonrecoverable Advance, as evidenced by an Officer’s Certificate of the Servicer delivered to the Master Servicer and the NIMS Insurer.

Section 4.04.

Due Dates Other Than the First of the Month.

Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.04.  Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month.  For example, a payment due on April 15 shall be considered to be due on May 1.  Any payment collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account.  For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following the Cut-off Date.

ARTICLE V.

GENERAL SERVICING PROCEDURES

Section 5.01.

Servicing Compensation.

As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof.  Such Servicing Fee shall be payable monthly.  Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer and is not required to be deposited in the Custodial Account.  In the event that the Servicer deposits into the Custodial Account any Ancillary Income, the Servicer may withdraw such amount at any time from the Custodial Account, any provision herein to the contrary notwithstanding.  The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer.  The aggregate Servicing Fee for any month with respect to the Mortgage Loans shall be reduced by the aggregate Prepayment Interest Shortfall Amount for such month (commencing with Prepayment Interest Shortfalls arising after the Servicing Transfer Date).  The Servicer shall be entitled to recover any unpaid Servicing Fees out of Insurance Proceeds, Condemnation Proceeds, REO Disposition Proceeds or Liquidation Proceeds or from other funds on deposit in  the Custodial Account to the extent permitted in Section 3.04 and out of amounts derived from the operations and sale of REO Property to the extent permitted by Section 3.16.  Any Prepayment Interest Excess Amount shall be retained by, or paid to, the Servicer as additional compensation.

The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 5.02.

Report on Attestation of Compliance with Applicable Servicing Criteria.

The Servicer shall, on or before March 15th of each calendar year, commencing in 2007, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the NIMS Insurer, the Trustee, the Depositor and the Master Servicer (i) year-end audited (if available) financial statements of the Servicer or consolidated financial statements of its parent and (ii) a report to the effect that such firm attests to, and reports on, the assessment made by such asserting party pursuant to Section 5.04 below, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.  In addition, the Servicer shall, on or before March 15th of each calendar year, commencing in 2007, at its own expense, furnish to the NIMS Insurer, the Trustee, the Depositor and Master Servicer a report meeting the requirements of clause (ii) above regarding the attestation of any Subservicer or Subcontractor which is “participating in the servicing function” within the meaning  of Item 1122 of Regulation AB.

Section 5.03.

Annual Officer’s Certificate.

(a)

The Servicer shall, on or before March 15th of each calendar year, commencing in 2007, at its own expense, deliver to the NIMS Insurer, the Trustee, the Depositor and the Master Servicer with respect to the period ending on the immediately preceding December 31, a Servicing Officer’s certificate in the form of Exhibit J hereto, stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year (or applicable portion thereof) and of its performance under this Agreement for such period has been made under such Servicing Officer’s supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Servicing Officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

(b)

For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) is required to be given on behalf of the Trust Fund, on or before March 15th of each calendar year, beginning in March 2007, a Servicing Officer shall execute and deliver an Officer’s Certificate to the Master Servicer, the Trustee and the Depositor for the benefit of the Trust Fund and the Master Servicer,  the Trustee and the Depositor and their officers, directors and affiliates, in the form of Exhibit F hereto.

(c)

The Servicer shall indemnify and hold harmless the Master Servicer, the Depositor, the Trustee and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 5.03 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Trustee and/or the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Trustee and/or the Depositor as a result of the losses, claims, damages or liabilities of the Master Servicer, the Trustee and/or the Depositor in such proportion as is appropriate to reflect the relative fault of the Master Servicer, the Trustee and/or the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 5.03 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Section 5.04.

Report on Assessment of Compliance with Applicable Servicing Criteria.

The Servicer shall, on or before March 15th of each calendar year, commencing in 2007, deliver to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor a report regarding its assessment of compliance with the servicing criteria identified in Exhibit H attached hereto, as of and for the calendar year ending December 31 of the year prior to the year of delivery of the report, with respect to asset-backed security transactions taken as a whole and that are backed by the same asset type backing such asset-backed securities.  Each such report shall include (a) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB (§ 229.1122(d)) to assess compliance with the applicable servicing criteria, (c) disclosure of any material instance of noncompliance identified by such party, and (d) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the applicable servicing criteria, which report shall be delivered by the Servicer as provided in Section 5.02.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 6.01.

Representations, Warranties and Agreements of the Servicer.

The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Master Servicer, the Depositor and the Trustee as of the Closing Date:

(a)

Due Organization and Authority.  The Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b)

Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

(c)

No Conflicts.  Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)

Ability to Perform.  The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)

No Litigation Pending.  There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(f)

No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(g)

Ability to Service.  The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Servicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac;

(h)

No Untrue Information.  No statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

(i)

No Commissions to Third Parties.  The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller; and

(j)

Fair Credit Reporting Act.  The Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis.

(k)

Additional Representations and Warranties of the Servicer.  Except as disclosed in writing to the Seller, the Master Servicer, the Depositor and the Trustee prior to the Closing Date:  (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event that would be material to securityholders has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) there are no instances material to securityholders where the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer that would be material to securityholders has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the Closing Date; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement and (vi) there are no affiliations, relationships or transactions relating to the Servicer or any Subservicer with any party listed on Exhibit I hereto.

Section 6.02.

Remedies for Breach of Representations and Warranties of the Servicer.

It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the related Closing Date or Servicing Transfer Date, as applicable, hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Master Servicer, the NIMS Insurer and the Trustee.  Upon discovery by either the Servicer, the Master Servicer or the NIMS Insurer of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Master Servicer or the NIMS Insurer, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of (or, in the case of any breach of a representation or warranty set forth in Section 6.01(k), 10 days) the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee’s, the Master Servicer’s or the NIMS Insurer’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer.  Such assignment shall be made in accordance with Sections 8.01 and 8.02.

In addition, the Servicer shall indemnify the Master Servicer, the Trustee and the NIMS Insurer and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in Section 6.01.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Master Servicer or the Depositor to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Master Servicer or the NIMS Insurer for compliance with this Agreement.

Section 6.03.

Additional Indemnification by the Servicer; Third Party Claims.

(a)

The Servicer shall indemnify the Seller, the Depositor, the Trustee, the Master Servicer, the NIMS Insurer, the Trust Fund and each of their respective directors, officers, employees and agents and the Trust Fund and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A)

any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any report under Sections 5.02, 5.03 or 5.04 or any failure by the Servicer to identify pursuant to Section 7.04(c) any Subcontractor that is “participating in the servicing function” within the meaning  of Item 1122 of Regulation AB;

(B)

the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement or

(C)

the failure of the Servicer to cause any event to occur or not to occur which would have occurred or would not have occurred, as applicable, if the Servicer were applying Accepted Servicing Practices under this Agreement.

(b)

In the case of any failure of performance described in clause (a)(A) of this Section 6.03, the Servicer shall promptly reimburse the Trustee, the Master Servicer or the Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transaction relating to this Agreement, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to this transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or  any Subcontractor.

The Servicer shall immediately notify the Master Servicer, the Depositor, the Trustee or the NIMS Insurer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such Liabilities, and the Servicer shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from the such indemnified party in connection with such claim.  The Servicer shall be reimbursed promptly from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to (i) the Servicer’s indemnification pursuant to Section 6.02 or (ii) the failure of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement or the documents in the Servicing File.  In the event a dispute arises between the Servicer and an indemnified party with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney’s fees and other costs and expenses related to the adjudication of said dispute.

The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder.

Section 6.04.

Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificate, the Master Servicer, the Trustee, the NIMS Insurer (and each of their respective directors, officers, employees and agents) and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Master Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied.  The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate, the Trustee and the Trust Fund or the NIMS Insurer now or hereafter existing at law or in equity or otherwise.  Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

Section 6.05.

Reporting Requirements of the Commission and Indemnification.

Notwithstanding any other provision of this Agreement, the Servicer acknowledges and agrees that the purpose of Sections 4.02(c) and (d), 5.02, 5.03, 5.04, 6.01(k), 6.03 and 7.04 of this Agreement is to facilitate compliance by the Trustee, the Master Servicer and the Depositor with the provisions of Regulation AB.  Therefore, the Servicer agrees that (a) the obligations of the Servicer hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) such obligations may change over time due to interpretive advice or guidance of the Commission, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the Servicer shall agree to enter into such mutually agreeable amendments to this Agreement as may be necessary, in the reasonable judgment of the Depositor, the Master Servicer and their respective counsel, to comply with such interpretive advice or guidance, convention, consensus, advice of counsel, or otherwise, (d) the Servicer shall otherwise comply with reasonable requests made by the Trustee, the Master Servicer or the Depositor for delivery of additional or different information available to the Servicer as such parties may determine in good faith is necessary to comply with the provisions of Regulation AB and (e) the Servicer shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the reasonable judgment of the Depositor, the Master Servicer and their respective counsel, to comply with any such clarification, interpretive guidance, convention or consensus and (ii) promptly upon request provide to the Depositor for inclusion in any periodic report required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such items of information available to the Servicer regarding this Agreement and matters related to the Servicer, (collectively, the “Servicer Information”), provided that such information shall be required to be provided by the Servicer only to the extent that such shall be reasonably determined by the Depositor and its counsel to be necessary or advisable to comply with the provisions of Regulation AB.

The Servicer hereby agrees to indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, their respective officers and directors and each person, if any, who controls the Depositor, the Trustee or Master Servicer within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, the Master Servicer, their respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Servicer Information or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Depositor, the Master Servicer, the Trustee, their respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Servicer shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to the information in the Servicer Information furnished to the Depositor, the Trustee or Master Servicer by or on behalf of the Servicer specifically in connection with this Agreement.

Section 6.06.

Purchase of Distressed Mortgage Loans.

The NIMS Insurer may, at its option, purchase a Distressed Mortgage Loan; provided, however, prior to any such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loans pursuant to Section 4.03 unless it has deemed such Monthly Advances to be a Nonrecoverable Advance.  Any such purchase shall be accomplished by remittance to the Master Servicer of the Purchase Price for the Distressed Mortgage Loan for deposit into the Collection Account established by the Master Servicer pursuant to the Trust Agreement.  The Trustee and the Servicer shall immediately effectuate the conveyance of the purchased Distressed Mortgage Loan to the NIMS Insurer exercising the purchase option, including prompt delivery of the Servicing File and all related documentation to the applicable NIMS Insurer.

ARTICLE VII.

THE SERVICER

Section 7.01.

Merger or Consolidation of the Servicer.

Subject to the following paragraph, the Servicer shall keep in full effect its existence, rights and franchises as a Delaware limited liability company, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

Section 7.02.

Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Master Servicer, the NIMS Insurer, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in accordance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.  In such event, the Servicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

Section 7.03.

Limitation on Resignation and Assignment by the Servicer.

This Agreement has been entered into with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, except as expressly provided in this Section 7.03 and Sections 3.21, 7.01 and 7.04, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller, the Master Servicer and the NIMS Insurer which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Master Servicer and the NIMS Insurer and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Servicer, shall not be unreasonably withheld by any of them; provided that in each case, there must be delivered to the Seller, the Master Servicer, the Trustee and the NIMS Insurer a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction.  Notwithstanding the foregoing, the Servicer, without the consent of the Seller, the Master Servicer, the Trustee or the NIMS Insurer, may retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

Notwithstanding the preceding paragraph of this Section 7.03 or any other provisions of this Agreement to the contrary, the Servicer shall have the right, subject to the succeeding sentence, to pledge and assign all of the Servicer’s right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee in order to finance the Servicer’s servicing rights hereunder, provided that such assignment shall not impair any existing rights or claims that the Seller, the Master Servicer, the NIMS Insurer, the Depositor or the Trustee may have against the Servicer and (ii) the Seller, the Master Servicer, the NIMS Insurer, the Depositor and the Trustee shall have no obligation or liability to the Servicing Rights Pledgee under any such financing arrangements.   If, as a result of a default by the Servicer under any such financing arrangement, the Servicing Rights Pledgee acquires such servicing rights and appoints a successor Servicer under this Agreement (including itself as successor Servicer), any such successor Servicer must meet all requirements for successor Servicers pursuant to Section 9.01.  If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor Servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such Servicer.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Master Servicer and the NIMS Insurer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer, the Trustee and the NIMS Insurer which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them.  No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 9.01.

Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, except to the extent permitted by and in accordance with this Section 7.03 and Sections 3.21, 7.01 and 7.04, without the prior written consent of the Seller, the Master Servicer and the NIMS Insurer, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

Section 7.04.

Subservicing Agreements and Successor Subservicer.

(a)

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section 7.04 and the proposed Subservicer (i) is an institution which is an approved Fannie Mae or Freddie Mac Seller/Servicer as indicated in writing, (ii) represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such subservicing agreement and (iii) is acceptable to the NIMS Insurer.  The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (c) of this Section 7.04.

(b)

The Servicer shall give prior written notice to the Trustee, the Master Servicer, the Depositor and the NIMS Insurer of the appointment of any Subservicer and shall furnish to the Trustee, Master Servicer, the Depositor and the NIMS Insurer a copy of any related subservicing agreement.  For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans immediately upon receipt by any Subservicer of such payments.  Any such subservicing agreement shall be acceptable to the NIMS Insurer and be consistent with and not violate the provisions of this Agreement.  Each subservicing agreement shall provide that a successor Servicer shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer is terminated or resigns.  The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) to comply with the provisions of this Section 7.04 and with Sections 4.02(c), 5.02, 5.03(a), 5.03(b), 5.04, 6.01(k) and 6.03 and Exhibit H of this Agreement to the same extent as if such Subservicer were the Servicer.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 5.03(a), any reports on assessment of compliance and attestation required to be delivered by such Subservicer under Sections 5.02 and 5.04 and any certification required to be delivered under 5.03(b) to the Person that will be responsible for signing the Sarbanes Certification under Section 5.04 as and when required to be delivered hereunder.

(c)

The Servicer shall give written notice to the Master Servicer, the Trustee and the Depositor of the appointment of any Subcontractor and a written description (in form and substance satisfactory to the Master Servicer and the Depositor) of the role and function of each Subcontractor determined to be a Participating Entity utilized by the Servicer or any Subservicer, specifying (A) which (if any) of such Subcontractors are Participating Entities, and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (A) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be a Participating Entity, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Trustee, the NIMS Insurer, the Master Servicer and the Depositor to comply with the provisions of Sections 4.02(c), 5.02, 5.04, 6.01(k) and 6.03 and Exhibit H of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Sections 5.02 and 5.04, in each case as and when required to be delivered.

The Servicer acknowledges that a Subservicer or Subcontractor that performs services with respect to mortgage loans involved in this transaction in addition to the Mortgage Loans may be determined by the Depositor to be a Participating Entity on the basis of the aggregate balance of such mortgage loans, without regard to whether such Subservicer or Subcontractor would be a Participating Entity with respect to the Mortgage Loans viewed in isolation.  In connection with complying with the requirements set forth in the previous sentence, the Servicer shall (A) respond as promptly as practicable to any good faith request by the Trustee, the Master Servicer or the Depositor for information regarding each Subservicer and each Subcontractor and (B) cause each Subservicer and each Subcontractor with respect to which the Trustee, the Master Servicer or the Depositor requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 5.04.

(d)  Notwithstanding any subservicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer, Subcontractor or other third party or reference to actions taken through a Subservicer, a Subcontractor, another third party or otherwise, the Servicer shall remain obligated and primarily liable to the Trust Fund, the Trustee, the Master Servicer, the NIMS Insurer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of any subservicing,  subcontracting or other agreements or arrangements or by virtue of indemnification from a Subservicer, Subcontractor or a third party and to the same extent and under the same terms and conditions as if the Servicer alone were servicing the Mortgage Loans, including with respect to compliance with Item 1122 of Regulation AB.  The Servicer shall be entitled to enter into any agreement with a Subservicer, Subcontractor or a third party for indemnification of the Servicer by such Subservicer, Subcontractor or third party and nothing contained in the Agreement shall be deemed to limit or modify such indemnification.

Section 7.05.

Inspection.

The Servicer shall provide the Master Servicer and the NIMS Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations.  In addition, upon request of the Master Servicer, the Servicer shall promptly provide complete and correct data fields regarding the Mortgage Loans; provided that in all instances the Servicer shall provide such information no later than five (5) Business Days after such request.  Upon request, the Servicer shall furnish to the Master Servicer and the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

ARTICLE VIII.

TERMINATION

Section 8.01.

Termination for Cause.

(a)

Any of the following occurrences shall constitute an event of default (each, an “Event of Default”) on the part of the Servicer:

(i)

any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or the NIMS Insurer; or

(ii)

any failure by the Servicer to duly perform, within the required time period and without notice, its obligations to provide any certifications required pursuant to Sections 5.02, 5.03 or 5.04 (including with respect to such certifications required to be provided by any Subservicer or Subcontractor pursuant to Section 7.04); or

(iii)

except with respect to those items listed in clause (ii) above, any failure by the Servicer to duly perform, within the required time period, without notice or grace period, its obligations to provide any other information, data or materials required to be provided hereunder pursuant to Sections 4.02(c), 4.02(d), 6.01(k) and 7.04, including any items required to be included in any Exchange Act report; or

(iv)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(v)

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(vi)

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii)

the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac lender/servicer; or

(viii)

the Servicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder in a manner not permitted under this Agreement; or

(ix)

(a) any reduction or withdrawal of the ratings of the Servicer as a servicer of subprime mortgage loans by one or more of the Rating Agencies that maintains a servicer rating system to “below average” or (b) any reduction, withdrawal or qualification of the servicing ratings of the Servicer by any Rating Agency which results in (1) the inability of the Servicer to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by any Rating Agency without any backup servicing arrangements or (2) a downgrade of any of the Offered Certificates by any Rating Agency.

In each and every such case, so long as an Event of Default shall not have been remedied within the applicable cure period, in addition to whatever rights, the Master Servicer, the Trustee or the NIMS Insurer may have at law or equity to damages, including injunctive relief and specific performance, the Master Servicer or the NIMS Insurer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Master Servicer with the consent of the NIMS Insurer.  Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver to the successor entity designated by the Master Servicer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense.  The Servicer shall cooperate with the Seller, the Master Servicer, the NIMS Insurer, the Trustee and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Notwithstanding the first through third paragraphs of this Section 8.01(a) or the first and second paragraphs of Section 8.03, upon a termination and removal of the Servicer pursuant to Section 8.01 or Section 8.03, the Master Servicer, in coordination with the Seller, agrees to use commercially reasonable efforts to sell the servicing rights with respect to the Mortgage Loans to a third party servicer of subprime mortgage loans that is acceptable to the Master Servicer and the Seller, in their reasonable discretion, provided that (i) such transfer of servicing rights to such successor Servicer otherwise meets the requirements of Section 9.01 hereof and (ii) the Master Servicer employs commercially reasonable efforts to maximize the net proceeds of such sale.  Upon such sale and transfer and compliance by the Servicer with all of its obligations under this Agreement, the Master Servicer shall remit to the Servicer the net sale proceeds actually received with respect to any such sale, net of any costs and expenses that are incurred by the Master Servicer, the Seller, the Trustee or the Trust Fund in connection with such sale, the termination of the Servicer under this Section 8.01 or Section 8.03 hereof, and the transfer of servicing contemplated hereby, and any other amounts that may be due and owing from the Servicer  to the Seller, the Master Servicer, the Trustee or the Trust Fund pursuant to this Agreement; provided, however, that overhead, labor and other indirect costs of the successor servicer incurred in connection with such transfer of servicing shall not be offset against the net sale proceeds of such sale.  Notwithstanding any provision of this Agreement to the contrary, the Master Servicer shall remit to the Servicer the Net Sale Proceeds referred to above no later than 14 days following the receipt of such proceeds from the purchaser of the servicing rights.  All reasonable and customary costs and expenses incurred by the Master Servicer, the Seller, the Trustee or the Trust Fund in connection with the transfer of servicing contemplated hereby shall, if not netted from the proceeds of the sale of the servicing rights in accordance with the preceding sentence, be paid by the Servicer.

(b)

By a written notice to the Servicer, the Master Servicer with the consent of the NIMS Insurer may waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

(c)

(1) In the event of an Event of Default, notwithstanding anything to the contrary above, the Master Servicer hereby agrees that upon delivery to the Master Servicer by the Servicing Rights Pledgee of a letter signed by the Servicer within thirty (30) days of when notification of such event shall have been provided to the Servicer, whereunder the Servicer shall resign as Servicer under this Agreement, the Master Servicer shall appoint the Servicing Rights Pledgee or its designee as successor servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer set forth in Sections 7.01 and 9.01 and the Servicing Rights Pledgee or such designee agrees to be subject to the terms of this Agreement.  This 30-day period shall terminate immediately (i) at the close of business on the second Business Day of such 30-day period if (A) the Servicer was terminated because of an Event of Default described in Section 8.01(a)(i) for failing to make a required Monthly Advance, and (B) the Servicer shall have failed to make (or cause to be made) such Monthly Advance, or shall fail to reimburse (or cause to be reimbursed) the Master Servicer for a Monthly Advance made by the Master Servicer, by the close of business on such second Business Day, or (ii) at the close of business on the second business Day following the date (if any) during such 30-day period on which a Monthly Advance is due to be made, if the Servicer shall have failed to make (or caused to be made) such Monthly Advance, or the Servicer shall have failed to reimburse (or cause to be reimbursed) the Master Servicer for such Monthly Advance, by the close of business on such second Business Day; provided that such 30-day period shall only be terminated to the extent that the Servicing Rights Pledgee has received notice of such failure from the Master Servicer and the Servicing Rights Pledgee has not cured or caused the cure of such failure within two (2) Business Days following receipt of notice, provided, however, that such notice requirement shall only be applicable to the extent that the Master Servicer has been provided with the written address and contact information for the Servicing Rights Pledgee.

(2)

In the event that the Servicing Rights Pledgee does not deliver to the Master Servicer the letter described in preceding paragraph within the time period specified therein, the Master Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Master Servicer.

Section 8.02.

Termination Without Cause.

This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Master Servicer (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Servicer, the Seller and the Master Servicer in writing, provided such termination is also acceptable to the Rating Agencies and the NIMS Insurer or (iii) with respect to some or all of the Mortgage Loans, at the sole option of the Seller, without cause, upon 30 days written notice, subject to the limitations set forth below.  Any such notice of termination shall be in writing and delivered to the Trustee, the Master Servicer, the NIMS Insurer and the Servicer by registered mail to the address set forth in Section 9.04 of this Agreement.  The Servicer shall comply with the termination procedures set forth in Sections 8.01, 8.02 and 9.01 hereof.  The Master Servicer or the Trustee shall have no right to terminate the Servicer pursuant to Section 8.02.

In the event the Seller terminates the Servicer without cause with respect to some or all of the Mortgage Loans in accordance with Section 8.02(iii), (x) the Seller shall be required to pay to the Servicer a Termination Fee in an amount equal to the product of the Termination Fee Rate and the outstanding principal balance of the terminated Mortgage Loans as of the date of such termination; provided that no Termination Fee shall be paid or payable with respect to the unpaid principal balance of any terminated Distressed Mortgage Loan and (y) the Master Servicer or a successor servicer shall reimburse the Servicer for all accrued and unpaid Servicing Fees and unreimbursed Monthly Advances and Servicing Advances upon the transfer of servicing to such successor servicer.

Section 8.03.

Special Termination Events.

If, as of any date of determination, any of the following circumstances shall exist with respect to the Mortgage Loans (each, a “Trigger Event”), subject to the prior written consent of the NIMS Insurer, the Master Servicer and the Seller shall have the right, by notice in writing to the Servicer, to terminate all of the rights and obligations of the Servicer under this Agreement:

(i)

the “60 Day Delinquency Average” of the Mortgage Loans exceeds twelve percent (12%) of the unpaid principal balance of the Mortgage Loans.  As used herein, the “60 Day Delinquency Average” is equal to the average percentage, as of the end of the Due Periods relating to the three immediately preceding Remittance Dates, of the scheduled principal balance of all Mortgage Loans that are (i) 60 or more days delinquent (but not in bankruptcy or foreclosure and which have not become REO Properties), (ii) in bankruptcy and 60 or more days delinquent, (iii) in foreclosure and 60 or more days delinquent or (iv) REO Properties; or

(ii)

as of any date, the “Realized Losses” for the Mortgage Loans for the then most recent twelve month period exceeds 1.50% of the unpaid principal balance of such Mortgage Loans as of the beginning of such twelve (12) month period.  As used herein, with respect to any liquidated Mortgage Loan, the related “Realized Loss” is amount equal to (i) the unpaid principal balance of the related liquidated Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Servicer with respect to such Mortgage Loan including expenses of liquidation; or

(iii)

the cumulative Realized Losses for the Mortgage Loans, calculated as a percentage of the Cut-off Date principal balance of the Mortgage Loans exceeds the percentage set forth in the first column below at any time during the corresponding period from the Closing Date set forth in the second column below:

Trigger Percentage	Applicable Period from Closing Date
1.75%	From the Closing Date through the end of the 12th complete calendar month following the Closing Date
2.25%	From the 13th calendar month following the Closing Date through the end of the 24th complete calendar month following the Closing Date
3.00%	From the 25th calendar month following the Closing Date through the end of the 36th complete calendar month following the Closing Date
3.50%	From the 37th calendar month following the Closing Date through the end of the 48th complete calendar month following the Closing Date
4.25%	At any time after the end of the 48th complete calendar month following the Closing Date

Upon receipt by the Servicer of a written termination notice pursuant to this Section 8.03, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Master Servicer, with the consent of the Seller and the NIMS Insurer.  Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense.  The Servicer shall cooperate with the Master Servicer, the Seller, the NIMS Insurer, the Trustee and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

By a written notice the Master Servicer, with the consent of the Seller and the NIMS Insurer may waive any Trigger Event hereunder and its consequences.  Upon any waiver of a Trigger Event in any period, such event shall cease to exist for such period.  No such waiver shall extend to any subsequent or other default or Trigger Event or impair any right consequent thereon except to the extent expressly so waived.

No Termination Fee shall be payable to the Servicer upon a termination pursuant to this Section 8.03.

In the event that a Seller intends to transfer the servicing of Mortgage Loans which have become Distressed Mortgage Loans to a Special Servicer for servicing pursuant to Section 8.04, then the Servicer and the Seller agree to renegotiate the Trigger Events in a manner reasonably acceptable to both parties prior to effecting any such transfer.  Renegotiation of the Trigger Events will not require the consent of Certificateholders or any other party so long as the Seller have obtained written confirmation from the applicable Rating Agencies rating the Certificates that such renegotiated Trigger Events will not cause a qualification, reduction or withdrawal of the current ratings assigned to the Certificates by such Rating Agencies.

Section 8.04.

Termination for Distressed and Released Mortgage Loans.

(a)

This Agreement shall be terminated with respect to the servicing of those Mortgage Loans that are determined to be Released Mortgage Loans as of the Transfer Date and servicing of such Mortgage Loans shall be transferred to the Released Mortgage Transferee or its designee.

(b)

All reasonable costs and expenses incurred in connection with the delivery of the Servicing Files and the other necessary data to the Released Mortgage Transferee or its designee shall be paid by the Released Mortgage Transferee from its own funds without reimbursement therefor within fifteen (15) Business Days upon receipt of an invoice from the Servicer.   The Released Mortgage Transferee shall be responsible for the delivery of all required transfer notices pursuant to the Trust Agreement and will send a copy of the transfer notices to the Master Servicer and the Trustee.

(c)

Notwithstanding the foregoing provisions of this Section 8.04, the NIMS Insurer may, at its option, elect to purchase a Distressed Mortgage Loan at a price equal to its Purchase Price.  Prior to such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loan pursuant to Section 4.03.  Any such purchase of a Distressed Mortgage Loan shall be accomplished by remittance to the Master Servicer for deposit in the Collection Account established pursuant to Section 4.01 of the Trust Agreement of the amount of the Purchase Price.  The Servicer on behalf of the Master Servicer shall take reasonable steps to effectuate the transfer of servicing of such Distressed Mortgage Loan to the NIMS Insurer to the extent necessary, including the prompt delivery of all Servicing Files and other related documentation to the NIMS Insurer or its designee.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01.

Successor to the Servicer.

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 7.03, 8.01 or 8.02(ii), the Master Servicer shall (i) within 90 days of the Servicer’s notice of such termination, succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement; or (b) pursuant to a termination under Section 8.02(iii) or Section 8.03, the Seller shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement.  Any successor to the Servicer shall be subject to the approval of the Master Servicer and the NIMS Insurer.  Any approval of a successor servicer by the Master Servicer and the NIMS Insurer, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust Fund, be conditioned upon the receipt by the Master Servicer, the NIMS Insurer, the Seller and the Trustee of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction.  In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.  In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 6.01 and the remedies available to the Master Servicer, the Trustee, the NIMS Insurer and the Seller under Sections 6.02, 6.03 and 6.04, it being understood and agreed that the provisions of such Sections 6.01, 6.02, 6.03 and 6.04 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.  Neither the Master Servicer, in its capacity as successor servicer, nor any other successor servicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents in the Servicer’s possession.  The Servicer shall cooperate with the Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer, the Master Servicer, the NIMS Insurer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 and provide for the same remedies set forth in Sections 6.02, 6.03 and 6.04 herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01, 8.02 or 8.03 shall not affect any claims that the Seller, the Master Servicer, the NIMS Insurer or the Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.  In addition, in the event any successor servicer is appointed pursuant to Section 8.02(iii) of this Agreement, such successor servicer must satisfy the conditions relating to the transfer of servicing set forth in the Trust Agreement.

The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, it shall notify the Seller and Master Servicer, the NIMS Insurer and the Depositor of such appointment in accordance with the procedures set forth in Section 9.04.

Notwithstanding any provision herein to the contrary, upon the termination or resignation of the Servicer under this Agreement pursuant to Sections 6.02, 7.03, 8.01, 8.02 (other than in accordance with Section 8.02(iii)) or 8.03, the party appointing a successor servicer hereunder (whether a Seller or the Master Servicer) shall use commercially reasonable efforts (without loss, cost or expense to such party) to cause the servicer selected  as the successor servicer of the Mortgage Loans to reimburse the Servicer for all outstanding unreimbursed Monthly Advances and Servicing Advances (including but not limited to trailing expenses representing Servicing Advances incurred prior to but invoiced after the date of termination) and all accrued and unpaid Servicing Fees upon the transfer of servicing to such successor servicer; provided, however, that if such successor is unwilling to do so, then the party appointing such successor servicer will require the successor servicer to reimburse the Servicer as such amounts are received from the related Mortgage Loans, with the order of reimbursement being in direct order of the oldest outstanding Servicing Fee, Monthly Advance or Servicing Advance, as the case may be.  In addition to the foregoing, following the termination or resignation of the Servicer under this Agreement, the Servicer shall continue to be entitled to the benefits of Section 6.03 with respect to events occurring prior to such termination.

Section 9.02.

Costs.

The Seller shall pay the legal fees and expenses of its attorneys.  Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by (i) the terminated or resigning servicer if such termination or resignation is a result of an occurrence of a termination event under Section 8.01 or a Trigger Event under Section 8.03, (ii) the related Seller if such termination is pursuant to Section 8.02(iii) and (iii) in all other cases by the Trust Fund.  Subject to Section 2.02, the Seller, on behalf of the Depositor, shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages by the Servicer.

Section 9.03.

Protection of Confidential Information.

The Servicer shall keep confidential and shall not divulge to any party, without the Seller’s prior written consent, any nonpublic information pertaining to the Mortgage Loans or any borrower thereunder, except (i) to the extent that it is appropriate for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or it is otherwise in accordance with Accepted Servicing Practices or (ii) upon request from the Master Servicer pursuant to Section 7.05.

Section 9.04.

Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

(i)

if to LBH:

Lehman Brothers Holdings Inc.

745 Seventh Avenue

7th Floor

New York, New York 10019

Attention: Mortgage Finance, SASCO 2006-S2

(ii)

if to the Servicer:

Ocwen Loan Servicing, LLC

1661 Worthington Road Centrepark West

Suite 100

West Palm Beach, Florida  33409

Attention:    Secretary

Telephone:  (561) 682-8887

Facsimile:   (561) 682-8177

(iii)

if to the Master Servicer:

Aurora Loan Services LLC

327 Inverness Drive South, 3rd Floor

Englewood, Colorado 80112

Attention:  E. Todd Whittemore

Telephone:  (720) 945-3422

Facsimile:   (720) 945-4287

(vii)

if to the Trustee:

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention:  Agency & Trust, SASCO 2006-S2

(vi)

if to the NIMS Insurer:

As provided in the Trust Agreement

(viii)

if to the Credit Risk Manager:

Clayton Fixed Income Services Inc.

1700 Lincoln Street, Suite 1600

Denver, Colorado 80203

Attention:    General Counsel (SASCO 2006-S2)

Telephone:  (720) 947-6947

Facsimile:   (720) 947-6598

Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

Section 9.05.

Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

Section 9.06.

No Personal Solicitation.

From and after the Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any related Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Seller.  It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Trustee pursuant hereto on the Closing Date and the Servicer shall take no action to undermine these rights and benefits.  Notwithstanding the foregoing, it is understood and agreed that (i) promotions undertaken by the Servicer or any affiliate thereof which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements and (ii) offers to refinance a Mortgage Loan following the Servicer’s receipt of a request for verification of mortgage or payoff demand related to a Mortgagor (other than those initiated in response to a solicitation initiated by the Servicer or any of its agents or affiliates) shall not constitute solicitation under this Section 9.06.

Section 9.07.

Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 9.08.

Place of Delivery and Governing Law.

THIS AGREEMENT SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART THEREOF IS RECEIVED BY THE SELLER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.09.

Further Agreements.

The Seller and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 9.10.

Intention of the Parties.

It is the intention of the parties that the Seller is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans.  Accordingly, the parties hereby acknowledge that the Trust Fund remains the sole and absolute owner of the Mortgage Loans (other than the servicing rights) and all rights related thereto.

Section 9.11.

Successors and Assigns; Assignment of Servicing Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Seller, the NIMS Insurer and the Master Servicer and their respective successors and assigns.  This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.03 and shall not be assigned, pledged or hypothecated by the Seller, without the consent of the NIMS Insurer except as and to the extent provided in Section 9.12.

Section 9.12.

Assignment by the Seller.

The Seller shall assign (exclusive of the Seller’s rights or obligations arising under (i) Section 8.02(iii), (ii) the second paragraph of Section 8.03, (iii) the last paragraph of Section 8.03, (iv) Sections 8.04(a) and 8.04(b) and (v) Section 9.02), its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Trustee, and the Trustee then shall succeed to all rights of the Seller under this Agreement.

Section 9.13.

Amendment.

This Agreement may be amended from time to time by the Servicer and the Seller, with (i) the prior written consent of the NIMS Insurer and (ii) the written agreement signed by the Master Servicer, the Seller and the Servicer; provided that the party requesting such amendment shall, at its own expense, provide the Trustee, the NIMS Insurer, the Master Servicer and the Seller with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction.  Any such amendment shall be deemed not to adversely affect in any material respect any interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates and the NIM Securities (and any Opinion of Counsel received by the Trustee, the NIMS Insurer, the Master Servicer and the Seller in connection with any such amendment may rely expressly on such confirmation as the basis therefor) provided, however, this Agreement may be amended by the Servicer, the Seller, the Master Servicer and the Trustee from time to time without the delivery of an Opinion of Counsel described above to the extent necessary, in the judgment of the Seller and its counsel, to comply with any Commission requirements.

Section 9.14.

Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced and is consented to by the NIMS Insurer.

Section 9.15.

Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.16.

WAIVER OF TRIAL BY JURY.

EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 9.17.

Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee and the NIMS Insurer receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions.  The Servicer shall have the same obligations to the Trustee and the NIMS Insurer as if they were parties to this Agreement, and the Trustee and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement.  The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement or the Credit Risk Manager Agreement.  Notwithstanding the foregoing, all rights of the Trustee hereunder and all rights and obligations of the Master Servicer hereunder (other than the right to indemnification) shall terminate upon the termination of the Trust Fund pursuant to the Trust Agreement and all rights of the NIMS Insurer set forth in this Agreement (other than the right of indemnification) shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

Section 9.18.

General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)

accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)

references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)

a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)

the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)

the term “include” or “including” shall mean by reason of enumeration.

Section 9.19.

Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

IN WITNESS WHEREOF, the Servicer, the Seller and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.,

as Seller

By:

Name:   Joseph J. Kelly

Title:     Authorized Signatory

OCWEN LOAN SERVICING, LLC,

as Servicer

By:

Name:

Title:

AURORA LOAN SERVICES LLC,

as Master Servicer

By:

Name:   Jerald W. Dreyer

Title:     Vice President

Acknowledged By:

CITIBANK, N.A.,

as Trustee

By:

Name:

Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

(Including Prepayment Charge Schedule)

[To be retained in a separate closing binder entitled “SASCO 2006-S2 Mortgage Loan Schedules” at McKee Nelson LLP]

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________ __, ____

To:

____________________

____________________

____________________

(the “Depository”)

As Servicer under the Servicing Agreement, dated as of [____], 2006 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as “Ocwen Loan Servicing, LLC, in trust for Citibank, N.A., as Trustee for Structured Asset Securities Corporation Mortgage Loan Trust, 2006-S2.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

OCWEN LOAN SERVICING, LLC

Servicer

By:____________________________

Name:

Title:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

_______________________________

Depository

By: ____________________________

Name:

Title:

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

______________ ___, ____

To:

_______________________

_______________________

_______________________

(the “Depository”)

As Servicer under the Servicing Agreement, dated as of [____] 1, 2006 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as “Ocwen Loan Servicing, LLC, in trust for Citibank, N.A., as Trustee for Structured Asset Securities Corporation Mortgage Loan Trust, 2006-S2.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

OCWEN LOAN SERVICING, LLC
 Servicer

By:_____________________________

Name:

Title:

Date:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:____________________________

Name:

Title:

Date:

EXHIBIT D-1

MASTER SERVICER DATA FIELD REQUIREMENTS

FIELD NAME

DESCRIPTION

FORMAT

INVNUM

INVESTOR LOAN NUMBER

Number no decimals

SERVNUM

SERVICER LOAN NUMBER, REQUIRED

Number no decimals

BEGSCHEDBAL

BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED

Number two decimals

BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL,

REQUIRED

SCHEDPRIN

SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED

Number two decimals

ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,

REQUIRED, .00 IF NO COLLECTIONS

CURT1

CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

CURT1DATE

CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE

DD-MMM-YY

CURT1ADJ

CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE

Number two decimals

CURT2

CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

CURT2DATE

CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE

DD-MMM-YY

CURT2ADJ

CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE

Number two decimals

LIQPRIN

PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE

Number two decimals

OTHPRIN

OTHER PRINCIPAL, .00 IF NOT APPLICABLE

Number two decimals

PRINREMIT

TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

INTREMIT

NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,

Number two decimals

.00 IF NOT APPLICABLE

TOTREMIT

TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

ENDSCHEDBAL

ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED

Number two decimals

ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL

.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF

ENDACTBAL

ENDING TRIAL BALANCE

Number two decimals

.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF

ENDDUEDATE

ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT

DD-MMM-YY

ACTCODE

60 IF PAIDOFF, BLANK IF NOT APPLICABLE

Number no decimals

ACTDATE

ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE

DD-MMM-YY

INTRATE

INTEREST RATE, REQUIRED

Number seven decimals

Example .0700000 for 7.00%

SFRATE

SERVICE FEE RATE, REQUIRED

Number seven decimals

Example .0025000 for .25%

PTRATE

PASS THRU RATE, REQUIRED

Number seven decimals

Example .0675000 for 6.75%

PIPMT

P&I CONSTANT, REQUIRED

Number two decimals

.00 IF PAIDOFF

EXHIBIT D-2

MASTER SERVICER STANDARD LAYOUT

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

Data Field	Format			Data Description
% of MI coverage	NUMBER(6,5)			The percent of coverage provided by the PMI company in the event of loss on a defaulted loan.
Actual MI claim filed date	DATE(MM/DD/YYYY)			Actual date that the claim was submitted to the PMI company.
Actual bankruptcy start date	DATE(MM/DD/YYYY)			Actual date that the bankruptcy petition is filed with the court.
Actual MI claim amount filed	NUMBER(15,2)			The amount of the claim that was filed by the servicer with the PMI company.
Actual discharge date	DATE(MM/DD/YYYY)			Actual date that the Discharge Order is entered in the bankruptcy docket.
Actual due date	DATE(MM/DD/YYYY)			Actual due date of the next outstanding payment amount due from the mortgagor.
Actual eviction complete date	DATE(MM/DD/YYYY)			Actual date that the eviction proceedings are completed by local counsel.
Actual eviction start date	DATE(MM/DD/YYYY)			Actual date that the eviction proceedings are commenced by local counsel.
Actual first legal date	DATE(MM/DD/YYYY)			Actual date that foreclosure counsel filed the first legal action as defined by state statute.
Actual redemption end date	DATE(MM/DD/YYYY)			Actual date that the foreclosure redemption period expires.
Bankruptcy chapter	VARCHAR2(2)	7= Chapter 7 filed	11= Chapter 11 filed	Chapter of bankruptcy filed.
	12= Chapter 12 filed		13= Chapter 13 filed
Bankruptcy flag	VARCHAR2(2)	Y=Active Bankruptcy	N=No Active Bankruptcy	Servicer defined indicator that identifies that the property is an asset in an active bankruptcy case.
Bankruptcy Case Number	VARCHAR2(15)			The court assigned case number of the bankruptcy filed by a party with interest in the property.
MI claim amount paid	NUMBER(15,2)			The amount paid to the servicer by the PMI company as a result of submitting an MI claim.
MI claim funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from the PMI company as a result of transmitting an MI claim.
Current loan amount	NUMBER(10,2)			Current unpaid principal balance of the loan as of the date of reporting to Aurora Master Servicing.
Date FC sale scheduled	DATE(MM/DD/YYYY)			Date that the foreclosure sale is scheduled to be held.
Date relief/dismissal granted	DATE(MM/DD/YYYY)			Actual date that the dismissal or relief from stay order is entered by the bankruptcy court.
Date REO offer accepted	DATE(MM/DD/YYYY)			Actual date of acceptance of an REO offer.
Date REO offer received	DATE(MM/DD/YYYY)			Actual date of receipt of an REO offer.
Delinquency value	NUMBER(10,2)			Value obtained typically from a BPO prior to foreclosure referral not related to loss mitigation activity.
Delinquency value source	VARCHAR2(15) BPO= Broker's Price Opinion Appraisal=Appraisal			Name of vendor or management company that provided the delinquency valuation amount.
Delinquency value date	DATE(MM/DD/YYYY)			Date that the delinquency valuation amount was completed by vendor or property management company.
Delinquency flag	VARCHAR2(2) Y= 90+ delinq. Not in FC, Bky or Loss mit N=Less than 90 days delinquent			Servicer defined indicator that identifies that the loan is delinquent but is not involved in loss mitigation, foreclosure, bankruptcy or REO.
Foreclosure flag	VARCHAR2(2) Y=Active foreclosure N=No active foreclosure			Servicer defined indicator that identifies that the loan is involved in foreclosure proceedings.
Corporate expense balance	NUMBER(10,2)

Total of all cumulative expenses advanced by the servicer for non-escrow expenses such as but not limited to: FC fees and costs, bankruptcy fees and costs, property preservation and property inspections.

Foreclosure attorney referral date	DATE(MM/DD/YYYY)			Actual date that the loan was referred to local counsel to begin foreclosure proceedings.
Foreclosure valuation amount	NUMBER(15,2)			Value obtained during the foreclosure process. Usually as a result of a BPO and typically used to calculate the bid.
Foreclosure valuation date	DATE(MM/DD/YYYY)			Date that foreclosure valuation amount was completed by vendor or property management company.
Foreclosure valuation source	VARCHAR2(80) BPO= Broker's Price Opinion Appraisal=Appraisal			Name of vendor or management company that provided the foreclosure valuation amount.
FHA 27011A transmitted date	DATE(MM/DD/YYYY)			Actual date that the FHA 27011A claim was submitted to HUD.
FHA 27011 B transmitted date	DATE(MM/DD/YYYY)			Actual date that the FHA 27011B claim was submitted to HUD.
VA LGC/ FHA Case number	VARCHAR2(15)

Number that is assigned individually to the loan by either HUD or VA at the time of origination.  The number is located on the Loan Guarantee Certificate (LGC) or the Mortgage Insurance Certificate (MIC).

FHA Part A funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from HUD as a result of transmitting the 27011A claim.
Foreclosure actual sale date	DATE(MM/DD/YYYY)			Actual date that the foreclosure sale was held.
Servicer loan number	VARCHAR2(15)			Individual number that uniquely identifies loan as defined by servicer.
Loan type	VARCHAR2(2)	1=FHA Residential	2=VA Residential	Type of loan being serviced generally defined by the existence of certain types of insurance. (ie: FHA, VA, conventional insured, conventional uninsured, SBA, etc.)
		3=Conventional w/o PMI	4=Commercial
		5=FHA Project	6=Conventional w/PMI
		7=HUD 235/265	8=Daily Simple Interest Loan
		9=Farm Loan	U=Unknown
S=Sub prime
Loss mit approval date	DATE(MM/DD/YYYY)			The date determined that the servicer and mortgagor agree to pursue a defined loss mitigation alternative.
Loss mit flag	VARCHAR2(2) Y= Active loss mitigation N=No active loss mitigation			Servicer defined indicator that identifies that the loan is involved in completing aloss mitigation alternative.
Loss mit removal date	DATE(MM/DD/YYYY)			The date that the mortgagor is denied loss mitigation alternatives or the date that the loss mitigation alternative is completed resulting in a current or liquidated loan.
Loss mit type	VARCHAR2(2)	L= Loss Mitigation	LT=Ligitation pending	The defined loss mitigation alternative identified on the loss mit approval date.
		NP=Pending non-performing sale	CH= Charge off
		DI= Deed in lieu	FB= Forbearance plan
		MO=Modification	PC=Partial claim
		SH=Short sale	VA=VA refunding
Loss mit value	NUMBER(10,2)			Value obtained typically from a BPO prior to foreclosure sale intended to aid in the completion of loss mitigation activity.
Loss mit value date	DATE(MM/DD/YYYY)			Name of vendor or management company that provided the loss mitigation valuation amount.
Loss mit value source	VARCHAR2(15) BPO= Broker's Price Opinion Appraisal=Appraisal			Date that the lostt mitigation valuation amount was completed by vendor or property management company.
MI certificate number	VARCHAR2(15)			A number that is assigned individually to the loan by the PMI company at the time of origination. Similar to the VA LGC/FHA Case Number in purpose.
LPMI Cost	NUMBER(7,7)			The current premium paid to the PMI company for Lender Paid Mortgage Insurance.
Occupancy status	VARCHAR2(1)	O=Owner occupied	T=Tenant occupied	The most recent status of the property regarding who if anyone is occupying the property. Typically a result of a routine property inspection.
		U=Unknown	V=Vacant
First Vacancy date/ Occupancy status date	DATE(MM/DD/YYYY)			The date that the most recent occupancy status was determined. Typically the date of the most recent property inspection.
Original loan amount	NUMBER(10,2)			Amount of the contractual obligations (ie: note and mortgage/deed of trust).
Original value amount	NUMBER(10,2)			Appraised value of property as of origination typically determined through the appraisal process.
Origination date	DATE(MM/DD/YYYY)			Date that the contractual obligations (ie: note and mortgage/deed of trust) of the mortgagor was executed.
FHA Part B funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from HUD as a result of transmitting the 27011B claim.
Post petition due date	DATE(MM/DD/YYYY)			The post petition due date of a loan involved in a chapter 13 bankruptcy.
Property condition	VARCHAR2(2)	1= Excellent	2=Good	Physical condition of the property as most recently reported to the servicer by vendor or property management company.
		3=Average	4=Fair
		5=Poor	6=Very poor
Property type	VARCHAR2(2)	1=Single family	2=Town house	Type of property secured by mortgage such as: single family, 2-4 unit, etc.
	3=Condo	4=Multifamily	5=Other
	6=Prefabricated	B=Commercial	C=Land only
	7=Mobile home	U=Unknown	D=Farm
	A=Church	P=PUD	R=Row house
	O=Co-op	M=Manufactured housing	24= 2-4 family
	CT=Condotel	MU=Mixed use
Reason for default	VARCHAR2(3) 001=Death of principal mtgr		02=Illness of principal mtgr	Cause of delinquency as identified by mortgagor.
003=Illness of mtgr's family member
	004=Death of mtgr's family member		005=Marital difficulties
	006=Curtailment of income		007=Excessive obligations
	008=Abandonment of property		009=Distant employee transfer
	011=Property problem		012=Inability to sell property
	013=Inability to rent property		014=Military service
	015=Other		016=Unemployment
	017=Business failure		019=Casualty loss
	022=Energy-Environment costs		023= Servicing problems
	026= Payment adjustment		027=Payment dispute
	029=Transfer ownership pending		030=Fraud
	031=Unable to contact borrower		INC=Incarceration
REO repaired value	NUMBER(10,2)			The projected value of the property that is adjusted from the "as is" value assuming necessary repairs have been made to the property as determined by the vendor/property management company.
REO list price adjustment amount	NUMBER(15,2)			The most recent listing/pricing amount as updated by the servicer for REO properties.
REO list price adjustment date	DATE(MM/DD/YYYY)			The most recent date that the servicer advised the agent to make an adjustment to the REO listing price.
REO value (as is)	NUMBER(10,2)			The value of the property without making any repairs as determined by the vendor/property management company.
REO actual closing date	DATE(MM/DD/YYYY)			The actual date that the sale of the REO property closed escrow.
REO flag	VARCHAR2(7) Y=Active REO N=No active REO			Servicer defined indicator that identifies that the property is now Real Estate Owned.
REO original list date	DATE(MM/DD/YYYY)			The initial/first date that the property was listed with an agent as an REO.
REO original list price	NUMBER(15,2)			The initial/first price that was used to list the property with an agent as an REO.
REO net sales proceeds	NUMBER(10,2)			The actual REO sales price less closing costs paid. The net sales proceeds are identified within the HUD1 settlement statement.
REO sales price	NUMBER(10,2)			Actual sales price agreed upon by both the purchaser and servicer as documented on the HUD1 settlement statement.
REO scheduled close date	DATE(MM/DD/YYYY)			The date that the sale of the REO property is scheduled to close escrow.
REO value date	DATE(MM/DD/YYYY)			Date that the vendor or management company completed the valuation of the property resulting in the REO value (as is).
REO value source	VARCHAR2(15) BPO= Broker's Price Opinion Appraisal=Appraisal			Name of vendor or management company that provided the REO value (as is).
Repay first due date	DATE(MM/DD/YYYY)			The due date of the first scheduled payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay next due date	DATE(MM/DD/YYYY)			The due date of the next outstanding payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay plan broken/reinstated/closed date	DATE(MM/DD/YYYY)			The servicer defined date upon which the servicer considers that the plan is no longer in effect as a result of plan completion or mortgagor's failure to remit payments as scheduled.
Repay plan created date	DATE(MM/DD/YYYY)			The date that both the mortgagor and servicer agree to the terms of a forbearance or repayment plan.
SBO loan number	NUMBER(9)			Individual number that uniquely identifies loan as defined by Aurora Master Servicing.
Escrow balance/advance balance	NUMBER(10,2)			The positive or negative account balance that is dedicated to payment of hazard insurance, property taxes, MI, etc. (escrow items only)
Title approval letter received date	DATE(MM/DD/YYYY)			The actual date that the title approval was received as set forth in the HUD title approval letter.
Title package HUD/VA date	DATE(MM/DD/YYYY)			The actual date that the title package was submitted to either HUD or VA.
VA claim funds received date	DATE(MM/DD/YYYY)			The actual date that funds were received by the servicer from the VA for the expense claim submitted by the servicer.
VA claim submitted date	DATE(MM/DD/YYYY)			The actual date that the expense claim was submitted by the servicer to the VA.
VA first funds received amount	NUMBER(15,2)			The amount of funds received by the servicer from VA as a result of the specified bid.
VA first funds received date	DATE(MM/DD/YYYY)			The date that the funds from the specified bid were received by the servicer from the VA.
VA NOE submitted date	DATE(MM/DD/YYYY)			Actual date that the Notice of Election to Convey was submitted to the VA.
Zip Code	VARCHAR2(5)			US postal zip code that corresponds to property location.
FNMA Delinquency status code	VARCHAR2(3)	09=Forbearance	17 Preforeclosure sale	The code that is electronically reported to FNMA by the servicer that reflects the current defaulted status of a loan. (ie: 65, 67, 43 or 44)
	24=Drug seizure	26=Refinance	27=Assumption
	28=Modification	29=Charge-off	30=Third-party sale
	31=Probate	32=Military indulgence	43=Foreclosure
	44=Deed-in-lieu	49=Assignment	61=Second lien considerations
	62=VA no-bid	63=VA Refund	64=VA Buydown
	65=Ch. 7 bankruptcy	66=Ch. 11 bankruptcy	67=Ch. 13 bankruptcy
FNMA delinquency reason code	VARCHAR2(3) 001=Death of principal mtgr	002=Illness of principal mtgr		The code that is electronically reported to FNMA by the servicer that describes the circumstance that appears to be the primary contributing factor to the delinquency.
	003=Illness of mtgr's family member	004=Death of mtgr's family member
	005=Marital difficulties	006=Curtailment of income
	007=Excessive obligations	008=Abandonment of property
	009=Distant employee transfer	011=Property problem
	012=Inability to sell property	013=Inability to rent property
	014=Military service	015=Other
	016=Unemployment	017=Business failure
	019=Casualty loss	022=Energy-Environment costs
	023= Servicing problems	026= Payment adjustment
	027=Payment dispute	029=Transfer ownership pending
	030=Fraud	031=Unable to contact borrower
INC=Incarceration
Suspense balance	NUMBER(10,2)			Money submitted to the servicer, credited to the mortgagor's account but not allocated to principal, interest, escrow, etc.
Restricted escrow balance	NUMBER(10,2)			Money held in escrow by the mortgage company through completion of repairs to property.
Investor number	NUMBER (10,2)			Unique number assigned to a group of loans in the servicing system.

EXHIBIT D-3

FORM OF LOAN LOSS REPORT

Final Report Field Heading	Definition	Format
Servicer Cut Off Date	Reporting cycle cut off date	DATE(MM/DD/YYYY)
Servicer Loan Number	Individual number that uniquely identifies loan as defined by servicer.	VARCHAR2(15)
Investor Loan Number	Individual number that uniquely identifies loan as defined by Aurora Master Servicing.	NUMBER(9)
Servicer Customer Number	Unique number assigned to each servicer	NUMBER(3)
Investor ID	Unique number assigned to a group of loans in the servicing system.	NUMBER (10,2)
Resolution Type	Description of the process to resolve the delinquency. Ex. Foreclosure, Short Sale, Third Party Sale, Deed In Lieu, etc.	VARCHAR2(15)
Resolution Date	Date the process described in Resolution Type was completed.	DATE(MM/DD/YYYY)
Liquidation Date	Date the loan was liquidated on the servicer's servicing system.	DATE(MM/DD/YYYY)
REO Sale Date	Actual date that the sale of the REO property closed escrow.	DATE(MM/DD/YYYY)
Title Date	Date clear title was recorded.	DATE(MM/DD/YYYY)
MI Percent	Percent of coverage provided by the PMI company in the event of loss on a defaulted loan.	NUMBER(6,5)
First Legal Date	Actual date that foreclosure counsel filed the first legal action as defined by state statute.	DATE(MM/DD/YYYY)
Bankruptcy 1 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)
Bankruptcy 1 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)
Bankruptcy 2 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)
Bankruptcy 2 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)
Foreclosure Fees	Amount paid to the Foreclosure Attorney for performing his service.	NUMBER(10,2)
Foreclosure Costs	Amount incurred as part of the foreclosure process.	NUMBER(10,2)
Bankruptcy Costs	Amount incurred related to a bankruptcy filing involving the borrower or subject property.	NUMBER(10,2)
Eviction Costs	Amount incurred related to the eviction process.	NUMBER(10,2)
Appraisal Costs	Amount incurred to acquire a value for the subject property.	NUMBER(10,2)
Preservation Costs	Amount incurred to preserve and secure the property.	NUMBER(10,2)
Utility Costs	Amount incurred for utilities at the property.	NUMBER(10,2)
HOA Costs	Amount paid to the Home Owners Association to maintain the property dues.	NUMBER(10,2)
Other Costs	Amount of Miscellaneous Expenses incurred during the default process.	NUMBER(10,2)
Interest on Advances	Interest paid by HUD/VA or MI on the amounts advanced related to the liquidation of the property.	NUMBER(10,2)
Hazard Refunds	Amount of refunds of Hazard Premiums paid.	NUMBER(10,2)
Real Estate Taxes	Amount of any taxes paid during the default process.	NUMBER(10,2)
Hazard Premiums	Amount paid for Hazard Insurance on the property held as collateral for the mortgage.	NUMBER(10,2)
MI Premiums	Amount paid for Mortgage Insurance related to the mortgage loan.	NUMBER(10,2)
Other Escrow	Miscellaneous Expenses incurred from the escrow account during the default process.	NUMBER(10,2)
Sales Proceeds	Funds received in connection with the sale of the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)
Initial Claim Proceeds	Funds received in connection with the conveyance of the property to the insuring agency (Positive Number).	NUMBER(10,2)
Final Claim Proceeds	Claim funds received from the insuring agency (HUD/VA).	NUMBER(10,2)
Other Proceeds	Miscellaneous funds received in connection with the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)
Escrow Balance	Any positive balance remaining in the escrow account.	NUMBER(10,2)
Replacement Reserve Bal	Amount of funds held in the Replacement Reserve account (Positive Number).	NUMBER(10,2)
Restricted Escrow Bal	Amount of funds held in the Restricted Escrow account.	NUMBER(10,2)
Suspense Balance	Amount of funds held in the Suspense account (Positive Number).	NUMBER(10,2)
Servicer Retained Loss

The total amount of the Gross Final Actual (Loss)/Gain the servicer will take, due to Interest/Expense Curtailments by HUD/VA (This would include Advances not claimed to HUD/VA or MI due to servicer error) (Positive Number).

NUMBER(10,2)

EXHIBIT E

SASCO 2006-S2 TRUST AGREEMENT

[See tab [___]]

EXHIBIT F

FORM OF ANNUAL CERTIFICATION

Re:

The [                   ] agreement dated as of [      ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of Option One Mortgage Corporation, certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Trustee];

(4)

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations in all material respects under the Agreement; and

(5)

The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

_________________________

By:  ________________________________
Name:
Title::

EXHIBIT G

FANNIE MAE GUIDE NO. 95-19

FANNIE MAE GUIDE 95-19

ANNOUNCEMENT

Reference

•

Selling

This announcement amends the guide(s) indicated.

•

Servicing

Please keep it for reference until we issue a formal change.

Subject

“Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories.  To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring—as of the month ending March 31, 1996—servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us.  The status reported generally should be the one in effect as of the last business day of each month.  Servicers may, however, use a slightly later cut-off date—for example, at the and of the first week of a month—to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month.  Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off.  (The credit repositories will provide the applicable codes for reporting these statuses to them.)  A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report.  Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad
Senior Vice President – Mortgage and Lender Standards

11/20/95

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A “full-file” status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company

Telephone Number

Consumer Credit Associates, Inc.

Call (713) 595-1190, either extension

950 Threadneedle Street, Suite 200

150, 101, or 112, for all inquiries.

Houston, Texas 77079-2903

Equifax

Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services

Call (800) 831-5614 for all inquiries,

601 TRW Parkway

current members should select option 3;

Allen, Texas 75002

lenders that need to set up an account should select

Option 4.

Trans Union Corporation

Call (312) 258-1818 to get the name of

555 West Adams

the local bureau to contact about setting

Chicago, Illinois 60661

up an account or obtaining other

information.

 11/20/95

EXHIBIT H

SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer][the Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”, as identified by a mark in the column titled “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT I

TRANSACTION PARTIES

Trustee

Citibank, N.A.

Securities Administrator

N/A

Master Servicer

Aurora Loan Services LLC

Credit Risk Manager

Clayton Fixed Income Services Inc.

PMI Insurer(s)

N/A

Interest Rate Swap Counterparty

HSBC Bank USA, National Association

Interest Rate Cap Counterparty

N/A

Servicer(s)

Aurora Loan Services LLC

Originator(s)

Lehman Brothers Bank, FSB

Custodian(s)

U.S. Bank National Association, LaSalle Bank National Association

Seller

Lehman Brothers Holdings Inc.

EXHIBIT J

FORM OF ANNUAL OFFICER’S CERTIFICATE

Via Overnight Delivery

[DATE]

To:

Aurora Loan Services LLC

327 Inverness Drive South
Mail Stop 3199

Englewood, Colorado 80112

Attention:  Compliance Coordinator

 (SASCO 2006-S2)

RE:

Annual officer’s certificate delivered pursuant to Section 5.03 of that certain servicing agreement, dated as of [____] 1, 2006 (the “Agreement”), by and among Lehman Brothers Holdings Inc., Ocwen Loan Servicing, LLC, as servicer (the “Servicer”), Aurora Loan Services LLC, as master servicer, and acknowledged by Citibank, N.A., as Trustee, relating to the issuance of the Structured Asset Securities Corporation Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-S2

[_______], the undersigned, a duly authorized [_______] of [the Servicer][Name of Subservicer], does hereby certify the following for the [calendar year][identify other period] ending on December 31, 20[__]:

1.

A review of the activities of the Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.

2.

To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Master Servicer, the Depositor and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Servicer to remedy such default.

Certified By:

______________________________

Name:

Title:

EXHIBIT F

FORM OF ANNUAL CERTIFICATION

Re:

The [                   ] agreement dated as of [      ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of Option One Mortgage Corporation, certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Trustee];

(4)

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations in all material respects under the Agreement; and

(5)

The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

_________________________

By:  ________________________________
Name:
Title::

EXHIBIT G

FANNIE MAE GUIDE NO. 95-19

FANNIE MAE GUIDE 95-19

ANNOUNCEMENT

Reference

•

Selling

This announcement amends the guide(s) indicated.

•

Servicing

Please keep it for reference until we issue a formal change.

Subject

“Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories.  To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring—as of the month ending March 31, 1996—servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us.  The status reported generally should be the one in effect as of the last business day of each month.  Servicers may, however, use a slightly later cut-off date—for example, at the and of the first week of a month—to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month.  Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off.  (The credit repositories will provide the applicable codes for reporting these statuses to them.)  A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report.  Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad
Senior Vice President – Mortgage and Lender Standards

11/20/95

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A “full-file” status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company

Telephone Number

Consumer Credit Associates, Inc.

Call (713) 595-1190, either extension        950 Threadneedle Street, Suite 200

150, 101, or 112, for all inquiries.
Houston, Texas 77079-2903

Equifax

Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services

Call (800) 831-5614 for all inquiries,

601 TRW Parkway

current members should select option 3;

Allen, Texas 75002

lenders that need to set up an account

should select Option 4.

Trans Union Corporation

Call (312) 258-1818 to get the name of

555 West Adams

the local bureau to contact about setting

Chicago, Illinois 60661

up an account or obtaining other

information.

 11/20/95

EXHIBIT H

SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer][the Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”, as identified by a mark in the column titled “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT I

TRANSACTION PARTIES

Trustee

Citibank, N.A.

Securities Administrator

N/A

Master Servicer

Aurora Loan Services LLC

Credit Risk Manager

Clayton Fixed Income Services Inc.

PMI Insurer(s)

N/A

Interest Rate Swap Counterparty

HSBC Bank USA, National Association

Interest Rate Cap Counterparty

N/A

Servicer(s)

Aurora Loan Services LLC

Originator(s)

Lehman Brothers Bank, FSB

Custodian(s)

U.S. Bank National Association, LaSalle Bank National Association

Seller

Lehman Brothers Holdings Inc.

EXHIBIT J

FORM OF ANNUAL OFFICER’S CERTIFICATE

Via Overnight Delivery

[DATE]

To:

Aurora Loan Services LLC

327 Inverness Drive South
Mail Stop 3199

Englewood, Colorado 80112

Attention:  Compliance Coordinator

 (SASCO 2006-S2)

RE:

Annual officer’s certificate delivered pursuant to Section 5.03 of that certain servicing agreement, dated as of [____] 1, 2006 (the “Agreement”), by and among Lehman Brothers Holdings Inc., Ocwen Loan Servicing, LLC, as servicer (the “Servicer”), Aurora Loan Services LLC, as master servicer, and acknowledged by Citibank, N.A., as Trustee, relating to the issuance of the Structured Asset Securities Corporation Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-S2

[_______], the undersigned, a duly authorized [_______] of [the Servicer][Name of Subservicer], does hereby certify the following for the [calendar year][identify other period] ending on December 31, 20[__]:

1.

A review of the activities of the Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.

2.

To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Master Servicer, the Depositor and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Servicer to remedy such default.

Certified By:

______________________________

Name:

Title:

EXHIBIT F

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series 2006-S2

Reference is hereby made to the Trust Agreement dated as of May 1, 2006 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager, and Citibank, N.A., as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

This letter relates to $__________ initial Certificate Balance of Class       Certificates which are held in the form of Definitive Certificates registered in the name of                                  (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor.

_____________________________________

[Name of Transferor]

By:__________________________________

Name:

Title:

Dated: ___________, ____

EXHIBIT G

FORM OF PURCHASER’S LETTER FOR

INSTITUTIONAL ACCREDITED INVESTOR

Date

Citibank, N.A.

111 Wall Street

New York, New York 10005

Attention:  15th Floor Window

Structured Asset Securities Corporation,

as Depositor

745 Seventh Avenue, 7th Floor

New York, New York 10019

Re:  Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-S2

Dear Sirs:

In connection with our proposed purchase of $______________ principal amount of Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-S2 (the “Privately Offered Certificates”) of the Structured Asset Securities Corporation (the “Depositor”), we confirm that:

(1)

We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of May 1, 2006, by and among the Depositor, Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager, and Citibank, N.A., as Trustee (the “Trustee”), a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2)

We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3)

We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)

We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)

We have received such information as we deem necessary in order to make our investment decision.

(6)

If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

__________________________________

[Purchaser]

By: ________________________________

Name:

Title:

EXHIBIT H

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK

)

) ss.:

COUNTY OF NEW YORK

)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is the ______________________ of (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2.

In the case of an ERISA-Restricted Certificate, the Investor (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Certificate; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Trustee an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Trustee, and upon which the Trustee, the Master Servicer and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

3.

In the case of an ERISA-Restricted Swap Certificate, prior to the termination of the Swap Agreement and the Interest Rate Cap Agreement, either (i) the Investor is neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.

4.

The Investor hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager, and Citibank, N.A., as Trustee, dated as of May 1, 2006, regarding Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-S2, no transfer of the ERISA-Restricted Certificates or the ERISA-Restricted Swap Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20___.

_________________________________

[Investor]

By:______________________________

Name:

Title:

ATTEST:

_____________________________

STATE OF

)

)  ss:

COUNTY OF

)

Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of _________ 20___.

______________________________

NOTARY PUBLIC

My commission expires the

_____ day of __________, 20___.

EXHIBIT I

[Reserved]

EXHIBIT J

[Reserved]

EXHIBIT K

LIST OF CUSTODIAL AGREEMENTS

1.

Custodial Agreement dated as of May 1, 2006, between LaSalle Bank National Association, as Custodian and the Trustee.

2.

Custodial Agreement dated as of May 1, 2006, between U.S. Bank National Association, as Custodian and the Trustee.

EXHIBIT L

LIST OF CREDIT RISK MANAGEMENT AGREEMENTS

1.

Credit Risk Management Agreement dated May 26, 2006, between Clayton Fixed Income Services Inc., as credit risk manager (the “Credit Risk Manager”) and Aurora Loan Services LLC, as servicer.

2.

Credit Risk Management Agreement dated May 26, 2006, between the Credit Risk Manager and Ocwen Loan Servicing, LLC, as servicer.

EXHIBIT M

FORM OF BACK-UP CERTIFICATION TO BE PROVIDED TO

THE DEPOSITOR AND/OR THE MASTER SERVICER BY THE TRUSTEE

Structured Asset Securities Corporation

745 Seventh Avenue, 7th Floor

New York, New York 10019

Attention: Mortgage Finance, SASCO 2006-S2

Aurora Loan Services LLC

327 Inverness Drive South

Englewood, Colorado 80112

Re:

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates, Series 2006-S2

Reference is made to the Trust Agreement dated as of May 1, 2006 (the “Trust Agreement”), by and among Citibank, N.A. (the “Trustee”), Aurora Loan Services LLC, as master servicer (the “Master Servicer”), Structured Asset Securities Corporation, as depositor (the “Depositor”), and Clayton Fixed Income Services Inc., as credit risk manager.  The Trustee hereby certifies to the Depositor and the Master Servicer, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(i)

The Trustee has reviewed the annual report on Form 10-K for the fiscal year [   ], and all reports on Form 10-D containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

(ii)

Based solely upon the information provided to us pursuant to Sections 6.20(d) and 6.20(e) and the information provided by us pursuant to Sections 6.20(d) and 6.20(e), the information set forth in the reports referenced in (i) above does not contain any untrue statement of material fact; and

(iii)

Based on my knowledge, the distribution information required to be provided by the Trustee under the Trust Agreement, together with the information specific to and required to be provided by the Trustee pursuant to Sections 6.20(d) and 6.20(e) is included in these reports.

Date:

CITIBANK, N.A., as Trustee

By:

Name:

Title:

EXHIBIT N-1

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL SECURITY

TO REGULATION S GLOBAL SECURITY

(Transfers pursuant to § 3.03(g)(B)

                       of the Agreement)

Re:

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates Series 2006-S2

Reference is hereby made to the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager and Citibank, N.A., as Trustee, dated as of May 1, 2006.  Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to U.S. $                              aggregate principal amount of Securities which are held in the form of a Restricted Global Security with DTC in the name of [name of transferor]                                                        (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Regulation S Global Security.

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Securities and in accordance with Rule 904 of Regulation S, and that:

a.

the offer of the Securities was not made to a person in the United States;

b.

at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

c.

no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

d.

the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

e.

the transferee is not a U.S. person (as defined in Regulation S).

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:

Name:

       Title:

Date:                                       ,

EXHIBIT N-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

FROM REGULATION S GLOBAL SECURITY

TO RESTRICTED GLOBAL SECURITY

(Transfers pursuant to § 3.03(g)(C)

                          of the Agreement)

Re:

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates Series 2006-S2

Reference is hereby made to the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager, Citibank, N.A., as Trustee, dated as of May 1, 2006.  Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to U.S. $                              aggregate principal amount of Securities which are held in the form of a Regulations S Global Security in the name of [name of transferor]                                                         (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Restricted Global Security.

In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Securities and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

[Name of Transferor]

By:

Name:

Title:

Date:                                       ,

EXHIBIT O

[Reserved]

EXHIBIT P

SWAP AGREEMENT

EXHIBIT Q

[Reserved]

EXHIBIT R

[Reserved]

EXHIBIT S-1

FORM OF WATCHLIST REPORT

EXHIBIT S-2

FORM OF LOSS SEVERITY REPORT

EXHIBIT S-3

FORM OF PREPAYMENT PREMIUMS REPORT

EXHIBIT S-4

FORM OF ANALYTICS REPORT

EXHIBIT T

SERVICING CRITERIA TO BE ADDRESSED IN

REPORT ON ASSESSMENT OF COMPLIANCE

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.  Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Trust Agreement dated as of May 1, 2006 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as depositor (the “Depositor”), Citibank, N.A., (the “Trustee”), Aurora Loan Services LLC, as master servicer (the “Master Servicer”), and Clayton Fixed Income Services Inc., as credit risk manager (the “Credit Risk Manager”).

Regulation AB Reference	Servicing Criteria	Credit Risk Manager	Trustee	Master Servicer
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.			X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		X*	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

			X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

			X	X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

			X**	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

			X	X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X**
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.			X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X**

*   If applicable for such transaction participant.

** Subject to clarification from the Commission.

EXHIBIT U

FORM OF CERTIFICATION TO BE PROVIDED

BY THE CREDIT RISK MANAGER

Re:  Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-S2 issued pursuant to the Trust Agreement dated as of May 1, 2006, among Structured Asset Securities Corporation as the Depositor (the “Depositor”) Aurora Loan Services LLC as Master Servicer, Clayton Fixed Income Services Inc. as Credit Risk Manager, and Citibank, N.A., as Trustee (the “Trustee”).

CLAYTON FIXED INCOME SERVICES INC. (the “Credit Risk Manager”) certifies to the Depositor, the Trustee, and [10-K Signatory Entity] its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

Based on the knowledge of the Credit Risk Manager taken as a whole, the information in the reports provided during the calendar year immediately preceding the date of this certificate (the “Relevant Year”) by the Credit Risk Manager pursuant to the Master Consulting Agreement dated as of January 28, 2004 (the “Master Consulting Agreement”), by and between the Credit Risk Manager and Lehman Brothers Holdings, Inc. and pursuant to Transaction Addendum SASCO 2006-S2 (the “Transaction Addendum SASCO 2006-S2”), does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date that each of such reports was provided; and

2.

The Credit Risk Manager has fulfilled its obligations under the Master Consulting Agreement and the Transaction Addendum SASCO 2006-S2 throughout the Relevant Year.

CLAYTON FIXED INCOME SERVICES INC.

By:

Name:

Title:

EXHIBIT V

TRANSACTION PARTIES

Sponsor and Seller:  Lehman Brothers Holdings Inc.

Depositor:  Structured Asset Securities Corporation

Trustee:  Citibank, N.A.

Master Servicer:  Aurora Loan Services LLC

Credit Risk Manager:  Clayton Fixed Income Services Inc.

Swap Counterparty:  HSBC Bank USA, National Association

Cap Counterparty:  Not applicable.

Servicer(s):  On the Closing Date, Aurora Loan Services LLC.

Originator(s): Lehman Brothers Bank FSB.

Custodian(s):  LaSalle Bank National Association and U.S. Bank National Association.

SCHEDULE A

MORTGAGE LOAN SCHEDULE

[To be retained in a separate closing binder entitled “SASCO 2006-S2 Mortgage Loan Schedules” at the Washington DC offices of McKee Nelson LLP]

SCHEDULE B

[Reserved]